EXHIBIT 4


                          GS MORTGAGE SECURITIES CORP.,

                                   Depositor,

                      COUNTRYWIDE HOME LOANS SERVICING LP,

                                    Servicer,

                          AMERIQUEST MORTGAGE COMPANY,

                               Responsible Party,

                                       and

                      DEUTSCHE BANK NATIONAL TRUST COMPANY,

                                     Trustee

                      -------------------------------------

                         POOLING AND SERVICING AGREEMENT

                          Dated as of November 1, 2004

                      -------------------------------------

                         GSAA HOME EQUITY TRUST 2004-10

                           ASSET-BACKED CERTIFICATES,
                                 SERIES 2004-10

                                TABLE OF CONTENTS

                                                                            Page


                                    ARTICLE I

                                   DEFINITIONS

Section 1.01   Definitions.................................................


                                   ARTICLE II

                          CONVEYANCE OF MORTGAGE LOANS;
                         REPRESENTATIONS AND WARRANTIES

Section 2.01   Conveyance of Mortgage Loans................................
Section 2.02   Acceptance by the Trustee of the Mortgage Loans.............
Section 2.03   Representations, Warranties and Covenants of the
               Responsible Party and the Servicer..........................
Section 2.04   Non-Qualified Mortgages.....................................
Section 2.05   Execution and Delivery of Certificates......................
Section 2.06   REMIC Matters...............................................
Section 2.07   Representations and Warranties of the Depositor.............
Section 2.08   Enforcement of First Nevada and Purchaser Obligations.......
Section 2.09   First Nevada Mortgage Loan Obligations......................


                                   ARTICLE III

                          ADMINISTRATION AND SERVICING
                                OF MORTGAGE LOANS

Section 3.01   Servicer to Service Mortgage Loans..........................
Section 3.02   Subservicing Agreements between the Servicer and
               Subservicers................................................
Section 3.03   Successor Subservicers......................................
Section 3.04   Liability of the Servicer...................................
Section 3.05   No Contractual Relationship between Subservicers and the
               Trustee.....................................................
Section 3.06   Assumption or Termination of Subservicing Agreements by
               Trustee.....................................................
Section 3.07   Collection of Certain Mortgage Loan Payments................
Section 3.08   Subservicing Accounts.......................................
Section 3.09   Collection of Taxes, Assessments and Similar Items;
               Escrow Accounts.............................................
Section 3.10   Collection Account..........................................
Section 3.11   Withdrawals from the Collection Account.....................
Section 3.12   Investment of Funds in the Collection Account and the
               Distribution Account........................................
Section 3.13   Maintenance of Hazard Insurance, Errors and Omissions
               and Fidelity Coverage.......................................
Section 3.14   Enforcement of Due-on-Sale Clauses; Assumption
               Agreements..................................................
Section 3.15   Realization upon Defaulted Mortgage Loans...................
Section 3.16   Release of Mortgage Files...................................
Section 3.17   Title, Conservation and Disposition of REO Property.........
Section 3.18   [Reserved]..................................................
Section 3.19   Access to Certain Documentation and Information
               Regarding the Mortgage Loans................................
Section 3.20   Documents, Records and Funds in Possession of the
               Servicer to Be Held for the Trustee.........................
Section 3.21   Servicing Compensation......................................
Section 3.22   Annual Statement as to Compliance...........................
Section 3.23   Annual Independent Public Accountants' Servicing
               Statement; Financial Statements.............................
Section 3.24   Trustee to Act as Servicer..................................
Section 3.25   Compensating Interest.......................................
Section 3.26   Credit Reporting; Gramm-Leach-Bliley Act....................
Section 3.27   Excess Reserve Fund Account; Distribution Account...........
Section 3.28   Optional Purchase of Delinquent Mortgage Loans..............


                                   ARTICLE IV

                                DISTRIBUTIONS AND
                            ADVANCES BY THE SERVICER

Section 4.01   Advances....................................................
Section 4.02   Priorities of Distribution..................................
Section 4.03   Monthly Statements to Certificateholders....................
Section 4.04   Certain Matters Relating to the Determination of LIBOR......
Section 4.05   Allocation of Applied Realized Loss Amounts.................


                                    ARTICLE V

                                THE CERTIFICATES

Section 5.01   The Certificates............................................
Section 5.02   Certificate Register; Registration of Transfer and
               Exchange of Certificates....................................
Section 5.03   Mutilated, Destroyed, Lost or Stolen Certificates...........
Section 5.04   Persons Deemed Owners.......................................
Section 5.05   Access to List of Certificateholders' Names and
               Addresses...................................................
Section 5.06   Maintenance of Office or Agency.............................


                                   ARTICLE VI

                         THE DEPOSITOR AND THE SERVICER

Section 6.01   Respective Liabilities of the Depositor and the Servicer....
Section 6.02   Merger or Consolidation of the Depositor or the Servicer....
Section 6.03   Limitation on Liability of the Depositor, the Servicer
               and Others..................................................
Section 6.04   Limitation on Resignation of the Servicer...................
Section 6.05   Additional Indemnification by the Servicer; Third Party
               Claims......................................................


                                   ARTICLE VII

                                     DEFAULT

Section 7.01   Events of Default...........................................
Section 7.02   Trustee to Act; Appointment of Successor....................
Section 7.03   Notification to Certificateholders..........................


                                  ARTICLE VIII

                             CONCERNING THE TRUSTEE

Section 8.01   Duties of the Trustee.......................................
Section 8.02   Certain Matters Affecting the Trustee.......................
Section 8.03   Trustee Not Liable for Certificates or Mortgage Loans.......
Section 8.04   Trustee May Own Certificates................................
Section 8.05   Trustee's Fees and Expenses.................................
Section 8.06   Eligibility Requirements for the Trustee....................
Section 8.07   Resignation and Removal of the Trustee......................
Section 8.08   Successor Trustee...........................................
Section 8.09   Merger or Consolidation of the Trustee......................
Section 8.10   Appointment of Co-Trustee or Separate Trustee...............
Section 8.11   Tax Matters.................................................
Section 8.12   Periodic Filings............................................
Section 8.13   Tax Classification of the Excess Reserve Fund Account.......


                                   ARTICLE IX

                                   TERMINATION

Section 9.01   Termination upon Liquidation or Purchase of the Mortgage
               Loans.......................................................
Section 9.02   Final Distribution on the Certificates......................
Section 9.03   Additional Termination Requirements.........................


                                    ARTICLE X

                            MISCELLANEOUS PROVISIONS

Section 10.01  Amendment...................................................
Section 10.02  Recordation of Agreement; Counterparts......................
Section 10.03  Governing Law...............................................
Section 10.04  Intention of Parties........................................
Section 10.05  Notices.....................................................
Section 10.06  Severability of Provisions..................................
Section 10.07  Assignment; Sales; Advance Facilities.......................
Section 10.08  Limitation on Rights of Certificateholders..................
Section 10.09  Inspection and Audit Rights.................................
Section 10.10  Certificates Nonassessable and Fully Paid...................
Section 10.11  Waiver of Jury Trial........................................

SCHEDULES
Schedule I     Mortgage Loan Schedule
Schedule II    Representations and Warranties of the Servicer
Schedule III Representations and Warranties of the Responsible Party as to the Ameriquest Mortgage Loans
Schedule IV    Representations and Warranties of the Responsible Party

EXHIBITS
Exhibit A      Form of Class A, Class M and Class B Certificates
Exhibit B      Form of Class R Certificate
Exhibit C      Form of Class P Certificate
Exhibit D      Form of Class X Certificate
Exhibit E      Form of Initial Certification of Trustee
Exhibit F      Form of Document Certification and Exception Report of Trustee
Exhibit G      Form of Residual Transfer Affidavit
Exhibit H      Form of Transferor Certificate
Exhibit I      Form of Rule 144A Letter
Exhibit J      Form of Request for Release
Exhibit K      Form of Contents for Each Mortgage File
Exhibit L      Countrywide Reporting Requirements
Exhibit M      Form of Certification to be provided with Form 10-K
Exhibit N      Form of Trustee Certification to be provided to Depositor
Exhibit O      Form of Servicer Certification to be provided to Depositor
Exhibit P      First Nevada Agreements

            THIS POOLING AND SERVICING AGREEMENT, dated as of November 1, 2004, among GS MORTGAGE SECURITIES CORP., a Delaware corporation (the "Depositor"), COUNTRYWIDE HOME LOANS SERVICING LP, a Texas limited partnership, AMERIQUEST MORTGAGE COMPANY, a Delaware corporation, and DEUTSCHE BANK NATIONAL TRUST COMPANY, a national banking association (the "Trustee"),

                             W I T N E S S E T H:

            In consideration of the mutual agreements herein contained, the parties hereto agree as follows:

                              PRELIMINARY STATEMENT

            The Trustee shall elect that two segregated asset pools within the Trust Fund be treated for federal income tax purposes as comprising two REMICs (each, a "Trust REMIC" or, in the alternative, the Lower Tier REMIC and the Upper Tier REMIC, respectively). The Class X Regular Interest and each Class of Principal Certificates (other than the right of each Class of Principal Certificates to receive Basis Risk Carry Forward Amounts) represents ownership of a regular interest in a REMIC for purposes of the REMIC Provisions. The Class R Certificates represent ownership of the sole class of residual interest in each of the Lower Tier REMIC and the Upper Tier REMIC for purposes of the REMIC Provisions. The Start-up Day for each REMIC described herein is the Closing Date. The latest possible maturity date for each Certificate is the latest date referenced in Section 2.06. The Upper Tier REMIC shall hold as assets the several classes of uncertificated Lower Tier Regular Interests, set out below. The Lower Tier REMIC shall hold as assets the assets described in the definition of "Trust Fund" herein (other than the Prepayment Premiums and the Excess Reserve Fund Account). Each such Lower Tier Regular Interest is hereby designated as a regular interest in the Lower Tier REMIC. The Class LT-AV-1, Class LT-AF-2, Class LT-AF-3, Class LT-AF-4, Class LT-AF-5, Class LT-M-1, Class LT-M-2, Class LT-B-1, Class LT-B-2 and Class LT-B-3 Interests are hereby designated the LT-Accretion Directed Classes (the "LT-Accretion Directed Classes").

            Each Class of Principal Certificates represents a beneficial ownership of a regular interest in the Upper Tier REMIC and the right to receive Basis Risk Carry Forward Amounts, the Class X Certificates represent beneficial ownership of the Class X Regular Interest and the Excess Reserve Fund Account, and the Class P Certificates represent beneficial ownership of the Prepayment Premiums, which portions of the Trust Fund shall be treated as a grantor trust.



                                Lower Tier REMIC


                                                                  Corresponding
                                                                   Upper Tier
Lower Tier Regular    Lower Tier   Initial Lower Tier Principal   REMIC Regular
     Interest       Interest Rate             Amount                Interest
------------------  -------------  ----------------------------  --------------
Class LT-AV-1            (1)       1/2 initial Class Certificate        AV-1
                                   Balance of Corresponding
                                   Upper Tier REMIC Regular
                                    Interest
Class LT-AF-2            (1)       1/2 initial Class Certificate        AF-2
                                   Balance of Corresponding
                                   Upper Tier REMIC Regular
                                    Interest
Class LT-AF-3            (1)       1/2 initial Class Certificate        AF-3
                                   Balance of Corresponding
                                   Upper Tier REMIC Regular
                                    Interest
Class LT-AF-4            (1)       1/2 initial Class Certificate        AF-4
                                   Balance of Corresponding
                                   Upper Tier REMIC Regular
                                    Interest
Class LT-AF-5            (1)       1/2 initial Class Certificate        AF-5
                                   Balance of Corresponding
                                   Upper Tier REMIC Regular
                                    Interest
Class LT-M-1             (1)       1/2 initial Class Certificate         M-1
                                   Balance of Corresponding
                                   Upper Tier REMIC Regular
                                    Interest
Class LT-M-2             (1)       1/2 initial Class Certificate         M-2
                                   Balance of Corresponding
                                   Upper Tier REMIC Regular
                                    Interest
Class LT-B-1             (1)       1/2 initial Class Certificate         B-1
                                   Balance of Corresponding
                                   Upper Tier REMIC Regular
                                    Interest
Class LT-B-2             (1)       1/2 initial Class Certificate         B-2
                                   Balance of Corresponding
                                   Upper Tier REMIC Regular
                                    Interest
Class LT-B-3             (1)       1/2 initial Class Certificate         B-3
                                   Balance of Corresponding
                                   Upper Tier REMIC Regular
                                    Interest
Class LT-Accrual         (1)       1/2 Pool Stated Principal
                                   Balance plus 1/2
                                   Overcollateralized Amount
Class LT-R               (2)       (2)

-----------------------------

(1) The interest rate with respect to any Distribution Date for these interests is a per annum variable rate equal to the WAC Cap (without reduction for the Premium Rate).

(2) The Class LT-R Interest is the sole Class of residual interest in the Lower Tier REMIC and it does not have a principal amount or an interest rate.

            The Lower Tier REMIC shall hold as assets all of the assets included in definition of "Trust Fund" other than Prepayment Premiums and the Excess Reserve Fund Account.

            On each Distribution Date, 50% of the increase in the Overcollateralized Amount will be payable as a reduction of the Lower Tier Principal Amount of the LT-Accretion Directed Classes (each such Class will be reduced by an amount equal to 50% of any increase in the Overcollateralized Amount that is attributable to a reduction in the Class Certificate Balance of its Corresponding Class) and will be accrued and added to the Lower Tier Principal Amount of the Class LT-Accrual Interest. On each Distribution Date, the increase in the Lower Tier Principal Amount of the Class LT-Accrual Interest may not exceed interest accruals for such Distribution Date for the Class LT-Accrual Interest. In the event that: (i) 50% of the increase in the Overcollateralized Amount exceeds (ii) interest accruals on the Class LT-Accrual Interest for such Distribution Date, the excess for such Distribution Date (accumulated with all such excesses for all prior Distribution Dates) will be added to any increase in the Overcollateralized Amount for purposes of determining the amount of interest accrual on the Class LT-Accrual Interest payable as principal on the LT-Accretion Directed Classes on the next Distribution Date pursuant to the first sentence of this paragraph. All payments of scheduled principal and prepayments of principal generated by the Mortgage Loans shall be allocated (i) 50% to the Class LT-Accrual Interest and (ii) 50% to the LT-Accretion Directed Classes (principal payments shall be allocated among such LT-Accretion Directed Classes in an amount equal to 50% of the principal amounts allocated to their respective Corresponding Classes), until paid in full. Notwithstanding the above, principal payments allocated to the Class X Interest that result in the reduction in the Overcollateralized Amount shall be allocated to the Class LT-Accrual Interest (until paid in full). Realized Losses shall be applied so that after all distributions have been made on each Distribution Date (i) the principal balance of each of the LT-Accretion Directed Classes is equal to 50% of the Class Certificate Balance of their Corresponding Class, and (ii) the Class LT-Accrual Interest is equal to 50% of the aggregate Stated Principal Balance of the Mortgage Loans plus 50% of the Overcollateralized Amount.

                                Upper Tier REMIC

            The Upper Tier REMIC shall issue the following classes of Upper Tier Regular Interests, and each such interest, other than the Class UT-R Interest, is hereby designated as a regular interest in the Upper Tier REMIC.

                         Upper Tier
                        Interest Rate   Initial Upper Tier
                             and         Principal Amount
                        Corresponding    and Corresponding    Corresponding
  Upper Tier Class          Class        Class Certificate      Class of
     Designation      Pass-Through Rate       Balance         Certificates
-------------------  ------------------  -----------------   -----------------
Class AV-1                   (1)            $128,552,000      Class AV-1(13)
Class AF-2                   (2)            $83,109,000       Class AF-2(13)
Class AF-3                   (3)                              Class AF-3
                                            $18,644,000       (13)
Class AF-4                   (4)                              Class AF-4
                                            $48,836,000       (13)
Class AF-5                   (5)                              Class AF-5
                                            $31,016,000       (13)
Class M-1                    (6)            $14,301,000       Class M-1(13)
Class M-2                    (7)            $10,905,000       Class M-2(13)
Class B-1                    (8)            $ 8,938,000       Class B-1(13)
Class B-2                    (9)            $ 2,682,000       Class B-2(13)
Class B-3                   (10)            $ 4,290,000       Class B-3(13)
Class X                     (11)                      0(11)   Class X(11)
Class UT-R                  (12)                      0       Class R

(1) The Class AV-1 Interest will bear interest during each Interest Accrual Period at a per annum rate equal to the lesser of (1) LIBOR plus 0.170% and (2) the product of (A) the WAC Cap and (B) a fraction, the numerator of which is 30 and the denominator of which is the actual number of days in the Interest Accrual Period related to such Distribution Date.

(2) The Class AF-2 Interest will bear interest during each Interest Accrual Period at a per annum rate equal to the lesser of (1) 4.220% and (2) the WAC Cap.

(3) The Class AF-3 Interest will bear interest during each Interest Accrual Period at a per annum rate equal to the lesser of (1) 4.883% and (2) the WAC Cap.

(4) The Class AF-4 Interest will bear interest during each Interest Accrual Period at a per annum rate equal to the lesser of (1) 5.767% (plus 0.50% after the first Optional Termination Date) and (2) the WAC Cap.

(5) The Class AF-5 Interest will bear interest during each Interest Accrual Period at a per annum rate equal to the lesser of (1) 4.894% (plus 0.50% after the first Optional Termination Date) and (2) the WAC Cap.

(6) The Class M-1 Interest will bear interest during each Interest Accrual Period at a per annum rate equal to the lesser of (1) 5.431% (plus 0.50% after the Optional Termination Date) and (2) the WAC Cap.

(7) The Class M-2 Interest will bear interest during each Interest Accrual Period at a per annum rate equal to the lesser of (1) 5.828% (plus 0.50% after the Optional Termination Date) and (2) the WAC Cap.

(8) The Class B-1 Interest will bear interest during each Interest Accrual Period at a per annum rate equal to the lesser of (1) 5.947% (plus 0.50% after the Optional Termination Date) and (2) the WAC Cap.

(9) The Class B-2 Interest will bear interest during each Interest Accrual Period at a per annum rate equal to the lesser of (1) 5.947% (plus 0.50% after the Optional Termination Date) and (2) the WAC Cap.

(10) The Class B-3 Interest will bear interest during each Interest Accrual Period at a per annum rate equal to the lesser of (1) 5.947% (plus 0.50% after the Optional Termination Date) and (2) the WAC Cap.

(11) The Class X Interest has an initial principal balance of $6,257,500, but it will not accrue interest on such balance but will accrue interest on a notional principal balance. As of any Distribution Date, the Class X Interest shall have a notional principal balance equal to the aggregate of the principal balances of the Lower Tier Regular Interests as of the first day of the related Interest Accrual Period. With respect to any Interest Accrual Period, the Class X Interest shall bear interest at a rate equal to the excess, if any, of the WAC Cap over the product of (i) 2 and (ii) the weighted average Pass-Through Rate of the Lower Tier REMIC Interests, where the interest rate on the Class LT-Accrual Interest is subject to a cap equal to zero and each LT-Accretion Directed Class is subject to a cap equal to the Pass-Through Rate on its Corresponding Class. With respect to any Distribution Date, interest that so accrues on the notional principal balance of the Class X Interest shall be deferred in an amount equal to any increase in the Overcollateralized Amount on such Distribution Date. Such deferred interest shall not itself bear interest. The Class X Certificates will represent beneficial ownership of the Class X Interest and amounts in the Excess Reserve Fund Account, subject to the obligation to make payments from the Excess Reserve Fund Account in respect of Basis Risk Carry Forward Amounts. For federal income tax purposes, the Trustee will treat a Class X Certificateholder's obligation to make payments from the Excess Reserve Fund Account as payments made pursuant to an interest rate cap contract written by the Class X Certificateholders in favor of each Class of Principal Certificates. Such rights of the Class X Certificateholders and Principal Certificateholders shall be treated as held in a portion of the Trust Fund that is treated as a grantor trust under subpart E, Part I of subchapter J of the Code.

(12) The Class UT-R Interest is the sole class of residual interest in the Upper Tier REMIC. The Class UT-R Interest does not have an interest rate.

(13) Each of these Certificates will represent not only the ownership of the Corresponding Class of Upper Tier Regular Interest but also the right to receive payments from the Excess Reserve Fund Account in respect of any Basis Risk Carry Forward Amounts. For federal income tax purposes, the Trustee will treat a Principal Certificateholder's right to receive payments from the Excess Reserve Fund Account as payments made pursuant to an interest rate cap contract written by the Class X Certificateholders.

            The minimum denomination for each Class of Principal Certificates will be $25,000, with integral multiples of $1 in excess thereof except that one Certificate in each Class may be issued in a different amount. The minimum denomination for (a) each of the Class R Certificates will be a 100% Percentage Interest in such Class, (b) each of the Class P Certificates will be 100% Percentage Interest and (c) the Class X Certificates will be a 10% Percentage Interest in such Class.

            Set forth below are designations of Classes of Certificates to the categories used herein:

Book-Entry Certificates...... All  Classes  of  Certificates  other  than  the
                              Physical Certificates.

Class A Certificates......... Class AV-1, Class AF-2, Class AF-3, Class
                              AF-4 and Class AF-5 Certificates.

Class B Certificates......... Class B-1, Class B-2 and Class B-3 Certificates.

Class M Certificates......... Class M-1 and Class M-2 Certificates.

Delay Certificates........... Fixed Rate Certificates.

ERISA-Restricted
  Certificates............... Class B-3 Certificates, Class R Certificates,
                              Class P Certificates and Class X Certificates; any certificate with a rating below the lowest applicable permitted rating under the Underwriters' Exemption.

Fixed-Rate Certificates...... Class AF-2, Class AF-3, Class AF-4, Class AF-5,
                              Class M-1, Class M-2, Class B-1, Class B-2 and Class B-3 Certificates.

LIBOR Certificates........... Class AV-1 Certificates.

Non-Delay Certificates....... LIBOR Certificates.

Offered Certificates......... All  Classes  of  Certificates  other  than  the
                              Private Certificates.

Physical Certificates........ Class X, Class P and Class R Certificates.

Principal Certificates....... Fixed Rate Certificates and LIBOR Certificates.

Private Certificates......... Class X, Class P and Class R Certificates.

Rating Agencies.............. Standard & Poor's and Moody's.

Regular Certificates......... All  Classes  of  Certificates  other  than  the
                              Class R and Class P Certificates.

Residual Certificates........ Class R Certificates.

Subordinated Certificates.... Class M-1,  Class M-2,  Class B-1, Class B-2 and
                              Class B-3 Certificates.

                                   ARTICLE I

                                  DEFINITIONS

            Section 1.01 Definitions. Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the following meanings:

            Accepted Servicing Practices: With respect to any Mortgage Loan, those mortgage servicing practices set forth in Section 3.01(a) of this Agreement.

            Account: Any of the Collection Account, the Distribution Account, the Policy Payment Account, any Escrow Account or the Excess Reserve Fund Account. Each Account shall be an Eligible Account.

            Accrued Certificate Interest Distribution Amount: With respect to any Distribution Date for each Class of the Principal Certificates, the amount of interest accrued during the related Interest Accrual Period at the applicable Pass-Through Rate on the related Class Certificate Balance immediately prior to such Distribution Date, as reduced by such Class's share of Net Prepayment Interest Shortfalls and Relief Act Interest Shortfalls for such Distribution Date allocated to such Class pursuant to Section 4.02.

            Adjusted Net Mortgage Interest Rate: As to each Mortgage Loan and at any time, the per annum rate equal to the Mortgage Interest Rate less the Expense Fee Rate.

            Advance: Any P&I Advance or Servicing Advance.

            Advance Facility: A financing or other facility as described in
Section 10.07.

            Advancing Person: The Person to whom the Servicer's rights under this Agreement to be reimbursed for any P&I Advances or Servicing Advances have been assigned pursuant to Section 10.07.

            Advance Reimbursement Amounts: As defined in Section 10.07.

            Affiliate: With respect to any Person, any other Person controlling, controlled by or under common control with such first Person. For the purposes of this definition, "control" means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

            Agreement: This Pooling and Servicing Agreement and all amendments or supplements hereto.

            Ameriquest Mortgage Loans: Each Mortgage Loan purchased by the Purchaser pursuant to the Ameriquest Purchase Agreement and identified as an "Ameriquest Mortgage Loan" on the Mortgage Loan Schedule.

            Ameriquest Purchase Agreement: The Flow Mortgage Loan Purchase and Warranties Agreement, dated as of April 26, 2004, by and between the Responsible Party and the Purchaser.

            Applied Realized Loss Amount: With respect to any Distribution Date, the amount, if any, by which the aggregate Class Certificate Balance of the Principal Certificates after distributions of principal on such Distribution Date exceeds the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date.

            Appraised Value: With respect to any Mortgage Loan, the value of the related Mortgaged Property based upon either the appraisal made or Insured AVM, if any, for the originator at the time of origination of the Mortgage Loan or the sales price of the Mortgaged Property at such time of origination, whichever is less; provided, however, that in the case of a refinanced Mortgage Loan, such value is based solely upon the appraisal made or the Insured AVM supplied, if any, at the time of origination of such refinanced Mortgage Loan.

            Assignment of Mortgage: An assignment of the Mortgage, notice of transfer or equivalent instrument in recordable form (other than the assignee's name and recording information not yet returned from the recording office), reflecting the sale of the Mortgage to the Trustee.

            Available Funds: With respect to any Distribution Date and the Mortgage Loans to the extent received by the Trustee (x) the sum of (i) all scheduled installments of interest (net of the related Expense Fees) and principal due on the Due Date on such Mortgage Loans in the related Due Period and received on or prior to the related Determination Date, together with any P&I Advances in respect thereof; (ii) all Condemnation Proceeds, Insurance Proceeds and Liquidation Proceeds received during the related Prepayment Period (in each case, net of unreimbursed expenses incurred in connection with a liquidation or foreclosure and unreimbursed Advances, if any); (iii) all partial or full prepayments on the Mortgage Loans (excluding Prepayment Premiums) received during the related Prepayment Period together with all Compensating Interest paid by the Servicer in connection therewith; (iv) amounts received with respect to such Distribution Date as the repurchase price in respect of a Deleted Mortgage Loan repurchased by the Responsible Party or the Depositor as of such Distribution Date; and (v) the proceeds received with respect to the termination of the Trust Fund pursuant to clause (a) of Section 9.01, reduced by
(y) amounts in reimbursement for P&I Advances and Servicing Advances previously made with respect to the Mortgage Loans and other amounts as to which the Servicer, the Depositor or the Trustee (or co-trustee) are entitled to be paid or reimbursed pursuant to this Agreement.

            Basic Principal Distribution Amount: With respect to any Distribution Date, the excess of (i) the Principal Remittance Amount for such Distribution Date over (ii) the Excess Overcollateralized Amount, if any, for such Distribution Date.

            Basis Risk Carry Forward Amount: With respect to each Class of Principal Certificates, as of any Distribution Date, the sum of (A) if on such Distribution Date the Pass-Through Rate for any Class of Principal Certificates is based upon the WAC Cap, the excess, if any, of (i) the amount of interest such Class of Certificates would otherwise be entitled to receive on such Distribution Date had such Pass-Through Rate not been subject to the WAC Cap, over (ii) the amount of interest payable on such Class of Certificates on such Distribution Date taking into account the WAC Cap and (B) the Basis Risk Carry Forward Amount for such Class of Certificates for all previous Distribution Dates not previously paid, together with interest thereon at a rate equal to the applicable Pass-Through Rate for such Class of Certificates for such Distribution Date, without giving effect to the WAC Cap).

            Basis Risk Payment: For any Distribution Date, an amount equal to the lesser of (i) the aggregate of the Basis Risk Carry Forward Amounts for such Distribution Date and (ii) the Class X Distributable Amount (prior to any reduction for Basis Risk Payments).

            Best's: Best's Key Rating Guide, as the same shall be amended from time to time.

            Book-Entry Certificates: As specified in the Preliminary Statement.

            Business Day: Any day other than (i) Saturday or Sunday, or (ii) a day on which banking and savings and loan institutions, in (a) the States of New York or California, (b) the State in which the Servicer's servicing operations are located, or (c) the State in which the Trustee's operations are located, are authorized or obligated by law or executive order to be closed.

            Certificate: Any one of the Certificates executed by the Trustee in substantially the forms attached hereto as exhibits.

            Certificate Balance: With respect to any Class of Principal Certificates, at any date, the maximum dollar amount of principal to which the Holder thereof is then entitled hereunder, such amount being equal to the Denomination thereof minus all distributions of principal previously made with respect thereto and in the case of any Subordinated Certificates, reduced by any Applied Realized Loss Amounts applicable to such Class of Certificates; provided, however, that immediately following the Distribution Date on which a Subsequent Recovery is distributed, the Class Certificate Balances of any Class or Classes of Certificates that have been previously reduced by Applied Realized Loss Amounts will be increased, in order of seniority, by the amount of the Subsequent Recovery distributed on such Distribution Date (up to the amount of Applied Realized Loss Amounts allocated to such Class or Classes). The Class P, Class X and Class R Certificates have no Certificate Balance.

            Certificate Owner: With respect to a Book-Entry Certificate, the Person who is the beneficial owner of such Book-Entry Certificate.

            Certificate Register: The register maintained pursuant to Section 5.02.

            Certificateholder or Holder: The person in whose name a Certificate is registered in the Certificate Register, except that, solely for the purpose of giving any consent pursuant to this Agreement, any Certificate registered in the name of the Depositor or any affiliate of the Depositor shall be deemed not to be Outstanding and the Percentage Interest evidenced thereby shall not be taken into account in determining whether the requisite amount of Percentage Interests necessary to effect such consent has been obtained; provided, however, that if any such Person (including the Depositor) owns 100% of the Percentage Interests evidenced by a Class of Certificates, such Certificates shall be deemed to be Outstanding for purposes of any provision hereof that requires the consent of the Holders of Certificates of a particular Class as a condition to the taking of any action hereunder. The Trustee is entitled to rely conclusively on a certification of the Depositor or any affiliate of the Depositor in determining which Certificates are registered in the name of an affiliate of the Depositor.

            Certification: As defined in Section 8.12(b).

            Class: All Certificates bearing the same class designation as set forth in the Preliminary Statement.

            Class A Certificates: As specified in the Preliminary Statement.

            Class A Principal Distribution Amount: With respect to any Distribution Date, the excess of (i) the aggregate Class Certificate Balances of the Class A Certificates immediately prior to such Distribution Date over (ii) the lesser of (A) 73.50% (rounded to two decimal places) of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date and (B) the excess, if any, of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date over the Overcollateralization Floor.

            Class AF-2 Certificates: All Certificates bearing the class designation of "Class AF-2."

            Class AF-3 Certificates: All Certificates bearing the class designation of "Class AF-3."

            Class AF-4 Certificates: All Certificates bearing the class designation of "Class AF-4."

            Class AF-5 Calculation Percentage: With respect to any Distribution Date, the fraction, expressed as a percentage, the numerator of which is the Class Certificate Balance of the Class AF-5 Certificates and the denominator of which is the aggregate Class Certificate Balance of all of the Class A Certificates, in each case before giving effect to distribution of principal on such Distribution Date.

            Class AF-5 Certificates: All Certificates bearing the class designation of "Class AF-5."

            Class AF-5 Lockout Distribution Amount: With respect to any Distribution Date, an amount equal to the product of (i) the applicable Class AF-5 Calculation Percentage for such Distribution Date, (ii) the Class AF-5 Lockout Percentage for such Distribution Date and (iii) the aggregate amount of principal distributable to the Class A Certificates on such Distribution Date; provided, however that in no event shall the Class AF-5 Lockout Distribution Amount exceed the lesser of the outstanding Class Certificate Balance of the Class AF-5 Certificates or the Class A Principal Distribution Amount for the applicable Distribution Date.

            Class AF-5 Lockout Percentage: For any Distribution Date, the following:

                                             Class AF-5
                         Distribution Date    Lockout
                              (Months)      Percentage
                         -----------------  ------------

                               1 to 36           0%

                              37 to 60          45%

                              61 to 72          80%

                              73 to 84         100%

                         85 and thereafter     300%


            Class AV-1 Certificates: All Certificates bearing the class designation of "Class AV-1."

            Class B Certificates: As specified in the Preliminary Statement.

            Class B-1 Certificates: All Certificates bearing the class designation of "Class B-1."

            Class B-1 Principal Distribution Amount: With respect to any Distribution Date, the excess of (i) the sum of (A) the aggregate Class Certificate Balances of the Class A Certificates (after taking into account the distribution of the Class A Principal Distribution Amount on such Distribution
Date), (B) the Class Certificate Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount on such Distribution Date), (C) the Class Certificate Balance of the Class M-2 Certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount on such Distribution Date), and (D) the Class Certificate Balance of the Class B-1 Certificates immediately prior to such Distribution Date over (ii) the lesser of (A) 92.60% (rounded to two decimal places) of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date and (B) the excess, if any, of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date over the Overcollateralization Floor.

            Class B-2 Certificates: All Certificates bearing the class designation of "Class B-2."

            Class B-2 Principal Distribution Amount: With respect to any Distribution Date, the excess of (i) the sum of (A) the aggregate Class Certificate Balances of the Class A Certificates (after taking into account the distribution of the Class A Principal Distribution Amount on such Distribution
Date), (B) the Class Certificate Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount on such Distribution Date), (C) the Class Certificate Balance of the Class M-2 Certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount on such Distribution Date), (D) the Class Certificate Balance of the Class B-1 Certificates (after taking into account the distribution of the Class B-1 Principal Distribution Amount on such Distribution
Date), and (E) the Class Certificate Balance of the Class B-2 Certificates immediately prior to such Distribution Date over (ii) the lesser of (A) 94.10% (rounded to two decimal places) of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date and (B) the excess, if any, of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date over the Overcollateralization Floor.

            Class B-3 Certificates: All Certificates bearing the class designation of "Class B-3."

            Class B-3 Principal Distribution Amount: With respect to any Distribution Date, the excess of (i) the sum of (A) the aggregate Class Certificate Balances of the Class A Certificates (after taking into account the distribution of the Class A Principal Distribution Amount on such Distribution
Date), (B) the Class Certificate Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount on such Distribution Date), (C) the Class Certificate Balance of the Class M-2 Certificates (after taking into account the distribution of the Class M-2 Principal Distribution Amount on such Distribution Date), (D) the Class Certificate Balance of the Class B-1 Certificates (after taking into account the distribution of the Class B-1 Principal Distribution Amount on such Distribution
Date), (E) the Class Certificate Balance of the Class B-2 Certificates (after taking into account the distribution of the Class B-2 Principal Distribution Amount on such Distribution Date), and (F) the Class Certificate Balance of the Class B-3 Certificates immediately prior to such Distribution Date over (ii) the lesser of (A) 96.50% (rounded to two decimal places) of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date and (B) the excess, if any, of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date over the Overcollateralization Floor.

            Class Certificate Balance: With respect to any Class and as to any date of determination, the aggregate of the Certificate Balances of all Certificates of such Class as of such date.

            Class LT-R Interest: The residual interest in the Lower Tier REMIC as described in the Preliminary Statement and the related footnote thereto.

            Class M Certificates: As specified in the Preliminary Statement.

            Class M-1 Certificates: All Certificates bearing the class designation of "Class M-1."

            Class M-1 Principal Distribution Amount: With respect to any Distribution Date, the excess of (i) the sum of (A) the aggregate Class Certificate Balances of the Class A Certificates (after taking into account the distribution of the Class A Principal Distribution Amount on such Distribution
Date), and (B) the Class Certificate Balance of the Class M-1 Certificates immediately prior to such Distribution Date over (ii) the lesser of (A) 81.50% (rounded to two decimal places) of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date and (B) the excess, if any, of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date over the Overcollateralization Floor.

            Class M-2 Certificates: All Certificates bearing the class designation of "Class M-2."

            Class M-2 Principal Distribution Amount: With respect to any Distribution Date, the excess of (i) the sum of (A) the aggregate Class Certificate Balances of the Class A Certificates (after taking into account the distribution of the Class A Principal Distribution Amount on such Distribution
Date), (B) the Class Certificate Balance of the Class M-1 Certificates (after taking into account the distribution of the Class M-1 Principal Distribution Amount on such Distribution Date) and (C) the Class Certificate Balance of the Class M-2 Certificates immediately prior to such Distribution Date over (ii) the lesser of (A) 87.60% (rounded to two decimal places) of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date and (B) the excess, if any, of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date over the Overcollateralization Floor.

            Class P Certificates: All Certificates bearing the class designation of "Class P."

            Class R Certificates: All Certificates bearing the class designation of "Class R."

            Class UT-R Interest: The residual interest in the Upper Tier REMIC as described in the Preliminary Statement and the related footnote thereto.

            Class X Certificates: All Certificates bearing the class designation of "Class X."

            Class X Distributable Amount: On any Distribution Date, (i) as a distribution in respect of interest, the amount of interest that has accrued on the Class X Interest and not applied as an Extra Principal Distribution Amount on such Distribution Date, plus any such accrued interest remaining undistributed from prior Distribution Dates, plus, without duplication, (ii) as a distribution in respect of principal, any portion of the principal balance of the Class X Interest which is distributable as an Overcollateralization Reduction Amount, minus (iii) any amounts paid as a Basis Risk Payment.

            Class X Interest: The Upper Tier Regular Interest represented by the Class X Certificates as specified and described in the Preliminary Statement and the related footnote thereto.

            Closing Date: November 24, 2004.

            Code: The Internal Revenue Code of 1986, including any successor or amendatory provisions.

            Collection Account: As defined in Section 3.10(a).

            Compensating Interest: For any Distribution Date, the lesser of (a) the Prepayment Interest Shortfall, if any, for such Distribution Date, with respect to voluntary Principal Prepayments in Full by the Mortgagor (excluding any payments made upon liquidation of the Mortgage Loan), and (b) the Servicing Fee payable to the Servicer for such Distribution Date.

            Condemnation Proceeds: All awards, compensation and/or settlements in respect of a Mortgaged Property, whether permanent or temporary, partial or entire, by exercise of the power of eminent domain or condemnation.

            Corporate Trust Office: The designated office of the Trustee in the State of California at which at any particular time its corporate trust business with respect to this Agreement is administered, which office at the date of the execution of this Agreement is located at 1761 East St. Andrew Place Santa Ana, California 92705-4934, Attn: Trust Administration-GS0410, facsimile no. (714) 247-6329, and which is the address to which notices to and correspondence with the Trustee should be directed.

            Corresponding Class: The class of interests in one Trust REMIC created under this Agreement that corresponds to the class of interests in the other Trust REMIC or to a Class of Certificates in the manner set out below:

                                                         Corresponding
                   Lower Tier          Upper Tier       Certificates or
               Class Designation    Regular Interest    Regular Interest
               ------------------  ------------------  ------------------
                  Class LT-AV-1        Class AV-1          Class AV-1
                  Class LT-AF-2        Class AF-2          Class AF-2
                  Class LT-AF-3        Class AF-3          Class AF-3
                  Class LT-AF-4        Class AF-4          Class AF-4
                  Class LT-AF-5        Class AF-5          Class AF-5
                  Class LT-M-1         Class M-1           Class M-1
                  Class LT-M-2         Class M-2           Class M-2
                  Class LT-B-1         Class B-1           Class B-1
                  Class LT-B-2         Class B-2           Class B-2
                  Class LT-B-3         Class B-3           Class B-3
                  N/A                  Class X             Class X

            Covered Loan: A Mortgage Loan categorized as Covered pursuant to Appendix E of Standard & Poor's Glossary.

            Cumulative Loss Percentage: With respect to any Distribution Date, the percentage equivalent of a fraction, the numerator of which is the aggregate amount of Realized Losses incurred from the Cut-off Date to the last day of the calendar month preceding the month in which such Distribution Date occurs and the denominator of which is the Cut-off Date Pool Principal Balance of the Mortgage Loans.

            Custodial File: With respect to each Mortgage Loan, any Mortgage Loan Document which is delivered to the Trustee or which at any time comes into the possession of the Trustee.

            Cut-off Date: November 1, 2004.

            Cut-off Date Pool Principal Balance: The aggregate Stated Principal Balances of all Mortgage Loans as of the Cut-off Date.

            Cut-off Date Principal Balance: As to any Mortgage Loan, the Stated Principal Balance thereof as of the close of business on the Cut-off Date (after giving effect to payments of principal due on that date, whether or not received).

            Data File: As defined in Section 4.03(f).

            Data File Delivery Date: As defined in Section 4.03(f).

            Data Tape Information: The information provided by the Responsible Party or First Nevada as of the Cut-off Date to the Depositor setting forth the following information with respect to each Mortgage Loan: (1) the Responsible Party's or First Nevada's, as applicable, Mortgage Loan identifying number; (2) the Mortgagor's name; (3) the street address of the Mortgaged Property including the city, state and zip code; (4) a code indicating whether the Mortgaged Property is owner-occupied, a second home or investment property; (5) the number and type of residential units constituting the Mortgaged Property (i.e., a single family residence, a 2-4 family residence, a unit in a condominium project or a unit in a planned unit development, manufactured housing); (6) the original months to maturity or the remaining months to maturity from the Cut-off Date, in any case based on the original amortization schedule and, if different, the maturity expressed in the same manner but based on the actual amortization schedule; (7) the Loan-to-Value Ratio at origination (8) the Mortgage Interest Rate as of the Cut-off Date; (9) the date on which the Scheduled Payment was due on the Mortgage Loan and, if such date is not consistent with the Due Date currently in effect, such Due Date; (10) the stated maturity date; (11) the amount of the Scheduled Payment as of the Cut-off Date; (12) the last payment date on which a Scheduled Payment was actually applied to pay interest and the outstanding principal balance; (13) the original principal amount of the Mortgage Loan; (14) the principal balance of the Mortgage Loan as of the close of business on the Cut-off Date, after deduction of payments of principal due and collected on or before the Cut-off Date; (15) the type of Mortgage Loan (i.e., fixed rate, first lien); (16) a code indicating the purpose of the loan (i.e., purchase, rate and term refinance, equity take-out refinance); (17) a code indicating the documentation style (i.e., full documentation, limited documentation or stated income); (18) the loan credit classification (as described in the Underwriting Guidelines); (19) whether such Mortgage Loan provides for a Prepayment Premium; (20) the Prepayment Premium period of such Mortgage Loan, if applicable; (21) a description of the Prepayment Premium, if applicable; (22) the Mortgage Interest Rate as of origination; (23) the credit risk score (FICO score) at origination; (24) the date of origination; (25) a code indicating whether the Mortgage Loan has been modified; (26) the one-year payment history; (27) the Due Date for the first Scheduled Payment; (28) the original Scheduled Payment due; (29) with respect to the related Mortgagor, the debt-to-income ratio; (30) the Appraised Value of the Mortgaged Property; (31) the sales price of the Mortgaged Property if the Mortgage Loan was originated in connection with the purchase of the Mortgaged Property; (32) the MERS identification number; and (33) a code indicating if a Mortgage Loan is or has had a 30 Day Delinquency. With respect to the Mortgage Loans in the aggregate:
(1) the number of Mortgage Loans; (2) the current aggregate outstanding principal balance of the Mortgage Loans; (3) the weighted average Mortgage Interest Rate of the Mortgage Loans; and (4) the weighted average maturity of the Mortgage Loans.

            Debt Service Reduction: With respect to any Mortgage Loan, a reduction by a court of competent jurisdiction in a proceeding under the United States Bankruptcy Code in the Scheduled Payment for such Mortgage Loan which became final and non-appealable, except for such a reduction resulting from a Deficient Valuation or any reduction that results in a permanent forgiveness of principal.

            Deficient Valuation: With respect to any Mortgage Loan, a valuation of the related Mortgaged Property by a court of competent jurisdiction in an amount less than the then outstanding principal balance of the Mortgage Loan, which valuation results from a proceeding initiated under the United States Bankruptcy Code.

            Definitive Certificates: Any Certificate evidenced by a Physical Certificate and any Certificate issued in lieu of a Book-Entry Certificate pursuant to Section 5.02(e).

            Delay Certificates: As specified in the Preliminary Statement.

            Deleted Mortgage Loan: As defined in Section 2.03(d).

            Denomination: With respect to each Certificate, the amount set forth on the face thereof as the "Initial Certificate Balance of this Certificate" or the Percentage Interest appearing on the face thereof.

            Depositor: GS Mortgage Securities Corp., a Delaware corporation, and its successors in interest.

            Depository: The initial Depository shall be The Depository Trust Company, the nominee of which is CEDE & Co., as the registered Holder of the Book-Entry Certificates. The Depository shall at all times be a "clearing corporation" as defined in Section 8-102(a)(5) of the Uniform Commercial Code of the State of New York.

            Depository Institution: Any depository institution or trust company, including the Trustee, that (a) is incorporated under the laws of the United States of America or any State thereof, (b) is subject to supervision and examination by federal or state banking authorities and (c) has outstanding unsecured commercial paper or other short-term unsecured debt obligations that are rated P-1 by Moody's, A-1 by Standard & Poor's and F1+ by Fitch (in each case, to the extent they are designated as Rating Agencies in the Preliminary Statement).

            Depository Participant: A broker, dealer, bank or other financial institution or other Person for whom from time to time a Depository effects book-entry transfers and pledges of securities deposited with the Depository.

            Determination Date: With respect to each Distribution Date, the 18th day of the calendar month in which such Distribution Date occurs, or if such day is not a Business Day, the immediately preceding Business Day.

            Distribution Account: The separate Eligible Account created and maintained by the Trustee pursuant to Section 3.27(b) in the name of the Trustee for the benefit of the Certificateholders and designated "Deutsche Bank National Trust Company in trust for registered holders of GSAA Home Equity Trust 2004-10 Asset-Backed Certificates, Series 2004-10." Funds in the Distribution Account shall be held in trust for the Certificateholders for the uses and purposes set forth in this Agreement and may be invested in Permitted Investments.

            Distribution Date: The 25th day of each calendar month after the initial issuance of the Certificates, or if such day is not a Business Day, the next succeeding Business Day, commencing in December 2004.

            Document Certification and Exception Report: The report attached to Exhibit F hereto.

            Due Date: The day of the month on which the Scheduled Payment is due on a Mortgage Loan, exclusive of any days of grace.

            Due Period: With respect to any Distribution Date, the period commencing on the second day of the calendar month preceding the month in which the Distribution Date occurs and ending on the first day of the calendar month in which the Distribution Date occurs.

            Eligible Account: Either (i) an account maintained with a federal or state chartered depository institution or trust company the short-term unsecured debt obligations of which (or, in the case of a depository institution or trust company that is a subsidiary of a holding company, the short-term unsecured debt obligations of such holding company) are rated "A-1" by Standard & Poor's, "F-1" by Fitch and "P-1" by Moody's (in each case, to the extent they are designated as Rating Agencies in the Preliminary Statement) (and a comparable rating if another Rating Agency is specified by the Depositor by written notice to the Servicer) at the time any amounts are held on deposit therein, (ii) a trust account or accounts maintained with a federal or state chartered depository institution or trust company acting in its fiduciary capacity or (iii) any other account acceptable to each Rating Agency. Eligible Accounts may bear interest, and may include, if otherwise qualified under this definition, accounts maintained with the Trustee.

            ERISA: The Employee Retirement Income Security Act of 1974, as amended.

            ERISA-Qualifying Underwriting: A best efforts or firm commitment underwriting or private placement that meets the requirements of Prohibited Transaction Exemption ("PTE") 2002-41, 67 Fed. Reg. 54487 (2002) (or any successor thereto), or any substantially similar administrative exemption granted by the U.S. Department of Labor.

            ERISA-Restricted Certificate: As specified in the Preliminary Statement.

            Escrow Account: The Eligible Account or Accounts established and maintained pursuant to Section 3.09(b).

            Escrow Payments: As defined in Section 3.09(b) of this Agreement.

            Event of Default: As defined in Section 7.01.

            Excess Overcollateralized Amount: With respect to any Distribution Date, the excess, if any, of (a) the Overcollateralized Amount on such Distribution Date over (b) the Specified Overcollateralized Amount for such Distribution Date.

            Excess Reserve Fund Account: The separate Eligible Account created and maintained by the Trustee pursuant to Sections 3.27(a) in the name of the Trustee for the benefit of the Regular Certificateholders and designated "Deutsche Bank National Trust Company in trust for registered holders of GSAA Home Equity Trust 2004-10, Asset-Backed Certificates, Series 2004-10." Funds in the Excess Reserve Fund Account shall be held in trust for the Regular Certificateholders for the uses and purposes set forth in this Agreement. Amounts on deposit in the Excess Reserve Fund Account shall not be invested.

            Exchange Act: The Securities Exchange Act of 1934, as amended.

            Expense Fee Rate: As to each Mortgage Loan, a per annum rate equal to the sum of the Servicing Fee Rate, the Trustee Fee Rate and, for each LPMI Mortgage Loan, the LPMI Rate.

            Expense Fees: As to each Mortgage Loan, the sum of the Servicing Fee and the Trustee Fee.

            Extra Principal Distribution Amount: As of any Distribution Date, the lesser of (x) the related Total Monthly Excess Spread for such Distribution Date and (y) the related Overcollateralization Deficiency for such Distribution Date.

            Fannie Mae: The Federal National Mortgage Association and its successors in interest.

            Fannie Mae Guides: The Fannie Mae Seller's Guide and the Fannie Mae Servicer's Guide and all amendments or additions thereto.

            FDIC: The Federal Deposit Insurance Corporation, and its successors in interest.

            Final Recovery Determination: With respect to any defaulted Mortgage Loan or any REO Property (other than a Mortgage Loan or REO Property purchased by the Responsible Party or First Nevada as contemplated by this Agreement or the First Nevada Agreements, as applicable), a determination made by the Servicer that all Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds and other payments or recoveries which the Servicer, in its reasonable good faith judgment, expects to be finally recoverable in respect thereof have been so recovered. The Servicer shall maintain records, prepared by a Servicing Officer, of each Final Recovery Determination made thereby.

            Final Scheduled Distribution Date: The Final Scheduled Distribution Date for each Class of Certificates is the Distribution Date occurring in August, 2034.

            First Nevada: First National Bank of Nevada, a national banking association, and its successors in interest.

            First Nevada Agreements: The First Nevada Purchase Agreement and the First Nevada Assignment Agreement, a copy of each of which, without the mortgage loan schedule exhibits, is attached hereto as Exhibit P.

            First Nevada Assignment Agreement: The Assignment, Assumption and Recognition Agreement, dated as of November 24, 2004, among the Purchaser, the Depositor and First Nevada.

            First Nevada Mortgage Loan: Each Mortgage Loan purchased by the Purchaser pursuant to the First Nevada Purchase Agreement and identified as a "First Nevada Mortgage Loan" on the Mortgage Loan Schedule.

            First Nevada Purchase Agreement: The Master Mortgage Loan Purchase and Interim Servicing Agreement, dated as of March 24, 2004, by and between First Nevada and the Purchaser, solely insofar as the First Nevada Purchase Agreement relates to the First Nevada Mortgage Loans.

            First Nevada Repurchase Price: The "Repurchase Price" as defined in the First Nevada Purchase Agreement.

            Fitch: Fitch, Inc., and its successors in interest. If Fitch is designated as a Rating Agency in the Preliminary Statement, for purposes of
Section 10.05(b) the address for notices to Fitch shall be Fitch, Inc., One State Street Plaza, New York, New York 10004, Attention: MBS Monitoring - GSAA Home Equity Trust 2004-10, or such other address as Fitch may hereafter furnish to the Depositor, the Servicer and the Trustee.

            Fixed Rate Certificates: As specified in the Preliminary Statement.

            Forbearance: As defined in Section 3.07(a).

            Freddie Mac: The Federal Home Loan Mortgage Corporation, a corporate instrumentality of the United States created and existing under Title III of the Emergency Home Finance Act of 1970, as amended, and its successors in interest.

            Interest Accrual Period: With respect to Non-Delay Certificates and each corresponding Class of Lower Tier Regular Interests and any Distribution Date, the period commencing on the immediately preceding Distribution Date (or commencing on the Closing Date in the case of the first Distribution Date) and ending on the day immediately preceding the current Distribution Date. With respect to the Delay Certificates and each corresponding Class of Lower Tier Regular Interests and any Distribution Date, the calendar month immediately preceding the month which such Distribution Date occurs.

            Interest Remittance Amount: With respect to any Distribution Date, that portion of Available Funds attributable to interest relating to the Mortgage Loans.

            Investment Account: As defined in Section 3.12(a).

            Investor: With respect to each MERS Designated Mortgage Loan, the Person named on the MERS System as the investor pursuant to the MERS Procedures Manual.

            Late Collections: With respect to any Mortgage Loan and any Due Period, all amounts received after the Remittance Date immediately following such Due Period, whether as late payments of Scheduled Payments or as Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds or otherwise, which represent late payments or collections of principal and/or interest due (without regard to any acceleration of payments under the related Mortgage and Mortgage
Note) but delinquent for such Due Period and not previously recovered.

            LIBOR: With respect to any Interest Accrual Period for the LIBOR Certificates, the rate determined by the Trustee on the related LIBOR Determination Date on the basis of the offered rate for one-month U.S. dollar deposits as such rate appears on Telerate Page 3750 as of 11:00 a.m. (London time) on such date; provided, that if such rate does not appear on Telerate Page 3750, the rate for such date will be determined on the basis of the rates at which one-month U.S. dollar deposits are offered by the Reference Banks at approximately 11:00 a.m. (London time) on such date to prime banks in the London interbank market. In such event, the Trustee shall request the principal London office of each of the Reference Banks to provide a quotation of its rate. If at least two such quotations are provided, the rate for that date will be the arithmetic mean of the quotations (rounded upwards if necessary to the nearest whole multiple of 1/16%). If fewer than two quotations are provided as requested, the rate for that date will be the arithmetic mean of the rates quoted by major banks in New York City, selected by the Trustee (after consultation with the Depositor), at approximately 11:00 a.m. (New York City time) on such date for one-month U.S. dollar deposits of leading European banks.

            LIBOR Certificates: As specified in the Preliminary Statement.

            LIBOR Determination Date: With respect to any Interest Accrual Period for the LIBOR Certificates, the second London Business Day preceding the commencement of such Interest Accrual Period.

            Liquidated Mortgage Loan: With respect to any Distribution Date, a defaulted Mortgage Loan (including any REO Property) which was liquidated or charged off in the calendar month preceding the month of such Distribution Date and as to which the Servicer has certified (in accordance with this Agreement) that it has made a Final Recovery Determination.

            Liquidation Event: With respect to any Mortgage Loan, any of the following events: (i) such Mortgage Loan is paid in full; (ii) a Final Recovery Determination is made as to such Mortgage Loan; or (iii) such Mortgage Loan is removed from coverage under this Agreement by reason of its being purchased, sold or replaced pursuant to or as contemplated by this Agreement. With respect to any REO Property, either of the following events: (i) a Final Recovery Determination is made as to such REO Property; or (ii) such REO Property is removed from coverage under this Agreement by reason of its being purchased pursuant to this Agreement.

            Liquidation Proceeds: The amounts, other than Insurance Proceeds, Condemnation Proceeds or those received following the acquisition of REO Property, received in connection with the liquidation of a defaulted Mortgage Loan, whether through a trustee's sale, foreclosure sale or otherwise, including any Subsequent Recoveries.

            Loan-to-Value Ratio or LTV: With respect to any Mortgage Loan, the ratio (expressed as a percentage) of the original outstanding principal amount of the Mortgage Loan as of the Cut-off Date (unless otherwise indicated), to the lesser of (a) if the Mortgage Loan was made to finance the acquisition of the related Mortgaged Property, the purchase price of the Mortgaged Property and
(ii) the Appraisal Value of the Mortgaged Property at origination.

            London Business Day: Any day on which dealings in deposits of United States dollars are transacted in the London interbank market.

            Lower Tier Principal Amount: As described in the Preliminary Statement.

            Lower Tier Regular Interest: Each of the Class LT-AV-1, Class LT-AF-2, Class LT-AF-3, Class LT-AF-4, Class LT-AF-5, Class LT-M-1, Class LT-M-2, Class LT-B-1, Class LT-B-2, Class LT-B-3 and Class LT-Accrual Interests as described in the Preliminary Statement.

            Lower Tier REMIC: As described in the Preliminary Statement.

            LPMI Mortgage Loan: Each Mortgage Loan identified on the Mortgage Loan Schedule as having premium payments with respect to the primary mortgage insurance policy for such Mortgage Loan payable by the Trust.

            LPMI Rate: With respect to each LPMI Mortgage Loan, the rate per annum set forth as such on the Mortgage Loan Schedule.

            Majority Class X Certificateholder: The Holder or Holders of a majority of the Percentage Interests in the Class X Certificates.

            Market Value Change Report: A report setting forth changes in property value of the Mortgaged Properties in a format agreed upon by the Servicer and the Depositor.

            MERS: As defined in Section 2.01.

            MERS Designated Mortgage Loan: Mortgage Loans for which (a) the Responsible Party or First Nevada, as applicable, has designated or will designate MERS as, and has taken or will take such action as is necessary to cause MERS to be, the mortgagee of record, as nominee for the Responsible Party or First Nevada, as applicable, in accordance with MERS Procedure Manual and (b) the Responsible Party or First Nevada, as applicable, has designated or will designate the Trust as the Investor on the MERS(R) System.

            MERS Procedure Manual: The MERS Procedures Manual, as it may be amended, supplemented or otherwise modified from time to time.

            MERS(R) System: MERS mortgage electronic registry system, as more particularly described in the MERS Procedures Manual.

            Monthly Statement: The statement made available to the Certificateholders pursuant to Section 4.03.

            Moody's: Moody's Investors Service, Inc. If Moody's is designated as a Rating Agency in the Preliminary Statement, for purposes of Section 10.05(b) the address for notices to Moody's shall be Moody's Investors Service, Inc., 99 Church Street, New York, New York 10007, Attention: Residential Mortgage Pass-Through Group, or such other address as Moody's may hereafter furnish to the Depositor, the Servicer and the Trustee.

            Mortgage: The mortgage, deed of trust or other instrument identified on the Mortgage Loan Schedule as securing a Mortgage Note.

            Mortgage File: The items pertaining to a particular Mortgage Loan contained in either the Servicing File or Custodial File.

            Mortgage Interest Rate: The annual rate of interest borne on a Mortgage Note with respect to each Mortgage Loan.

            Mortgage Loan: An individual Mortgage Loan which is the subject of this Agreement, each Mortgage Loan originally sold and subject to this Agreement being identified on the Mortgage Loan Schedule, which Mortgage Loan includes, without limitation, the Mortgage File, the Custodial File, the Servicing File, the Scheduled Payments, Principal Prepayments, Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds, REO Disposition proceeds, Prepayment Premiums and all other rights, benefits, proceeds and obligations arising from or in connection with such Mortgage Loan, excluding replaced or repurchased Mortgage Loans.

            Mortgage Loan Documents: The mortgage loan documents pertaining to each Mortgage Loan.

            Mortgage Loan Schedule: A schedule of Mortgage Loans annexed hereto as Schedule I, such schedule setting forth the following information with respect to each Mortgage Loan as of the Cut-off Date: (1) the Responsible Party's or First Nevada's, as applicable, Mortgage Loan identifying number; (2) the Mortgagor's name; (3) the street address of the Mortgaged Property including the city, state and zip code; (4) a code indicating whether the Mortgaged Property is owner-occupied, a second home or investment property; (5) the number and type of residential units constituting the Mortgaged Property (i.e., a single family residence, a 2-4 family residence, a unit in a condominium project or a unit in a planned unit development, manufactured housing); (6) the original months to maturity or the remaining months to maturity from the Cut-off Date, in any case based on the original amortization schedule and, if different, the maturity expressed in the same manner but based on the actual amortization schedule; (7) the Loan-to-Value Ratio at origination; (8) the Mortgage Interest Rate as of the Cut-off Date; (9) the date on which the Scheduled Payment was due on the Mortgage Loan and, if such date is not consistent with the Due Date currently in effect, such Due Date; (10) the stated maturity date; (11) the amount of the Scheduled Payment as of the Cut-off Date; (12) the last payment date on which a Scheduled Payment was actually applied to pay interest and the outstanding principal balance; (13) the original principal amount of the Mortgage Loan; (14) the principal balance of the Mortgage Loan as of the close of business on the Cut-off Date, after deduction of payments of principal due and collected on or before the Cut-off Date; (15) the type of Mortgage Loan (i.e., fixed rate, first lien); (16) a code indicating the purpose of the loan (i.e., purchase, rate and term refinance, equity take-out refinance); (17) a code indicating the documentation style (i.e., full documentation, limited documentation or stated income); (18) the loan credit classification (as described in the Underwriting Guidelines); (19) whether such Mortgage Loan provides for a Prepayment Premium; (20) the Prepayment Premium period of such Mortgage Loan, if applicable; (21) a description of the Prepayment Premium, if applicable; (22) the Mortgage Interest Rate as of origination; (23) the credit risk score (FICO score) at origination; (24) the date of origination; (25) the Mortgage Interest Rate calculation method (i.e., 30/360, simple interest, other); (26) a code indicating whether the Mortgage Loan has been modified; (27) the current Loan-to-Value Ratio; (28) the one year payment history; (29) the Due Date for the first Scheduled Payment; (30) the original Scheduled Payment due;
(31) with respect to the related Mortgagor, the debt-to-income ratio; (32) the Appraised Value of the Mortgaged Property; (33) the sales price of the Mortgaged Property if the Mortgage Loan was originated in connection with the purchase of the Mortgaged Property; (34) the MERS identification number; (35) a code indicating whether the Mortgage Loan is an Ameriquest Mortgage Loan or a First Nevada Mortgage Loan; (36) a code indicating if a Mortgage Loan is or has had a 30 Day Delinquency; (37) a code indicating if the Mortgage loan is an LPMI Mortgage Loan; (38) for each LPMI Mortgage Loan, the LPMI Rate; and (39) the applicable Original Sale Date. With respect to the Mortgage Loans in the aggregate: (1) the number of Mortgage Loans; (2) the current aggregate outstanding principal balance of the Mortgage Loans; (3) the weighted average Mortgage Interest Rate of the Mortgage Loans; and (4) the weighted average maturity of the Mortgage Loans.

            Mortgage Note: The note or other evidence of the indebtedness of a Mortgagor under a Mortgage Loan, including all riders thereto.

            Mortgaged Property: The real property (or leasehold estate, if applicable) identified on the Mortgage Loan Schedule as securing repayment of the debt evidenced by a Mortgage Note.

            Mortgagor: The obligor(s) on a Mortgage Note.

            Net Monthly Excess Cash Flow: For any Distribution Date the amount remaining for distribution pursuant to Section 4.02(a)(iii) (before giving effect to distributions pursuant to such Section 4.02(a)(iii)).

            Net Prepayment Interest Shortfall: For any Distribution Date, the amount by which the sum of the Prepayment Interest Shortfalls exceeds the sum of the Compensating Interest payments made with respect to such Distribution Date.

            NIM Issuer: The entity established as the issuer of the NIM Securities.

            NIM Securities: Any debt securities secured or otherwise backed by some or all of the Class X and Class P Certificates.

            NIM Trustee: The trustee for the NIM Securities.

            90+ Day Delinquent Mortgage Loan: Each Mortgage Loan with respect to which any portion of a Scheduled Payment is, as of the last day of the prior Due Period, three months or more past due (without giving effect to any grace period), including each Mortgage Loan in foreclosure, all REO Property and each Mortgage Loan for which the Mortgagor has filed for bankruptcy.

            Non-Delay Certificates: As specified in the Preliminary Statement.

            Nonrecoverable P&I Advance: Any P&I Advance previously made or proposed to be made in respect of a Mortgage Loan or REO Property that, in the good faith business judgment of the Servicer, will not or, in the case of a proposed P&I Advance, would not be ultimately recoverable from related late payments, Insurance Proceeds, Condemnation Proceeds or Liquidation Proceeds on such Mortgage Loan or REO Property as provided herein.

            Nonrecoverable Servicing Advance: Any Servicing Advances previously made or proposed to be made in respect of a Mortgage Loan or REO Property, which, in the good faith business judgment of the Servicer, will not or, in the case of a proposed Servicing Advance, would not, be ultimately recoverable from related Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds or otherwise.

            Notice of Final Distribution: The notice to be provided pursuant to
Section 9.02 to the effect that final distribution on any of the Certificates shall be made only upon presentation and surrender thereof.

            Offered Certificates: As specified in the Preliminary Statement.

            Officer's Certificate: A certificate signed by an officer of the Servicer with responsibility for the servicing of the Mortgage Loans and listed on a list delivered to the Trustee pursuant to this Agreement.

            Opinion of Counsel: A written opinion of counsel, who may be in-house counsel for the Servicer or the Subservicer, reasonably acceptable to the Trustee; provided, that any Opinion of Counsel relating to (a) qualification of either Trust REMIC as a REMIC or (b) compliance with the REMIC Provisions, must be (unless otherwise stated in such Opinion of Counsel) an opinion of counsel who (i) is in fact independent of the Servicer of the Mortgage Loans,
(ii) does not have any material direct or indirect financial interest in the Servicer of the Mortgage Loans or in an affiliate of either and (iii) is not connected with the Servicer of the Mortgage Loans as an officer, employee, director or person performing similar functions.

            Optional Termination Date: The date determined as follows: the Servicer (at the direction of the Majority Class X Certificateholders (as evidenced on the Certificate Register)) shall cause the Optional Termination Date to occur on the Distribution Date when the aggregate Stated Principal Balance of the Mortgage Loans, as of the last day of the related Due Period, is equal to 10% or less of the Cut-off Date Pool Principal Balance (provided, that if the Depositor or an Affiliate of the Depositor is one of the Holders constituting such majority, then there must be at least one other unaffiliated Holder constituting such majority and the Class X Certificates held by such Holder (or unaffiliated Holders in the aggregate) must represent at least a 10% Percentage Interest in the Class X Certificates).

            Original Sale Date: In the case of the Ameriquest Mortgage Loans, June 28, 2004 and July 16, 2004, as applicable, and in the case of the First Nevada Mortgage Loans, April 29, 2004 and July 28, 2004, as applicable.

            OTS: Office of Thrift Supervision, and any successor thereto.

            Outstanding: With respect to the Certificates as of any date of determination, all Certificates theretofore executed and authenticated under this Agreement except:

            (i) Certificates theretofore cancelled by the Trustee or delivered to the Trustee for cancellation; and

            (ii) Certificates in exchange for which or in lieu of which other Certificates have been executed and delivered by the Trustee pursuant to this Agreement.

            Outstanding Mortgage Loan: As of any Due Date, a Mortgage Loan with a Stated Principal Balance greater than zero which was not the subject of a Offered Prepayment in Full prior to such Due Date and which did not become a Liquidated Mortgage Loan prior to such Due Date.

            Overcollateralized Amount: As of any Distribution Date, the excess, if any, of (a) the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date over (b) the aggregate of the Class Certificate Balances of the Principal Certificates as of such Distribution Date (after giving effect to the payment of the Principal Remittance Amount on such Certificates on such Distribution Date).

            Overcollateralization Deficiency: With respect to any Distribution Date, the excess, if any, of (a) the Specified Overcollateralized Amount applicable to such Distribution Date over (b) the Overcollateralized Amount applicable to such Distribution Date.

            Overcollateralization Floor: With respect to any Distribution Date, 0.50% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date.

            Overcollateralization Reduction Amount: With respect to any Distribution Date, an amount equal to the lesser of (a) the Excess Overcollateralized Amount and (b) the Net Monthly Excess Cash Flow.

            Ownership Interest: As to any Residual Certificate, any ownership interest in such Certificate including any interest in such Certificate as the Holder thereof and any other interest therein, whether direct or indirect, legal or beneficial.

            P&I Advance: As to any Mortgage Loan or REO Property, any advance made by the Servicer in respect of any Remittance Date representing the aggregate of all payments of principal and interest, net of the Servicing Fee, that were due during the related Due Period on the Mortgage Loans and that were delinquent on the related Remittance Date, plus certain amounts representing assumed payments not covered by any current net income on the Mortgaged Properties acquired by foreclosure or deed in lieu of foreclosure as determined pursuant to Section 4.01.

            Pass-Through Margin: With respect to the LIBOR Certificates, 0.170%.

            Pass-Through Rate: For each Class of Certificates and each Lower Tier Regular Interest, the per annum rate set forth or calculated in the manner described in the Preliminary Statement.

            Percentage Interest: As to any Certificate, the percentage interest evidenced thereby in distributions required to be made on the related Class, such percentage interest being set forth on the face thereof or equal to the percentage obtained by dividing the Denomination of such Certificate by the aggregate of the Denominations of all Certificates of the same Class.

            Permitted Investments: Any one or more of the following obligations or securities acquired at a purchase price of not greater than par, regardless of whether issued by the Servicer, the Trustee or any of their respective
Affiliates:

            (i) direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States;

            (ii) demand and time deposits in, certificates of deposit of, or bankers' acceptances (which shall each have an original maturity of not more than 90 days and, in the case of bankers' acceptances, shall in no event have an original maturity of more than 365 days or a remaining maturity of more than 30 days) denominated in United States dollars and issued by any Depository Institution and rated "A-1" by Standard & Poor's, "P-1" by Moody's and "F1+" by Fitch (in each case, to the extent they are designated as Rating Agencies in the Preliminary Statement);

            (iii) repurchase obligations with respect to any security described in clause (i) above entered into with a Depository Institution (acting as principal);

            (iv) securities bearing interest or sold at a discount that are issued by any corporation incorporated under the laws of the United States of America or any state thereof and that are rated by each Rating Agency that rates such securities in its highest long-term unsecured rating categories at the time of such investment or contractual commitment providing for such investment;

            (v) commercial paper (including both non-interest-bearing discount obligations and interest-bearing obligations payable on demand or on a specified date not more than 30 days after the date of acquisition thereof) that is rated by each Rating Agency that rates such securities in its highest short-term unsecured debt rating available at the time of such investment;

            (vi) units of money market funds, including money market funds advised by the Depositor or the Trustee or an Affiliate thereof, that have been rated "Aaa" by Moody's and "AAAm," "AAAm-G" by Standard & Poor's and at least "AA" by Fitch (in each case, to the extent they are designated as Rating Agencies in the Preliminary Statement); and

            (vii) if previously confirmed in writing to the Trustee, any other demand, money market or time deposit, or any other obligation, security or investment, as may be acceptable to the Rating Agencies as a permitted investment of funds backing "Aaa" or "AAA" rated securities;

provided, however, that no instrument described hereunder shall evidence either the right to receive (a) only interest with respect to the obligations underlying such instrument or (b) both principal and interest payments derived from obligations underlying such instrument and the interest and principal payments with respect to such instrument provide a yield to maturity at par greater than 120% of the yield to maturity at par of the underlying obligations. For investments in the Distribution Account (except during the Trustee Float Period), only the obligations or securities (or instruments which invest in the obligations or securities) specified in clause (i) above shall constitute Permitted Investments.

            Permitted Transferee: Any Person other than (i) the United States, any State or political subdivision thereof, or any agency or instrumentality of any of the foregoing, (ii) a foreign government, international organization or any agency or instrumentality of either of the foregoing, (iii) an organization (except certain farmers' cooperatives described in Section 521 of the Code) which is exempt from tax imposed by Chapter 1 of the Code (including the tax imposed by Section 511 of the Code on unrelated business taxable income) on any excess inclusions (as defined in Section 860E(c)(1) of the Code) with respect to any Residual Certificate, (iv) rural electric and telephone cooperatives described in Section 1381(a)(2)(C) of the Code, (v) a Person that is not a U.S. Person or a U.S. Person with respect to whom income from a Residual Certificate is attributable to a foreign permanent establishment or fixed base (within the meaning of an applicable income tax treaty) of such Person or any other U.S. Person, (vi) an "electing large partnership" within the meaning of Section 775 of the Code and (vii) any other Person so designated by the Depositor based upon an Opinion of Counsel that the Transfer of an Ownership Interest in a Residual Certificate to such Person may cause either Trust REMIC to fail to qualify as a REMIC at any time that the Certificates are outstanding. The terms "United States," "State" and "international organization" shall have the meanings set forth in Section 7701 of the Code or successor provisions. A corporation will not be treated as an instrumentality of the United States or of any State or political subdivision thereof for these purposes if all of its activities are subject to tax and, with the exception of Freddie Mac, a majority of its board of directors is not selected by such government unit.

            Person: Any individual, corporation, partnership, joint venture, association, limited liability company, joint-stock company, trust, unincorporated organization or government, or any agency or political subdivision thereof.

            Physical Certificates: As specified in the Preliminary Statement.

            Pool Stated Principal Balance: As to any Distribution Date, the aggregate of the Stated Principal Balances of the Mortgage Loans for such Distribution Date that were Outstanding Mortgage Loans on the Due Date in the related Due Period.

            Prepayment Interest Shortfall: With respect to any Remittance Date, the sum of, for each Mortgage Loan that was during the related Prepayment Period the subject of a Principal Prepayment that was applied by the Servicer to reduce the outstanding principal balance of such Mortgage Loan on a date preceding the Due Date in the succeeding Prepayment Period, an amount equal to the product of
(a) the Mortgage Interest Rate net of the Servicing Fee Rate for such Mortgage Loan, (b) the amount of the Principal Prepayment for such Mortgage Loan, (c) 1/360 and (d) the number of days commencing on the date on which such Principal Prepayment was applied and ending on the last day of the related Prepayment Period.

            Prepayment Period: With respect to any Remittance Date, the calendar month preceding the calendar month in which such Remittance Date occurs.

            Prepayment Premium: Any prepayment premium, penalty or charge collected by the Servicer with respect to a Mortgage Loan from a Mortgagor in connection with any Principal Prepayment pursuant to the terms of the related Mortgage Note.

            Principal Certificates: As specified in the Preliminary Statement.

            Principal Distribution Amount: For any Distribution Date, the sum of
(i) the Basic Principal Distribution Amount for such Distribution Date and (ii) the Extra Principal Distribution Amount for such Distribution Date.

            Principal Prepayment: Any full or partial payment or other recovery of principal on a Mortgage Loan (including upon liquidation of a Mortgage Loan) which is received in advance of its scheduled Due Date, excluding any Prepayment Premium and which is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

            Principal Prepayment in Full: Any Principal Prepayment made by a Mortgagor of the entire principal balance of a Mortgage Loan.

            Principal Remittance Amount: With respect to any Distribution Date, the amount equal to the sum of the following amounts (without duplication) with respect to the related Due Period: (i) each scheduled payment of principal on a Mortgage Loan due during such Due Period and received by the Servicer on or prior to the related Determination Date or advanced by the Servicer prior to the related Remittance Date, (ii) all Principal Prepayments received during the related Prepayment Period, (iii) all Liquidation Proceeds, Condemnation Proceeds and Insurance Proceeds on the Mortgage Loans allocable to principal actually collected by the Servicer during the related Prepayment Period, (iv) the portion of the Repurchase Price allocable to principal with respect to each Mortgage Loan, the repurchase obligation for which arose during the related Prepayment Period, that was repurchased during the period from the Remittance Date prior to the prior Distribution Date (or from the Closing Date in the case of the first Distribution Date) through the Remittance Date for the current Distribution Date and (v) the allocable portion of the proceeds received with respect to the termination of the Trust Fund pursuant to clause (a) of Section 9.01 (to the extent such proceeds relate to principal).

            Privacy Laws: Title V of the Gramm Leach Bliley Act of 1999, as amended, and all applicable regulations promulgated thereunder.

            Private Certificates: As specified in the Preliminary Statement.

            Prospectus Supplement: The Prospectus Supplement, dated November 18, 2004, relating to the Offered Certificates.

            PTCE 95-60: As defined in Section 5.02(b).

            PUD: A planned unit development.

            Purchase Agreement: Either the Ameriquest Purchase Agreement or the First Nevada Purchase Agreement, as applicable.

            Purchaser: Goldman Sachs Mortgage Company, a New York limited partnership, and its successors in interest.

            Rating Agency: Each of the Rating Agencies specified in the Preliminary Statement. If such organization or a successor is no longer in existence, "Rating Agency" shall be such nationally recognized statistical rating organization, or other comparable Person, as is designated by the Depositor, notice of which designation shall be given to the Trustee. References herein to a given rating or rating category of a Rating Agency shall mean such rating category without giving effect to any modifiers. For purposes of Section 10.05(b), the addresses for notices to each Rating Agency shall be the address specified therefor in the definition corresponding to the name of such Rating Agency, or such other address as either such Rating Agency may hereafter furnish to the Depositor and the Servicer.

            Realized Losses: With respect to any date of determination and any Liquidated Mortgage Loan, the amount, if any, by which (a) the unpaid principal balance of such Liquidated Mortgage Loan together with accrued and unpaid interest thereon exceeds (b) the Liquidation Proceeds with respect thereto net of the expenses incurred by the Servicer in connection with the liquidation of such Liquidated Mortgage Loan and net of the amount of unreimbursed Servicing Advances with respect to such Liquidated Mortgage Loan.

            Record Date: With respect to any Distribution Date, the close of business on the last day of the related Interest Accrual Period; provided, however, that for any Certificate issued in definitive form, the Record Date shall be the close of business on the last Business Day of the month preceding the month in which such applicable Distribution Date occurs.

            Reference Bank: As defined in Section 4.04.

            Regular Certificates: As specified in the Preliminary Statement.

            Relief Act Interest Shortfall: With respect to any Distribution Date and any Mortgage Loan, any reduction in the amount of interest collectible on such Mortgage Loan for the most recently ended Due Period as a result of the application of the Servicemembers Civil Relief Act or any similar state statutes.

            REMIC: A "real estate mortgage investment conduit" within the meaning of Section 860D of the Code.

            REMIC Opinion: As defined in Section 9.03.

            REMIC Provisions: Provisions of the federal income tax law relating to real estate mortgage investment conduits, which appear at Sections 860A through 860G of Subchapter M of Chapter 1 of the Code, and related provisions, and regulations promulgated thereunder, as the foregoing may be in effect from time to time as well as provisions of applicable state laws.

            Remittance Date: With respect to any Distribution Date, no later than 12:30 PM, Central Time on the Business Day immediately preceding such Distribution Date.

            REO Disposition: The final sale by the Servicer of any REO Property.

            REO Imputed Interest: As to any REO Property, for any period, an amount equivalent to interest (at the Mortgage Interest Rate net of the Servicing Fee Rate that would have been applicable to the related Mortgage Loan had it been outstanding) on the unpaid principal balance of the Mortgage Loan as of the date of acquisition thereof (as such balance is reduced pursuant to Section 3.15 by any income from the REO Property treated as a recovery of principal).

            REO Property: A Mortgaged Property acquired by the Trust Fund through foreclosure or deed-in-lieu of foreclosure in connection with a defaulted Mortgage Loan.

            Reporting Date: The 18th day of each calendar month or the immediately following Business Day if the 18th is not a Business Day.

            Representations and Warranties Agreement: The Representations and Warranties Agreement, dated as of November 24, 2004, by and between the Depositor and the Purchaser.

            Repurchase Price: With respect to any Mortgage Loan, an amount equal to (a) in the case of any Mortgage Loan repurchased by the Purchaser or the Responsible Party, the sum of (i) the unpaid principal balance of such Mortgage Loan as of the date of repurchase, (ii) interest on such unpaid principal balance of such Mortgage Loan at the Mortgage Interest Rate from the last date through which interest has been paid and distributed to the Trustee to the date of repurchase, (iii) all unreimbursed Servicing Advances and (iv) all expenses incurred by the Servicer, the Trust or the Trustee, as the case may be, in respect of a breach or defect, including, without limitation, expenses arising out of the Servicer's or Trustee's, as the case may be, enforcement of the Purchaser's or the Responsible Party's repurchase obligation, to the extent not included in clause (iii), and (iv) any costs and damages incurred by the Trust in connection with any violation by such Mortgage Loan of any predatory lending law or abusive lending law, and (b) in the case of any Mortgage Loan repurchased by First Nevada, the First Nevada Repurchase Price.

            Request for Release: The Request for Release submitted by the Servicer to the Trustee, substantially in the form of Exhibit J.

            Residual Certificates: As specified in the Preliminary Statement.

            Responsible Officer: When used with respect to the Trustee, any vice president, any assistant vice president, any assistant secretary, any assistant treasurer, any associate or any other officer of the Trustee customarily performing functions similar to those performed by any of the above designated officers who at such time shall be officers to whom, with respect to a particular matter, such matter is referred because of such officer's knowledge of and familiarity with the particular subject and who shall have direct responsibility for the administration of this Agreement.

            Responsible Party: Ameriquest Mortgage Company, a Delaware corporation, and its successors in interest.

            Review Appraisal Value: As defined in the Underwriting Guidelines.

            Rule 144A Letter: As defined in Section 5.02(b).

            Scheduled Payment: The scheduled monthly payment on a Mortgage Loan due on any Due Date allocable to principal and/or interest on such Mortgage Loan which, unless otherwise specified herein, shall give effect to any related Debt Service Reduction and any Deficient Valuation that affects the amount of the monthly payment due on such Mortgage Loan.

            Securities Act: The Securities Act of 1933, as amended.

            Senior Enhancement Percentage: With respect to any Distribution Date, the percentage obtained by dividing (x) the sum of (i) the aggregate Class Certificate Balance of the Subordinated Certificates and (ii) the Overcollateralized Amount (in each case after taking into account the distributions of the Principal Distribution Amount for such Distribution Date) by (y) the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date.

            Senior Specified Enhancement Percentage: As of any date of determination, 26.50%.

            Servicer: Countrywide Home Loans Servicing LP, a Texas limited partnership, and its successors in interest, and if a successor servicer is appointed hereunder, such successor servicer.

            Servicer Remittance Report: As defined in Section 4.03(d).

            Servicing Advances: The reasonable "out-of-pocket" costs and expenses (including legal fees) incurred by the Servicer in the performance of its servicing obligations in connection with a default, delinquency or other unanticipated event, including, but not limited to, the cost of (i) the preservation, restoration, inspection and protection of a Mortgaged Property,
(ii) any enforcement or judicial proceedings, including foreclosures and litigation, in respect of a particular Mortgage Loan, (iii) the management (including reasonable fees in connection therewith) and liquidation of any REO Property and (iv) the performance of its obligations under Sections 3.01, 3.09,
3.13 and 3.15. Servicing Advances also include any reasonable "out of pocket" costs and expenses (including legal fees) incurred by the Servicer in connection with executing and recording instruments of satisfaction, deeds of reconveyance or Assignments of Mortgage in connection with any satisfaction or foreclosures in respect of any Mortgage Loan to the extent not recovered from the Mortgagor or otherwise payable under this Agreement and (v) obtaining or correcting any legal documentation required to be included in the Mortgage Files and necessary for the Servicer to perform its obligations under this Agreement. The Servicer shall not be required to make any Nonrecoverable Servicing Advances.

            Servicing Fee: With respect to each Mortgage Loan and any Distribution Date, an amount equal to the product of (i) one-twelfth of the Servicing Fee Rate, and (ii) the Stated Principal Balance of such Mortgage Loan as of the first day of the calendar month preceding the month in which such Distribution Date occurs. Such fee shall be payable monthly, and shall be pro rated for any portion of a month during which the Mortgage Loan is serviced by the Servicer under this Agreement. The Servicing Fee is payable solely from the interest portion (including recoveries with respect to interest from Liquidation Proceeds, Insurance Proceeds, Condemnation Proceeds and proceeds received with respect to REO Properties, to the extent permitted by Section 3.11) of such Scheduled Payment collected by the Servicer or as otherwise provided under
Section 3.11.

            Servicing Fee Rate: With respect to each Mortgage Loan, 0.50% per annum.

            Servicing File: With respect to each Mortgage Loan, the file retained by the Servicer consisting of originals or copies of all documents in the Mortgage File which are not delivered to the Trustee in the Custodial File and copies of the Mortgage Loan Documents set forth in Exhibit K hereto.

            Servicing Officer: Any officer of the Servicer involved in, or responsible for, the administration and servicing of the Mortgage Loans whose name and facsimile signature appear on a list of servicing officers furnished to the Trustee by the Servicer on the Closing Date pursuant to this Agreement, as such list may from time to time be amended.

            Servicing Transfer Costs: All reasonable out of pocket costs and expenses incurred by the Trustee in connection with the transfer of servicing from a terminated Servicer, including, without limitation, any such costs or expenses associated with the complete transfer of all servicing data and the completion, correction or manipulation of such servicing data as may be required by the Trustee to correct any errors or insufficiencies in the servicing data or otherwise to enable the Trustee (or any successor Servicer appointed pursuant to Section 7.03) to service the Mortgage Loans properly and effectively.

            Servicing Transfer Date: With respect to any Ameriquest Mortgage Loan, September 13, 2004.

            Similar Law: As defined in Section 5.02(b).

            60+ Day Delinquent Mortgage Loan: Each Mortgage Loan with respect to which any portion of a Scheduled Payment is, as of the last day of the prior Due Period, two months or more past due (without giving effect to any grace period), each Mortgage Loan in foreclosure, each REO Property and each Mortgage Loan for which the Mortgagor has filed for bankruptcy.

            Specified Overcollateralized Amount: Prior to the Stepdown Date, an amount equal to 1.75% of the Cut-off Date Pool Principal Balance. On and after the Stepdown Date, an amount equal to 3.50% of the aggregate Stated Principal Balance of the Mortgage Loans for such Distribution Date, subject, until the Class Certificate Balance of each Class of Principal Certificates has been reduced to zero, to a minimum amount equal to the Overcollateralization Floor; provided, however, that if, on any Distribution Date, a Trigger Event has occurred, the Specified Overcollateralized Amount shall not be reduced to the applicable percentage of the then current aggregate Stated Principal Balance of the Mortgage Loans until the Distribution Date on which a Trigger Event is no longer occurring.

            Standard & Poor's: Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc, and its successors in interest. If Standard & Poor's is designated as a Rating Agency in the Preliminary Statement, for purposes of Section 10.05(b) the address for notices to Standard & Poor's shall be Standard & Poor's, 55 Water Street, New York, New York 10041, Attention:
Residential Mortgage Surveillance Group - GSAA Home Equity Trust 2004-10, or such other address as Standard & Poor's may hereafter furnish to the Depositor, the Servicer and the Trustee.

            Standard & Poor's Glossary: Version 5.6 of the Standard & Poor's LEVELS(R) Glossary.

            Start-up Day: As defined in Section 2.06.

            Stated Principal Balance: As to each Mortgage Loan and as of any date of determination, (i) the principal balance of the Mortgage Loan at the Cut-off Date after giving effect to payments of principal due on or before such date, minus (ii) all amounts previously remitted to the Trustee with respect to the related Mortgage Loan representing payments or recoveries of principal including advances in respect of scheduled payments of principal. For purposes of any Distribution Date, the Stated Principal Balance of any Mortgage Loan will give effect to any scheduled payments of principal received by the Servicer on or prior to the related Determination Date or advanced by the Servicer for the related Remittance Date and any unscheduled principal payments and other unscheduled principal collections received during the related Prepayment Period, and the Stated Principal Balance of any Mortgage Loan that has prepaid in full or has become a Liquidated Mortgage Loan during the related Prepayment Period shall be zero.

            Stepdown Date: The earlier to occur of (a) the date on which the aggregate Class Certificate Balances of the Class A Certificates have been reduced to zero, and (b) the later to occur of (i) the Distribution Date in December 2007, and (ii) the first Distribution Date on which the Senior Enhancement Percentage is greater than or equal to the Senior Specified Enhancement Percentage.

            Subordinated Certificates: As specified in the Preliminary
Statement.

            Subsequent Recoveries: Amounts received with respect to any Liquidated Mortgage Loan after it has become a Liquidated Mortgage Loan.

            Subservicer: As defined in Section 3.02(a).

            Subservicing Account: As defined in Section 3.08.

            Subservicing Agreements: As defined in Section 3.02(a).

            Tax Service Contract: As defined in Section 3.09(a).

            Telerate Page 3750: The display page currently so designated on the Bridge Telerate Service (or such other page as may replace that page on that service for displaying comparable rates or prices).

            Termination Price: As defined in Section 9.01.

            Total Monthly Excess Spread: As to any Distribution Date, an amount equal to the excess if any, of (i) the interest collected on the Mortgage Loans received by the Servicer on or prior to the related Determination Date or advanced by the Servicer for the related Remittance Date (net of Expense Fees over (ii) the sum of amounts payable to the Principal Certificates on such Distribution Date pursuant to Section 4.02(a)(i).

            Transfer: Any direct or indirect transfer or sale of any Ownership Interest in a Residual Certificate.

            Transfer Affidavit: As defined in Section 5.02(c).

            Transferor Certificate: As defined in Section 5.02(b).

            Trigger Event: With respect to any Distribution Date, a Trigger Event exists if (i) the quotient (expressed as a percentage) of (1) the rolling three month average of the aggregate unpaid principal balance of 60+ Day Delinquent Mortgage Loans, divided by (2) the aggregate unpaid principal balance of the Mortgage Loans as of the last day of the related Due Period, equals or exceeds 60.00% of the Senior Enhancement Percentage as of the last day of the prior Due Period or (ii) the quotient (expressed as a percentage) of (x) the aggregate amount of Realized Losses incurred since the Cut-off Date through the last day of the related Prepayment Period divided by (y) the Cut-off Date Pool Principal Balance, exceeds the applicable percentages set forth below with respect to such Distribution Date:

        Distribution Date Occurring In               Loss Percentage
     -----------------------------------   ------------------------------------
     December 2007 through November 2008   1.250% for the first month, plus
                                           an additional 1/12th of 0.750%
                                           for each month thereafter (e.g.,
                                           approximately 1.313% in January
                                           2008)

     December 2008 through November 2009   2.000% for the first month, plus
                                           an additional 1/12th of 0.500%
                                           for each month thereafter (e.g.,
                                           approximately 2.042% in January
                                           2009)

     December 2009 through November 2010   2.500% for the first month, plus
                                           an additional 1/12th of 0.250%
                                           for each month thereafter (e.g.,
                                           approximately 2.521% in January
                                           2010)

     December 2010 through November 2011   2.750% for the first month, plus
                                           an additional 1/12th of 0.250%
                                           for each month thereafter (e.g.,
                                           approximately 2.771% in January
                                           2011)

     December 2011 through November 2012   3.000% for the first month, plus
                                           an additional 1/12th of 0.250%
                                           for each month thereafter (e.g.,
                                           approximately 3.021% in January
                                           2012)

     December 2012 and thereafter          3.250%


            Trust: The express trust created hereunder in Section 2.01(c).

            Trust Fund: The corpus of the trust created hereunder consisting of
(i) the Mortgage Loans and all interest and principal received on or with respect thereto after the related Cut-off Date, other than such amounts which were due on the Mortgage Loans on or before the related Cut-off Date; (ii) the Collection Account, Excess Reserve Fund Account, the Distribution Account, and all amounts deposited therein pursuant to the applicable provisions of this Agreement; (iii) property that secured a Mortgage Loan and has been acquired by foreclosure, deed-in-lieu of foreclosure or otherwise; (iv) the Purchaser's rights under the First Nevada Purchase Agreement, to the extent they relate to the First Nevada Mortgage Loans and have been assigned pursuant to the First Nevada Assignment Agreement; (v) the Depositor's rights under the Representations and Warranties Agreement; and (vi) all proceeds of the conversion, voluntary or involuntary, of any of the foregoing.

            Trust REMIC: Either the Lower Tier REMIC or the Upper Tier REMIC, as applicable.

            Trustee: Deutsche Bank National Trust Company, and its successors in interest and, if a successor trustee is appointed hereunder, such successor.

            Trustee Fee: As to each Mortgage Loan and any Distribution Date, an amount equal to one month's interest at the related Trustee Fee Rate on the Stated Principal Balance of such Mortgage Loan as of the preceding Distribution Date (or as of the Closing Date in the case of the first Distribution Date) or, in the event of any payment of interest which accompanies a Principal Prepayment in Full made by the Mortgagor, interest at the Trustee Fee Rate on the Stated Principal Balance of such Mortgage Loan for the period covered by such payment of interest.

            Trustee Fee Rate: With respect to each Mortgage Loan, 0.0075% per annum.

            Trustee Float Period: With respect to any Distribution Date and the related amounts in the Distribution Account, the period commencing on the Business Day immediately preceding such Distribution Date and ending on such Distribution Date.

            Underwriters' Exemption: Any exemption listed in footnote 1 of, and amended by, Prohibited Transaction Exemption 2002-41, 67 Fed. Reg. 54487 (2002), or any successor exemption.

            Underwriting Guidelines: The underwriting guidelines attached to the applicable Purchase Agreement.

            Unpaid Interest Amount: As of any Distribution Date and any Class of Certificates, the sum of (a) the portion of the Accrued Certificate Interest Distribution Amount from Distribution Dates prior to the current Distribution Date remaining unpaid immediately prior to the current Distribution Date and (b) interest on the amount in clause (a) above at the applicable Pass-Through Rate (to the extent permitted by applicable law).

            Upper Tier Regular Interest: As described in the Preliminary Statement.

            Upper Tier REMIC: As described in the Preliminary Statement.

            U.S. Person: (i) A citizen or resident of the United States; (ii) a corporation (or entity treated as a corporation for tax purposes) created or organized in the United States or under the laws of the United States or of any State thereof, including, for this purpose, the District of Columbia; (iii) a partnership (or entity treated as a partnership for tax purposes) organized in the United States or under the laws of the United States or of any state thereof, including, for this purpose, the District of Columbia (unless provided otherwise by future Treasury regulations); (iv) an estate whose income is includible in gross income for United States income tax purposes regardless of its source; or (v) a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. Persons have authority to control all substantial decisions of the trust. Notwithstanding the last clause of the preceding sentence, to the extent provided in Treasury regulations, certain trusts in existence on August 20, 1996, and treated as U.S. Persons prior to such date, may elect to continue to be U.S. Persons.

            Voting Rights: The portion of the voting rights of all of the Certificates which is allocated to any Certificate. As of any date of determination, (a) 1% of all Voting Rights shall be allocated to the Class X Certificates, if any (such Voting Rights to be allocated among the holders of Certificates of each such Class in accordance with their respective Percentage Interests), (b) 1% of all Voting Rights shall be allocated to the Class P Certificates, if any, and (c) the remaining Voting Rights shall be allocated among Holders of the remaining Classes of Certificates in proportion to the Certificate Balances of their respective Certificates on such date.

            WAC Cap: With respect to the Mortgage Loans as of any Distribution Date, a per annum rate equal to (a) the weighted average of the Mortgage Interest Rates for each Mortgage Loan (in each case, less the applicable Expense Fee Rate) then in effect on the beginning of the related Due Period on the Mortgage Loans, multiplied by (b) 30 divided by the actual number of days in the related Interest Accrual Period.

                                   ARTICLE II

                          CONVEYANCE OF MORTGAGE LOANS;
                         REPRESENTATIONS AND WARRANTIES

            Section 2.01 Conveyance of Mortgage Loans. (a) The Depositor, concurrently with the execution and delivery hereof, hereby sells, transfers, assigns, sets over and otherwise conveys to the Trustee for the benefit of the Certificateholders, without recourse, all the right, title and interest of the Depositor in and to the Trust Fund and the Trustee, on behalf of the Trust, hereby accepts the Trust Fund.

            (b) In connection with the transfer and assignment of each Mortgage Loan, the Depositor has delivered or caused to be delivered to the Trustee for the benefit of the Certificateholders the following documents or instruments with respect to each Mortgage Loan so assigned:

            (i) the original Mortgage Note bearing all intervening endorsements, endorsed "Pay to the order of _____________, without recourse" and signed in the name of the last endorsee. To the extent that there is no room on the face of the Mortgage Notes for endorsements, the endorsement may be contained on an allonge, unless the Trustee is advised by the Depositor that state law does not allow for the use of an allonge. If the Mortgage Loan was acquired by the Responsible Party in a merger, the endorsement must be by "[last endorsee], successor by merger to [name of predecessor]". If the Mortgage Loan was acquired or originated by the last endorsee while doing business under another name, the endorsement must be by "[last endorsee], formerly known as [previous name]";

            (ii) the original of any guarantee executed in connection with the Mortgage Note;

            (iii) the original Mortgage with evidence of recording thereon or a certified true copy of such Mortgage submitted for recording. If in connection with any Mortgage Loan, the Responsible Party or First Nevada, as applicable, cannot deliver or cause to be delivered the original Mortgage with evidence of recording thereon on or prior to the Closing Date because of a delay caused by the public recording office where such Mortgage has been delivered for recordation or because such Mortgage has been lost or because such public recording office retains the original recorded Mortgage, the Responsible Party or First Nevada, as applicable, shall deliver or cause to be delivered to the Trustee, a photocopy of such Mortgage, together with (i) in the case of a delay caused by the public recording office, an Officer's Certificate of the Responsible Party or First Nevada, as applicable (or certified by the title company, escrow agent, or closing attorney) stating that such Mortgage has been dispatched to the appropriate public recording office for recordation and that the original recorded Mortgage or a copy of such Mortgage certified by such public recording office to be a true and complete copy of the original recorded Mortgage will be promptly delivered to the Trustee upon receipt thereof by the Responsible Party or First Nevada, as applicable; or (ii) in the case of a Mortgage where a public recording office retains the original recorded Mortgage or in the case where a Mortgage is lost after recordation in a public recording office, a copy of such Mortgage certified by such public recording office to be a true and complete copy of the original recorded Mortgage;

            (iv) the originals of all assumption, modification, consolidation or extension agreements, (if provided), with evidence of recording thereon or a certified true copy of such agreement submitted for recording;

            (v) except with respect to each MERS Designated Mortgage Loan, the original Assignment of Mortgage for each Mortgage Loan endorsed in blank and in recordable form;"

            (vi) the originals of all intervening Assignments of Mortgage (if any) evidencing a complete chain of assignment from the applicable originator (or MERS with respect to each MERS Designated Mortgage Loan) to the last endorsee with evidence of recording thereon, or if any such intervening assignment has not been returned from the applicable recording office or has been lost or if such public recording office retains the original recorded Assignments of Mortgage, the Responsible Party or First Nevada, as applicable, shall deliver or cause to be delivered to the Trustee, a photocopy of such intervening assignment, together with (A) in the case of a delay caused by the public recording office, an Officer's Certificate of the Responsible Party or First Nevada, as applicable (or certified by the title company, escrow agent, or closing attorney) stating that such intervening Assignment of Mortgage has been dispatched to the appropriate public recording office for recordation and that such original recorded intervening Assignment of Mortgage or a copy of such intervening Assignment of Mortgage certified by the appropriate public recording office to be a true and complete copy of the original recorded intervening assignment of mortgage will be promptly delivered to the Trustee upon receipt thereof by the Responsible Party or First Nevada, as applicable; or (B) in the case of an intervening assignment where a public recording office retains the original recorded intervening assignment or in the case where an intervening assignment is lost after recordation in a public recording office, a copy of such intervening assignment certified by such public recording office to be a true and complete copy of the original recorded intervening assignment;

            (vii) the original mortgagee policy of title insurance or, in the event such original title policy is unavailable, a certified true copy of the related policy binder or commitment for title certified to be true and complete by the title insurance company; and

            (viii) a security agreement, chattel mortgage or equivalent document executed in connection with the Mortgage (if provided).

            The Depositor shall use reasonable efforts to assist the Trustee and the Servicer in enforcing the obligations of First Nevada and the Purchaser under the First Nevada Agreements.

            Each Mortgage Loan for which a Mortgage Note is missing shall be evidenced by a lost note affidavit as of the Closing Date. In the event, for purposes of the Closing Date, one or more lost note affidavits are provided to cover multiple missing Mortgage Notes, the Responsible Party shall deliver (or the Depositor, as applicable, shall use reasonable efforts to cause First Nevada to deliver) to the Trustee the applicable individual lost note affidavits within ten (10) Business Days of the Closing Date. If the Responsible Party or First Nevada, as applicable, fails to deliver the required individual lost note affidavits within the specified period of time, the Trustee shall notify the Responsible Party or First Nevada, as applicable, to take such remedial actions, including, without limitation, the repurchase by the Responsible Party or First Nevada, as applicable, of such Mortgage Loan within 30 days of the Closing Date.

            The Responsible Party shall deliver (or the Depositor, as applicable, shall use reasonable efforts to cause First Nevada to deliver) to the Trustee the applicable recorded document promptly upon receipt from the respective recording office but in no event later than 120 days from the Closing Date.

            If any Mortgage has been recorded in the name of Mortgage Electronic Registration System, Inc. ("MERS") or its designee, no Assignment of Mortgage in favor of the Trustee will be required to be prepared or delivered and instead, the applicable Servicer shall take all reasonable actions as are necessary at the expense of the Depositor to cause the Trust to be shown as the owner of the related Mortgage Loan on the records of MERS for the purpose of the system of recording transfers of beneficial ownership of mortgages maintained by MERS.

            From time to time, the Responsible Party shall forward (or the Depositor, as applicable, shall use reasonable efforts to cause First Nevada to forward), with respect to the applicable Mortgage Loans, to the Trustee additional original documents, additional documents evidencing an assumption, modification, consolidation or extension of a Mortgage Loan approved by the Responsible Party or First Nevada, as applicable, in accordance with the terms of this Agreement or the First Nevada Agreements. All such mortgage documents held by the Trustee as to each Mortgage Loan shall constitute the "Custodial File."

            On or prior to the Closing Date, the Responsible Party shall deliver (or the Depositor, as applicable, shall use reasonable efforts to cause First Nevada to deliver) to the Trustee Assignments of Mortgages, in blank, for each Mortgage Loan (except with respect to each MERS Designated Mortgage Loan). The Responsible Party shall cause (or the Depositor, as applicable, shall use reasonable efforts to cause First Nevada to cause) the Assignments of Mortgage with completed recording information to be provided to the Servicer in a reasonably acceptable manner. No later than thirty (30) Business Days following the later of the Closing Date and the date of receipt by the Servicer of the fully completed Assignments of Mortgages in recordable form, the Servicer shall promptly submit or cause to be submitted for recording, at the expense of the Responsible Party or First Nevada pursuant to the First Nevada Purchase Agreement, as applicable, at no expense to the Trust Fund, the Servicer, the Trustee or the Depositor in the appropriate public office for real property records, each Assignment of Mortgage referred to in Section 2.01(b)(v). Notwithstanding the foregoing, however, for administrative convenience and facilitation of servicing and to reduce closing costs, the Assignments of Mortgage shall not be required to be completed and submitted for recording with respect to any Mortgage Loan (i) if the Trustee and each Rating Agency have received an opinion of counsel, satisfactory in form and substance to the Trustee and each Rating Agency, to the effect that the recordation of such Assignments of Mortgage in any specific jurisdiction is not necessary to protect the Trustee's interest in the related Mortgage Note or (ii) if such Mortgage Loan is a MERS Designated Mortgage Loan. If the Assignment of Mortgage is to be recorded, the Mortgage shall be assigned by the Responsible Party at the Responsible Party's expense (or the Depositor, as applicable, shall use reasonable efforts to cause First Nevada to assign at First Nevada's expense pursuant to the First Nevada Purchase Agreement) to "Deutsche Bank National Trust Company as trustee under the Pooling and Servicing Agreement dated as of November 1, 2004, GSAA Home Equity Trust 2004-10." In the event that any such assignment is lost or returned unrecorded because of a defect therein, the Responsible Party shall promptly prepare a substitute assignment to cure such defect and thereafter cause each such assignment to be duly recorded. If there is a defect of which a Responsible Officer of the Trustee has written notice or actual knowledge with respect to a First Nevada Mortgage Loan, the Trustee shall take such actions to enforce the rights of the Trust as "Purchaser" under the First Nevada Purchase Agreement.

            On or prior to the Closing Date, the Depositor shall deliver to the Trustee a copy of the Data Tape Information in electronic, machine readable medium in a form mutually acceptable to the Depositor and the Trustee. Within ten (10) Business Days of the Closing Date, the Depositor shall deliver a copy of the complete Mortgage Loan Schedule to the Trustee.

            In the event, with respect to any Ameriquest Mortgage Loan, that such original or copy of any document submitted for recordation to the appropriate public recording office is not so delivered to the Trustee within 90 days following the Closing Date, and in the event that the Responsible Party does not cure such failure within 30 days of discovery or receipt of written notification of such failure from the Depositor, the related Ameriquest Mortgage Loan shall, upon the request of the Depositor, be repurchased by the Responsible Party at the price and in the manner specified in Section 2.03. In the event, with respect to any First Nevada Mortgage Loan, that such original or copy of any document submitted for recordation to the appropriate public recording office is not so delivered to the Trustee within 180 days of the applicable Original Sale Date as specified in the First Nevada Purchase Agreement, the Trustee shall notify the Depositor, and the Depositor shall take or cause to be taken remedial actions under the First Nevada Purchase Agreement as may be permitted to be taken thereunder, including without limitation, the repurchase by First Nevada of such First Nevada Mortgage Loan. The foregoing repurchase obligation shall not apply in the event that the Responsible Party or First Nevada, as applicable, cannot deliver such original or copy of any document submitted for recordation to the appropriate public recording office within the specified period due to a delay caused by the recording office in the applicable jurisdiction; provided, that the Responsible Party or First Nevada, as applicable, shall instead deliver a recording receipt of such recording office or, if such recording receipt is not available, an officer's certificate of an officer of the Responsible Party or First Nevada, as applicable, confirming that such document has been accepted for recording.

            Notwithstanding anything to the contrary contained in this Section 2.01, in those instances where the public recording office retains or loses the original Mortgage or assignment after it has been recorded, the obligations of the Responsible Party or First Nevada, as applicable, shall be deemed to have been satisfied upon delivery by the Responsible Party or First Nevada, as applicable, to the Trustee prior to the Closing Date of a copy of such Mortgage or assignment, as the case may be, certified (such certification to be an original thereof) by the public recording office to be a true and complete copy of the recorded original thereof.

            (c) The Depositor does hereby establish, pursuant to the further provisions of this Agreement and the laws of the State of New York, an express trust (the "Trust") to be known, for convenience, as "GSAA Home Equity Trust 2004-10" and Deutsche Bank National Trust Company is hereby appointed as Trustee in accordance with the provisions of this Agreement. The parties hereto acknowledge and agree that it is the policy and intention of the Trust to acquire only Mortgage Loans meeting the requirements set forth in this Agreement, including without limitation, the representations and warranties set forth in paragraph (ll) of Schedule III to this Agreement.

            (d) The Trust shall have the capacity, power and authority, and the Trustee on behalf of the Trust is hereby authorized, to accept the sale, transfer, assignment, set over and conveyance by the Depositor to the Trust of all the right, title and interest of the Depositor in and to the Trust Fund (including, without limitation, the Mortgage Loans and the First Nevada Agreements) pursuant to Section 2.01(a).

            (e) The Depositor shall use reasonable efforts to assist the Trustee and the Servicer in enforcing the obligations of First Nevada and the Purchaser under the First Nevada Agreements.

            Section 2.02 Acceptance by the Trustee of the Mortgage Loans. The Trustee acknowledges receipt of the documents identified in the Initial Certification in the form annexed hereto as Exhibit E, and declares that it holds and will hold such documents and the other documents delivered to it pursuant to Section 2.01, and that it holds or will hold such other assets as are included in the Trust Fund, in trust for the exclusive use and benefit of all present and future Certificateholders. The Trustee acknowledges that it will maintain possession of the related Mortgage Notes in the State of California, unless otherwise permitted by the Rating Agencies.

            Prior to and as a condition to the Closing Date, the Trustee shall deliver via facsimile (with original to follow the next Business Day) to the Depositor and the Servicer an Initial Certification prior to the Closing Date, or as the Depositor agrees to, on the Closing Date, certifying receipt of a Mortgage Note and Assignment of Mortgage for each Mortgage Loan with any exceptions thereon. The Trustee shall not be responsible to verify the validity, sufficiency or genuineness of any document in any Custodial File.

            On the Closing Date, the Trustee shall ascertain that all documents required to be reviewed by it are in its possession, and shall deliver to the Depositor and the Servicer an Initial Certification, in the form annexed hereto as Exhibit E, and shall deliver to the Depositor and the Servicer a Document Certification and Exception Report, in the form annexed hereto as Exhibit F, within 90 days after the Closing Date to the effect that, as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or any Mortgage Loan specifically identified in such certification as an exception and not covered by such certification): (i) all documents required to be reviewed by it are in its possession; (ii) such documents have been reviewed by it and appear regular on their face and relate to such Mortgage Loan; (iii) based on its examination and only as to the foregoing documents, the information set forth in items (1), (2), (3), (6) (solely with respect to the original months to maturity), (8) (solely as of origination, not as of the Cut-off Date) and (13) of the Mortgage Loan Schedule and items (1), (2), (3), (6) (solely with respect to the original months to maturity), (8) (solely as of origination, not as of the Cut-off Date) and (13) of the Data Tape Information respecting such Mortgage Loan is correct; and (iv) each Mortgage Note has been endorsed as provided in Section 2.01 of this Agreement. The Trustee shall not be responsible to verify the validity, sufficiency or genuineness of any document in any Custodial File.

            The Trustee shall retain possession and custody of each Custodial File in accordance with and subject to the terms and conditions set forth herein. The Servicer shall promptly deliver to the Trustee, upon the execution or receipt thereof, the originals of such other documents or instruments constituting the Custodial File as come into the possession of the Servicer from time to time.

            The Responsible Party shall deliver to the Servicer copies of all trailing documents required to be included in the Custodial File at the same time the original or certified copies thereof are delivered to the Trustee, including but not limited to such documents as the title insurance policy and any other Mortgage Loan documents upon return from the public recording office. The documents shall be delivered by the Responsible Party at the Responsible Party's expense to the Servicer.

            Section 2.03 Representations, Warranties and Covenants of the Responsible Party and the Servicer. (a) The Servicer hereby makes the representations and warranties set forth in Schedule II to the Depositor, the Responsible Party and the Trustee as of the Closing Date.

            (b) The Responsible Party hereby makes the representations and warranties set forth in Schedule III and Schedule IV hereto to the Depositor, the Servicer and the Trustee.

            (c) It is understood and agreed by the Servicer and the Responsible Party that the representations and warranties set forth in this Section 2.03 shall survive the transfer of the Mortgage Loans by the Depositor to the Trustee, and shall inure to the benefit of the Depositor and the Trustee notwithstanding any restrictive or qualified endorsement on any Mortgage Note or Assignment of Mortgage or the examination or failure to examine any Mortgage File. Upon discovery by any of the Responsible Party, the Depositor, the Trustee or the Servicer of a breach of any of the foregoing representations and warranties, the party discovering such breach shall give prompt written notice to the others.

            (d) Within 60 days of the earlier of either discovery by or notice to the Responsible Party of any breach of a representation or warranty set forth in Section 2.03(b) that materially and adversely affects the value of any Mortgage Loan or the interest of the Trustee or the Certificateholders therein, the Responsible Party shall use its best efforts to cause to be remedied a material defect in a document constituting part of a Mortgage File or promptly to cure such breach in all material respects and, if such defect or breach cannot be remedied, the Responsible Party shall repurchase such Mortgage Loan (a "Deleted Mortgage Loan") from the Trust Fund at the Repurchase Price. In the event that a breach shall involve any representation or warranty set forth in
Schedule IV, and such breach cannot be cured within 60 days of the earlier of either discovery by or notice to the Responsible Party of such breach, all of the Mortgage Loans shall, at the Depositor's option, be repurchased by the Responsible Party at the Repurchase Price. Notwithstanding the foregoing, a breach (x) which causes a Mortgage Loan not to constitute a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code or (y) by the Responsible Party of any of the representations and warranties set forth in paragraphs (jj),
(kk), (ll), (nn), (oo), (pp), (aaa), (bbb), (ccc) or (ddd) of Schedule III, in each case, will be deemed automatically to materially and adversely affect the value of such Mortgage Loan and the interests of the Trustee and Certificateholders in such Mortgage Loan. In the event that the Trustee receives notice of a breach by the Responsible Party of any of the representations and warranties set forth in paragraphs (jj), (kk), (ll), (nn), (oo), (pp), (ss),
(aaa), (bbb), (ccc) or (ddd) of Schedule III, the Trustee shall give notice of such breach to the Responsible Party and request the Responsible Party to repurchase the Mortgage Loan at the Repurchase Price within sixty (60) days of the Responsible Party's receipt of such notice. The Responsible Party shall repurchase each such Deleted Mortgage Loan within 30 days of the earlier of discovery or receipt of notice with respect to each such Deleted Mortgage Loan.

            (e) In connection with any repurchase of a Mortgage Loan pursuant to this Section 2.03, Section 2.07 or Section 2.08, as applicable, the Servicer shall, based on information provided by the Responsible Party or First Nevada, as applicable, amend the Mortgage Loan Schedule for the benefit of the Certificateholders to reflect the removal of such Deleted Mortgage Loan or Loans and the Servicer shall deliver the amended Mortgage Loan Schedule to the Trustee. Upon any such repurchase, the Trustee shall release the Mortgage File held for the benefit of the Certificateholders relating to such Deleted Mortgage Loan to the Responsible Party or First Nevada, as applicable, and shall execute and deliver at the direction of the Responsible Party or First Nevada, as applicable, such instruments of transfer or assignment prepared by the Responsible Party or First Nevada, as applicable, in each case without recourse, as shall be necessary to vest title in the Responsible Party or First Nevada, as applicable, or its designee, of the Trustee's interest in any Deleted Mortgage Loan pursuant to this Section 2.03.

            (f) In addition to such repurchase obligation, the Responsible Party shall indemnify the Depositor, any of its Affiliates, the Servicer and the Trustee and hold such parties harmless against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and other costs and expenses resulting from any claim, demand, defense or assertion based on or grounded upon, or resulting from, a breach by the Responsible Party of any of its representations and warranties contained in the Ameriquest Purchase Agreement or this Agreement.

            (g) In the event that a Mortgage Loan shall have been repurchased pursuant to this Agreement or the First Nevada Agreements, the Repurchase Price therefor shall be deposited in the Collection Account pursuant to Section 3.10 on or before the next Remittance Date and upon such deposit of the Repurchase Price and receipt of a Request for Release in the form of Exhibit J hereto, the Trustee shall release the related Custodial File held for the benefit of the Certificateholders to such Person as directed by the Servicer, and the Trustee shall execute and deliver at such Person's direction such instruments of transfer or assignment prepared by such Person, in each case without recourse, as shall be necessary to transfer title from the Trustee. It is understood and agreed that the obligation under this Agreement of any Person to cure or repurchase any Mortgage Loan as to which a breach has occurred and is continuing, together with any related indemnification obligations, shall constitute the sole remedy against such Persons respecting such breach available to Certificateholders, the Depositor, the Servicer or the Trustee on their behalf.

            The representations and warranties made pursuant to this Section
2.03 shall survive delivery of the respective Custodial Files to the Trustee for the benefit of the Certificateholders.

            Section 2.04 Non-Qualified Mortgages.

            (a) Upon discovery by the Depositor, the Responsible Party, the Servicer or the Trustee that any Mortgage Loan does not constitute a "qualified mortgage" within the meaning of Section 860G(a)(3) of the Code, the party discovering such fact shall promptly (and in any event within five (5) Business Days of discovery) give written notice thereof to the other parties. In connection therewith, the Trustee shall require the Responsible Party or First Nevada, as applicable, to repurchase the affected Mortgage Loan within 30 days of the earlier of discovery or receipt of notice in the same manner as it would a Mortgage Loan for a breach of representation or warranty made pursuant to
Section 2.03. The Trustee shall reconvey to the Responsible Party or First Nevada, as applicable, the Mortgage Loan to be released pursuant hereto in the same manner, and on the same terms and conditions, as it would a Mortgage Loan repurchased for breach of a representation or warranty contained in Section 2.03.

            Section 2.05 Execution and Delivery of Certificates. The Trustee acknowledges the transfer and assignment to it of the Trust Fund and, concurrently with such transfer and assignment, has executed and delivered to or upon the order of the Depositor, the Certificates in authorized denominations evidencing directly or indirectly the entire ownership of the Trust Fund. The Trustee agrees to hold the Trust Fund and exercise the rights referred to above for the benefit of all present and future Holders of the Certificates.

            Section 2.06 REMIC Matters. The Preliminary Statement sets forth the designations for federal income tax purposes of all interests created hereby. The "Start-up Day" for purposes of the REMIC Provisions shall be the Closing Date. The "latest possible maturity date" is the Distribution Date in August 2034, which is the Distribution Date following the latest Mortgage Loan maturity date. Amounts paid to the Class X Certificates (prior to any reduction for any Basis Risk Payment) shall be deemed paid from the Upper Tier REMIC in respect of the Class X Interest to the holders of the Class X Certificates prior to distribution of Basis Risk Payments to the Principal Certificates.

            Section 2.07 Representations and Warranties of the Depositor. The Depositor hereby represents, warrants and covenants to the Trustee, the Servicer and the Responsible Party that as of the date of this Agreement or as of such date specifically provided herein:

            (a) The Depositor is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware;

            (b) The Depositor has the corporate power and authority to convey the Mortgage Loans and to execute, deliver and perform, and to enter into and consummate the transactions contemplated by, this Agreement;

            (c) This Agreement has been duly and validly authorized, executed and delivered by the Depositor, all requisite corporate action having been taken, and, assuming the due authorization, execution and delivery hereof by the parties hereto, constitutes or will constitute the legal, valid and binding agreement of the Depositor, enforceable against the Depositor in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting the rights of creditors generally, and by general equity principles (regardless of whether such enforcement is considered in a proceeding in equity or at law);

            (d) No consent, approval, authorization or order of or registration or filing with, or notice to, any governmental authority or court is required for the execution, delivery and performance of or compliance by the Depositor with this Agreement or the consummation by the Depositor of any of the transactions contemplated hereby, except as have been made on or prior to the Closing Date;

            (e) None of the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby or thereby, or the fulfillment of or compliance with the terms and conditions of this Agreement,
(i) conflicts or will conflict with or results or will result in a breach of, or constitutes or will constitute a default or results or will result in an acceleration under (A) the charter or bylaws of the Depositor, or (B) of any term, condition or provision of any material indenture, deed of trust, contract or other agreement or instrument to which the Depositor or any of its subsidiaries is a party or by which it or any of its subsidiaries is bound; (ii) results or will result in a violation of any law, rule, regulation, order, judgment or decree applicable to the Depositor of any court or governmental authority having jurisdiction over the Depositor or its subsidiaries; or (iii) results in the creation or imposition of any lien, charge or encumbrance which would have a material adverse effect upon the Mortgage Loans or any documents or instruments evidencing or securing the Mortgage Loans;

            (f) There are no actions, suits or proceedings before or against or investigations of, the Depositor pending, or to the knowledge of the Depositor, threatened, before any court, administrative agency or other tribunal, and no notice of any such action, which, in the Depositor's reasonable judgment, might materially and adversely affect the performance by the Depositor of its obligations under this Agreement, or the validity or enforceability of this Agreement;

            (g) The Depositor is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency that may materially and adversely affect its performance hereunder; and

            (h) Immediately prior to the transfer and assignment by the Depositor to the Trustee on the Closing Date, the Depositor had good title to, and was the sole owner of each Mortgage Loan, free of any interest of any other Person, and the Depositor has transferred all right, title and interest in each Mortgage Loan to the Trustee. The transfer of each Mortgage Note and each Mortgage as and in the manner contemplated by this Agreement is sufficient either (i) fully to transfer to the Trustee, for the benefit of the Certificateholders, all right, title, and interest of the Depositor thereto as note holder and mortgagee or (ii) to grant to the Trustee, for the benefit of the Certificateholders, the security interest referred to in Section 10.04.

            It is understood and agreed that the representations, warranties and covenants set forth in this Section 2.07 shall survive delivery of the respective Custodial Files to the Trustee or to a custodian, as the case may be, and shall inure to the benefit of the Trustee.

            Section 2.08 Enforcement of First Nevada and Purchaser Obligations. Upon discovery by any of the parties hereto of a breach of a representation or warranty made by First Nevada or by the Purchaser pursuant to the First Nevada Agreements or the Representations and Warranties Agreement, the party discovering such breach shall give prompt written notice thereof to the other parties to this Agreement and First Nevada or the Purchaser, as applicable. The Trustee shall take such action with respect to such breach under the First Nevada Agreements or the Representations and Warranties Agreement as may be necessary or appropriate to enforce the rights of the Trust with respect thereto.

            Section 2.09 First Nevada Mortgage Loan Obligations. In connection with the repurchase of any First Nevada Mortgage Loan pursuant to the First Nevada Agreements, in the event the amount received by the Trustee as the First Nevada Repurchase Price paid by First Nevada to the Trust Fund exceeds the Repurchase Price for such Mortgage Loan, the Trustee shall remit to the Purchaser from the Trust Fund the amount of the excess. The Trustee shall furnish to the Purchaser notice of any such repurchases and the amount of the First Nevada Repurchase Price.

                                  ARTICLE III

                          ADMINISTRATION AND SERVICING
                                OF MORTGAGE LOANS

            Section 3.01 Servicer to Service Mortgage Loans. (a) For and on behalf of the Certificateholders, the Servicer shall service and administer the Mortgage Loans in accordance with the terms of this Agreement and the respective Mortgage Loans and, to the extent consistent with such terms, in compliance with all applicable federal, state and local laws, and in the same manner in which it services and administers similar mortgage loans for its own portfolio, giving due consideration to customary and usual standards of practice of mortgage lenders and loan servicers administering similar mortgage loans but without regard to:

            (i) any relationship that the Servicer, any Subservicer or any Affiliate of the Servicer or any Subservicer may have with the related Mortgagor;

            (ii) the ownership or non-ownership of any Certificate by the Servicer or any Affiliate of the Servicer;

            (iii) the Servicer's obligation to make P&I Advances or Servicing Advances; or

            (iv) the Servicer's or any Subservicer's right to receive compensation for its services hereunder or with respect to any particular transaction.

            To the extent consistent with the foregoing, the Servicer shall seek to maximize the timely and complete recovery of principal and interest on the Mortgage Notes. Subject only to the above-described servicing standards and the terms of this Agreement and of the respective Mortgage Loans, the Servicer shall have full power and authority, acting alone or through Subservicers as provided in Section 3.02, to do or cause to be done any and all things in connection with such servicing and administration which it may deem necessary or desirable. Without limiting the generality of the foregoing, the Servicer in its own name or in the name of a Subservicer is hereby authorized and empowered by the Trustee when the Servicer believes it appropriate in its best judgment in accordance with the Accepted Servicing Practices set forth above, to execute and deliver any and all instruments of satisfaction or cancellation, or of partial or full release or discharge, and all other comparable instruments, with respect to the Mortgage Loans and the Mortgaged Properties and to institute foreclosure proceedings or obtain a deed-in-lieu of foreclosure so as to convert the ownership of such properties, and to hold or cause to be held title to such properties, on behalf of the Trustee and in the name of the Trust. The Servicer shall service and administer the Mortgage Loans in accordance with applicable state and federal law and shall provide to the Mortgagors any reports required to be provided to them thereby. The Servicer shall also comply in the performance of this Agreement with all reasonable rules and requirements of each insurer under any standard hazard insurance policy. Subject to Section 3.16, the Trustee shall execute, at the written request of the Servicer, and furnish to the Servicer and any Subservicer such documents as are necessary or appropriate to enable the Servicer or any Subservicer to carry out their servicing and administrative duties hereunder, and the Trustee hereby grants to the Servicer, and this Agreement shall constitute, a power of attorney to carry out such duties including a power of attorney to take title to Mortgaged Properties after foreclosure on behalf of the Trustee and in the name of the Trust. The Trustee shall execute a power of attorney in favor of the Servicer for the purposes described herein to the extent necessary or desirable to enable the Servicer to perform its duties hereunder. The Trustee shall not be liable for the actions of the Servicer or any Subservicers under such powers of attorney.

            (b) Subject to Section 3.09(b), in accordance with the standards of the preceding paragraph, the Servicer shall advance or cause to be advanced funds as necessary for the purpose of effecting the timely payment of taxes and assessments on the Mortgaged Properties, which advances shall be Servicing Advances reimbursable in the first instance from related collections from the Mortgagors pursuant to Section 3.09(b), and further as provided in Section 3.11. Any cost incurred by the Servicer or by Subservicers in effecting the timely payment of taxes and assessments on a Mortgaged Property shall not be added to the unpaid principal balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit.

            (c) Notwithstanding anything in this Agreement to the contrary, the Servicer may not make any future advances with respect to a Mortgage Loan (except as provided in Section 4.01) and the Servicer shall not (i) permit any modification with respect to any Mortgage Loan that would change the Mortgage Interest Rate, reduce or increase the principal balance (except for reductions resulting from actual payments of principal) or change the final maturity date on such Mortgage Loan (except for (A) a reduction of interest payments resulting from the application of the Servicemembers Civil Relief Act or any similar state statutes or (B) as provided in Section 3.07, if the Mortgagor is in default with respect to the Mortgage Loan or such default is, in the judgment of the Servicer, reasonably foreseeable or (ii) permit any modification, waiver or amendment of any term of any Mortgage Loan that would both (A) effect an exchange or reissuance of such Mortgage Loan under Section 1001 of the Code (or final, temporary or proposed Treasury regulations promulgated thereunder) and
(B) cause either Trust REMIC to fail to qualify as a REMIC under the Code or the imposition of any tax on "prohibited transactions" or "contributions after the Start-up day" under the REMIC Provisions, or (iii) except as provided in Section 3.07(a), waive any Prepayment Premiums.

            (d) The Servicer may delegate its responsibilities under this Agreement; provided, however, that no such delegation shall release the Servicer from the responsibilities or liabilities arising under this Agreement.

            Section 3.02 Subservicing Agreements between the Servicer and Subservicers. (a) The Servicer may enter into subservicing agreements with subservicers (each, a "Subservicer"), for the servicing and administration of the Mortgage Loans ("Subservicing Agreements").

            (b) Each Subservicer shall be (i) authorized to transact business in the state or states in which the related Mortgaged Properties it is to service are situated, if and to the extent required by applicable law to enable the Subservicer to perform its obligations hereunder and under the Subservicing Agreement, (ii) an institution approved as a mortgage loan originator by the Federal Housing Administration or an institution that has deposit accounts insured by the FDIC and (iii) a Freddie Mac or Fannie Mae approved mortgage servicer. Each Subservicing Agreement must impose on the Subservicer requirements conforming to the provisions set forth in Section 3.08 and provide for servicing of the Mortgage Loans consistent with the terms of this Agreement. The Servicer will examine each Subservicing Agreement and will be familiar with the terms thereof. The terms of any Subservicing Agreement will not be inconsistent with any of the provisions of this Agreement. The Servicer and the Subservicers may enter into and make amendments to the Subservicing Agreements or enter into different forms of Subservicing Agreements; provided, however, that any such amendments or different forms shall be consistent with and not violate the provisions of this Agreement, and that no such amendment or different form shall be made or entered into which could be reasonably expected to be materially adverse to the interests of the Trustee, without the consent of the Trustee. Any variation without the consent of the Trustee from the provisions set forth in Section 3.08 relating to insurance or priority requirements of Subservicing Accounts, or credits and charges to the Subservicing Accounts or the timing and amount of remittances by the Subservicers to the Servicer, are conclusively deemed to be inconsistent with this Agreement and therefore prohibited. The Servicer shall deliver to the Trustee and the Depositor copies of all Subservicing Agreements, and any amendments or modifications thereof, promptly upon the Servicer's execution and delivery of such instruments.

            (c) As part of its servicing activities hereunder, the Servicer (except as otherwise provided in the last sentence of this paragraph), for the benefit of the Trustee, shall enforce the obligations of each Subservicer under the related Subservicing Agreement, including, without limitation, any obligation to make advances in respect of delinquent payments as required by a Subservicing Agreement. Such enforcement, including, without limitation, the legal prosecution of claims, termination of Subservicing Agreements, and the pursuit of other appropriate remedies, shall be in such form and carried out to such an extent and at such time as the Servicer, in its good faith business judgment, would require were it the owner of the related Mortgage Loans. The Servicer shall pay the costs of such enforcement at its own expense, and shall be reimbursed therefor only (i) from a general recovery resulting from such enforcement, to the extent, if any, that such recovery exceeds all amounts due in respect of the related Mortgage Loans or (ii) from a specific recovery of costs, expenses or attorneys' fees against the party against whom such enforcement is directed.

            Section 3.03 Successor Subservicers. The Servicer shall be entitled to terminate any Subservicing Agreement and the rights and obligations of any Subservicer pursuant to any Subservicing Agreement in accordance with the terms and conditions of such Subservicing Agreement. In the event of termination of any Subservicer, all servicing obligations of such Subservicer shall be assumed simultaneously by the Servicer without any act or deed on the part of such Subservicer or the Servicer, and the Servicer either shall service directly the related Mortgage Loans or shall enter into a Subservicing Agreement with a successor Subservicer which qualifies under Section 3.02.

            Any Subservicing Agreement shall include the provision that such agreement may be immediately terminated by the Depositor or the Trustee without fee, in accordance with the terms of this Agreement, in the event that the Servicer shall, for any reason, no longer be the Servicer (including termination due to an Event of Default).

            Section 3.04 Liability of the Servicer. Notwithstanding any Subservicing Agreement, any of the provisions of this Agreement relating to agreements or arrangements between the Servicer and a Subservicer or reference to actions taken through a Subservicer or otherwise, the Servicer shall remain obligated and primarily liable to the Trustee for the servicing and administering of the Mortgage Loans in accordance with the provisions of Section
3.01 without diminution of such obligation or liability by virtue of such Subservicing Agreements or arrangements or by virtue of indemnification from the Subservicer and to the same extent and under the same terms and conditions as if the Servicer alone were servicing and administering such Mortgage Loans. The Servicer shall be entitled to enter into any agreement with a Subservicer for indemnification of the Servicer by such Subservicer and nothing contained in this Agreement shall be deemed to limit or modify such indemnification.

            Section 3.05 No Contractual Relationship between Subservicers and the Trustee. Any Subservicing Agreement that may be entered into and any transactions or services relating to the Mortgage Loans involving a Subservicer in its capacity as such shall be deemed to be between the Subservicer and the Servicer alone, and the Trustee (or any successor Servicer) shall not be deemed a party thereto and shall have no claims, rights, obligations, duties or liabilities with respect to the Subservicer except as set forth in Section 3.06. The Servicer shall be solely liable for all fees owed by it to any Subservicer, irrespective of whether the Servicer's compensation pursuant to this Agreement is sufficient to pay such fees.

            Section 3.06 Assumption or Termination of Subservicing Agreements by Trustee. In the event the Servicer at any time shall for any reason no longer be the Servicer (including by reason of the occurrence of an Event of Default), the Trustee, or its designee, or the successor Servicer if the successor Servicer is not the Trustee, shall thereupon assume all of the rights and obligations of the Servicer under each Subservicing Agreement that the Servicer may have entered into, with copies thereof provided to the Trustee prior to the Trustee assuming such rights and obligations, unless the Trustee elects to terminate any Subservicing Agreement in accordance with its terms as provided in Section 3.03.

            Upon such assumption, the Trustee, its designee or the successor servicer shall be deemed, subject to Section 3.03, to have assumed all of the Servicer's interest therein and to have replaced the Servicer as a party to each Subservicing Agreement to the same extent as if each Subservicing Agreement had been assigned to the assuming party, except that (i) the Servicer shall not thereby be relieved of any liability or obligations under any Subservicing Agreement that arose before it ceased to be the Servicer and (ii) none of the Depositor, the Trustee, their designees or any successor Servicer shall be deemed to have assumed any liability or obligation of the Servicer that arose before it ceased to be the Servicer.

            The Servicer at its expense shall, upon request of the Trustee, deliver to the assuming party all documents and records relating to each Subservicing Agreement and the Mortgage Loans then being serviced and an accounting of amounts collected and held by or on behalf of it, and otherwise use its best efforts to effect the orderly and efficient transfer of the Subservicing Agreements to the assuming party.

            Section 3.07 Collection of Certain Mortgage Loan Payments. (a) The Servicer shall make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans, and shall, to the extent such procedures shall be consistent with this Agreement and the terms and provisions of any applicable Insurance Policies, follow such collection procedures as it would follow with respect to mortgage loans comparable to the Mortgage Loans and held for its own account. Consistent with the foregoing and Accepted Servicing Practices, the Servicer may (i) waive any late payment charge or, if applicable, any penalty interest, or (ii) extend the due dates for the Scheduled Payments due on a Mortgage Note for a period of not greater than 180 days; provided, that any extension pursuant to clause (ii) above shall not affect the amortization schedule of any Mortgage Loan for purposes of any computation hereunder, except as provided below. In the event of any such arrangement pursuant to clause (ii) above, the Servicer shall make timely advances on such Mortgage Loan during such extension pursuant to Section 4.01 and in accordance with the amortization schedule of such Mortgage Loan without modification thereof by reason of such arrangements, subject to Section 4.01(d) pursuant to which the Servicer shall not be required to make any such advances that are Nonrecoverable P&I Advances. Notwithstanding the foregoing, in the event that any Mortgage Loan is in default or, in the judgment of the Servicer, such default is reasonably foreseeable, the Servicer, consistent with the standards set forth in Section 3.01, may also waive, modify or vary any term of such Mortgage Loan (including modifications that would change the Mortgage Interest Rate, forgive the payment of principal or interest, extend the final maturity date of such Mortgage Loan or waive, in whole or in part, a Prepayment Premium), accept payment from the related Mortgagor of an amount less than the Stated Principal Balance in final satisfaction of such Mortgage Loan, or consent to the postponement of strict compliance with any such term or otherwise grant indulgence to any Mortgagor (any and all such waivers, modifications, variances, forgiveness of principal or interest, postponements, or indulgences collectively referred to herein as "Forbearance"); provided, however, that the Servicer's approval of a modification of a Due Date shall not be considered a modification for purposes of this sentence; provided, further, that the final maturity date of any Mortgage Loan may not be extended beyond the Final Scheduled Distribution Date for the Principal Certificates. The Servicer's analysis supporting any Forbearance and the conclusion that any Forbearance meets the standards of
Section 3.01 shall be reflected in writing in the Servicing File or on the Servicer's servicing records. In addition, notwithstanding the foregoing, the Servicer may also waive (or permit a Subservicer to waive), in whole or in part, a Prepayment Premium if such waiver would, in the reasonable judgment of the Servicer, maximize recovery on the related Mortgage Loan, or if such Prepayment Premium is (i) not permitted to be collected by applicable law or the collection thereof would be considered "predatory" pursuant to written guidance published by any applicable federal, state or local regulatory authority having jurisdiction over such matters, or (ii) the enforceability thereof is limited
(1) by bankruptcy, insolvency, moratorium, receivership or other similar laws relating to creditor's rights or (2) due to acceleration in connection with a foreclosure or other involuntary payment. If a Prepayment Premium is waived other than as permitted in this Section 3.07(a), then the Servicer is required to pay the amount of such waived Prepayment Premium, for the benefit of the Holders of the Class P Certificates, by depositing such amount into the Collection Account together with and at the time that the amount prepaid on the related Mortgage Loan is required to be deposited into the Collection Account; provided, however, that the Servicer shall not have an obligation to pay the amount of any uncollected Prepayment Premium if the failure to collect such amount is in the direct result of inaccurate or incomplete information on the Mortgage Loan Schedule in effect at such time.

            (b) The Servicer shall give notice to the Trustee, each Rating Agency and the Depositor of any proposed change of the location of the Collection Account within a reasonable period of time prior to any change thereof.

            Section 3.08 Subservicing Accounts. In those cases where a Subservicer is servicing a Mortgage Loan pursuant to a Subservicing Agreement, the Subservicer will be required to establish and maintain one or more accounts (collectively, the "Subservicing Account"). The Subservicing Account shall be an Eligible Account and shall otherwise be acceptable to the Servicer. The Subservicer shall deposit in the clearing account (which account must be an Eligible Account) in which it customarily deposits payments and collections on mortgage loans in connection with its mortgage loan servicing activities on a daily basis, and in no event more than one Business Day after the Subservicer's receipt thereof, all proceeds of Mortgage Loans received by the Subservicer less its servicing compensation to the extent permitted by the Subservicing Agreement, and shall thereafter deposit such amounts in the Subservicing Account, in no event more than two Business Days after the deposit of such funds into the clearing account. The Subservicer shall thereafter deposit such proceeds in the Collection Account or remit such proceeds to the Servicer for deposit in the Collection Account not later than two Business Days after the deposit of such amounts in the Subservicing Account. For purposes of this Agreement, the Servicer shall be deemed to have received payments on the Mortgage Loans when the Subservicer receives such payments.

            Section 3.09 Collection of Taxes, Assessments and Similar Items; Escrow Accounts. (a) The Servicer shall ensure that each of the Mortgage Loans shall be covered by a paid-in-full, life-of-the-loan tax service contract in effect with respect to each Mortgage Loan (each, a "Tax Service Contract"); provided, that the Responsible Party transferred a Tax Service Contract to the Servicer. Each Tax Service Contract shall be assigned to the Trustee, or its designee, at the Servicer's expense in the event that the Servicer is terminated as Servicer of the related Mortgage Loan.

            (b) To the extent that the services described in this paragraph (b) are not otherwise provided pursuant to the Tax Service Contracts described in paragraph (a) hereof, the Servicer undertakes to perform such functions. To the extent the related Mortgage Loan provides for Escrow Payments, the Servicer shall establish and maintain, or cause to be established and maintained, one or more accounts (the "Escrow Accounts"), which shall be Eligible Accounts. The Servicer shall deposit in the clearing account (which account must be an Eligible Account) in which it customarily deposits payments and collections on mortgage loans in connection with its mortgage loan servicing activities on a daily basis, and in no event more than one Business Day after the Servicer's receipt thereof, all collections from the Mortgagors (or related advances from Subservicers) for the payment of taxes, assessments, hazard insurance premiums and comparable items for the account of the Mortgagors ("Escrow Payments") collected on account of the Mortgage Loans and shall thereafter deposit such Escrow Payments in the Escrow Accounts, in no event more than two Business Days after the deposit of such funds in the clearing account, for the purpose of effecting the payment of any such items as required under the terms of this Agreement. Withdrawals of amounts from an Escrow Account may be made only to (i) effect payment of taxes, assessments, fire and hazard insurance premiums, condominium charges and comparable items; (ii) reimburse the Servicer (or a Subservicer to the extent provided in the related Subservicing Agreement) out of related collections for any advances made pursuant to Section 3.01 (with respect to taxes and assessments) and Section 3.13 (with respect to hazard insurance);
(iii) refund to Mortgagors any sums as may be determined to be overages; (iv) apply to the restoration or repair of the Mortgaged Property in accordance with the Section 3.13; (v) transfer to the Collection Account an application to reduce the principal balance of the Mortgage Loan in accordance with the terms of the related Mortgage and Mortgage Note; (vi) pay interest to the Servicer and, if required and as described below, to Mortgagors on balances in the Escrow Account; (vii) clear and terminate the Escrow Account at the termination of the Servicer's obligations and responsibilities in respect of the Mortgage Loans under this Agreement; or (viii) recover amounts deposited in error or for which amounts previously deposited are returned due to a "not sufficient funds" or other denial of payment by the related Mortgagor's banking institution. As part of its servicing duties, the Servicer or Subservicers shall pay to the Mortgagors interest on funds in Escrow Accounts, to the extent required by law and, to the extent that interest earned on funds in the Escrow Accounts is insufficient, to pay such interest from its or their own funds, without any reimbursement therefor. To the extent that a Mortgage does not provide for Escrow Payments, the Servicer shall use commercially reasonable efforts consistent with Accepted Servicing Practices to determine whether any such payments are made by the Mortgagor in a manner and at a time that avoids the loss of the Mortgaged Property due to a tax sale or the foreclosure as a result of a tax lien. The Servicer assumes full responsibility for the payment of all such bills within such time and shall effect payments of all such bills irrespective of the Mortgagor's faithful performance in the payment of same or the making of the Escrow Payments and shall make advances from its own funds to effect such payments; provided, however, that such advances are deemed to be Servicing Advances.

            Section 3.10 Collection Account. (a) On behalf of the Trustee, the Servicer shall establish and maintain, or cause to be established and maintained, one or more Eligible Accounts (such account or accounts, the "Collection Account"), held in trust for the benefit of the Trustee. On behalf of the Trustee, the Servicer shall deposit or cause to be deposited in the clearing account (which account must be an Eligible Account) in which it customarily deposits payments and collections on mortgage loans in connection with its mortgage loan servicing activities on a daily basis, and in no event more than one Business Day after the Servicer's receipt thereof, and shall thereafter deposit in the Collection Account, in no event more than two Business Days after the deposit of such funds into the clearing account, as and when received or as otherwise required hereunder, the following payments and collections received or made by it subsequent to the Cut-off Date (other than in respect of principal or interest on the related Mortgage Loans due on or before the Cut-off Date), or payments (other than Principal Prepayments) received by it on or prior to the Cut-off Date but allocable to a Due Period subsequent thereto:

            (i) all payments on account of principal, including Principal Prepayments, on the Mortgage Loans;

            (ii) all payments on account of interest (net of the related Servicing Fee) on each Mortgage Loan;

            (iii) all Insurance Proceeds and Condemnation Proceeds to the extent such Insurance Proceeds and Condemnation Proceeds are not to be applied to the restoration of the related Mortgaged Property or released to the related Mortgagor in accordance with the express requirements of law or in accordance with prudent and customary servicing practices and Liquidation Proceeds;

            (iv) any amounts required to be deposited pursuant to Section 3.12 in connection with any losses realized on Permitted Investments with respect to funds held in the Collection Account;

            (v) any amounts required to be deposited by the Servicer pursuant to the second paragraph of Section 3.13(a) in respect of any blanket policy deductibles;

            (vi) all proceeds of any Mortgage Loan repurchased or purchased in accordance with this Agreement; and

            (vii) all Prepayment Premiums collected by the Servicer.

            The foregoing requirements for deposit in the Collection Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, payments in the nature of late payment charges, NSF fees, reconveyance fees, assumption fees and other similar fees and charges need not be deposited by the Servicer in the Collection Account and shall, upon collection, belong to the Servicer as additional compensation for its servicing activities. In the event the Servicer shall deposit in the Collection Account any amount not required to be deposited therein, it may at any time withdraw such amount from the Collection Account, any provision herein to the contrary notwithstanding.

            (b) Funds in the Collection Account may be invested in Permitted Investments in accordance with the provisions set forth in Section 3.12. The Servicer shall give notice to the Trustee and the Depositor of the location of the Collection Account maintained by it when established and prior to any change thereof.

            Section 3.11 Withdrawals from the Collection Account. (a) The Servicer shall, from time to time, make withdrawals from the Collection Account for any of the following purposes or as described in Section 4.01:

            (i) on or prior to the Remittance Date, to remit to the Trustee (A) the Trustee Fee with respect to such Distribution Date and (B) all Available Funds in respect of the related Distribution Date together with all amounts representing Prepayment Premiums from the Mortgage Loans received during the related Prepayment Period;

            (ii) to reimburse the Servicer for P&I Advances, but only to the extent of amounts received which represent Late Collections (net of the related Servicing Fees) of Scheduled Payments on Mortgage Loans with respect to which such P&I Advances were made in accordance with the provisions of Section 4.01;

            (iii) to pay the Servicer or any Subservicer (A) any unpaid Servicing Fees or (B) any unreimbursed Servicing Advances with respect to each Mortgage Loan, but only to the extent of any Late Collections, Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds or other amounts as may be collected by the Servicer from a Mortgagor, or otherwise received with respect to such Mortgage Loan (or the related REO Property);

            (iv) to pay to the Servicer as servicing compensation (in addition to the Servicing Fee) on the Remittance Date any interest or investment income earned on funds deposited in the Collection Account;

            (v) to pay to the Responsible Party, with respect to each Mortgage Loan that has previously been repurchased pursuant to this Agreement all amounts received thereon subsequent to the date of repurchase;

            (vi) to reimburse the Servicer for (A) any P&I Advance or Servicing Advance previously made which the Servicer has determined to be a Nonrecoverable P&I Advance or Nonrecoverable Servicing Advance in accordance with the provisions of Section 4.01 and (B) any unpaid Servicing Fees to the extent not recoverable from Liquidation Proceeds, Insurance Proceeds or other amounts received with respect to the related Mortgage Loan under Section 3.11(a)(iii);

            (vii) to pay, or to reimburse the Servicer for advances in respect of, expenses incurred in connection with any Mortgage Loan pursuant to
      Section 3.15;

            (viii) to reimburse the Servicer, the Depositor or the Trustee for expenses incurred by or reimbursable to the Servicer, the Depositor or the Trustee, as the case may be, pursuant to Section 6.03, Section 7.02 or
      Section 8.05;

            (ix) to reimburse the Servicer or the Trustee, as the case may be, for expenses reasonably incurred in respect of the breach or defect giving rise to the repurchase obligation under Section 2.03 of this Agreement that were included in the Repurchase Price of the Mortgage Loan, including any expenses arising out of the enforcement of the repurchase obligation, to the extent not otherwise paid pursuant to the terms hereof;

            (x) to withdraw any amounts deposited in the Collection Account in error or for which amounts previously deposited are returned due to a "not sufficient funds" or other denial of payment by the related Mortgagor's banking institution;

            (xi) to withdraw any amounts held in the Collection Account and not required to be remitted to the Trustee on the Remittance Date occurring in the month in which such amounts are deposited into the Collection Account, to reimburse the Servicer for unreimbursed P&I Advances;

            (xii) to invest funds in Permitted Investments in accordance with
      Section 3.12; and

            (xiii) to clear and terminate the Collection Account upon termination of this Agreement.

            (xiv) to the extent that the Servicer does not timely make the remittance referred to in clause (i) above, the Servicer shall pay the Trustee for the account of the Trustee interest on any amount not timely remitted at the prime rate, from and including the applicable Remittance Date to but excluding the date such remittance is actually made.

            (b) The Servicer shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the Collection Account, to the extent held by or on behalf of it, pursuant to subclauses (a)(ii), (iii), (iv), (v), (vi), (vii), (viii) and
(ix) above. The Servicer shall provide written notification to the Depositor, on or prior to the next succeeding Remittance Date, upon making any withdrawals from the Collection Account pursuant to subclause (a)(vi) above.

            Section 3.12 Investment of Funds in the Collection Account and the Distribution Account. (a) The Servicer may invest the funds in the Collection Account and the Trustee may invest funds in the Distribution Account during the Trustee Float Period, and shall (except during the Trustee Float Period), invest such funds in the Distribution Account at the direction of the Depositor (for purposes of this Section 3.12, each of the Collection Account and Distribution Account are referred to as an "Investment Account"), in one or more Permitted Investments bearing interest or sold at a discount, and maturing, unless payable on demand no later than the Business Day on which such funds are required to be withdrawn from such account pursuant to this Agreement (except for investments made at the Depositor's direction, which shall mature no later than the Business Day immediately preceding the date of the required withdrawal). All such Permitted Investments shall be held to maturity, unless payable on demand. Any investment of funds in an Investment Account shall be made in the name of the Trustee. The Trustee shall be entitled to sole possession (except with respect to investment direction of funds held in the related Account and any income and gain realized thereon in any Account other than the Distribution Account during the Trustee Float Period) over each such investment, and any certificate or other instrument evidencing any such investment shall be delivered directly to the Trustee or its agent, together with any document of transfer necessary to transfer title to such investment to the Trustee. In the event amounts on deposit in an Investment Account are at any time invested in a Permitted Investment payable on demand, the Trustee may:

            (x) consistent with any notice required to be given thereunder, demand that payment thereon be made on the last day such Permitted Investment may otherwise mature hereunder in an amount equal to the lesser of (1) all amounts then payable thereunder and (2) the amount required to be withdrawn on such date; and

            (y) demand payment of all amounts due thereunder that such Permitted Investment would not constitute a Permitted Investment in respect of funds thereafter on deposit in the Investment Account.

            (b) All income and gain realized from the investment of funds deposited in the Collection Account and Escrow Account held by or on behalf of the Servicer, shall be for the benefit of the Servicer and shall be subject to its withdrawal in the manner set forth in Section 3.11. Any other benefit derived from the Collection Account and Escrow Account associated with the receipt, disbursement and accumulation of principal, interest, taxes, hazard insurance, mortgage blanket insurance, and like sources, shall accrue to the benefit of the Servicer, except that the Servicer shall not realize any economic benefit from any forced charging of services. The Servicer shall deposit in the Collection Account and the Escrow Account the amount of any loss of principal incurred in respect of any such Permitted Investment made with funds in such accounts immediately upon realization of such loss.

            (c) All income and gain realized from the investment of funds deposited in the Distribution Account held by the Trustee, shall be for the benefit of the Depositor (except for any income or gain realized from the investment of funds on deposit in the Distribution Account during the Trustee Float Period, which shall be for the benefit of the Trustee). The Depositor shall deposit in the Distribution Account (except with respect to the Trustee Float Period, in which case the Trustee shall so deposit) the amount of any loss of principal incurred in respect of any such Permitted Investment made with funds in such accounts immediately upon realization of such loss.

            (d) Except as otherwise expressly provided in this Agreement, if any default occurs in the making of a payment due under any Permitted Investment, or if a default occurs in any other performance required under any Permitted Investment, the Trustee shall take such action as may be appropriate to enforce such payment or performance, including the institution and prosecution of appropriate proceedings.

            (e) The Trustee or its Affiliates are permitted to receive additional compensation that could be deemed to be in the Trustee's economic self-interest for (i) serving as investment adviser, administrator, shareholder, servicing agent, custodian or sub-custodian with respect to certain of the Permitted Investments, (ii) using Affiliates to effect transactions in certain Permitted Investments and (iii) effecting transactions in certain Permitted Investments.

            (f) The Trustee shall not be liable for the amount of any loss incurred with respect of any investment (except that during the Trustee Float Period, it will be responsible for reimbursing the Trust for such loss) or lack of investment of funds held in any Investment Account or the Distribution Account if made in accordance with this Section 3.12.

            Section 3.13 Maintenance of Hazard Insurance, Errors and Omissions and Fidelity Coverage. (a) The Servicer shall cause to be maintained for each Mortgage Loan fire insurance with extended coverage on the related Mortgaged Property in an amount which is at least equal to the least of (i) the outstanding principal balance of such Mortgage Loan, (ii) the amount necessary to fully compensate for any damage or loss to the improvements that are a part of such property on a replacement cost basis, (iii) the maximum insurable value of the improvements which are a part of such Mortgaged Property and (iv) the amount determined by applicable federal or state law, in each case in an amount not less than such amount as is necessary to avoid the application of any coinsurance clause contained in the related hazard insurance policy. The Servicer shall also cause to be maintained fire insurance with extended coverage on each REO Property in an amount which is at least equal to the lesser of (i) the maximum insurable value of the improvements which are a part of such property and (ii) the outstanding principal balance of the related Mortgage Loan at the time it became an REO Property, plus accrued interest at the Mortgage Interest Rate and related Servicing Advances. The Servicer will comply in the performance of this Agreement with all reasonable rules and requirements of each insurer under any such hazard policies. Any amounts to be collected by the Servicer under any such policies (other than amounts to be applied to the restoration or repair of the property subject to the related Mortgage or amounts to be released to the Mortgagor in accordance with the procedures that the Servicer would follow in servicing loans held for its own account, subject to the terms and conditions of the related Mortgage and Mortgage Note) shall be deposited in the Collection Account, subject to withdrawal pursuant to Section
3.11. If the Mortgagor fails to provide Mortgage Loan hazard insurance coverage after thirty (30) days of Servicer's written notification, the Servicer shall put in place such hazard insurance coverage on the Mortgagor's behalf. Any out of pocket expense or advance made by the Servicer on such force placed hazard insurance coverage shall be deemed a Servicing Advance. Any cost incurred by the Servicer in maintaining any such insurance shall not, for the purpose of calculating distributions to the Trustee, be added to the unpaid principal balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit. It is understood and agreed that no earthquake or other additional insurance is to be required of any Mortgagor other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. If the Mortgaged Property or REO Property is at any time in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards and flood insurance has been made available, the Servicer will cause to be maintained a flood insurance policy in respect thereof. Such flood insurance shall be in an amount equal to the lesser of (i) the minimum amount required, under the terms of coverage, to compensate for any damage or loss on a replacement cost basis (or the unpaid principal balance of the related Mortgage Loan if replacement cost coverage is not available for the type of building insured) and (ii) the maximum amount of insurance which is available under the Flood Disaster Protection Act of 1973, as amended. If at any time during the term of the Mortgage Loan, the Servicer determines in accordance with applicable law and pursuant to the Federal Emergency Management Agency Guides that a Mortgaged Property is located in a special flood hazard area and is not covered by flood insurance or is covered in an amount less than the amount required by the Flood Disaster Protection Act of 1973, as amended, the Servicer shall notify the related Mortgagor to obtain such flood insurance coverage, and if said Mortgagor fails to obtain the required flood insurance coverage within forty five (45) days after such notification, the Servicer shall immediately force place the required flood insurance on the Mortgagor's behalf. Any out of pocket expense or advance made by the Servicer on such force placed flood insurance coverage shall be deemed a Servicing Advance.

            In the event that the Servicer shall obtain and maintain a blanket policy with an insurer either (i) acceptable to Fannie Mae or Freddie Mac, or
(ii) having a General Policy Rating of B:VI or better in Best's (or such other rating that is comparable to such rating) insuring against hazard losses on all of the Mortgage Loans, it shall conclusively be deemed to have satisfied its obligations as set forth in the first two sentences of this Section 3.13, it being understood and agreed that such policy may contain a deductible clause, in which case the Servicer shall, in the event that there shall not have been maintained on the related Mortgaged Property or REO Property a policy complying with the first two sentences of this Section 3.13, and there shall have been one or more losses which would have been covered by such policy, deposit to the Collection Account from its own funds the amount not otherwise payable under the blanket policy because of such deductible clause. In connection with its activities as administrator and servicer of the Mortgage Loans, the Servicer agrees to prepare and present, on behalf of itself, the Trustee claims under any such blanket policy in a timely fashion in accordance with the terms of such policy.

            (b) The Servicer shall keep in force during the term of this Agreement a policy or policies of insurance covering errors and omissions for failure in the performance of the Servicer's obligations under this Agreement, which policy or policies shall be in such form and amount that would meet the requirements of Fannie Mae or Freddie Mac if it were the purchaser of the Mortgage Loans, unless the Servicer has obtained a waiver of such requirements from Fannie Mae or Freddie Mac. The Servicer shall also maintain a fidelity bond in the form and amount that would meet the requirements of Fannie Mae or Freddie Mac, unless the Servicer has obtained a waiver of such requirements from Fannie Mae or Freddie Mac. The Servicer shall provide the Trustee upon request with copies of any such insurance policies and fidelity bond. The Servicer shall be deemed to have complied with this provision if an Affiliate of the Servicer has such errors and omissions and fidelity bond coverage and, by the terms of such insurance policy or fidelity bond, the coverage afforded thereunder extends to the Servicer. Any such errors and omissions policy and fidelity bond shall by its terms not be cancelable without thirty days' prior written notice to the Trustee. The Servicer shall also cause each Subservicer to maintain a policy of insurance covering errors and omissions and a fidelity bond which would meet such requirements.

            Section 3.14 Enforcement of Due-on-Sale Clauses; Assumption Agreements. The Servicer will, to the extent it has knowledge of any conveyance or prospective conveyance of any Mortgaged Property by any Mortgagor (whether by absolute conveyance or by contract of sale, and whether or not the Mortgagor remains or is to remain liable under the Mortgage Note and/or the Mortgage), exercise its rights to accelerate the maturity of such Mortgage Loan under the "due-on-sale" clause, if any, applicable thereto; provided, however, that the Servicer shall not be required to take such action if, in its sole business judgment, the Servicer believes it is not in the best interests of the Trust Fund and shall not exercise any such rights if prohibited by law from doing so. If the Servicer reasonably believes it is unable under applicable law to enforce such "due-on-sale" clause or if any of the other conditions set forth in the proviso to the preceding sentence apply, the Servicer will enter into an assumption and modification agreement from or with the person to whom such property has been conveyed or is proposed to be conveyed, pursuant to which such person becomes liable under the Mortgage Note, if any, and, to the extent permitted by applicable state law, the Mortgagor remains liable thereon. The Servicer is also authorized to enter into a substitution of liability agreement with such person, pursuant to which the original Mortgagor is released from liability and such person is substituted as the Mortgagor and becomes liable under the Mortgage Note; provided, that no such substitution shall be effective unless such person satisfies the underwriting criteria of the Servicer and such substitution is in the best interest of the Certificateholders as determined by the Servicer. In connection with any assumption, modification or substitution, the Servicer shall apply such underwriting standards and follow such practices and procedures as shall be normal and usual in its general mortgage servicing activities and as it applies to other mortgage loans owned solely by it. The Servicer shall not take or enter into any assumption and modification agreement, however, unless (to the extent practicable in the circumstances) it shall have received confirmation, in writing, of the continued effectiveness of any applicable hazard insurance policy, or a new policy meeting the requirements of this Section is obtained. Any fee collected by the Servicer in respect of an assumption or substitution of liability agreement will be retained by the Servicer as additional servicing compensation. In connection with any such assumption, no material term of the Mortgage Note (including but not limited to the related Mortgage Interest Rate and the amount of the Scheduled Payment) may be amended or modified, except as otherwise required pursuant to the terms thereof. The Servicer shall notify the Trustee that any such substitution, modification or assumption agreement has been completed by forwarding to the Trustee the executed original of such substitution or assumption agreement, which document shall be added to the related Mortgage File and shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof.

            Notwithstanding the foregoing paragraph or any other provision of this Agreement, the Servicer shall not be deemed to be in default, breach or any other violation of its obligations hereunder by reason of any assumption of a Mortgage Loan by operation of law or by the terms of the Mortgage Note or any assumption which the Servicer may be restricted by law from preventing, for any reason whatsoever. For purposes of this Section 3.14, the term "assumption" is deemed to also include a sale (of the Mortgaged Property) subject to the Mortgage that is not accompanied by an assumption or substitution of liability agreement.

            Section 3.15 Realization upon Defaulted Mortgage Loans. The Servicer shall use its best efforts, consistent with Accepted Servicing Practices, to foreclose upon or otherwise comparably convert (which may include an acquisition of REO Property) the ownership of properties securing such of the Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments pursuant to
Section 3.07, and which are not released from this Agreement pursuant to any other provision hereof. The Servicer shall use reasonable efforts to realize upon such defaulted Mortgage Loans in such manner as will maximize the receipt of principal and interest by the Trustee, taking into account, among other things, the timing of foreclosure proceedings. The foregoing is subject to the provisions that, in any case in which a Mortgaged Property shall have suffered damage from an uninsured cause, the Servicer shall not be required to expend its own funds toward the restoration of such property unless it shall determine in its sole discretion (i) that such restoration will increase the net proceeds of liquidation of the related Mortgage Loan to the Trustee, after reimbursement to itself for such expenses, and (ii) that such expenses will be recoverable by the Servicer through Insurance Proceeds, Condemnation Proceeds or Liquidation Proceeds from the related Mortgaged Property, as contemplated in Section 3.11. The Servicer shall be responsible for all other costs and expenses incurred by it in any such proceedings; provided, however, that it shall be entitled to reimbursement thereof from the related property, as contemplated in Section 3.11.

            The proceeds of any Liquidation Event or REO Disposition, as well as any recovery resulting from a partial collection of Insurance Proceeds, Condemnation Proceeds or Liquidation Proceeds or any income from an REO Property, will be applied in the following order of priority: first, to reimburse the Servicer or any Subservicer for any related unreimbursed Servicing Advances, pursuant to Section 3.11 or 3.17; second, to reimburse the Servicer for any related unreimbursed P&I Advances, pursuant to Section 3.11, third, to accrued and unpaid interest on the Mortgage Loan or REO Imputed Interest, at the Mortgage Interest Rate, to the date of the liquidation or REO Disposition, or to the Due Date prior to the Remittance Date on which such amounts are to be distributed if not in connection with a Liquidation Event or REO Disposition; and fourth, as a recovery of principal of the Mortgage Loan. If the amount of the recovery so allocated to interest is less than a full recovery thereof, that amount will be allocated as follows: first, to unpaid Servicing Fees; and second, as interest at the Mortgage Interest Rate (net of the Servicing Fee
Rate). The portion of the recovery so allocated to unpaid Servicing Fees shall be reimbursed to the Servicer or any Subservicer pursuant to Section 3.11 or
3.17. The portions of the recovery so allocated to interest at the Mortgage Interest Rate (net of the Servicing Fee Rate) and to principal of the Mortgage Loan shall be applied as follows: first, to reimburse the Servicer or any Subservicer for any related unreimbursed Servicing Advances in accordance with
Section 3.11 or 3.17, and second, to the Trustee in accordance with the provisions of Section 4.02, subject to the last paragraph of Section 3.17 with respect to certain excess recoveries from an REO Disposition.

            Notwithstanding anything to the contrary contained herein, in connection with a foreclosure or acceptance of a deed in lieu of foreclosure, in the event the Servicer has received actual notice of, or has actual knowledge of the presence of, hazardous or toxic substances or wastes on the related Mortgaged Property, or if the Trustee otherwise requests, the Servicer shall cause an environmental inspection or review of such Mortgaged Property to be conducted by a qualified inspector. Upon completion of the inspection, the Servicer shall promptly provide the Trustee and the Depositor with a written report of the environmental inspection.

            After reviewing the environmental inspection report, the Servicer shall determine consistent with Accepted Servicing Practices, to proceed with respect to the Mortgaged Property. In the event (a) the environmental inspection report indicates that the Mortgaged Property is contaminated by hazardous or toxic substances or wastes and (b) the Servicer determines, consistent with Accepted Servicing Practices, to proceed with foreclosure or acceptance of a deed in lieu of foreclosure, the Servicer shall be reimbursed for all reasonable costs associated with such foreclosure or acceptance of a deed in lieu of foreclosure and any related environmental clean-up costs, as applicable, from the related Liquidation Proceeds, or if the Liquidation Proceeds are insufficient to fully reimburse the Servicer, the Servicer shall be entitled to be reimbursed from amounts in the Collection Account pursuant to Section 3.11. In the event the Servicer determines not to proceed with foreclosure or acceptance of a deed in lieu of foreclosure, the Servicer shall be reimbursed from general collections for all Servicing Advances made with respect to the related Mortgaged Property from the Collection Account pursuant to Section 3.11. The Trustee shall not be responsible for any determination made by the Servicer pursuant to this paragraph or otherwise.

            Section 3.16 Release of Mortgage Files. (a) Upon the payment in full of any Mortgage Loan, or the receipt by the Servicer of a notification that payment in full shall be escrowed in a manner customary for such purposes, the Servicer will, within five (5) Business Days of the payment in full, notify the Trustee by a certification (which certification shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Collection Account pursuant to
Section 3.10 have been or will be so deposited) of a Servicing Officer and shall request delivery to it of the Custodial File by completing a Request for Release. Upon receipt of such certification and a Request for Release, the Trustee shall promptly release the related Custodial File to the Servicer within three (3) Business Days. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Collection Account.

            (b) From time to time and as appropriate for the servicing or foreclosure of any Mortgage Loan, including, for this purpose, collection under any Insurance Policy relating to the Mortgage Loans, the Trustee shall, upon request of the Servicer and delivery to the Trustee, of a Request for Release, release the related Custodial File to the Servicer, and the Trustee shall, at the direction of the Servicer, execute such documents provided to it as shall be necessary to the prosecution of any such proceedings and the Servicer shall retain the Mortgage File in trust for the benefit of the Trustee. Such Request for Release shall obligate the Servicer to return each and every document previously requested from the Custodial File to the Trustee when the need therefor by the Servicer no longer exists, unless the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Collection Account or the Mortgage File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the Servicer has delivered to the Trustee a certificate of a Servicing Officer certifying as to the name and address of the Person to which such Mortgage File or such document was delivered and the purpose or purposes of such delivery. Upon receipt of a certificate of a Servicing Officer stating that such Mortgage Loan was liquidated and that all amounts received or to be received in connection with such liquidation that are required to be deposited into the related Collection Account have been so deposited, or that such Mortgage Loan has become an REO Property, a copy of the Request for Release shall be released by the Trustee to the Servicer or its designee. Upon receipt of a Request for Release under this Section 3.16, the Trustee shall deliver the related Custodial File to the Servicer by regular mail, unless the Servicer requests that the Trustee deliver such Custodial File to the Servicer by overnight courier (in which case such delivery shall be at the Servicer's expense); provided, however, that in the event the Servicer has not previously received copies of the relevant Mortgage Loan Documents necessary to service the related Mortgage Loan in accordance with Accepted Servicing Practices, the Responsible Party shall reimburse (or the Depositor, as applicable, shall use reasonable best efforts to cause First Nevada to reimburse) the Servicer for any overnight courier charges incurred for the requested Custodial Files.

            Upon written certification of a Servicing Officer, the Trustee shall execute and deliver to the Servicer copies of any court pleadings, requests for trustee's sale or other documents reasonably necessary to the foreclosure or trustee's sale in respect of a Mortgaged Property or to any legal action brought to obtain judgment against any Mortgagor on the Mortgage Note or Mortgage or to obtain a deficiency judgment, or to enforce any other remedies or rights provided by the Mortgage Note or Mortgage or otherwise available at law or in equity, or shall exercise and deliver to the Servicer a power of attorney sufficient to authorize the Servicer to execute such documents on its behalf. Each such certification shall include a request that such pleadings or documents be executed by the Trustee and a statement as to the reason such documents or pleadings are required and that the execution and delivery thereof by the Trustee will not invalidate or otherwise affect the lien of the Mortgage, except for the termination of such a lien upon completion of the foreclosure or trustee's sale.

            Section 3.17 Title, Conservation and Disposition of REO Property.
(a) This Section shall apply only to REO Properties acquired for the account of the Trustee and shall not apply to any REO Property relating to a Mortgage Loan which was purchased or repurchased from the Trustee pursuant to any provision hereof. In the event that title to any such REO Property is acquired, the Servicer shall cause the deed or certificate of sale to be issued in the name of the Trustee, on behalf of the Certificateholders.

            (b) The Servicer shall manage, conserve, protect and operate each REO Property for the Trustee solely for the purpose of its prompt disposition and sale. The Servicer, either itself or through an agent selected by the Servicer, shall manage, conserve, protect and operate the REO Property in the same manner that it manages, conserves, protects and operates other foreclosed property for its own account, and in the same manner that similar property in the same locality as the REO Property is managed. The Servicer shall attempt to sell the same (and may temporarily rent the same for a period not greater than one year, except as otherwise provided below) on such terms and conditions as the Servicer deems to be in the best interest of the Trustee.

            (c) The Servicer shall use Accepted Servicing Practices to dispose of the REO Property as soon as possible and shall sell such REO Property in any event within the time specified in Section 3.17(h) after title has been taken to such REO Property, unless such Servicer determines, and gives an appropriate notice to the Trustee to such effect, that a longer period is necessary for the orderly liquidation of such REO Property. The Trustee has no obligation with respect to REO Dispositions.

            (d) The Servicer shall segregate and hold all funds collected and received in connection with the operation of any REO Property separate and apart from its own funds and general assets and shall deposit such funds in the Collection Account.

            (e) The Servicer shall deposit net of reimbursement to the Servicer for any related outstanding Servicing Advances and unpaid Servicing Fees provided in Section 3.11, or cause to be deposited, on a daily basis in the Collection Account all revenues received with respect to the related REO Property and shall withdraw therefrom funds necessary for the proper operation, management and maintenance of the REO Property.

            (f) The Servicer, upon an REO Disposition, shall be entitled to reimbursement for any related unreimbursed Servicing Advances as well as any unpaid Servicing Fees from proceeds received in connection with the REO Disposition, as further provided in Section 3.11.

            (g) Any net proceeds from an REO Disposition which are in excess of the unpaid principal balance of the related Mortgage Loan plus all unpaid REO Imputed Interest thereon through the date of the REO Disposition shall be retained by the Servicer as additional servicing compensation.

            (h) The Servicer shall use Accepted Servicing Practices to sell, or cause the Subservicer to sell, in accordance with Accepted Servicing Practices, any REO Property as soon as possible, but in no event later than the conclusion of the third calendar year beginning after the year of its acquisition by the REMIC unless (i) the Servicer applies for an extension of such period from the Internal Revenue Service pursuant to the REMIC Provisions and Code Section 856(e)(3), in which event such REO Property shall be sold within the applicable extension period, or (ii) the Servicer obtains for the Trustee an Opinion of Counsel, addressed to the Depositor, the Trustee and the Servicer, to the effect that the holding by the Lower Tier REMIC of such REO Property subsequent to such period will not result in the imposition of taxes on "prohibited transactions" as defined in Section 860F of the Code or cause either Trust REMIC to fail to qualify as a REMIC under the REMIC Provisions or comparable provisions of relevant state laws at any time. The Servicer shall manage, conserve, protect and operate each REO Property for the Trustee solely for the purpose of its prompt disposition and sale in a manner which does not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) or result in the receipt by the Lower Tier REMIC of any "income from non-permitted assets" within the meaning of Section 860F(a)(2)(B) of the Code or any "net income from foreclosure property" which is subject to taxation under
Section 860G(a)(1) of the Code. Pursuant to its efforts to sell such REO Property, the Servicer shall either itself or through an agent selected by the Servicer protect and conserve such REO Property in the same manner and to such extent as is customary in the locality where such REO Property is located and may, incident to its conservation and protection of the interests of the Trustee on behalf of the Certificateholders, rent the same, or any part thereof, as the Servicer deems to be in the best interest of the Trustee on behalf of the Certificateholders for the period prior to the sale of such REO Property; provided, however, that any rent received or accrued with respect to such REO Property qualifies as "rents from real property" as defined in Section 856(d) of the Code.

            Section 3.18 [Reserved].

            Section 3.19 Access to Certain Documentation and Information Regarding the Mortgage Loans. The Servicer shall provide, or cause the Subservicer to provide, to the Depositor, the Trustee, the OTS or the FDIC and the examiners and supervisory agents thereof access to the documentation regarding the Mortgage Loans in its possession required by applicable regulations of the OTS. Such access shall be afforded without charge, but only upon 15 days (or if an Event of Default has occurred and is continuing, 3 Business Days) prior written request and during normal business hours at the offices of the Servicer. Nothing in this Section shall derogate from the obligation of such party to observe any applicable law prohibiting disclosure of information regarding the Mortgagors and the failure of such party to provide access as provided in this Section as a result of such obligation shall not constitute a breach of this Section.

            Nothing in Section 3.19 shall require the Servicer to collect, create, collate or otherwise generate any information that it does not generate in its usual course of business. The Servicer shall not be required to make copies of or to ship documents to any Person who is not a party to this Agreement, and then only if provisions have been made for the reimbursement of the costs thereof.

            Section 3.20 Documents, Records and Funds in Possession of the Servicer to Be Held for the Trustee. The Servicer shall account fully to the Trustee for any funds received by the Servicer or which otherwise are collected by the Servicer as Liquidation Proceeds, Condemnation Proceeds or Insurance Proceeds in respect of any Mortgage Loan. All Mortgage Files and funds collected or held by, or under the control of, the Servicer in respect of any Mortgage Loans, whether from the collection of principal and interest payments or from Liquidation Proceeds, including, but not limited to, any funds on deposit in its Collection Account, shall be held by the Servicer for and on behalf of the Trustee and shall be and remain the sole and exclusive property of the Trustee, subject to the applicable provisions of this Agreement. The Servicer also agrees that it shall not create, incur or subject any Mortgage File or any funds that are deposited in the Collection Account, the Distribution Account or any Escrow Account, or any funds that otherwise are or may become due or payable to the Trustee for the benefit of the Certificateholders, to any claim, lien, security interest, judgment, levy, writ of attachment or other encumbrance, or assert by legal action or otherwise any claim or right of setoff against any Mortgage File or any funds collected on, or in connection with, a Mortgage Loan, except, however, that the Servicer shall be entitled to set off against and deduct from any such funds any amounts that are properly due and payable to the Servicer under this Agreement.

            Section 3.21 Servicing Compensation. (a) As compensation for its activities hereunder, the Servicer shall, with respect to each Mortgage Loan, be entitled to retain from deposits to the Collection Account and from Liquidation Proceeds, Insurance Proceeds and Condemnation Proceeds related to such Mortgage Loan, the Servicing Fee with respect to each Mortgage Loan (less any portion of such amounts retained by any Subservicer). In addition, the Servicer shall be entitled to recover unpaid Servicing Fees out of related late collections to the extent permitted in Section 3.11. The right to receive the Servicing Fee may not be transferred in whole or in part except as provided in Section 10.07 or in connection with the transfer of all of the Servicer's responsibilities and obligations under this Agreement; provided, however, that the Servicer may pay from the Servicing Fee any amounts due to a Subservicer pursuant to a Subservicing Agreement entered into under Section 3.02.

            (b) Additional servicing compensation in the form of assumption or modification fees, late payment charges, NSF fees, reconveyance fees and other similar fees and charges (other than Prepayment Premiums) shall be retained by the Servicer only to the extent such fees or charges are received by the Servicer. The Servicer shall also be entitled pursuant to Section 3.09(b)(vi) and Section 3.11(a)(iv) to withdraw from the Collection Account, as additional servicing compensation, interest or other income earned on deposits therein.

            (c) The Servicer shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder (including payment of premiums for any blanket policy insuring against hazard losses pursuant to
Section 3.13, servicing compensation of the Subservicer to the extent not retained by it and the fees and expenses of independent accountants and any agents appointed by the Servicer), and shall not be entitled to reimbursement therefor except as specifically provided in Section 3.11.

            Section 3.22 Annual Statement as to Compliance. The Servicer will deliver or cause to be delivered to the Depositor, the Rating Agencies and the Trustee on or before March 15th of each calendar year, commencing in 2005, an Officer's Certificate stating, as to each signatory thereof, that (i) a review of the activities of the Servicer during the preceding calendar year and of performance under this Agreement or a similar agreement has been made under such officers' supervision, and (ii) to the best of such officers' knowledge, based on such review, the Servicer has fulfilled all of its obligations under this Agreement throughout such year, or, if there has been a default in the fulfillment of any such obligation, specifying each such default known to such officers and the nature and status thereof. Promptly after receipt of such Officer's Certificate, the Depositor shall review such Officer's Certificate and, if applicable, consult with the Servicer as to the nature of any defaults by the Servicer in the fulfillment of any of the Servicer's obligations. The obligations of the Servicer under this Section apply to each Servicer that serviced during the applicable period, whether or not such Servicer is acting as the Servicer at the time such Officer's Certificate is required to be delivered.

            Section 3.23 Annual Independent Public Accountants' Servicing Statement; Financial Statements. Not later than March 15th of each calendar year commencing in 2005, the Servicer, at its expense, shall cause a nationally recognized firm of independent certified public accountants to furnish to the Depositor, the Rating Agencies and the Trustee a report stating that (i) it has obtained a letter of representation regarding certain matters from the management of the Servicer which includes an assertion that the Servicer has complied with certain minimum residential mortgage loan servicing standards, identified in the Uniform Single Attestation Program for Mortgage Bankers established by the Mortgage Bankers Association of America, with respect to the servicing of residential mortgage loans during the most recently completed calendar year and (ii) on the basis of an examination conducted by such firm in accordance with standards established by the American Institute of Certified Public Accountants, such representation is fairly stated in all material respects, subject to such exceptions and other qualifications that may be appropriate. In rendering its report such firm may rely, as to matters relating to the direct servicing of residential mortgage loans by Subservicers, upon comparable reports of firms of independent certified public accountants rendered on the basis of examinations conducted in accordance with the same standards (rendered within one year of such report) with respect to those Subservicers. Promptly after receipt of such report, the Depositor shall review such report and, if applicable, consult with the Servicer as to the nature of any defaults by the Servicer in the fulfillment of any of the Servicer's obligations.

            Section 3.24 Trustee to Act as Servicer. (a) In the event that the Servicer shall for any reason no longer be the Servicer hereunder (including by reason of an Event of Default), the Trustee or its successor shall, thereupon assume all of the rights and obligations of the Servicer hereunder arising thereafter (except that the Trustee shall not be (i) liable for losses of the predecessor Servicer pursuant to Section 3.10 or any acts or omissions of the predecessor Servicer hereunder, (ii) obligated to make Advances if it is prohibited from doing so by applicable law, (iii) obligated to effectuate repurchases of Mortgage Loans hereunder, including but not limited to repurchases pursuant to Section 2.03, (iv) responsible for expenses of the Servicer pursuant to Section 2.03 or (v) deemed to have made any representations and warranties of the Servicer hereunder). Any such assumption shall be subject to Section 7.02.

            (b) Every Subservicing Agreement entered into by the Servicer shall contain a provision giving the successor Servicer the option to terminate such agreement in the event a successor Servicer is appointed.

            (c) If the Servicer shall for any reason no longer be the Servicer (including by reason of any Event of Default), the Trustee (or any other successor Servicer) may, at its option, succeed to any rights and obligations of the Servicer under any Subservicing Agreement in accordance with the terms thereof; provided, that the Trustee (or any other successor Servicer) shall not incur any liability or have any obligations in its capacity as successor Servicer under a Subservicing Agreement arising prior to the date of such succession unless it expressly elects to succeed to the rights and obligations of the Servicer thereunder; and the Servicer shall not thereby be relieved of any liability or obligations under the Subservicing Agreement arising prior to the date of such succession.

            (d) The Servicer shall, upon request of the Trustee, but at the expense of the Servicer, deliver to the assuming party all documents and records relating to each Subservicing Agreement (if any) and the Mortgage Loans then being serviced thereunder and an accounting of amounts collected held by it and otherwise use its best efforts to effect the orderly and efficient transfer of the Subservicing Agreement to the assuming party.

            Section 3.25 Compensating Interest. The Servicer shall remit to the Trustee on each Remittance Date an amount from its own funds equal to Compensating Interest payable by the Servicer for such Remittance Date.

            Section 3.26 Credit Reporting; Gramm-Leach-Bliley Act. (a) With respect to each Mortgage Loan, the Servicer shall fully furnish, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (e.g., favorable and unfavorable) on the related Mortgagor credit files to the three national credit repositories, on a monthly basis.

            (b) The Servicer shall comply with all provisions of the Privacy Laws, relating to the Mortgage Loans, the related borrowers and any "nonpublic personal information" (as defined in the Privacy Laws) received by the Servicer incidental to the performance of its obligations under this Agreement, including, maintaining adequate information security procedures to protect such nonpublic personal information and providing all privacy notices required by the Privacy Laws.

            Section 3.27 Excess Reserve Fund Account; Distribution Account. (a) The Trustee shall establish and maintain the Excess Reserve Fund Account, on behalf of the Class X Certificateholders, to receive any Basis Risk Payment and to pay to the Principal Certificateholders Basis Risk Carry Forward Amounts.

            On each Distribution Date on which there exists a Basis Risk Carry Forward Amount on any Class of Principal Certificates, the Trustee shall (1) withdraw from the Distribution Account and deposit in the Excess Reserve Fund Account, as set forth in Section 4.02(a)(iii)(F), the lesser of the Class X Distributable Amount (to the extent remaining after the distributions specified in Sections 4.02(a)(iii)(A)-(E)) and the aggregate Basis Risk Carry Forward Amount and (2) withdraw from the Excess Reserve Fund Account amounts necessary to pay to such Class or Classes of Principal Certificates the applicable Basis Risk Carry Forward Amounts. Such payments shall be allocated to those Classes based upon the amount of Basis Risk Carry Forward Amount owed to each such Class and shall be paid in the priority set forth in Section 4.02(a)(iii)(G). In the event that the Class Certificate Balance of any Class of Certificates is reduced because of Applied Realized Loss Amounts, the applicable Certificateholders will not be entitled to receive Basis Risk Carry Forward Amounts on the written down amounts on such Distribution Date or any future Distribution Dates (except to the extent such Class Certificate Balance is increased as a result of any Subsequent Recoveries), even if funds are otherwise available for distribution.

            The Trustee shall account for the Excess Reserve Fund Account as an asset of a grantor trust under subpart E, Part I of subchapter J of the Code and not as an asset of either Trust REMIC created pursuant to this Agreement. The beneficial owners of the Excess Reserve Fund Account are the Class X Certificateholders. For all federal income tax purposes, amounts transferred by the Upper Tier REMIC to the Excess Reserve Fund Account shall be treated as distributions by the Trustee to the Class X Certificateholders in respect of the Class X Interest and then contributed by the Class X Certificateholders to the Excess Reserve Fund Account.

            Any Basis Risk Carry Forward Amounts distributed by the Trustee to the Principal Certificateholders shall be accounted for by the Trustee, for federal income tax purposes, as amounts paid first to the Holders of the Class X Certificates (in respect of the Class X Interest) and then to the respective Class or Classes of Principal Certificates. In addition, the Trustee shall account for the rights of Holders of each Class of Principal Certificates to receive payments of Basis Risk Carry Forward Amounts as rights in a separate limited recourse interest rate cap contract written by the Class X Certificateholders in favor of Holders of each such Class.

            Notwithstanding any provision contained in this Agreement, the Trustee shall not be required to make any payments from the Excess Reserve Fund Account except as expressly set forth in this Section 3.27(a).

            (b) The Trustee shall establish and maintain the Distribution Account on behalf of the Certificateholders. The Trustee shall, promptly upon receipt on the Business Day received, deposit in the Distribution Account and retain therein the following:

            (i) the aggregate amount remitted by the Servicer to the Trustee pursuant to Section 3.11;

            (ii) any amount deposited by the Servicer pursuant to Section 3.12(b) in connection with any losses on Permitted Investments; and

            (iii) any other amounts deposited hereunder which are required to be deposited in the Distribution Account.

            In the event that the Servicer shall remit any amount not required to be remitted, it may at any time direct the Trustee in writing to withdraw such amount from the Distribution Account, any provision herein to the contrary notwithstanding. Such direction may be accomplished by delivering notice to the Trustee which describes the amounts deposited in error in the Distribution Account. All funds deposited in the Distribution Account shall be held by the Trustee in trust for the Certificateholders until disbursed in accordance with this Agreement or withdrawn in accordance with Section 4.02.

            (c) In order to comply with its duties under the USA Patriot Act of 2001, the Trustee shall obtain and verify certain information and documentation from the other parties to this Agreement including, but not limited to, each such party's name, address, and other identifying information.

            Section 3.28 Optional Purchase of Delinquent Mortgage Loans. The Depositor, in its sole discretion, shall have the option, but shall not be obligated, to purchase any 90+ Delinquent Mortgage Loans from the Trust Fund. The purchase price for any such Mortgage Loan shall be 100% of the unpaid principal balance of such Mortgage Loan plus accrued and unpaid interest on the related Mortgage Loan at the applicable Mortgage Interest Rate, plus the amount of any unreimbursed Servicing Advances made by the Servicer. Upon receipt of such purchase price, the Servicer shall provide to the Trustee a Request for Release and the Trustee shall promptly release to the Depositor the Mortgage File relating to the Mortgage Loan being repurchased.

                                   ARTICLE IV

                                DISTRIBUTIONS AND
                            ADVANCES BY THE SERVICER

            Section 4.01 Advances. (a) The amount of P&I Advances to be made by the Servicer for any Remittance Date shall equal, subject to Section 4.01(c), the sum of (i) the aggregate amount of Scheduled Payments (with each interest portion thereof net of the related Servicing Fee), due during the Due Period immediately preceding such Remittance Date in respect of the Mortgage Loans, which Scheduled Payments were not received as of the close of business on the related Determination Date plus (ii) with respect to each REO Property, which REO Property was acquired during or prior to the related Prepayment Period and as to which such REO Property an REO Disposition did not occur during the related Prepayment Period, an amount equal to the excess, if any, of the Scheduled Payments (with REO Imputed Interest) that would have been due on the related Due Date in respect of the related Mortgage Loan, over the net income from such REO Property transferred to the Collection Account for distribution on such Remittance Date.

            (b) On the Remittance Date, the Servicer shall remit in immediately available funds to the Trustee an amount equal to the aggregate amount of P&I Advances, if any, to be made in respect of the Mortgage Loans and REO Properties for the related Remittance Date either (i) from its own funds or (ii) from the Collection Account, to the extent of funds held therein for future distribution (in which case, it will cause to be made an appropriate entry in the records of Collection Account that Amounts Held for Future Distribution have been, as permitted by this Section 4.01, used by the Servicer in discharge of any such P&I Advance) or (iii) in the form of any combination of (i) and (ii) aggregating the total amount of P&I Advances to be made by the Servicer with respect to the Mortgage Loans and REO Properties. Any Amounts Held for Future Distribution and so used shall be appropriately reflected in the Servicer's records and replaced by the Servicer by deposit in the Collection Account on or before any future Remittance Date to the extent required.

            (c) The obligation of the Servicer to make such P&I Advances is mandatory, notwithstanding any other provision of this Agreement but subject to
(d) below, and, with respect to any Mortgage Loan or REO Property, shall continue until a Final Recovery Determination in connection therewith or the removal thereof from coverage under this Agreement, except as otherwise provided in this Section.

            (d) Notwithstanding anything herein to the contrary, no P&I Advance or Servicing Advance shall be required to be made hereunder by the Servicer if such P&I Advance or Servicing Advance would, if made, constitute a Nonrecoverable P&I Advance or Nonrecoverable Servicing Advance. The determination by the Servicer that it has made a Nonrecoverable P&I Advance or a Nonrecoverable Servicing Advance or that any proposed P&I Advance or Servicing Advance, if made, would constitute a Nonrecoverable P&I Advance or a Nonrecoverable Servicing Advance, respectively, shall be evidenced by an Officers' Certificate of the Servicer delivered to the Trustee.

            (e) Except as otherwise provided herein, the Servicer shall be entitled to reimbursement pursuant to Section 3.11 for Servicing Advances from recoveries from the related Mortgagor or from all Liquidation Proceeds and other payments or recoveries (including Insurance Proceeds and Condemnation Proceeds) with respect to the related Mortgage Loan.

            Section 4.02 Priorities of Distribution. (a) On each Distribution Date, the Trustee shall make the disbursements and transfers from amounts then on deposit in the Distribution Account in the following order of priority and to the extent of the Available Funds remaining:

            (i) from the Interest Remittance Amount, to the holders of each Class of Principal Certificates sequentially in the following order of priority:

                  (A) concurrently to the Class A Certificates, their respective
            Accrued Certificate Interest Distribution Amounts (allocated pro rata based on their respective Accrued Certificate Interest Distribution Amounts);

                  (B) concurrently, to the Class A Certificates, their
            respective Unpaid Interest Amounts (allocated pro rata based on their respective Unpaid Interest Amounts);

                  (C) to the Class M-1 Certificates, their Accrued Certificate
            Interest Distribution Amount;

                  (D) to the Class M-2 Certificates, their Accrued Certificate
            Interest Distribution Amount;

                  (E) to the Class B-1 Certificates, their Accrued Certificate
            Interest Distribution Amount; and

                  (F) to the Class B-2 Certificates, their Accrued Certificate
            Interest Distribution Amount;

                  (G) to the Class B-3 Certificates, their Accrued Certificate
            Interest Distribution Amount;

            (ii) (A) on each Distribution Date (x) prior to the Stepdown Date or
      (y) with respect to which a Trigger Event is in effect, to the holders of the Class or Classes of Principal Certificates then entitled to distributions of principal as set forth below, from Available Funds remaining after making distributions pursuant to clause (i) above, an amount equal to the Principal Distribution Amount sequentially in the following order of priority:

                  (I) Sequentially, but subject to Section 4.02(b) below:

                              (aa) to the Class AF-5 Certificates, an amount
                        equal to the Class AF-5 Lockout Distribution Amount, and

                              (bb) sequentially, to the Class AV-1, Class AF-2,
                        Class AF-3, Class AF-4 and Class AF-5 Certificates, in that order, until their respective Class Certificate Balances have been reduced to zero; and

                  (II) the portion of the available Principal Distribution Amount remaining after making the distributions set forth in clause (a)(ii)(A)(I) above, sequentially to the Class M-1, Class M-2, Class B-1, Class B-2 and Class B-3 Certificates, in that order, until their respective Class Certificate Balances are reduced to zero;

            (B) on each Distribution Date (x) on and after the Stepdown Date and
      (y) as long as a Trigger Event is not in effect, to the holders of the Class or Classes of Principal Certificates then entitled to distribution of principal, from Available Funds remaining on deposit in the Distribution Account after making distributions pursuant to clause (i) above, an amount equal to the Principal Distribution Amount in the following amounts and order of priority:

                  (I) the lesser of the Principal Distribution Amount and the Class A Principal Distribution Amount, allocated sequentially, but subject to Section 4.02(b) below, as follows:

                              (aa) to the Class AF-5 Certificates, an amount
                        equal to the Class AF-5 Lockout Distribution Amount, and

                              (bb) sequentially, to the Class AV-1, Class AF-2,
                        Class AF-3, Class AF-4 and Class AF-5 Certificates, in that order, until their respective Class Certificate Balances have been reduced to zero;

                  (II) the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the amount distributed to the Class A Certificates in clauses (ii)(B)(I) above and (y) the Class M-1 Principal Distribution Amount, to the Class M-1 Certificates, until the Class Certificate Balance thereof has been reduced to zero;

                  (III) the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the amount distributed to the Class A Certificates in clauses (ii)(B)(I) above and to the Class M-1 Certificates in clause (ii)(B)(II) above and (y) the Class M-2 Principal Distribution Amount, to the Class M-2 Certificates, until the Class Certificate Balance thereof has been reduced to zero;

                  (IV) the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the amount distributed to the Class A Certificates in clauses (ii)(B)(I) above, to the Class M-1 Certificates in clause (ii)(B)(II) above and to the Class M-2 Certificates in clause (ii)(B)(III) above, and (y) the Class B-1 Principal Distribution Amount, to the Class B-1 Certificates, until the Class Certificate Balance thereof has been reduced to zero;

                  (V) the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the amount distributed to the Class A Certificates in clauses (ii)(B)(I) above, to the Class M-1 Certificates in clause (ii)(B)(II) above, to the Class M-2 Certificates in clause (ii)(B)(III) above, and to the Class B-1 Certificates in clause (ii)(B)(IV) above and (y) the Class B-2 Principal Distribution Amount to the Class B-2 Certificates, until the Class Certificate Balance thereof has been reduced to zero; and

                  (VI) the lesser of (x) the excess of (i) the Principal Distribution Amount over (ii) the amount distributed to the Class A Certificates in clauses (ii)(B)(I) above, to the Class M-1 Certificates in clause (ii)(B)(II) above, to the Class M-2 Certificates in clause (ii)(B)(III) above, to the Class B-1 Certificates in clause (ii)(B)(IV) above, and to the Class B-2 Certificates in clause (ii)(B)(V) above and (y) the Class B-3 Principal Distribution Amount to the Class B-3 Certificates, until the Class Certificate Balance thereof has been reduced to zero.

            (iii) any amount remaining after the distributions in clauses 4.02(a)(i) and 4.02(a)(ii) above shall be distributed sequentially in the following order of priority:

                  (A) to the holders of the Class M-1 Certificates, any Unpaid
            Interest Amount for such Class;

                  (B) to the holders of the Class M-2 Certificates, any Unpaid
            Interest Amount for such Class;

                  (C) to the holders of the Class B-1 Certificates, any Unpaid
            Interest Amount for such Class;

                  (D) to the holders of the Class B-2 Certificates, any Unpaid
            Interest Amount for such Class;

                  (E) to the holders of the Class B-3 Certificates, any Unpaid
            Interest Amount for such Class;

                  (F) to the Excess Reserve Fund Account, the amount of any
            Basis Risk Payment for such Distribution Date;

                  (G) from funds on deposit in the Excess Reserve Fund Account, an amount equal to any Basis Risk Carry Forward Amount with respect to the Principal Certificates for such Distribution Date first, concurrently to the Class A Certificates pro rata based on their respective Basis Risk Carry Forward Amounts, and second, sequentially to the Class M-1, Class M-2, Class B-1, Class B-2 and Class B-3 Certificates in each case up to their respective unpaid remaining Basis Risk Carry Forward Amounts;

                  (H) to the holders of the Class X Certificates, the remainder of the Class X Distributable Amount not distributed pursuant to Sections 4.02(a)(iii)(A)-(G); and

                  (I) to the holders of the Class R Certificates, any remaining amount, in respect of the Lower Tier REMIC and Upper Tier REMIC.

            (b) Notwithstanding the allocation of principal distributions to the Class A Certificates as set forth in Section 4.02(a)(ii), from and after the Distribution Date on which the aggregate Class Certificate Balances of the Class M-1, Class M-2, Class B-1, Class B-2 and Class B-3 and the principal balance of the Class X Certificates have been reduced to zero, any principal distributions allocated to the Class A Certificates are required to be allocated pro rata to the Class A Certificates, based on their respective Class Certificate Balances, until their respective Class Principal Balances have been reduced to zero.

            (c) On each Distribution Date, all amounts representing Prepayment Premiums from the Mortgage Loans received during the related Prepayment Period shall be distributed by the Trustee to the holders of the Class P Certificates.

            (d) On any Distribution Date, any Relief Act Interest Shortfalls and Net Prepayment Interest Shortfalls for such Distribution Date will be allocated, pro rata, as a reduction of the Accrued Certificate Interest Distribution Amount for the Class A, Class M and Class B Certificates, based on the amount of interest to which such Classes would otherwise be entitled on such Distribution Date.

            Section 4.03 Monthly Statements to Certificateholders. (a) Not later than each Distribution Date, the Trustee shall make available to each Certificateholder, the Servicer, the Depositor and each Rating Agency a statement setting forth with respect to the related distribution:

            (i) the amount thereof allocable to principal, separately identifying the aggregate amount of any Principal Prepayments and Liquidation Proceeds included therein;

            (ii) the amount thereof allocable to interest, any Unpaid Interest Amounts included in such distribution and any remaining Unpaid Interest Amounts after giving effect to such distribution, any Basis Risk Carry Forward Amount for such Distribution Date and the amount of all Basis Risk Carry Forward Amount covered by withdrawals from the Excess Reserve Fund Account on such Distribution Date;

            (iii) if the distribution to the Holders of such Class of Certificates is less than the full amount that would be distributable to such Holders if there were sufficient funds available therefor, the amount of the shortfall and the allocation thereof as between principal and interest, including any Basis Risk Carry Forward Amount not covered by amounts in the Excess Reserve Fund Account;

            (iv) the Class Certificate Balance of each Class of Certificates after giving effect to the distribution of principal on such Distribution Date;

            (v) the Pool Stated Principal Balance for the following Distribution Date;

            (vi) the amount of the Expense Fees paid to or retained by the Servicer or the Trustee with respect to such Distribution Date, in the aggregate and separately stated;

            (vii) the Pass-Through Rate for each such Class of Certificates with respect to such Distribution Date;

            (viii) the amount of Advances included in the distribution on such Distribution Date and the aggregate amount of Advances reported by the Servicer as outstanding as of the close of business on the Determination Date immediately preceding such Distribution Date;

            (ix) the number and aggregate outstanding principal balances of Mortgage Loans (1) as to which the Scheduled Payment is delinquent 31 to 60 days, 61 to 90 days and 91 or more days, (2) that have become REO Property, (3) that are in foreclosure and (4) that are in bankruptcy, in each case as of the close of business on the last Business Day of the immediately preceding month;

            (x) for each of the preceding 12 calendar months, or all calendar months since the related Cut-off Date, whichever is less, the aggregate dollar amount of the Scheduled Payments (A) due on all Outstanding Mortgage Loans on each of the Due Dates in each such month and (B) delinquent 60 days or more on each of the Due Dates in each such month;

            (xi) with respect to all Mortgage Loans that became REO Properties during the preceding calendar month, the aggregate number of such Mortgage Loans and the aggregate Stated Principal Balance of such Mortgage Loans as of the close of business on the Determination Date preceding such Distribution Date and the date of acquisition thereof;

            (xii) the total number and principal balance of any REO Properties (and market value, if available) as of the close of business on the Determination Date preceding such Distribution Date;

            (xiii) whether a Trigger Event has occurred and is continuing (including the calculation of thereof and the aggregate outstanding balance of all 60+ Day Delinquent Mortgage Loans);

            (xiv) the amount on deposit in the Excess Reserve Fund Account (after giving effect to distributions on such Distribution Date);

            (xv) in the aggregate and for each Class of Certificates, the aggregate amount of Applied Realized Loss Amounts incurred during the preceding calendar month and aggregate Applied Realized Loss Amounts through such Distribution Date;

            (xvi) the amount of any Net Monthly Excess Cash Flow on such Distribution Date and the allocation thereof to the Certificateholders with respect to Unpaid Interest Amounts;

            (xvii) the Overcollateralized Amount and Specified
      Overcollateralized Amount;

            (xviii) Prepayment Premiums collected by the Servicer;

            (xix) the Cumulative Loss Percentage;

            (xx) the amount distributed on the Class X Certificates;

            (xxi) the amount of any Subsequent Recoveries for such Distribution Date; and

            (xxii) the amount of any payment of principal or of interest on the Class A-1 Certificates to be paid from funds transferred from the Policy Payment Account.

            (b) The Trustee's responsibility for providing the above statement to the Certificateholders, each Rating Agency, the Servicer, the Responsible Party and the Depositor is limited to the availability, timeliness and accuracy of the information derived from the Servicer. The Trustee will provide the above statement via the Trustee's internet website. The Trustee's website will initially be located at https://www.tss.db.com/invr and assistance in using the website can be obtained by calling the Trustee's investor relations desk at 1-800-735-7777. A paper copy of the above statement will also be made available upon request.

            (c) Within a reasonable period of time after the end of each calendar year, the Trustee shall cause to be furnished to each Person who at any time during the calendar year was a Certificateholder, a statement containing the information set forth in clauses (a)(i) and (a)(ii) of this Section 4.03 aggregated for such calendar year or applicable portion thereof during which such Person was a Certificateholder. Such obligation of the Trustee shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Trustee pursuant to any requirements of the Code as from time to time in effect.

            (d) Not later than the Reporting Date, the Servicer shall furnish to the Trustee a monthly remittance advice statement (in a format mutually agreed upon by the Servicer and the Trustee) containing such information as shall be reasonably requested by the Trustee to provide the reports required by Section 4.03(a) as to the accompanying remittance and the period ending on the close of business on the last Business Day of the immediately preceding month (the "Servicer Remittance Report").

            The Servicer shall furnish to the Trustee an individual loan accounting report, as of the last Business Day of each month, to document Mortgage Loan payment activity on an individual Mortgage Loan basis. With respect to each month, the corresponding individual loan accounting report (in electronic format) shall be received by the Trustee no later than the Reporting Date, which report shall contain the following:

            (i) with respect to each Scheduled Payment, the amount of such remittance allocable to principal (including a separate breakdown of any Principal Prepayment, including the date of such prepayment, and any Prepayment Premiums, along with a detailed report of interest on principal prepayment amounts remitted in accordance with Section 3.25);

            (ii) with respect to each Scheduled Payment, the amount of such remittance allocable to interest;

            (iii) the amount of servicing compensation received by the Servicer during the prior distribution period;

            (iv) the individual and aggregate Stated Principal Balance of the Mortgage Loans;

            (v) the aggregate of any expenses reimbursed to the Servicer during the prior distribution period pursuant to Section 3.11;

            (vi) the number and aggregate outstanding principal balances of Mortgage Loans (a) delinquent (1) 31 to 60 days, (2) 61 to 90 days, or (3) 91 days or more; (b) as to which foreclosure has commenced; and (c) as to which REO Property has been acquired;

            (vii) with respect to each Mortgage Loan, the amount of any Realized Losses for such Mortgage Loan; and

            (viii) any other information reasonably required by the Trustee to enable it to prepare the monthly statement referred to in Section 4.03(a).

            (e) On the 7th Business Day of each month (the "Data File Delivery Date"), the Servicer shall deliver to the Trustee and (subject to the terms of that certain confidentiality agreement, dated as of the Closing Date, among the Depositor, the Purchaser and the Servicer) to the Depositor a Market Value Change Report and a data file incorporating the fields set forth in the data file layout set forth on Exhibit L hereto (the "Data File").

            Section 4.04 Certain Matters Relating to the Determination of LIBOR. LIBOR shall be calculated by the Trustee in accordance with the definition of "LIBOR." Until all of the LIBOR Certificates are paid in full, the Trustee will at all times retain at least four Reference Banks for the purpose of determining LIBOR with respect to each LIBOR Determination Date. The Trustee initially shall designate the Reference Banks (after consultation with the Depositor). Each "Reference Bank" shall be a leading bank engaged in transactions in Eurodollar deposits in the international Eurocurrency market, shall not control, be controlled by, or be under common control with, the Trustee and shall have an established place of business in London. If any such Reference Bank should be unwilling or unable to act as such or if the Trustee should terminate its appointment as Reference Bank, the Trustee shall promptly appoint or cause to be appointed another Reference Bank (after consultation with the Depositor). The Trustee shall have no liability or responsibility to any Person for (i) the selection of any Reference Bank for purposes of determining LIBOR or (ii) any inability to retain at least four Reference Banks which is caused by circumstances beyond its reasonable control.

            The Pass-Through Rate for the LIBOR Certificates for each Interest Accrual Period shall be determined by the Trustee on each LIBOR Determination Date so long as the LIBOR Certificates are outstanding on the basis of LIBOR and the formula appearing in footnotes corresponding to the LIBOR Certificates in the table relating to the Certificates in the Preliminary Statement. The Trustee shall not have any liability or responsibility to any Person for its inability, following a good-faith reasonable effort, to obtain quotations from the Reference Banks or to determine the arithmetic mean referred to in the definition of LIBOR, all as provided for in this Section 4.04 and the definition of LIBOR. The establishment of LIBOR and the Pass-Through Rate for the LIBOR Certificates by the Trustee shall (in the absence of manifest error) be final, conclusive and binding upon each Holder of a Certificate and the Trustee.

            Section 4.05 Allocation of Applied Realized Loss Amounts. Applied Realized Loss Amounts will be allocated to the most junior Class of Subordinated Certificates then outstanding in reduction of the Class Certificate Balance thereof. In the event, Applied Realized Loss Amounts are allocated to any Class of Certificates, their Class Certificate Balance shall be reduced by the amount so allocated and no funds shall be distributed with respect to the written down amounts or with respect to interest or Basis Risk Carry Forward Amounts on the written down amounts on that Distribution Date or any future Distribution Dates, even if funds are otherwise available therefor.

            Notwithstanding the foregoing, the Class Certificate Balance of each Class of Certificates that has been previously reduced by Applied Realized Loss Amounts will be increased, in that order or seniority, by the amount of the Subsequent Recoveries (but not in excess of the Applied Realized Loss Amount allocated to the applicable Class of Certificates).

                                   ARTICLE V

                                THE CERTIFICATES

            Section 5.01 The Certificates. The Certificates shall be substantially in the forms attached hereto as exhibits. The Certificates shall be issuable in registered form, in the minimum denominations, integral multiples in excess thereof (except that one Certificate in each Class may be issued in a different amount) and aggregate denominations per Class set forth in the Preliminary Statement.

            The Depositor hereby directs the Trustee to register the Class X and Class P Certificates in the name of the Depositor or its designee. On a date as to which the Depositor notifies the Trustee, the Depositor hereby directs the Trustee to transfer the Class X and Class P Certificates in the name of the NIM Trustee, or such other name or names as the Depositor shall request, and to deliver the Class X and Class P Certificates to Deutsche Bank National Trust Company, as NIM Trustee, or to such other Person or Persons as the Depositor shall request.

            Subject to Section 9.02 respecting the final distribution on the Certificates, on each Distribution Date the Trustee shall make distributions to each Certificateholder of record on the preceding Record Date either (x) by wire transfer in immediately available funds to the account of such holder at a bank or other entity having appropriate facilities therefor as directed by that Certificateholder by written wire instructions provided to the Trustee or (y), in the event that no wire instructions are provided to the Trustee, by check mailed by first class mail to such Certificateholder at the address of such holder appearing in the Certificate Register.

            The Certificates shall be executed by manual or facsimile signature on behalf of the Trustee by an authorized officer. Certificates bearing the manual or facsimile signatures of individuals who were, at the time such signatures were affixed, authorized to sign on behalf of the Trustee shall bind the Trustee, notwithstanding that such individuals or any of them have ceased to be so authorized prior to the authentication and delivery of any such Certificates or did not hold such offices at the date of such Certificate. No Certificate shall be entitled to any benefit under this Agreement, or be valid for any purpose, unless authenticated by the Trustee by manual signature, and such authentication upon any Certificate shall be conclusive evidence, and the only evidence, that such Certificate has been duly executed and delivered hereunder. All Certificates shall be dated the date of their authentication. On the Closing Date, the Trustee shall authenticate the Certificates to be issued at the direction of the Depositor, or any affiliate thereof.

            The Depositor shall provide, or cause to be provided, to the Trustee on a continuous basis, an adequate inventory of Certificates to facilitate transfers.

            Section 5.02 Certificate Register; Registration of Transfer and Exchange of Certificates. (a) The Trustee shall maintain, or cause to be maintained in accordance with the provisions of Section 5.06, a Certificate Register for the Trust Fund in which, subject to the provisions of subsections
(b) and (c) below and to such reasonable regulations as it may prescribe, the Trustee shall provide for the registration of Certificates and of transfers and exchanges of Certificates as herein provided. Upon surrender for registration of transfer of any Certificate, the Trustee shall execute and deliver, in the name of the designated transferee or transferees, one or more new Certificates of the same Class and aggregate Percentage Interest.

            At the option of a Certificateholder, Certificates may be exchanged for other Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest upon surrender of the Certificates to be exchanged at the office or agency of the Trustee. Whenever any Certificates are so surrendered for exchange, the Trustee shall execute, authenticate, and deliver the Certificates which the Certificateholder making the exchange is entitled to receive. Every Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the holder thereof or his attorney duly authorized in writing. In the event, the Depositor or an Affiliate transfers the Class X Certificates, or a portion thereof, to another Affiliate, it shall notify the Trustee in writing of the affiliated status of the transferee. The Trustee shall have no liability regarding the lack of notice with respect thereto.

            No service charge to the Certificateholders shall be made for any registration of transfer or exchange of Certificates, but payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Certificates may be required.

            All Certificates surrendered for registration of transfer or exchange shall be cancelled and subsequently destroyed by the Trustee in accordance with the Trustee's customary procedures.

            (b) No transfer of a Private Certificate shall be made unless such transfer is made pursuant to an effective registration statement under the Securities Act and any applicable state securities laws or is exempt from the registration requirements under said Act and such state securities laws. Except with respect to (i) the transfer of the Class X, Class P or Class R Certificates to the Depositor or an Affiliate of the Depositor, (ii) the transfer of the Class X or Class P Certificates to the NIM Issuer or the NIM Trustee, or (iii) a transfer of the Class X or Class P Certificates from the NIM Issuer or the NIM Trustee to the Depositor or an Affiliate of the Depositor, in the event that a transfer of a Private Certificate which is a Physical Certificate is to be made in reliance upon an exemption from the Securities Act and such laws, in order to assure compliance with the Securities Act and such laws, the Certificateholder desiring to effect such transfer shall certify to the Trustee in writing the facts surrounding the transfer in substantially the form set forth in Exhibit H (the "Transferor Certificate") and either (i) there shall be delivered to the Trustee a letter in substantially the form of Exhibit I (the "Rule 144A Letter") or (ii) in the case of the Class X Certificates, there shall be delivered to the Trustee at the expense of the transferor an Opinion of Counsel that such transfer may be made without registration under the Securities Act. In the event that a transfer of a Private Certificate which is a Book-Entry Certificate is to be made in reliance upon an exemption from the Securities Act and such laws, in order to assure compliance with the Securities Act and such laws, the Certificateholder desiring to effect such transfer will be deemed to have made as of the transfer date each of the certifications set forth in the Transferor Certificate in respect of such Certificate and the transferee will be deemed to have made as of the transfer date each of the certifications set forth in the Rule 144A Letter in respect of such Certificate, in each case as if such Certificate were evidenced by a Physical Certificate. The Depositor shall provide to any Holder of a Private Certificate and any prospective transferee designated by any such Holder, information regarding the related Certificates and the Mortgage Loans and such other information as shall be necessary to satisfy the condition to eligibility set forth in Rule 144A(d)(4) for transfer of any such Certificate without registration thereof under the Securities Act pursuant to the registration exemption provided by Rule 144A. The Trustee and the Servicer shall cooperate with the Depositor in providing the Rule 144A information referenced in the preceding sentence, including providing to the Depositor such information regarding the Certificates, the Mortgage Loans and other matters regarding the Trust Fund as the Depositor shall reasonably request to meet its obligation under the preceding sentence. Each Holder of a Private Certificate desiring to effect such transfer shall, and does hereby agree to, indemnify the Trustee and the Depositor and the Servicer against any liability that may result if the transfer is not so exempt or is not made in accordance with such federal and state laws.

            Except with respect to (i) the transfer of the Class R, Class X or Class P Certificates to the Depositor or an affiliate of the Depositor, (ii) the transfer of the Class X or Class P Certificates to the NIM Issuer or the NIM Trustee, or (iii) a transfer of the Class X or Class P Certificates from the NIM Issuer or the NIM Trustee to the Depositor or an Affiliate of the Depositor, no transfer of an ERISA-Restricted Certificate shall be made unless the Trustee shall have received either (i) a representation from the transferee of such Certificate acceptable to and in form and substance satisfactory to the Trustee (in the event such Certificate is a Private Certificate or a Residual Certificate, such requirement is satisfied only by the Trustee's receipt of a representation letter from the transferee substantially in the form of Exhibit
I), to the effect that such transferee is not an employee benefit plan or arrangement subject to Section 406 of ERISA, a plan subject to Section 4975 of the Code or a plan subject to any Federal, state or local law ("Similar Law") materially similar to the foregoing provisions of ERISA or the Code, nor a person acting on behalf of any such plan or arrangement nor using the assets of any such plan or arrangement to effect such transfer, (ii) in the case of an ERISA-Restricted Certificate other than a Residual Certificate or a Class P Certificate that has been the subject of an ERISA-Qualifying Underwriting and the purchaser is an insurance company, a representation that the purchaser is an insurance company that is purchasing such Certificates with funds contained in an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60")) and that the purchase and holding of such Certificates are covered under Sections I and III of PTCE 95-60 or (iii) in the case of any such ERISA-Restricted Certificate other than a Residual Certificate or Class P Certificate presented for registration in the name of an employee benefit plan subject to Title I of ERISA, a plan or arrangement subject to Section 4975 of the Code (or comparable provisions of any subsequent enactments), or a plan subject to Similar Law, or a trustee of any such plan or any other person acting on behalf of any such plan or arrangement or using such plan's or arrangement's assets, an Opinion of Counsel satisfactory to the Trustee and the Depositor, which Opinion of Counsel shall not be an expense of the Trustee, the Depositor, the Servicer or the Trust Fund, addressed to the Trustee, to the effect that the purchase or holding of such ERISA-Restricted Certificate will not constitute or result in a non-exempt prohibited transaction within the meaning of ERISA, Section 4975 of the Code or any Similar Law and will not subject the Trustee or the Servicer to any obligation in addition to those expressly undertaken in this Agreement or to any liability. For purposes of the preceding sentence, with respect to an ERISA-Restricted Certificate that is not a Private Certificate or a Residual Certificate, in the event the representation letter referred to in the preceding sentence is not furnished, such representation shall be deemed to have been made to the Trustee by the transferee's (including an initial acquirer's) acceptance of the ERISA-Restricted Certificates. Notwithstanding anything else to the contrary herein, (a) any purported transfer of an ERISA-Restricted Certificate, other than a Class P Certificate or Residual Certificate, to or on behalf of an employee benefit plan subject to ERISA, the Code or Similar Law without the delivery to the Trustee of an Opinion of Counsel satisfactory to the Trustee as described above shall be void and of no effect and (b) any purported transfer of a Class P Certificate or Residual Certificate to a transferee that does not make the representation in clause (i) above shall be void and of no effect.

            None of the Class R or Class P Certificates may be sold to any employee benefit plan subject to Title I of ERISA, any plan subject to Section 4975 of the Code, or any plan subject to any Similar Law or any person investing on behalf of or with plan assets of such plan.

            To the extent permitted under applicable law (including, but not limited to, ERISA), the Trustee shall be under no liability to any Person for any registration of transfer of any ERISA-Restricted Certificate that is in fact not permitted by this Section 5.02(b) or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the transfer was registered by the Trustee in accordance with the foregoing requirements.

            (c) Each Person who has or who acquires any Ownership Interest in a Residual Certificate shall be deemed by the acceptance or acquisition of such Ownership Interest to have agreed to be bound by the following provisions, and the rights of each Person acquiring any Ownership Interest in a Residual Certificate are expressly subject to the following provisions:

            (i) Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall be a Permitted Transferee and shall promptly notify the Trustee of any change or impending change in its status as a Permitted Transferee;

            (ii) No Ownership Interest in a Residual Certificate may be registered on the Closing Date or thereafter transferred, and the Trustee shall not register the Transfer of any Residual Certificate unless, in addition to the certificates required to be delivered to the Trustee under subparagraph (b) above, the Trustee shall have been furnished with an affidavit (a "Transfer Affidavit") of the initial owner or the proposed transferee in the form attached hereto as Exhibit G;

            (iii) Each Person holding or acquiring any Ownership Interest in a Residual Certificate shall agree (A) to obtain a Transfer Affidavit from any other Person to whom such Person attempts to Transfer its Ownership Interest in a Residual Certificate, (B) to obtain a Transfer Affidavit from any Person for whom such Person is acting as nominee, trustee or agent in connection with any Transfer of a Residual Certificate and (C) not to Transfer its Ownership Interest in a Residual Certificate or to cause the Transfer of an Ownership Interest in a Residual Certificate to any other Person if it has actual knowledge that such Person is not a Permitted Transferee;

            (iv) Any attempted or purported Transfer of any Ownership Interest in a Residual Certificate in violation of the provisions of this Section 5.02(c) shall be absolutely null and void and shall vest no rights in the purported Transferee. If any purported transferee shall become a Holder of a Residual Certificate in violation of the provisions of this Section 5.02(c), then the last preceding Permitted Transferee shall be restored to all rights as Holder thereof retroactive to the date of registration of Transfer of such Residual Certificate. The Trustee shall be under no liability to any Person for any registration of Transfer of a Residual Certificate that is in fact not permitted by Section 5.02(b) and this
      Section 5.02(c) or for making any payments due on such Certificate to the Holder thereof or taking any other action with respect to such Holder under the provisions of this Agreement so long as the Transfer was registered after receipt of the related Transfer Affidavit, Transferor Certificate and the Rule 144A Letter. The Trustee shall be entitled but not obligated to recover from any Holder of a Residual Certificate that was in fact not a Permitted Transferee at the time it became a Holder or, at such subsequent time as it became other than a Permitted Transferee, all payments made on such Residual Certificate at and after either such time. Any such payments so recovered by the Trustee shall be paid and delivered by the Trustee to the last preceding Permitted Transferee of such Certificate; and

            (v) The Depositor shall use its best efforts to make available, upon receipt of written request from the Trustee, all information necessary to compute any tax imposed under Section 860E(e) of the Code as a result of a Transfer of an Ownership Interest in a Residual Certificate to any Holder who is not a Permitted Transferee.

            The restrictions on Transfers of a Residual Certificate set forth in this Section 5.02(c) shall cease to apply (and the applicable portions of the legend on a Residual Certificate may be deleted) with respect to Transfers occurring after delivery to the Trustee of an Opinion of Counsel, which Opinion of Counsel shall not be an expense of the Trust Fund, the Trustee, the Responsible Party or the Servicer, to the effect that the elimination of such restrictions will not cause either Trust REMIC to fail to qualify as a REMIC at any time that the Certificates are outstanding or result in the imposition of any tax on the Trust Fund, a Certificateholder or another Person. Each Person holding or acquiring any Ownership Interest in a Residual Certificate hereby consents to any amendment of this Agreement which, based on an Opinion of Counsel furnished to the Trustee, is reasonably necessary (a) to ensure that the record ownership of, or any beneficial interest in, a Residual Certificate is not transferred, directly or indirectly, to a Person that is not a Permitted Transferee and (b) to provide for a means to compel the Transfer of a Residual Certificate which is held by a Person that is not a Permitted Transferee to a Holder that is a Permitted Transferee.

            (d) The preparation and delivery of all certificates and opinions referred to above in this Section 5.02 in connection with transfer shall be at the expense of the parties to such transfers.

            (e) Except as provided below, the Book-Entry Certificates shall at all times remain registered in the name of the Depository or its nominee and at all times: (i) registration of the Certificates may not be transferred by the Trustee except to another Depository; (ii) the Depository shall maintain book-entry records with respect to the Certificate Owners and with respect to ownership and transfers of such Book-Entry Certificates; (iii) ownership and transfers of registration of the Book-Entry Certificates on the books of the Depository shall be governed by applicable rules established by the Depository;
(iv) the Depository may collect its usual and customary fees, charges and expenses from its Depository Participants; (v) the Trustee shall deal with the Depository, Depository Participants and indirect participating firms as representatives of the Certificate Owners of the Book-Entry Certificates for purposes of exercising the rights of holders under this Agreement, and requests and directions for and votes of such representatives shall not be deemed to be inconsistent if they are made with respect to different Certificate Owners; and
(vi) the Trustee may rely and shall be fully protected in relying upon information furnished by the Depository with respect to its Depository Participants and furnished by the Depository Participants with respect to indirect participating firms and persons shown on the books of such indirect participating firms as direct or indirect Certificate Owners.

            All transfers by Certificate Owners of Book-Entry Certificates shall be made in accordance with the procedures established by the Depository Participant or brokerage firm representing such Certificate Owner. Each Depository Participant shall only transfer Book-Entry Certificates of Certificate Owners it represents or of brokerage firms for which it acts as agent in accordance with the Depository's normal procedures.

            If (x) (i) the Depository or the Depositor advises the Trustee in writing that the Depository is no longer willing or able to properly discharge its responsibilities as Depository, and (ii) the Trustee or the Depositor is unable to locate a qualified successor, or (y) the Depositor notifies the Depository of its intent to terminate the book-entry system through the Depository and, upon receipt of notice of such intent from the Depository, the Depository Participants holding beneficial interests in the Book-Entry Certificates agree to initiate such termination, the Trustee shall notify all Certificate Owners, through the Depository, of the occurrence of any such event and of the availability of definitive, fully-registered Certificates (the "Definitive Certificates") to Certificate Owners requesting the same. Upon surrender to the Trustee of the related Class of Certificates by the Depository, accompanied by the instructions from the Depository for registration, the Trustee shall issue the Definitive Certificates. None of the Servicer, the Depositor or the Trustee shall be liable for any delay in delivery of such instruction and each may conclusively rely on, and shall be protected in relying on, such instructions. The Depositor shall provide the Trustee with an adequate inventory of Certificates to facilitate the issuance and transfer of Definitive Certificates. Upon the issuance of Definitive Certificates all references herein to obligations imposed upon or to be performed by the Depository shall be deemed to be imposed upon and performed by the Trustee, to the extent applicable with respect to such Definitive Certificates and the Trustee shall recognize the Holders of the Definitive Certificates as Certificateholders hereunder; provided, that the Trustee shall not by virtue of its assumption of such obligations become liable to any party for any act or failure to act of the Depository.

            (f) Each Private Certificate presented or surrendered for registration of transfer or exchange shall be accompanied by a written instrument of transfer and accompanied by IRS Form W-8ECI, W-8BEN, W-8IMY (and all appropriate attachments) or W-9 in form satisfactory to the Trustee and the Certificate Registrar, duly executed by the Certificateholder or his attorney duly authorized in writing. Each Certificate presented or surrendered for registration of transfer or exchange shall be cancelled and subsequently disposed of by the Certificate Registrar in accordance with its customary practice. No service charge shall be made for any registration of transfer or exchange of Private Certificates, but the Trustee or the Certificate Registrar may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Private Certificates.

            Section 5.03 Mutilated, Destroyed, Lost or Stolen Certificates. If
(a) any mutilated Certificate is surrendered to the Trustee, or the Trustee receives evidence to its satisfaction of the destruction, loss or theft of any Certificate and (b) there is delivered to the Depositor, the Servicer and the Trustee such security or indemnity as may be required by them to hold each of them harmless, then, in the absence of notice to the Trustee that such Certificate has been acquired by a bona fide purchaser, the Trustee shall execute, authenticate and deliver, in exchange for or in lieu of any such mutilated, destroyed, lost or stolen Certificate, a new Certificate of like Class, tenor and Percentage Interest. In connection with the issuance of any new Certificate under this Section 5.03, the Trustee may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith. Any replacement Certificate issued pursuant to this Section 5.03 shall constitute complete and indefeasible evidence of ownership, as if originally issued, whether or not the lost, stolen or destroyed Certificate shall be found at any time.

            Section 5.04 Persons Deemed Owners. The Servicer, the Trustee, the Depositor and any agent of the Servicer, the Depositor or the Trustee may treat the Person in whose name any Certificate is registered as the owner of such Certificate for the purpose of receiving distributions as provided in this Agreement and for all other purposes whatsoever, and none of the Servicer, the Trustee, the Depositor or any agent of the Servicer, the Depositor or the Trustee shall be affected by any notice to the contrary.

            Section 5.05 Access to List of Certificateholders' Names and Addresses. If three or more Certificateholders (a) request such information in writing from the Trustee, (b) state that such Certificateholders desire to communicate with other Certificateholders with respect to their rights under this Agreement or under the Certificates, and (c) provide a copy of the communication which such Certificateholders propose to transmit, or if the Depositor or the Servicer shall request such information in writing from the Trustee, then the Trustee shall, within ten Business Days after the receipt of such request, provide the Depositor, the Servicer or such Certificateholders at such recipients' expense the most recent list of the Certificateholders of such Trust Fund held by the Trustee, if any. The Depositor and every Certificateholder, by receiving and holding a Certificate, agree that the Trustee shall not be held accountable by reason of the disclosure of any such information as to the list of the Certificateholders hereunder, regardless of the source from which such information was derived.

            Section 5.06 Maintenance of Office or Agency. The Trustee will maintain or cause to be maintained at its expense an office or offices or agency or agencies in New York City where Certificates may be surrendered for registration of transfer or exchange. The Trustee initially designates the offices of its agent for such purposes located at DTC Transfer Agent Services, 55 Water Street, Jeanette Park Entrance, New York, New York 10041. The Trustee will give prompt written notice to the Certificateholders of any change in such location of any such office or agency.

                                   ARTICLE VI

                         THE DEPOSITOR AND THE SERVICER

            Section 6.01 Respective Liabilities of the Depositor and the Servicer. The Depositor and the Servicer shall each be liable in accordance herewith only to the extent of the obligations specifically and respectively imposed upon and undertaken by them herein.

            Section 6.02 Merger or Consolidation of the Depositor or the Servicer. The Depositor and the Servicer will each keep in full effect its existence, rights and franchises as a corporation or limited partnership, as the case may be, under the laws of the United States or under the laws of one of the states thereof and will each obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement, or any of the Mortgage Loans and to perform its respective duties under this Agreement.

            Any Person into which the Depositor or the Servicer may be merged or consolidated, or any Person resulting from any merger or consolidation to which the Depositor or the Servicer shall be a party, or any person succeeding to the business of the Depositor or the Servicer, shall be the successor of the Depositor or the Servicer, as the case may be, hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or surviving Person to the Servicer shall be qualified to sell mortgage loans to, and to service mortgage loans on behalf of, Fannie Mae or Freddie Mac, and provided, further, that such merger, consolidation or succession does not adversely affect the then current rating or ratings on the Principal Certificates.

            Section 6.03 Limitation on Liability of the Depositor, the Servicer and Others. Neither the Depositor, the Servicer nor any of their respective directors, officers, employees or agents shall be under any liability to the Certificateholders for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Depositor, the Servicer or any such Person against any breach of representations or warranties made by it herein or protect the Depositor, the Servicer or any such Person from any liability which would otherwise be imposed by reasons of willful misfeasance, bad faith or negligence (or gross negligence in the case of the Depositor) in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The Depositor, the Servicer and any director, officer, employee or agent of the Depositor and the Servicer may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Depositor or the Servicer and any director, officer, employee, Affiliate or agent of the Depositor and the Servicer shall be indemnified by the Trust Fund and held harmless against any loss, liability or expense incurred in connection with any audit, controversy or judicial proceeding relating to a governmental taxing authority or any legal action relating to this Agreement or the Certificates or any other unanticipated or extraordinary expense, other than any loss, liability or expense incurred by reason of willful misfeasance, bad faith or negligence (or gross negligence in the case of the Depositor) in the performance of duties hereunder or by reason of reckless disregard of obligations and duties hereunder. Neither the Depositor nor the Servicer shall be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective duties hereunder and which in its opinion may involve it in any expense or liability; provided, however, that each of the Depositor and the Servicer may in its discretion undertake any such action (or direct the Trustee to undertake such actions pursuant to Section 2.03 for the benefit of the Certificateholders) that it may deem necessary or desirable in respect of this Agreement and the rights and duties of the parties hereto and interests of the Trustee and the Certificateholders hereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities of the Trust Fund, and the Depositor, and the Servicer shall be entitled to be reimbursed therefor out of the Collection Account.

            Section 6.04 Limitation on Resignation of the Servicer. The Servicer shall not assign this Agreement or resign from the obligations and duties hereby imposed on it except (i) by mutual consent of the Servicer, the Depositor and the Trustee or (ii) upon the determination that its duties hereunder are no longer permissible under applicable law and such incapacity cannot be cured by the Servicer. Any such determination permitting the resignation of the Servicer under clause (ii) above shall be evidenced by an Opinion of Counsel to such effect delivered to the Depositor and the Trustee which Opinion of Counsel shall be in form and substance acceptable to the Depositor and the Trustee. No such resignation shall become effective until a successor shall have assumed the Servicer's responsibilities and obligations hereunder.

            Section 6.05 Additional Indemnification by the Servicer; Third Party Claims. The Servicer shall indemnify the Responsible Party, the Depositor (and any Affiliate, director, officer, employee or agent of the Depositor) and the Trustee, and hold each of them harmless against any and all claims, losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses that any of them may sustain in any way related to any breach by the Servicer of (i) any of its representations and warranties referred to in Section 2.03(a), (ii) any error in any tax or information return prepared by the Servicer, or (iii) the failure of the Servicer to perform its duties and service the Mortgage Loans in compliance with the terms of this Agreement. The Servicer immediately shall notify the Depositor and the Trustee if such claim is made by a third party with respect to this Agreement or the Mortgage Loans, assume (with the prior written consent of the Depositor and the Trustee) the defense of any such claim and pay all expenses in connection therewith, including reasonable counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or the Responsible Party, the Depositor or the Trustee in respect of such claim.

                                  ARTICLE VII

                                    DEFAULT

            Section 7.01 Events of Default. "Event of Default," wherever used herein, means any one of the following events:

            (a) any failure by the Servicer to remit to the Trustee any payment required to be made under the terms of this Agreement which continues unremedied for a period of one Business Day after the earlier of the date upon which the Servicer obtains actual knowledge of such failure and the date upon which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Depositor, or by the Trustee, or to the Servicer, the Depositor and the Trustee by Certificateholders entitled to at least 25% of the Voting Rights; or

            (b) the failure on the part of the Servicer duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Servicer set forth in this Agreement which continues unremedied for a period of thirty days (except that (x) such number of days shall be fifteen in the case of a failure to pay any premium for any insurance policy required to be maintained under this Agreement and (y) such number of days shall be ten in the case of a failure to observe or perform any of the obligations set forth in Sections 3.22, 3.23 or 8.12) after the earlier of (i) the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Servicer by the Depositor or by the Trustee, or to the Servicer, the Depositor and the Trustee by Certificateholders of Certificates entitled to at least 25% of the Voting Rights and (ii) actual knowledge of such failure by a Servicing Officer of the Servicer; provided, however, that in the case of a failure or breach that cannot be cured within 30 days after notice or actual knowledge by the Servicer, the cure period may be extended for an additional 30 days upon delivery by the Servicer to the Trustee of a certificate to the effect that the Servicer believes in good faith that the failure or breach can be cured within such additional time period and the Servicer is diligently pursuing remedial action; or

            (c) the failure by the Servicer in any month, (i) to deliver to the Trustee and the Depositor the Data File and the Market Value Change Report on the Data File Delivery Date, or (ii) to deliver the Servicer Remittance Report to the Trustee, and in each case such failure continues uncured for more than 30 days after the earlier of the date upon which the Servicer obtains actual knowledge of such failure and the date upon which written notice of such failure shall have been given to the Servicer.

            (d) a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Servicer and such decree or order shall have remained in force undischarged or unstayed for a period of sixty days; or

            (e) the Servicer shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to the Servicer or of or relating to all or substantially all of its property; or

            (f) the Servicer shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

            (g) any failure of the Servicer to make any P&I Advance on any Remittance Date required to be made from its own funds pursuant to Section 4.01 which continues unremedied for one Business Day immediately following the Remittance Date; or

            (h) a breach of any representation and warranty of the Servicer referred to in Section 2.03(a), which materially and adversely affects the interests of the Certificateholders and which continues unremedied for a period of thirty days after the earlier of the date upon which the Servicer obtains actual knowledge of such failure and the date upon which written notice of such breach is given to the Servicer by the Trustee or by the Depositor, or to the Servicer, the Trustee and the Depositor by Certificateholders entitled to at least 25% of the Voting Rights in the Certificates; or

            (i) any reduction, withdrawal or qualification of the servicer rating of a Servicer by any Rating Agency which results in the inability of a Servicer to act as a primary or special servicer for or any mortgage-backed or asset-backed transaction rated or to be rated by any Rating Agency.

            If an Event of Default described in clauses (a) through (i) of this
Section 7.01 shall occur, then, and in each and every such case, so long as such Event of Default shall not have been remedied, the Trustee may, or at the direction of Certificateholders entitled to a majority of the Voting Rights the Trustee shall, by notice in writing to the Servicer (with a copy to each Rating Agency), terminate all of the rights and obligations of the Servicer under this Agreement and in and to the Mortgage Loans and the proceeds thereof, other than its rights as a Certificateholder hereunder; provided, however, that the Trustee shall not be required to give written notice to the Servicer of the occurrence of an Event of Default described in clauses (b) through (h) of this Section 7.01 unless and until a Responsible Officer of the Trustee has actual knowledge of the occurrence of such an Event of Default. In the event that a Responsible Officer of the Trustee has actual knowledge of the occurrence of an event of default described in clause (a) of this Section 7.01, the Trustee shall give written notice to the Servicer of the occurrence of such an event within one Business Day of the first day on which such Responsible Officer obtains actual knowledge of such occurrence; provided that failure to give such notice shall not constitute a waiver of such Event of Default. The Trustee, upon a Responsible Officer having actual knowledge of such default, shall deliver a written notice to the Servicer of the default on any Remittance Date on which a Servicer fails to make any deposit or payment required pursuant to this Agreement (including, but not limited to Advances, to the extent required by this Agreement); provided, however, that if an Event of Default occurs due to the failure of a Servicer to make an Advance to the extent required, the Trustee, as successor Servicer, or another successor Servicer shall, prior to the next Distribution Date, immediately make such Advance. Any such notice to a Servicer shall also be given to each Rating Agency and the Depositor. Notwithstanding any other provision of this Agreement, any remedy with respect to clauses (a) or (g) of this Section 7.01 shall be effective only if taken no later than 8:00 AM Eastern time on the Business Day immediately following (i) with respect to clause (a) of this Section 7.01, the date of written notice to the Servicer, or (ii) with respect to clause (g) of this Section 7.01, the related Remittance Date. On and after the receipt by the Servicer of such written notice, all authority and power of the Servicer hereunder, whether with respect to the Mortgage Loans or otherwise, shall pass to and be vested in the Trustee. The Trustee is hereby authorized and empowered to execute and deliver, on behalf of the Servicer, as attorney-in-fact or otherwise, any and all documents and other instruments, and to do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, or otherwise. Unless expressly provided in such written notice, no such termination shall affect any obligation of the Servicer to pay amounts owed pursuant to Article VIII. The Servicer agrees to cooperate with the Trustee in effecting the termination of the Servicer's responsibilities and rights hereunder, including, without limitation, the transfer to the Trustee of all cash amounts which shall at the time be credited to the Collection Account of such predecessor Servicer, or thereafter be received with respect to the Mortgage Loans.

            Notwithstanding any termination of the activities of the Servicer hereunder, the Servicer shall be entitled to receive from the Trust Fund, prior to transfer of its servicing obligations hereunder, payment of all accrued and unpaid portion of the Servicing Fees to which the Servicer would have been entitled and to continue to receive reimbursement for all outstanding P&I Advances and Servicing Advances, including Servicing Advances incurred prior to but not invoiced until after the date of termination, in accordance with the terms of this Agreement. In addition, the Servicer shall continue to be entitled to the benefits of Section 6.03, notwithstanding any termination hereunder, with respect to events occurring prior to such termination.

            Section 7.02 Trustee to Act; Appointment of Successor. On and after the time the Trustee gives, and the Servicer receives a notice of termination pursuant to Section 7.01, the Trustee shall, subject to and to the extent provided in Sections 3.06 and 7.03, and subject to the rights of the Trustee to appoint a successor Servicer, be the successor to the Servicer in its capacity as servicer under this Agreement and the transactions set forth or provided for herein and shall immediately assume all of the obligations of the Servicer to make P&I Advances and Servicing Advances as successor Servicer and shall assume and be subject to all the other responsibilities, duties and liabilities relating thereto placed on the Servicer by the terms and provisions hereof and applicable law as soon as practicable but in no event later than 90 days after the receipt by the Servicer of the notice of termination pursuant to Section
7.01. As compensation therefor, the Trustee shall be entitled to all funds relating to the Mortgage Loans that the Servicer, would have been entitled to charge to the Collection Account if the Servicer, had continued to act hereunder, including, if the Servicer was receiving the Servicing Fee, the Servicing Fee and the income on investments or gain related to the Collection Account (in addition to income on investments or gain related to the Distribution Account for the benefit of the Trustee as provided herein). Notwithstanding the foregoing, if the Trustee has become the successor to the Servicer in accordance with this Section 7.02, the Trustee may, if it shall be unwilling to so act, or shall, if it is prohibited by applicable law from making P&I Advances and Servicing Advances pursuant to Section 4.01 or if it is otherwise unable to so act, or, at the written request of Certificateholders entitled to a majority of the Voting Rights, appoint, or petition a court of competent jurisdiction to appoint, any established mortgage loan servicing institution the appointment of which does not adversely affect the then current rating of the Certificates by each Rating Agency, as the successor to the Servicer hereunder in the assumption of all or any part of the responsibilities, duties or liabilities of the Servicer. No such appointment of a successor to the Servicer hereunder shall be effective until the Depositor shall have consented thereto. Any successor to the Servicer shall be an institution which is a Fannie Mae- and Freddie Mac-approved seller/servicer in good standing, which has a net worth of at least $30,000,000, which is willing to service the Mortgage Loans and which executes and delivers to the Depositor and the Trustee an agreement accepting such delegation and assignment, containing an assumption by such Person of the rights, powers, duties, responsibilities, obligations and liabilities of the Servicer (other than liabilities of the Servicer under Section 6.03 incurred prior to termination of the Servicer under Section 7.01), with like effect as if originally named as a party to this Agreement; provided, that each Rating Agency acknowledges that its rating of the Certificates in effect immediately prior to such assignment and delegation will not be qualified or reduced, as a result of such assignment and delegation. Pending appointment of a successor to the Servicer hereunder, the Trustee, unless the Trustee is prohibited by law from so acting, shall, subject to Section 3.05, act in such capacity as hereinabove provided. In connection with such appointment and assumption, the Trustee may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it, the Depositor and such successor shall agree; provided, however, that no such compensation shall be in excess of the Servicing Fee and amounts paid to the Servicer from investments. The Trustee and such successor shall take such action, consistent with this Agreement, as shall be necessary to effectuate any such succession. Neither the Trustee nor any other successor Servicer shall be deemed to be in default hereunder by reason of any failure to make, or any delay in making, any distribution hereunder or any portion thereof or any failure to perform, or any delay in performing, any duties or responsibilities hereunder, in either case caused by the failure of the Servicer to deliver or provide, or any delay in delivering or providing, any cash, information, documents or records to it.

            In the event that the Servicer is terminated pursuant to Section 7.01, the terminated Servicer shall provide notices to the Mortgagors, transfer the Servicing Files to a successor Servicer and pay all of its own out-of-pocket costs and expenses related to such obligations. In addition, all Servicing Transfer Costs incurred by parties other than the terminated Servicer shall be paid by the terminated Servicer promptly upon presentation of reasonable documentation of such costs. If such predecessor Servicer defaults in its obligations to pay such costs, such costs shall be paid by the successor Servicer (in which case the successor Servicer, shall be entitled to reimbursement therefor from the Trust Fund, or if the successor Servicer fails to pay, the Trustee pays such amounts from the Trust Fund). If the Trustee is the predecessor Servicer (except in the case where the Trustee in its role as successor Servicer is being terminated pursuant to Section 7.01 by reason of an Event of Default caused solely by the Trustee as the successor Servicer and not by the predecessor Servicer's actions or omissions), such costs shall be paid by the prior terminated Servicer promptly upon presentation of reasonable documentation of such costs.

            Any successor to the Servicer as servicer shall give notice to the Mortgagors of such change of Servicer, in accordance with applicable federal and state law, and shall, during the term of its service as Servicer, maintain in force the policy or policies that the Servicer is required to maintain pursuant to Section 3.13.

            Any such successor Servicer shall be required to satisfy the requirements of a successor Servicer under this Section 7.02.

            Section 7.03 Notification to Certificateholders. (a) Upon any termination of or appointment of a successor to the Servicer, the Trustee shall give prompt written notice thereof to Certificateholders and to each Rating Agency.

            (b) Within 60 days after the occurrence of any Event of Default, the Trustee shall transmit by mail to all Certificateholders and each Rating Agency notice of each such Event of Default hereunder known to the Trustee, unless such Event of Default shall have been cured or waived.

                                  ARTICLE VIII

                             CONCERNING THE TRUSTEE

            Section 8.01 Duties of the Trustee. The Trustee, before the occurrence of an Event of Default and after the curing of all Events of Default that may have occurred, shall undertake to perform such duties and only such duties as are specifically set forth in this Agreement. In case an Event of Default has occurred and remains uncured, the Trustee shall exercise such of the rights and powers vested in it by this Agreement, and use the same degree of care and skill in their exercise as a prudent person would exercise or use under the circumstances in the conduct of such person's own affairs.

            The Trustee, upon receipt of all resolutions, certificates, statements, opinions, reports, documents, orders or other instruments furnished to the Trustee that are specifically required to be furnished pursuant to any provision of this Agreement shall examine them to determine whether they are in the form required by this Agreement. The Trustee shall not be responsible for the accuracy or content of any resolution, certificate, statement, opinion, report, document, order, or other instrument.

            No provision of this Agreement shall be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own bad faith or willful misfeasance.

            Unless an Event of Default known to the Trustee has occurred and is continuing,

            (a) the duties and obligations of the Trustee shall be determined solely by the express provisions of this Agreement, the Trustee shall not be liable except for the performance of the duties and obligations specifically set forth in this Agreement, no implied covenants or obligations shall be read into this Agreement against the Trustee, and the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon any certificates or opinions furnished to the Trustee and conforming to the requirements of this Agreement which it believed in good faith to be genuine and to have been duly executed by the proper authorities respecting any matters arising hereunder;

            (b) the Trustee shall not be liable for an error of judgment made in good faith by a Responsible Officer or Responsible Officers of the Trustee, unless it is finally proven that the Trustee was negligent in ascertaining the pertinent facts; and

            (c) the Trustee shall not be liable with respect to any action taken, suffered, or omitted to be taken by it in good faith in accordance with the direction of the Holders of Certificates evidencing not less than 25% of the Voting Rights relating to the time, method, and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee under this Agreement.

            Section 8.02 Certain Matters Affecting the Trustee. Except as otherwise provided in Section 8.01:

            (a) the Trustee may request and rely upon and shall be protected in acting or refraining from acting upon any resolution, Officer's Certificate, certificate of auditors or any other certificate, statement, instrument, opinion, report, notice, request, consent, order, appraisal, bond or other paper or document believed by it to be genuine and to have been signed or presented by the proper party or parties and the Trustee shall have no responsibility to ascertain or confirm the genuineness of any signature of any such party or parties;

            (b) the Trustee may consult with counsel, financial advisers or accountants and the advice of any such counsel, financial advisers or accountants and any Opinion of Counsel shall be full and complete authorization and protection in respect of any action taken or suffered or omitted by it hereunder in good faith and in accordance with such Opinion of Counsel;

            (c) the Trustee shall not be liable for any action taken, suffered or omitted by it in good faith and believed by it to be authorized or within the discretion or rights or powers conferred upon it by this Agreement;

            (d) the Trustee shall not be bound to make any investigation into the facts or matters stated in any resolution, certificate, statement, instrument, opinion, report, notice, request, consent, order, approval, bond or other paper or document, unless requested in writing to do so by Holders of Certificates evidencing not less than 25% of the Voting Rights allocated to each Class of Certificates;

            (e) the Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through agents, accountants or attorneys and the Trustee shall not be responsible for any misconduct or negligence on the part of any agents, accountants or attorneys appointed with due care by it hereunder;

            (f) the Trustee shall not be required to risk or expend its own funds or otherwise incur any financial liability in the performance of any of its duties or in the exercise of any of its rights or powers hereunder if it shall have reasonable grounds for believing that repayment of such funds or adequate indemnity against such risk or liability is not assured to it;

            (g) the Trustee shall not be liable for any loss on any investment of funds pursuant to this Agreement (other than as issuer of the investment security and except with respect to the investment of funds in the Distribution Account not made at the direction of the Depositor during the Trustee Float Period);

            (h) the Trustee shall not be deemed to have knowledge of an Event of Default until a Responsible Officer of the Trustee shall have received written notice thereof except as otherwise provided in Section 7.01; and

            (i) the Trustee shall be under no obligation to exercise any of the trusts, rights or powers vested in it by this Agreement or to institute, conduct or defend any litigation hereunder or in relation hereto at the request, order or direction of any of the Certificateholders, pursuant to this Agreement, unless such Certificateholders shall have offered to the Trustee reasonable security or indemnity satisfactory to the Trustee against the costs, expenses and liabilities which may be incurred therein or thereby.

            Section 8.03 Trustee Not Liable for Certificates or Mortgage Loans. The recitals contained herein and in the Certificates shall be taken as the statements of the Depositor and the Trustee assumes no responsibility for their correctness. The Trustee makes no representations as to the validity or sufficiency of this Agreement or of the Certificates or of any Mortgage Loan or related document other than with respect to the Trustee's execution and authentication of the Certificates. The Trustee shall not be accountable for the use or application by the Depositor or the Servicer of any funds paid to the Depositor or the Servicer in respect of the Mortgage Loans or deposited in or withdrawn from the Collection Account by the Depositor or the Servicer.

            The Trustee shall have no responsibility for filing or recording any financing or continuation statement in any public office at any time or to otherwise perfect or maintain the perfection of any security interest or lien granted to it hereunder (unless the Trustee shall have become the successor Servicer).

            The Trustee executes the Certificates not in its individual capacity but solely as Trustee of the Trust Fund created by this Agreement, in the exercise of the powers and authority conferred and vested in it by this Agreement. Each of the undertakings and agreements made on the part of the Trustee on behalf of the Trust Fund in the Certificates is made and intended not as a personal undertaking or agreement by the Trustee but is made and intended for the purpose of binding only the Trust Fund.

            Section 8.04 Trustee May Own Certificates. The Trustee in its individual or any other capacity may become the owner or pledgee of Certificates with the same rights as it would have if it were not the Trustee.

            Section 8.05 Trustee's Fees and Expenses. As compensation for its activities under this Agreement, the Trustee may withdraw from the Distribution Account on each Distribution Date the Trustee Fee for the Distribution Date and, during the Trustee Float Period, any interest or investment income earned on funds deposited in the Distribution Account. The Trustee and any director, officer, employee, or agent of the Trustee shall be indemnified by the Trust Fund and held harmless against any loss, liability, or expense (including reasonable attorneys' fees) incurred in connection with any claim or legal action relating to:

            (a) this Agreement,

            (b) the Certificates, or

            (c) the performance of any of the Trustee's duties under this Agreement,

other than any loss, liability, or expense (i) resulting from any breach of the Servicer's obligations in connection with this Agreement for which the Servicer has performed its obligation to indemnify the Trustee pursuant to Section 6.05,
(ii) resulting from any breach of the Responsible Party's obligations in connection with this Agreement for which the Responsible Party has performed its obligation to indemnify the Trustee pursuant to Section 2.03(h), or (iii) incurred because of willful misfeasance, bad faith, or negligence in the performance of any of the Trustee's duties under this Agreement. This indemnity shall survive the termination of this Agreement or the resignation or removal of the Trustee under this Agreement. Without limiting the foregoing, except as otherwise agreed upon in writing by the Depositor and the Trustee, and except for any expense, disbursement, or advance arising from the Trustee's negligence, bad faith, or willful misfeasance, the Trust Fund shall pay or reimburse the Trustee, for all reasonable expenses, disbursements, and advances incurred or made by the Trustee in accordance with this Agreement with respect to:

            (A) the reasonable compensation, expenses, and disbursements of its counsel not associated with the closing of the issuance of the Certificates;

            (B) the reasonable compensation, expenses, and disbursements of any accountant, engineer, or appraiser that is not regularly employed by the Trustee, to the extent that the Trustee must engage them to perform services under this Agreement; and

            (C) printing and engraving expenses in connection with preparing any Definitive Certificates.

            Except as otherwise provided in this Agreement or a separate letter agreement between the Trustee and the Depositor, the Trustee shall not be entitled to payment or reimbursement for any routine ongoing expenses incurred by the Trustee in the ordinary course of its duties as Trustee, Registrar, or paying agent under this Agreement or for any other expenses.

            Section 8.06 Eligibility Requirements for the Trustee. The Trustee hereunder shall at all times be a corporation or association organized and doing business under the laws of a state or the United States of America, authorized under such laws to exercise corporate trust powers, having a combined capital and surplus of at least $50,000,000, subject to supervision or examination by federal or state authority and with a credit rating which would not cause any of the Rating Agencies to reduce their respective then current ratings of the Certificates (or having provided such security from time to time as is sufficient to avoid such reduction) as evidenced in writing by each Rating Agency. If such corporation or association publishes reports of condition at least annually, pursuant to law or to the requirements of the aforesaid supervising or examining authority, then for the purposes of this Section 8.06 the combined capital and surplus of such corporation or association shall be deemed to be its combined capital and surplus as set forth in its most recent report of condition so published. In case at any time the Trustee shall cease to be eligible in accordance with this Section 8.06, the Trustee shall resign immediately in the manner and with the effect specified in Section 8.07. The entity serving as Trustee may have normal banking and trust relationships with the Depositor and its affiliates or the Servicer and its affiliates; provided, however, that such entity cannot be an affiliate of the Depositor or the Servicer other than the Trustee in its role as successor to the Servicer.

            Section 8.07 Resignation and Removal of the Trustee. The Trustee may at any time resign and be discharged from the trusts hereby created by giving written notice of resignation to the Depositor, the Servicer and each Rating Agency not less than 60 days before the date specified in such notice, when, subject to Section 8.08, such resignation is to take effect, and acceptance by a successor trustee in accordance with Section 8.08 meeting the qualifications set forth in Section 8.06. If no successor trustee meeting such qualifications shall have been so appointed and have accepted appointment within 30 days after the giving of such notice or resignation, the resigning Trustee may petition any court of competent jurisdiction for the appointment of a successor trustee.

            If at any time the Trustee shall cease to be eligible in accordance with Section 8.06 and shall fail to resign after written request thereto by the Depositor, or if at any time the Trustee shall become incapable of acting, or shall be adjudged as bankrupt or insolvent, or a receiver of the Trustee or of its property shall be appointed, or any public officer shall take charge or control of the Trustee or of its property or affairs for the purpose of rehabilitation, conservation or liquidation, or a tax is imposed with respect to the Trust Fund by any state in which the Trustee or the Trust Fund is located and the imposition of such tax would be avoided by the appointment of a different trustee, then the Depositor or the Servicer may remove the Trustee and appoint a successor trustee by written instrument, in triplicate, one copy of which shall be delivered to the Trustee, one copy to the Servicer and one copy to the successor trustee.

            The Holders of Certificates entitled to a majority of the Voting Rights may at any time remove the Trustee and appoint a successor trustee by written instrument or instruments, in triplicate, signed by such Holders or their attorneys-in-fact duly authorized, one complete set of which shall be delivered by the successor Trustee to the Servicer, one complete set to the Trustee so removed and one complete set to the successor so appointed. The successor trustee shall notify each Rating Agency of any removal of the Trustee.

            Any resignation or removal of the Trustee and appointment of a successor trustee pursuant to this Section 8.07 shall become effective upon acceptance of appointment by the successor trustee as provided in Section 8.08.

            Section 8.08 Successor Trustee. Any successor trustee appointed as provided in Section 8.07 shall execute, acknowledge and deliver to the Depositor and to its predecessor trustee and the Servicer an instrument accepting such appointment hereunder and thereupon the resignation or removal of the predecessor trustee shall become effective and such successor trustee, without any further act, deed or conveyance, shall become fully vested with all the rights, powers, duties and obligations of its predecessor hereunder, with the like effect as if originally named as trustee herein. The Depositor, the Servicer and the predecessor trustee shall execute and deliver such instruments and do such other things as may reasonably be required for more fully and certainly vesting and confirming in the successor trustee all such rights, powers, duties, and obligations.

            No successor trustee shall accept appointment as provided in this
Section 8.08 unless at the time of its acceptance, the successor trustee is eligible under Section 8.06 and its appointment does not adversely affect the then current rating of the Certificates.

            Upon acceptance of appointment by a successor trustee as provided in this Section 8.08, the Depositor shall mail notice of the succession of such trustee hereunder to all Holders of Certificates. If the Depositor fails to mail such notice within 10 days after acceptance of appointment by the successor trustee, the successor trustee shall cause such notice to be mailed at the expense of the Depositor.

            Section 8.09 Merger or Consolidation of the Trustee. Any corporation into which the Trustee may be merged or converted or with which it may be consolidated or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, or any corporation succeeding to the business of the Trustee, shall be the successor of the Trustee hereunder; provided, that such corporation shall be eligible under Section 8.06 without the execution or filing of any paper or further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding.

            Section 8.10 Appointment of Co-Trustee or Separate Trustee. Notwithstanding any other provisions of this Agreement, at any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Trust Fund or property securing any Mortgage Note may at the time be located, the Servicer and the Trustee acting jointly shall have the power and shall execute and deliver all instruments to appoint one or more Persons approved by the Trustee to act as co-trustee or co-trustees jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Trust Fund, and to vest in such Person or Persons, in such capacity and for the benefit of the Certificateholders, such title to the Trust Fund or any part thereof, whichever is applicable, and, subject to the other provisions of this
Section 8.10, such powers, duties, obligations, rights and trusts as the Servicer and the Trustee may consider appropriate. If the Servicer shall not have joined in such appointment within 15 days after the receipt by it of a request to do so, or in the case an Event of Default shall have occurred and be continuing, the Trustee alone shall have the power to make such appointment. No co-trustee or separate trustee hereunder shall be required to meet the terms of eligibility as a successor trustee under Section 8.06 and no notice to Certificateholders of the appointment of any co-trustee or separate trustee shall be required under Section 8.08.

            Every separate trustee and co-trustee shall, to the extent permitted by law, be appointed and act subject to the following provisions and conditions:

            (a) To the extent necessary to effectuate the purposes of this
Section 8.10, all rights, powers, duties and obligations conferred or imposed upon the Trustee, except for the obligation of the Trustee under this Agreement to advance funds on behalf of the Servicer, shall be conferred or imposed upon and exercised or performed by the Trustee and such separate trustee or co-trustee jointly (it being understood that such separate trustee or co-trustee is not authorized to act separately without the Trustee joining in such act), except to the extent that under any law of any jurisdiction in which any particular act or acts are to be performed (whether as Trustee hereunder or as successor to the Servicer hereunder), the Trustee shall be incompetent or unqualified to perform such act or acts, in which event such rights, powers, duties and obligations (including the holding of title to the applicable Trust Fund or any portion thereof in any such jurisdiction) shall be exercised and performed singly by such separate trustee or co-trustee, but solely at the direction of the Trustee;

            (b) No trustee hereunder shall be held personally liable because of any act or omission of any other trustee hereunder and such appointment shall not, and shall not be deemed to, constitute any such separate trustee or co-trustee as agent of the Trustee;

            (c) The Trustee may at any time accept the resignation of or remove any separate trustee or co-trustee; and

            (d) The Trust Fund, and not the Trustee, shall be liable for the payment of reasonable compensation, reimbursement and indemnification to any such separate trustee or co-trustee.

            Any notice, request or other writing given to the Trustee shall be deemed to have been given to each of the separate trustees and co-trustees, when and as effectively as if given to each of them. Every instrument appointing any separate trustee or co-trustee shall refer to this Agreement and the conditions of this Article VIII. Each separate trustee and co-trustee, upon its acceptance of the trusts conferred, shall be vested with the estates or property specified in its instrument of appointment, either jointly with the Trustee or separately, as may be provided therein, subject to all the provisions of this Agreement, specifically including every provision of this Agreement relating to the conduct of, affecting the liability of, or affording protection to, the Trustee. Every such instrument shall be filed with the Trustee and a copy thereof given to the Servicer and the Depositor.

            Any separate trustee or co-trustee may, at any time, constitute the Trustee its agent or attorney-in-fact, with full power and authority, to the extent not prohibited by law, to do any lawful act under or in respect of this Agreement on its behalf and in its name. If any separate trustee or co-trustee shall die, become incapable of acting, resign or be removed, all of its estates, properties, rights, remedies and trusts shall vest in and be exercised by the Trustee, to the extent permitted by law, without the appointment of a new or successor trustee.

            Section 8.11 Tax Matters. It is intended that the assets with respect to which any REMIC election pertaining to the Trust Fund is to be made, as set forth in the Preliminary Statement, shall constitute, and that the conduct of matters relating to such assets shall be such as to qualify such assets as, a "real estate mortgage investment conduit" as defined in and in accordance with the REMIC Provisions. In furtherance of such intention, the Trustee covenants and agrees that it shall act as agent (and the Trustee is hereby appointed to act as agent) on behalf of each Trust REMIC described in the Preliminary Statement and that in such capacity it shall:

            (a) prepare and file in a timely manner, a U.S. Real Estate Mortgage Investment Conduit (REMIC) Income Tax Return (Form 1066 or any successor form adopted by the Internal Revenue Service) and prepare and file with the Internal Revenue Service and applicable state or local tax authorities income tax or information returns for each taxable year with respect to each Trust REMIC described in the Preliminary Statement containing such information and at the times and in the manner as may be required by the Code or state or local tax laws, regulations, or rules, and furnish to Certificateholders the schedules, statements or information at such times and in such manner as may be required thereby;

            (b) within thirty days of the Closing Date, apply for an employer identification number from the Internal Revenue Service via Form SS-4 or any other acceptable method for all tax entities and shall also furnish to the Internal Revenue Service, on Form 8811 or as otherwise may be required by the Code, the name, title, address, and telephone number of the person that the holders of the Certificates may contact for tax information relating thereto, together with such additional information as may be required by such Form, and update such information at the time or times in the manner required by the Code;

            (c) make an election that each of the Lower Tier REMIC and the Upper Tier REMIC be treated as a REMIC on the federal tax return for its first taxable year (and, if necessary, under applicable state law);

            (d) prepare and forward to the Certificateholders and to the Internal Revenue Service and, if necessary, state tax authorities, all information returns and reports as and when required to be provided to them in accordance with the REMIC Provisions, including the calculation of any original issue discount using the prepayment assumption (as described in the Prospectus Supplement);

            (e) provide information necessary for the computation of tax imposed on the transfer of a Residual Certificate to a Person that is not a Permitted Transferee (a "Non-Permitted Transferee"), or an agent (including a broker, nominee or other middleman) of a Non-Permitted Transferee, or a pass-through entity in which a Non-Permitted Transferee is the record holder of an interest (the reasonable cost of computing and furnishing such information may be charged to the Person liable for such tax);

            (f) to the extent that they are under its control, conduct matters relating to such assets at all times that any Certificates are outstanding so as to maintain the status of each Trust REMIC as a REMIC under the REMIC Provisions;

            (g) not knowingly or intentionally take any action or omit to take any action that would cause the termination of the REMIC status of either Trust REMIC created hereunder;

            (h) pay, from the sources specified in the last paragraph of this
Section 8.11, the amount of any federal or state tax, including prohibited transaction taxes as described below, imposed on either Trust REMIC before its termination when and as the same shall be due and payable (but such obligation shall not prevent the Trustee or any other appropriate Person from contesting any such tax in appropriate proceedings and shall not prevent the Trustee from withholding payment of such tax, if permitted by law, pending the outcome of such proceedings);

            (i) cause federal, state or local income tax or information returns to be signed by the Trustee or such other person as may be required to sign such returns by the Code or state or local laws, regulations or rules;

            (j) maintain records relating to each of the Trust REMICs, including the income, expenses, assets, and liabilities thereof on a calendar year basis and on the accrual method of accounting and the fair market value and adjusted basis of the assets determined at such intervals as may be required by the Code, as may be necessary to prepare the foregoing returns, schedules, statements or information; and

            (k) as and when necessary and appropriate, represent either Trust REMIC in any administrative or judicial proceedings relating to an examination or audit by any governmental taxing authority, request an administrative adjustment as to any taxable year of either Trust REMIC, enter into settlement agreements with any governmental taxing agency, extend any statute of limitations relating to any tax item of either Trust REMIC, and otherwise act on behalf of each Trust REMIC in relation to any tax matter or controversy involving it.

            The Trustee shall treat the rights of the Class P Certificateholders to receive Prepayment Premiums, the rights of the Class X Certificateholders to receive amounts from the Excess Reserve Fund Account (subject to the obligation to pay Basis Risk Carry Forward Amounts) and the rights of the Principal Certificateholders to receive Basis Risk Carry Forward Amounts as the beneficial ownership of interests in a grantor trust and not as obligations of either Trust REMIC created hereunder, for federal income tax purposes. The Trustee shall file or cause to be filed with the Internal Revenue Service Form 1041 or such other form as may be applicable and shall furnish or cause to be furnished, to the Class P, Class X Certificateholders and the Principal Certificateholders, the respective amounts described above that are received, in the time or times and in the manner required by the Code.

            To enable the Trustee to perform its duties under this Agreement, the Depositor shall provide to the Trustee within ten days after the Closing Date all information or data that the Trustee requests in writing and determines to be relevant for tax purposes to the valuations and offering prices of the Certificates, including the price, yield, prepayment assumption, and projected cash flows of the Certificates and the Mortgage Loans. Moreover, the Depositor shall provide information to the Trustee concerning the value, if any, to each Class of Principal Certificates of the right to receive Basis Risk Carry Forward Amounts from the Excess Reserve Fund Account. Unless otherwise advised by the Depositor in writing, for federal income tax purposes, the Trustee is hereby directed to assign a value of zero to the right of each Holder of a Principal Certificate to receive the related Basis Risk Carry Forward Amount for purposes of allocating the purchase price of a Principal Certificate acquired by an initial Holder thereof between such right and the related Upper Tier Regular Interest. Thereafter, the Depositor shall provide to the Trustee promptly upon written request therefor any additional information or data that the Trustee may, from time to time, reasonably request to enable the Trustee to perform its duties under this Agreement. The Depositor hereby indemnifies the Trustee for any losses, liabilities, damages, claims, or expenses of the Trustee arising from any errors or miscalculations of the Trustee that result from any failure of the Depositor to provide, or to cause to be provided, accurate information or data to the Trustee on a timely basis.

            If any tax is imposed on "prohibited transactions" of either Trust REMIC as defined in Section 860F(a)(2) of the Code, on the "net income from foreclosure property" of the Lower Tier REMIC as defined in Section 860G(c) of the Code, on any contribution to either Trust REMIC after the Start-up Day pursuant to Section 860G(d) of the Code, or any other tax is imposed, including, if applicable, any minimum tax imposed on either Trust REMIC pursuant to Sections 23153 and 24874 of the California Revenue and Taxation Code, if not paid as otherwise provided for herein, the tax shall be paid by (i) the Trustee if such tax arises out of or results from negligence of the Trustee in the performance of any of its obligations under this Agreement, (ii) the Servicer, in the case of any such minimum tax, and otherwise if such tax arises out of or results from a breach by the Servicer of any of its obligations under this Agreement, (iii) the Responsible Party if such tax arises out of or results from the Responsible Party's obligation to repurchase a Mortgage Loan pursuant to
Section 2.03, or (iv) in all other cases, or if the Trustee, the Servicer or the Responsible Party fails to honor its obligations under the preceding clause (i),
(ii), or (iii), any such tax will be paid with amounts otherwise to be distributed to the Certificateholders, as provided in Section 4.02(a).

            For as long as each Trust REMIC shall exist, the Trustee shall act in accordance with this Agreement and shall comply with any directions of the Depositor or a Servicer as provided herein so as to assure such continuing treatment. The Trustee shall not (a) sell or permit the sale of all or any portion of the Mortgage Loans unless pursuant to a repurchase in accordance with this Agreement, or of any investment of deposits in an Account, and (b) accept any contribution to either Trust REMIC after the Startup Day without receipt of a REMIC Opinion.

            Section 8.12 Periodic Filings. (a) The Trustee and the Servicer shall reasonably cooperate with the Depositor in connection with the Trust's satisfying the reporting requirements under the Exchange Act. Except as provided for in Section 8.12(b), the Trustee shall prepare on behalf of the Trust any Forms 8-K and 10-K customary for similar securities as required by the Exchange Act and the Rules and Regulations of the Securities and Exchange Commission thereunder, and the Trustee shall sign and file (via the Securities and Exchange Commission's Electronic Data Gathering and Retrieval System) such Forms on behalf of the Depositor, if an officer of the Depositor signs the Certification pursuant to paragraph (b) of this Section 8.12, or otherwise on behalf of the Trust. In the event the Trustee is signing on behalf of the Depositor pursuant to the preceding sentence, the Depositor hereby grants to the Trustee a limited power of attorney to execute and file each such document on behalf of the Depositor. Such power of attorney shall continue until the earlier of either (i) receipt by the Trustee from the Depositor of written termination of such power of attorney and (ii) the termination of the Trust. Notwithstanding the foregoing, the Trustee shall prepare such Form 10-K to be signed by the Depositor and the Depositor shall sign such form unless the Securities and Exchange Commission has indicated that it will accept a Certification signed by the Depositor where the related Form 10-K is signed by the Trustee on behalf of the Depositor.

            (b) The Depositor shall prepare or cause to be prepared and file the current Report on Form 8-K attaching this Agreement as an exhibit and, thereafter, each Form 8-K shall be filed by the Trustee within 15 days after each Distribution Date, including a copy of the statement to the Certificateholders for such Distribution Date as an exhibit thereto. On or prior to March 30th of each year (or such earlier date as may be required by the Exchange Act and the Rules and Regulations of the Securities and Exchange Commission), the Trustee shall file a Form 10-K, in substance as required by applicable law or applicable Securities and Exchange Commission staff's interpretations. Such Form 10-K shall include as exhibits the Servicer's annual statement of compliance described under Section 3.22 and the accountant's report described under Section 3.23, in each case to the extent they have been timely delivered to the Trustee (and upon which the Trustee may rely in delivering its certification hereunder). If they are not so timely delivered, the Trustee shall file an amended Form 10-K including such documents as exhibits reasonably promptly after they are delivered to the Trustee. The Trustee shall have no liability with respect to any failure to properly prepare or file such periodic reports resulting from or relating to the Trustee's inability or failure to obtain any information not resulting from its own negligence, willful misconduct or bad faith. The Form 10-K shall also include a certification in the form attached hereto as Exhibit M (the "Certification"), which shall, except as described below, be signed by the senior officer of the Depositor in charge of securitization. Notwithstanding the foregoing, if it is determined by the Depositor that the Certification may be executed by multiple persons, the Trustee shall sign the Certification in respect of items 1 through 3 thereof and the Servicer shall cause the senior officer in charge of servicing at the Servicer to sign the Certification in respect of items 4 and 5 thereof, and the Trustee may rely on the Certification signed by the Servicer to the same extent as provided in subsection (c) below.

            (c) In the event the Certification is to be signed by an officer of the Depositor, the Trustee shall sign a certification (in the form attached hereto as Exhibit N) for the benefit of the Depositor and its officers, directors and Affiliates in respect of items 1 through 3 of the Certification (provided, however, that the Trustee shall not undertake an analysis of the accountant's report attached as an exhibit to the Form 10-K), and the Servicer shall sign a certification (in the form attached hereto as Exhibit O) for the benefit of the Depositor, the Trustee and their officers, directors and Affiliates in respect of items 4 and 5 of the Certification. Each such certification shall be delivered to the Depositor and the Trustee by March 20th of each year (or if not a Business Day, the immediately preceding Business Day). The Certification attached hereto as Exhibit M shall be delivered to the Trustee by March 25 for filing by March 30th of each year (or if not a Business Day, the immediately preceding Business Day). In addition, (i) the Trustee shall indemnify and hold harmless the Depositor and its officers, directors and Affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon a breach of the Trustee's obligations under this Section 8.12(c) or the Trustee's negligence, bad faith or willful misconduct in connection therewith, and (ii) the Servicer shall indemnify and hold harmless the Depositor, the Trustee and their respective officers, directors and Affiliates from and against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments and other costs and expenses arising out of or based upon a breach of the Servicer's obligations under this Section 8.12(c) or the Servicer's negligence, bad faith or willful misconduct in connection therewith. If the indemnification provided for herein is unavailable or insufficient to hold harmless the indemnified party, then (i) the Trustee agrees in connection with a breach of the Trustee's obligations under this Section 8.12(c) or the Trustee's negligence, bad faith or willful misconduct in connection therewith that it shall contribute to the amount paid or payable by the Depositor as a result of the losses, claims, damages or liabilities of the Depositor in such proportion as is appropriate to reflect the relative fault of the Depositor on the one hand and the Trustee on the other and (ii) the Servicer agrees that it shall contribute to the amount paid or payable by the Depositor and/or the Trustee as a result of the losses, claims, damages or liabilities of the Depositor and/or the Trustee in such proportion as is appropriate to reflect the relative fault of the Depositor or the Trustee, as the case may be, on the one hand and the Servicer on the other in connection with a breach of the Servicer's obligations under this Section 8.12(c) or the Servicer's negligence, bad faith or willful misconduct in connection therewith.

            (d) Upon any filing with the Securities and Exchange Commission, the Trustee shall promptly deliver to the Depositor a copy of any such executed report, statement or information.

            (e) Prior to January 30 of the first year in which the Trustee is able to do so under applicable law, the Trustee shall file a Form 15 Suspension Notification with respect to the Trust.

            Section 8.13 Tax Classification of the Excess Reserve Fund Account. For federal income tax purposes, the Trustee shall treat the Excess Reserve Fund Account as beneficially owned by the holders of the Class X Certificates and shall treat such portion of the Trust Fund as a grantor trust under subpart E,
Part I of subchapter J of the Code. The Trustee shall treat the rights that each Class of Principal Certificates has to receive payments of Basis Risk Carry Forward Amounts from the Excess Reserve Fund Account as rights to receive payments under an interest rate cap contract written by the Class X Certificateholders in favor of each Class. Accordingly, each Class of Certificates (excluding the Class X, Class P and Class R Certificates) will be comprised of two components - an Upper Tier Regular Interest and an interest in an interest rate cap contract, and the Class X Certificateholders will be comprised of two components - an Upper Tier Regular Interest and ownership of the Excess Reserve Fund Account, subject to an obligation to pay Basis Risk Carry Forward Amounts. The Trustee shall allocate the issue price for a Class of Certificates among the respective components for purposes of determining the issue price of the Upper Tier Regular Interest component based on information received from the Depositor. Unless otherwise advised by the Depositor in writing, for federal income tax purposes, the Trustee is hereby directed to assign a value of zero to the right of each Holder of a Principal Certificate to receive the related Basis Risk Carry Forward Amount for purposes of allocating the purchase price of an initial Principal Certificateholder between such right and the related Upper Tier Regular Interest.

                                   ARTICLE IX

                                  TERMINATION

            Section 9.01 Termination upon Liquidation or Purchase of the Mortgage Loans. Subject to Section 9.03, the obligations and responsibilities of the Depositor, the Servicer and the Trustee created hereby with respect to the Trust Fund shall terminate upon the earlier of (a) the purchase, on or after the Optional Termination Date, by the Servicer (at the direction of Majority Class X Certificateholder) of all Mortgage Loans (and REO Properties) at the price equal to the sum of (i) 100% of the unpaid principal balance of each Mortgage Loan (other than in respect of REO Property) plus accrued and unpaid interest thereon at the applicable Mortgage Interest Rate, together with any unpaid remaining Basis Risk Carry Forward Amounts, and (ii) the lesser of (x) the appraised value of any REO Property as determined by the higher of two appraisals completed by two independent appraisers selected by the Majority Class X Certificateholder, at the expense of the Majority Class X Certificateholder, plus accrued and unpaid interest on the related Mortgage Loan at the applicable Mortgage Interest Rates and (y) the unpaid principal balance of each Mortgage Loan related to any REO Property, in each case plus accrued and unpaid interest thereon at the applicable Mortgage Interest Rate ("Termination Price") and (b) the later of (i) the maturity or other Liquidation Event of the last Mortgage Loan remaining in the Trust Fund and the disposition of all REO Property and (ii) the distribution to Certificateholders of all amounts required to be distributed to them pursuant to this Agreement. In no event shall the trusts created hereby continue beyond the expiration of 21 years from the death of the survivor of the descendants of Joseph P. Kennedy, the late Ambassador of the United States to the Court of St. James's, living on the date hereof.

            Section 9.02 Final Distribution on the Certificates. If on any Remittance Date, the Servicer notifies the Trustee that there are no Outstanding Mortgage Loans and no other funds or assets in the Trust Fund other than the funds in the Collection Account, the Trustee shall promptly to send a Notice of Final Distribution to each Certificateholder. If the Servicer (at the direction of the Majority Class X Certificateholder) elects to terminate the Trust Fund pursuant to clause (a) of Section 9.01, at least 20 days prior to the date the Notice of Final Distribution is to be mailed to the affected Certificateholders, the Majority Class X Certificateholder shall notify the Servicer and the Trustee of the date the Depositor intends that the Trust Fund be terminated and of the applicable repurchase price of the Mortgage Loans and REO Properties. The Servicer shall be entitled to reasonably rely on a representation from the Majority Class X Certificateholder that it is the Majority Class X Certificateholder and is entitled under this Agreement to direct the Servicer to terminate the Trust Fund.

            A Notice of Final Distribution, specifying the Distribution Date on which Certificateholders may surrender their Certificates for payment of the final distribution and cancellation, shall be given promptly by the Trustee by letter to Certificateholders mailed not later than the 15th day of the month of such final distribution. Any such Notice of Final Distribution shall specify (a) the Distribution Date upon which final distribution on the Certificates will be made upon presentation and surrender of Certificates at the office therein designated, (b) the amount of such final distribution, (c) the location of the office or agency at which such presentation and surrender must be made, and (d) that the Record Date otherwise applicable to such Distribution Date is not applicable, distributions being made only upon presentation and surrender of the Certificates at the office therein specified. The Trustee will give such Notice of Final Distribution to each Rating Agency at the time such Notice of Final Distribution is given to Certificateholders.

            In the event such Notice of Final Distribution is given, the Majority Class X Certificateholder shall remit the applicable Termination Price in immediately available funds to the Servicer at least two Business Days prior to the applicable Distribution Date, and upon receipt of such funds from the Majority Class X Certificateholder, the Servicer shall cause all funds in the Collection Account to be remitted to the Trustee for deposit in the Distribution Account on the Business Day prior to the applicable Distribution Date in an amount equal to the final distribution in respect of the Certificates. During the time such funds are held in such Collection Account, such funds shall be invested, at the direction of the Majority Class X Certificateholder, in Permitted Investments, and the Majority Class X Certificateholder shall be entitled to all income from such investments, and shall be responsible for, and shall reimburse the Servicer for all losses from such investments. The Majority Class X Certificateholder shall be obligated to reimburse the Servicer for its reasonable out-of-pocket expenses incurred in connection with its termination of the Trust Fund at the direction of the Majority Class X Certificateholder and shall indemnify and hold harmless the Servicer for any losses, liabilities or expenses resulting from any claims directly resulting from or relating to the Servicer's termination of the Trust Fund at the direction of the Majority Class X Certificateholder, except to the extent such losses, liabilities or expenses arise out of or result from the Servicer's negligence, bad faith or willful misconduct. In connection with any such termination of the Trust Fund, the Servicer shall cause all funds in Collection Account, including the applicable Termination Price for the Mortgage Loans and REO Properties, to be remitted to the Trustee for deposit in the Distribution Account on the Business Day prior to the applicable Distribution Date. Upon such final deposit with respect to the Trust Fund and the receipt by the Trustee of a Request for Release therefor, the Trustee shall promptly release to the Servicer or its designee the Custodial Files for the Mortgage Loans.

            Upon presentation and surrender of the Certificates, the Trustee shall cause to be distributed to the Certificateholders of each Class (after reimbursement of all amounts due the Servicer, the Depositor and the Trustee hereunder), in each case on the final Distribution Date and in the order set forth in Section 4.02, in proportion to their respective Percentage Interests, with respect to Certificateholders of the same Class, an amount up to an amount equal to (i) as to each Class of Regular Certificates (except the Class X Certificates), the Certificate Balance thereof plus for each such Class and the Class X Certificates accrued interest thereon in the case of an interest-bearing Certificate and all other amounts to which such Classes are entitled pursuant to
Section 4.02, (ii) as to the Residual Certificates, the amount, if any, which remains on deposit in the Distribution Account (other than the amounts retained to meet claims) after application pursuant to clause (i) above.

            In the event that any affected Certificateholders shall not surrender Certificates for cancellation within six months after the date specified in the above mentioned written notice, the Trustee shall give a second written notice to the remaining Certificateholders to surrender their Certificates for cancellation and receive the final distribution with respect thereto. If within six months after the second notice all the applicable Certificates shall not have been surrendered for cancellation, the Trustee may take appropriate steps, or may appoint an agent to take appropriate steps, to contact the remaining Certificateholders concerning surrender of their Certificates, and the cost thereof shall be paid out of the funds and other assets which remain a part of the Trust Fund. If within one year after the second notice all Certificates shall not have been surrendered for cancellation, the Class R Certificateholders shall be entitled to all unclaimed funds and other assets of the Trust Fund which remain subject hereto.

            Section 9.03 Additional Termination Requirements. In the event the Majority Class X Certificateholder directs the Servicer to purchase the Mortgage Loans as provided in Section 9.01, the Trust Fund shall be terminated in accordance with the following additional requirements, unless the Trustee has been supplied with an Opinion of Counsel (a "REMIC Opinion"), at the expense of the Majority Class X Certificateholder, to the effect that the failure to comply with the requirements of this Section 9.03 will not (i) result in the imposition of taxes on "prohibited transactions" on either Trust REMIC as defined in
Section 860F of the Code, or (ii) cause either Trust REMIC to fail to qualify as a REMIC at any time that any Certificates are outstanding:

            (a) The Trustee shall sell all of the assets of the Trust Fund to the Servicer, or its designee, and, by the next Distribution Date after such sale, shall distribute to the Certificateholders the proceeds of such sale in complete liquidation of each of the Trust REMICs; and

            (b) The Trustee shall attach a statement to the final federal income tax return for each of the Trust REMICs stating that pursuant to Treasury Regulations Section 1.860F-1, the first day of the 90-day liquidation period for each such Trust REMIC was the date on which the Trustee sold the assets of the Trust Fund to the Servicer or its designee.

                                   ARTICLE X

                            MISCELLANEOUS PROVISIONS

            Section 10.01 Amendment. This Agreement may be amended from time to time by the Depositor, the Responsible Party, the Servicer and the Trustee without the consent of any of the Certificateholders (i) to cure any ambiguity or mistake, (ii) to correct any defective provision herein or to supplement any provision herein which may be inconsistent with any other provision herein,
(iii) to add to the duties of the Depositor or the Servicer, (iv) to add any other provisions with respect to matters or questions arising hereunder or (v) to modify, alter, amend, add to or rescind any of the terms or provisions contained in this Agreement; provided, that any action pursuant to clause (iv) or (v) above shall not, as evidenced by an Opinion of Counsel (which Opinion of Counsel shall not be an expense of the Trustee or the Trust Fund), adversely affect in any material respect the interests of any Certificateholder; provided, further, that the amendment shall not be deemed to adversely affect in any material respect the interests of the Certificateholders if the Person requesting the amendment obtains a letter from each Rating Agency stating that the amendment would not result in the downgrading or withdrawal of the respective ratings then assigned to the Certificates; it being understood and agreed that any such letter in and of itself will not represent a determination as to the materiality of any such amendment and will represent a determination only as to the credit issues affecting any such rating. The Trustee, the Depositor, the Responsible Party and the Servicer also may at any time and from time to time amend this Agreement, but without the consent of the Certificateholders to modify, eliminate or add to any of its provisions to such extent as shall be necessary or helpful to (i) maintain the qualification of each Trust REMIC under the REMIC Provisions, (ii) avoid or minimize the risk of the imposition of any tax on either Trust REMIC pursuant to the Code that would be a claim at any time prior to the final redemption of the Certificates or
(iii) comply with any other requirements of the Code; provided, that the Trustee has been provided an Opinion of Counsel, which opinion shall be an expense of the party requesting such opinion but in any case shall not be an expense of the Trustee or the Trust Fund, to the effect that such action is necessary or helpful to, as applicable, (i) maintain such qualification, (ii) avoid or minimize the risk of the imposition of such a tax or (iii) comply with any such requirements of the Code.

            This Agreement may also be amended from time to time by the Depositor, the Servicer, the Responsible Party and the Trustee with the consent of the Holders of Certificates evidencing Percentage Interests aggregating not less than 662/3% of each Class of Certificates affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Agreement or of modifying in any manner the rights of the Holders of Certificates; provided, however, that no such amendment shall (i) reduce in any manner the amount of, or delay the timing of, payments required to be distributed on any Certificate without the consent of the Holder of such Certificate, (ii) adversely affect in any material respect the interests of the Holders of any Class of Certificates in a manner other than as described in clause (i), without the consent of the Holders of Certificates of such Class evidencing, as to such Class, Percentage Interests aggregating not less than 662/3%, or (iii) reduce the aforesaid percentages of Certificates the Holders of which are required to consent to any such amendment, without the consent of the Holders of all such Certificates then outstanding.

            Notwithstanding any contrary provision of this Agreement, the Trustee shall not consent to any amendment to this Agreement unless (i) it shall have first received an Opinion of Counsel, which opinion shall not be an expense of the Trustee or the Trust Fund, to the effect that such amendment will not cause the imposition of any tax on either Trust REMIC or the Certificateholders or cause either Trust REMIC to fail to qualify as a REMIC or the grantor trust portion of the Trust Fund as a grantor trust at any time that any Certificates are outstanding and (ii) the party seeking such amendment shall have provided written notice to the Rating Agencies (with a copy of such notice to the Trustee) of such amendment, stating the provisions of the Agreement to be amended.

            The Responsible Party shall be obligated to execute any amendment to this Agreement, unless such amendment would adversely affect in any material respect the right or obligation of the Responsible Party.

            Notwithstanding the foregoing provisions of this Section 10.01, with respect to any amendment that significantly modifies the permitted activities of the Trustee or the Servicer, any Certificate beneficially owned by the Depositor or any of its Affiliates shall be deemed not to be outstanding (and shall not be considered when determining the percentage of Certificateholders consenting or when calculating the total number of Certificates entitled to consent) for purposes of determining if the requisite consents of Certificateholders under this Section 10.01 have been obtained.

            Promptly after the execution of any amendment to this Agreement requiring the consent of Certificateholders, the Trustee shall furnish written notification of the substance or a copy of such amendment to each Certificateholder and each Rating Agency.

            It shall not be necessary for the consent of Certificateholders under this Section 10.01 to approve the particular form of any proposed amendment, but it shall be sufficient if such consent shall approve the substance thereof. The manner of obtaining such consents and of evidencing the authorization of the execution thereof by Certificateholders shall be subject to such reasonable regulations as the Trustee may prescribe.

            Nothing in this Agreement shall require the Trustee to enter into an amendment which modifies its obligations or liabilities without its consent and in all cases without receiving an Opinion of Counsel (which Opinion shall not be an expense of the Trustee or the Trust Fund), satisfactory to the Trustee that
(i) such amendment is permitted and is not prohibited by this Agreement and that all requirements for amending this Agreement have been complied with; and (ii) either (A) the amendment does not adversely affect in any material respect the interests of any Certificateholder or (B) the conclusion set forth in the immediately preceding clause (A) is not required to be reached pursuant to this
Section 10.01.

            Section 10.02 Recordation of Agreement; Counterparts. This Agreement is subject to recordation in all appropriate public offices for real property records in all the counties or other comparable jurisdictions in which any or all of the properties subject to the Mortgages are situated, and in any other appropriate public recording office or elsewhere, such recordation to be effected by the Servicer at the expense of the Trust, but only upon receipt of an Opinion of Counsel to the effect that such recordation materially and beneficially affects the interests of the Certificateholders.

            For the purpose of facilitating the recordation of this Agreement as herein provided and for other purposes, this Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

            Section 10.03 Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE SUBSTANTIVE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HERETO AND THE CERTIFICATEHOLDERS SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

            Section 10.04 Intention of Parties. It is the express intent of the parties hereto that the conveyance (i) of the Mortgage Loans by the Depositor and (ii) of the Trust Fund by the Depositor to the Trustee each be, and be construed as, an absolute sale thereof. It is, further, not the intention of the parties that such conveyances be deemed a pledge thereof. However, in the event that, notwithstanding the intent of the parties, such assets are held to be the property of the Depositor, as the case may be, or if for any other reason this Agreement is held or deemed to create a security interest in either such assets, then (i) this Agreement shall be deemed to be a security agreement within the meaning of the Uniform Commercial Code of the State of New York and (ii) the conveyances provided for in this Agreement shall be deemed to be an assignment and a grant by the Depositor to the Trustee, for the benefit of the Certificateholders, of a security interest in all of the assets transferred, whether now owned or hereafter acquired.

            The Depositor for the benefit of the Certificateholders shall, to the extent consistent with this Agreement, take such actions as may be necessary to ensure that, if this Agreement were deemed to create a security interest in the Trust Fund, such security interest would be deemed to be a perfected security interest of first priority under applicable law and will be maintained as such throughout the term of the Agreement.

            Section 10.05 Notices. (a) The Trustee shall use its best efforts to promptly provide notice to each Rating Agency with respect to each of the following of which it has actual knowledge:

            (i) Any material change or amendment to this Agreement;

            (ii) The occurrence of any Event of Default that has not been cured;

            (iii) The resignation or termination of the Servicer or the Trustee and the appointment of any successor;

            (iv) The repurchase of Mortgage Loans pursuant to Sections 2.03,
      2.07 or 2.08; and

            (v) The final payment to Certificateholders.

            (b) In addition, the Trustee shall promptly make available on its internet website to each Rating Agency copies of the following:

            (i) Each report to Certificateholders described in Section 4.03; and

            (ii) Any notice of a purchase of a Mortgage Loan pursuant to Sections 2.07 or 3.28.

All directions, demands and notices hereunder shall be in writing and shall be deemed to have been duly given when delivered to (a) in the case of the Depositor, the Purchaser or Goldman, Sachs & Co., 85 Broad Street, New York, New York 10004, Attention: Principal Finance Group/Christopher M. Gething and Asset Management Group/Senior Asset Manager, or such other address as may be hereafter furnished to the Trustee and the Servicer by the Depositor in writing, (b) in the case of the Responsible Party, 1100 Town & Country Road, Orange, California 92868, Attention: Secretary, or such other address as may be hereafter furnished to the Depositor and the Trustee by the Responsible Party in writing, (c) in the case of the Servicer, to Countrywide Home Loans Servicing LP, 4500 Park Granada, Calabasas, California 91302, Attention: Mark Wong, or such other address as may be hereafter furnished to the Depositor and Trustee by the Servicer in writing,
(d) in the case of the Trustee to the Corporate Trust Office, Deutsche Bank National Trust Company, 1761 East St. Andrew Place, Santa Ana, California 92705-4934, Attention: Trust Administration-GS0410, or such other address as the Trustee may hereafter furnish to the Depositor or Servicer, and (e) in the case of each of the Rating Agencies, the address specified therefor in the definition corresponding to the name of such Rating Agency. Notices to Certificateholders shall be deemed given when mailed, first class postage prepaid, to their respective addresses appearing in the Certificate Register.

            Section 10.06 Severability of Provisions. If any one or more of the covenants, agreements, provisions or terms of this Agreement shall be for any reason whatsoever held invalid, then such covenants, agreements, provisions or terms shall be deemed severable from the remaining covenants, agreements, provisions or terms of this Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or of the Certificates or the rights of the Holders thereof.

            Section 10.07 Assignment; Sales; Advance Facilities. (a) Notwithstanding anything to the contrary contained herein, except as provided in
Section 6.02, this Agreement may not be assigned by the Servicer without the prior written consent of the Depositor and the Trustee. In addition, for so long as a Servicer is acting as a Servicer hereunder (i) such Servicer is hereby authorized to enter into an advance facility ("Advance Facility") under which
(A) such Servicer sells, assigns or pledges to an Advancing Person such Servicer's rights under this Agreement to be reimbursed for any P&I Advances or Servicing Advances and/or (B) an Advancing Person agrees to fund some or all P&I Advances or Servicing Advances required to be made by such Servicer pursuant to this Agreement and (ii) such Servicer is hereby authorized to assign its rights to the Servicing Fee; it being understood neither the Trust Fund nor any party hereto shall have a right or claim (including without limitation any right of offset) to an Advance Reimbursement Amount so assigned or to the portion of the Servicing Fee so assigned; it being further understood that upon resignation or termination of such Servicer and reimbursement of all amounts due to the Servicer hereunder, the assignment of further Advance reimbursement rights to such Advance Facility (in the case of clause (i)) and such assignment (in the case of clause (ii)) shall be terminated with respect to amounts due related to this Agreement. No consent of the Trustee, Certificateholders or any other party is required before a Servicer may enter into an Advance Facility. Notwithstanding the existence of any Advance Facility under which an Advancing Person agrees to fund P&I Advances and/or Servicing Advances on a Servicer's behalf, such Servicer shall remain obligated pursuant to this Agreement to make P&I Advances and Servicing Advances pursuant to and as required by this Agreement, and shall not be relieved of such obligations by virtue of such Advance Facility.

            (b) Advance reimbursement amounts ("Advance Reimbursement Amounts") shall consist solely of amounts in respect of P&I Advances and/or Servicing Advances made with respect to the Mortgage Loans for which the Servicer would be permitted to reimburse itself in accordance with this Agreement, assuming the Servicer had made the related P&I Advance(s) and/or Servicing Advance(s).

            (c) The Servicer shall maintain and provide to any successor Servicer a detailed accounting on a loan-by-loan basis as to amounts advanced by, pledged or assigned to, and reimbursed to any Advancing Person. The successor Servicer shall be entitled to rely on any such information provided by the predecessor Servicer, and the successor Servicer shall not be liable for any errors in such information.

            (d) An Advancing Person who purchases or receives an assignment or pledge of the rights to be reimbursed for P&I Advances and/or Servicing Advances, and/or whose obligations hereunder are limited to the funding of P&I Advances and/or Servicing Advances shall not be required to meet the criteria for qualification of a Subservicer set forth in this Agreement.

            (e) Advance Reimbursement Amounts distributed with respect to each Mortgage Loan shall be allocated to outstanding unreimbursed P&I Advances or Servicing Advances (as the case may be) made with respect to that Mortgage Loan on a "first-in, first out" (FIFO) basis. Such documentation shall also require the Servicer to provide to the related Advancing Person or its designee loan-by-loan information with respect to each such Advance Reimbursement Amount distributed to such Advancing Person or Advance Facility trustee on each Distribution Date, to enable the Advancing Person or Advance Facility trustee to make the FIFO allocation of each such Advance Reimbursement Amount with respect to each Mortgage Loan. The Servicer shall remain entitled to be reimbursed by the Advancing Person or Advance Facility trustee for all P&I Advances and Servicing Advances funded by the Servicer to the extent the related rights to be reimbursed therefor have not been sold, assigned or pledged to an Advancing Person.

            (f) Any amendment to this Section 10.07 or to any other provision of this Agreement that may be necessary or appropriate to effect the terms of an Advance Facility as described generally in this Section 10.07, including amendments to add provisions relating to a successor Servicer may be entered into by the Trustee, the Depositor and the Servicer without the consent of any Certificateholder, notwithstanding anything to the contrary in this Agreement, provided, that the Trustee has been provided an Opinion of Counsel that such amendment has no material adverse effect on the Certificateholders which opinion shall be an expense of the party requesting such opinion but in any case shall not be an expense of the Trustee or the Trust Fund; provided, further, that the amendment shall not be deemed to adversely affect in any material respect the interests of the Certificateholders if the Person requesting the amendment obtains a letter from each Rating Agency (instead of obtaining an Opinion of Counsel) stating that the amendment would not result in the downgrading or withdrawal of the respective ratings then assigned to the Certificates; it being understood and agreed that any such rating letter in and of itself will not represent a determination as to the materiality of any such amendment and will represent a determination only as to the credit issues affecting any such rating. Prior to entering into an Advance Facility, the Servicer shall notify the lender under such facility in writing that: (a) the Advances financed by and/or pledged to the lender are obligations owed to the Servicer on a non-recourse basis payable only from the cash flows and proceeds received under this Agreement for reimbursement of Advances only to the extent provided herein, and the Trustee and the Trust are not otherwise obligated or liable to repay any Advances financed by the lender; (b) the Servicer will be responsible for remitting to the lender the applicable amounts collected by it as reimbursement for Advances funded by the lender, subject to the restrictions and priorities created in this Agreement; and (c) the Trustee shall not have any responsibility to track or monitor the administration of the financing arrangement between the Servicer and the lender.

            Section 10.08 Limitation on Rights of Certificateholders. The death or incapacity of any Certificateholder shall not operate to terminate this Agreement or the trust created hereby, nor entitle such Certificateholder's legal representative or heirs to claim an accounting or to take any action or commence any proceeding in any court for a petition or winding up of the trust created hereby, or otherwise affect the rights, obligations and liabilities of the parties hereto or any of them.

            No Certificateholder shall have any right to vote (except as provided herein) or in any manner otherwise control the operation and management of the Trust Fund, or the obligations of the parties hereto, nor shall anything herein set forth or contained in the terms of the Certificates be construed so as to constitute the Certificateholders from time to time as partners or members of an association; nor shall any Certificateholder be under any liability to any third party by reason of any action taken by the parties to this Agreement pursuant to any provision hereof.

            No Certificateholder shall have any right by virtue or by availing itself of any provisions of this Agreement to institute any suit, action or proceeding in equity or at law upon or under or with respect to this Agreement, unless such Holder previously shall have given to the Trustee a written notice of an Event of Default and of the continuance thereof, as herein provided, and unless the Holders of Certificates evidencing not less than 25% of the Voting Rights evidenced by the Certificates shall also have made written request to the Trustee to institute such action, suit or proceeding in its own name as Trustee hereunder and shall have offered to the Trustee such reasonable indemnity as it may require against the costs, expenses, and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of indemnity shall have neglected or refused to institute any such action, suit or proceeding; it being understood and intended, and being expressly covenanted by each Certificateholder with every other Certificateholder and the Trustee, that no one or more Holders of Certificates shall have any right in any manner whatever by virtue or by availing itself or themselves of any provisions of this Agreement to affect, disturb or prejudice the rights of the Holders of any other of the Certificates, or to obtain or seek to obtain priority over or preference to any other such Holder or to enforce any right under this Agreement, except in the manner herein provided and for the common benefit of all Certificateholders. For the protection and enforcement of the provisions of this Section 10.08, each and every Certificateholder and the Trustee shall be entitled to such relief as can be given either at law or in equity.

            Section 10.09 Inspection and Audit Rights. The Servicer agrees that, on reasonable prior notice, it will permit any representative of the Depositor or the Trustee during such Person's normal business hours, to examine all the books of account, records, reports and other papers of such Person relating to the Mortgage Loans, to make copies and extracts therefrom, to cause such books to be audited by independent certified public accountants selected by the Depositor or the Trustee and to discuss its affairs, finances and accounts relating to the Mortgage Loans with its officers, employees and independent public accountants (and by this provision the Servicer hereby authorizes said accountants to discuss with such representative such affairs, finances and accounts), all at such reasonable times and as often as may be reasonably requested. Any reasonable out-of-pocket expense of the Servicer incident to the exercise by the Depositor or the Trustee of any right under this Section 10.09 shall be borne by the Servicer. The Servicer may impose commercially reasonable restrictions on the dissemination of information the Servicer defines as confidential.

            Nothing in this Section 10.09 shall limit the obligation of the Servicer to observe any applicable law prohibiting disclosure of information regarding the Mortgagors and the failure of the Servicer to provide access as provided in this Section as a result of such obligation shall not constitute a breach of this Section. Nothing in this Section 10.09 shall require the Servicer to collect, create, collate or otherwise generate any information that it does not generate in its usual course of business. The Servicer shall not be required to make copies of or to ship documents to any Person who is not a party to this Agreement, and then only if provisions have been made for the reimbursement of the costs thereof.

            Section 10.10 Certificates Nonassessable and Fully Paid. It is the intention of the Depositor that Certificateholders shall not be personally liable for obligations of the Trust Fund, that the interests in the Trust Fund represented by the Certificates shall be nonassessable for any reason whatsoever, and that the Certificates, upon due authentication thereof by the Trustee pursuant to this Agreement, are and shall be deemed fully paid.

            Section 10.11 Waiver of Jury Trial. EACH PARTY HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY, WAIVES (TO THE EXTENT PERMITTED BY APPLICABLE
LAW) ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY OF ANY DISPUTE ARISING UNDER OR RELATING TO THIS AGREEMENT AND AGREES THAT ANY SUCH DISPUTE SHALL BE TRIED BEFORE A JUDGE SITTING WITHOUT A JURY.

                       *    *    *    *    *    *    *

            IN WITNESS WHEREOF, the Depositor, the Trustee, the Servicer and the Responsible Party have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

                                       GS MORTGAGE SECURITIES CORP.

                                       By:   /s/ Christopher Gething
                                          --------------------------------------
                                          Name:  Christopher Gething
                                          Title: Vice President

                                       DEUTSCHE BANK NATIONAL TRUST COMPANY,
                                          solely as Trustee and not in its
                                          individual capacity

                                       By:   /s/ Ronaldo Reyes
                                          --------------------------------------
                                          Name:  Ronaldo Reyes
                                          Title: Assistant Vice President

                                       By:   /s/ Valerie Delgado
                                          --------------------------------------
                                          Name:  Valerie Delgado
                                          Title: Associate

                                       COUNTRYWIDE HOME LOANS SERVICING LP,
                                          as Servicer
                                          By:  COUNTRYWIDE GP, INC.

                                       By:   /s/ Jordan Cohen
                                          --------------------------------------
                                          Name:  Jordan Cohen
                                          Title: Vice President

                                       AMERIQUEST MORTGAGE COMPANY

                                       By:   /s/ John P. Grazer
                                          --------------------------------------
                                          Name:  John P. Grazer
                                          Title: Executive Vice President

              [Signature Page to Pooling and Servicing Agreement]

                                  SCHEDULE I
                             Mortgage Loan Schedule

                     (Delivered to Trustee on Closing Date)

                                  SCHEDULE II

Representations and Warranties of Countrywide Home Loans Servicing LP, as
Servicer

      COUNTRYWIDE HOME LOANS SERVICING LP ("Countrywide") hereby makes the representations and warranties set forth in this Schedule II to the Depositor and the Trustee, as of the Closing Date, or if so specified herein, as of the Cut-off Date.

            (1) Countrywide is duly organized as a limited partnership and is validly existing and in good standing under the laws of the State of Texas, and is duly authorized and qualified to transact any and all business contemplated by this Pooling and Servicing Agreement to be conducted by Countrywide in any state in which a Mortgaged Property is located or is otherwise not required under applicable law to effect such qualification and, in any event, is in compliance with the doing business laws of any such State, to the extent necessary to ensure its ability to enforce each Mortgage Loan and to service the Mortgage Loan in accordance with the terms of this Pooling and Servicing Agreement;

            (2) Countrywide has the full power and authority to service each Mortgage Loan, and to execute, deliver and perform, and to enter into and consummate the transactions contemplated by this Pooling and Servicing Agreement and has duly authorized by all necessary action on the part of Countrywide the execution, delivery and performance of this Pooling and Servicing Agreement; and this Pooling and Servicing Agreement, assuming the due authorization, execution and delivery thereof by the Depositor, the Servicer and the Trustee, constitutes a legal, valid and binding obligation of Countrywide, enforceable against Countrywide in accordance with its terms, except to the extent that (a) the enforceability thereof may be limited by bankruptcy, insolvency, moratorium, receivership and other similar laws relating to creditors' rights generally and (b) the remedy of specific performance and injunctive and other forms of equitable relief may be subject to the equitable defenses and to the discretion of the court before which any proceeding therefor may be brought;

            (3) The execution and delivery of this Pooling and Servicing Agreement by Countrywide, the servicing of the Mortgage Loans by Countrywide hereunder, the consummation by Countrywide of any other of the transactions herein contemplated, and the fulfillment of or compliance with the terms hereof are in the ordinary course of business of Countrywide and will not (A) result in a breach of any term or provision of the organizational documents of Countrywide or (B) conflict with, result in a breach, violation or acceleration of, or result in a default under, the terms of any other material agreement or instrument to which Countrywide is a party or by which it may be bound, or any statute, order or regulation applicable to Countrywide of any court, regulatory body, administrative agency or governmental body having jurisdiction over Countrywide; and Countrywide is not a party to, bound by, or in breach or violation of any indenture or other agreement or instrument, or subject to or in violation of any statute, order or regulation of any court, regulatory body, administrative agency or governmental body having jurisdiction over it, which materially and adversely affects or, to Countrywide's knowledge, would in the future materially and adversely affect, (x) the ability of Countrywide to perform its obligations under this Pooling and Servicing Agreement or (y) the business, operations, financial condition, properties or assets of Countrywide taken as a whole;

            (4) Countrywide is an approved seller/servicer for Fannie Mae and an approved servicer for Freddie Mac in good standing;

            (5) No litigation is pending against Countrywide that would materially and adversely affect the execution, delivery or enforceability of this Pooling and Servicing Agreement or the ability of Countrywide to service the Mortgage Loans or to perform any of its other obligations hereunder in accordance with the terms hereof;

            (6) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by Countrywide of, or compliance by Countrywide with, this Pooling and Servicing Agreement or the consummation by Countrywide of the transactions contemplated by this Pooling and Servicing Agreement, except for such consents, approvals, authorizations or orders, if any, that have been obtained prior to the Closing Date;

            (7) Countrywide covenants that its computer and other systems used in servicing the Mortgage Loans operate in a manner such that Countrywide can service the Mortgage Loans in accordance with the terms of this Pooling and Servicing Agreement; and

            With respect to each Mortgage Loan, to the extent Countrywide serviced such Mortgage Loan and to the extent Countrywide provided monthly reports to the three credit repositories, Countrywide has fully furnished, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (i.e., favorable and unfavorable) on its borrower credit files to Equifax, Experian, and Trans Union Credit Information Company (three of the credit repositories), on a monthly basis.

                                  SCHEDULE III

                         GSAA Home Equity Trust 2004-10
                            Asset-Backed Certificates

           Representations and Warranties of the Responsible Party
                       as to the Ameriquest Mortgage Loans

            The Responsible Party hereby makes the representations and warranties set forth in this Schedule III as to the Ameriquest Mortgage Loans only to the Depositor, the Servicer and the Trustee, as of the Closing Date (or such other date as may be expressly set forth below):

            (a) Mortgage Loans as Described. As of the Servicing Transfer Date, the information set forth in the Mortgage Loan Schedule is complete, true and correct as of the date set forth therein;

            (b) Payments Current. As of the Original Sale Date, all payments required to be made up to the Original Sale Date for the Mortgage Loan under the terms of the Mortgage Note, other than payments for which the related due date was not thirty or more days prior to the Original Sale Date, have been made and credited. No Mortgage Loan has been delinquent for thirty or more days at any time since the origination of the Mortgage Loan;

            (c) No Outstanding Charges. As of the Original Sale Date, all real estate taxes, insurance premiums, which previously became due and owing have been paid, or an escrow of funds has been established in an amount sufficient to pay for every such item which remains unpaid and which has been assessed but is not yet due and payable. All governmental assessments, water, sewer and municipal charges, leasehold payments or ground rents which previously became due and owing have been paid on or prior to the date on which such charges would constitute a lien on the related Mortgaged Property. Except for (A) payments in the nature of escrow payments and (B) interest accruing from the date of the Mortgage Note or date of disbursement of the Mortgage Loan proceeds, whichever is earlier to the day which precedes by one month the Due Date of the first installment of principal and interest, including, without limitation, taxes and insurance payments, the Responsible Party has not advanced funds, or induced, solicited or knowingly received any advance of funds by a party other than the Mortgagor, directly or indirectly, for the payment of any amount required under the Mortgage Loan;

            (d) Original Terms Unmodified. As of the Original Sale Date, the terms of the Mortgage Note and Mortgage have not been impaired, waived, altered or modified in any respect, from the date of origination except by a written instrument which has been recorded, if necessary to protect the interests of the Purchaser, and which has been delivered to the Trustee or to such other Person as the Purchaser shall designate in writing, and the terms of which are reflected in the Mortgage Loan Schedule. The substance of any such waiver, alteration or modification has been approved by the title insurer, if any, to the extent required by the policy, and its terms are reflected on the Mortgage Loan Schedule, if applicable. No Mortgagor has been released, in whole or in part, except in connection with an assumption agreement, approved by the title insurer, to the extent required by the policy, and which assumption agreement is part of the Mortgage Loan File delivered to the Trustee or to such other Person as the Purchaser shall designate in writing and the terms of which are reflected in the Mortgage Loan Schedule;

            (e) No Defenses. The Mortgage Loan is not subject to any right of rescission, set-off, counterclaim or defense, including without limitation the defense of usury, nor will the operation of any of the terms of the Mortgage Note or the Mortgage, or the exercise of any right thereunder, render either the Mortgage Note or the Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, counterclaim or defense, including without limitation the defense of usury, and no such right of rescission, set-off, counterclaim or defense has been asserted with respect thereto, and no Mortgagor was a debtor in any state or federal bankruptcy or insolvency proceeding at the time the Mortgage Loan was originated;

            (f) Hazard Insurance. As of the Servicing Transfer Date, pursuant to the terms of the Mortgage, all buildings or other improvements upon the Mortgaged Property are insured by a generally acceptable insurer against loss by fire, hazards of extended coverage meeting Accepted Origination Practices, as well as all additional requirements set forth in Section 2.10 of the Flow Interim Servicing Agreement, dated as of April 26, 2004, between the Purchaser and the Responsible Party. If required by the National Flood Insurance Act of 1968, as amended, each Mortgage Loan is covered by a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration in effect. All individual insurance policies contain a standard mortgagee clause naming the Responsible Party and its successors and assigns as mortgagee, and all premiums thereon have been paid and such policies may not be reduced, terminated or cancelled without 30 days' prior written notice to the mortgagee. The Mortgage obligates the Mortgagor thereunder to maintain the hazard insurance policy at the Mortgagor's cost and expense, and on the Mortgagor's failure to do so, authorizes the holder of the Mortgage to obtain and maintain such insurance at such Mortgagor's cost and expense, and to seek reimbursement therefor from the Mortgagor. Where required by state law or regulation, the Mortgagor has been given an opportunity to choose the carrier of the required hazard insurance, provided the policy is not a "master" or "blanket" hazard insurance policy covering a condominium, or any hazard insurance policy covering the common facilities of a planned unit development. The hazard insurance policy is the valid and binding obligation of the insurer, is in full force and effect, and will be in full force and effect and inure to the benefit of the Purchaser upon the consummation of the transactions contemplated by this Agreement. The Responsible Party has not engaged in, and has no knowledge of the Mortgagor's or any servicer's having engaged in, any act or omission which would impair the coverage of any such policy, the benefits of the endorsement provided for herein, or the validity and binding effect of such policy, including, without limitation, no unlawful fee, commission, kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by any attorney, firm or other person or entity, and no such unlawful items have been received, retained or realized by the Responsible Party;

            (g) Compliance with Applicable Laws. Any and all requirements of any federal, state or local law including, without limitation, usury, truth-in-lending, real estate settlement procedures, consumer credit protection, equal credit opportunity, predatory and abusive lending and disclosure laws applicable to the Mortgage Loan have been complied with, the consummation of the transactions contemplated hereby will not involve the violation of any such laws or regulations, and the Responsible Party shall maintain in its possession, available for the Purchaser's inspection, and shall deliver to the Purchaser upon demand, evidence of compliance with all such requirements;

            (h) No Satisfaction of Mortgage. As of the Servicing Transfer Date, the Mortgage has not been satisfied, cancelled, subordinated or rescinded, in whole or in part, and the Mortgaged Property has not been released from the lien of the Mortgage, in whole or in part, nor has any instrument been executed that would effect any such release, cancellation, subordination or rescission. Except for the acceptance of a payment on a day other than a Due Date, the Responsible Party has not waived the performance by the Mortgagor of any action, if the Mortgagor's failure to perform such action would cause the Mortgage Loan to be in default, nor has the Responsible Party waived any default resulting from any action or inaction by the Mortgagor;

            (i) Location and Type of Mortgaged Property. The Mortgaged Property is a fee simple property located in the state identified in the Mortgage Loan Schedule (except that with respect to real property located in jurisdictions in which the use of leasehold estates for residential properties is a generally-accepted practice, the Mortgaged Property may be a leasehold estate provided such leasehold meets the standards set forth in the Fannie Mae Seller's Guide). The Mortgage Property consists of a single parcel of real property with a detached single family residence erected thereon, or a two- to four-family dwelling, or an individual residential condominium unit in a condominium project, an individual unit in a planned unit development or a manufactured home; provided, however, no Mortgaged Property is a cooperative home and that any condominium unit or planned unit development shall not fall within any of the "Ineligible Projects" of part XII, Section 102 of the Fannie Mae Selling Guide and shall conform with the Underwriting Guidelines. With respect to any Mortgage Loan secured by a Mortgaged Property improved by manufactured housing,
(i) such manufactured dwelling shall conform with the applicable Fannie Mae and Freddie Mac requirements regarding such dwellings, (ii) the related manufactured housing unit is permanently affixed to the land, (iii) the related manufactured housing unit and the related land are subject to a Mortgage properly filed in the appropriate public recording office and naming the Responsible Party as mortgagee and (iv) the related Mortgaged Property is not located in the state of New Jersey. As of the date of origination, no portion of the Mortgaged Property was used for commercial purposes, and since the date of origination, no portion of the Mortgaged Property has been used for commercial purposes; provided, that Mortgaged Properties which contain a home office shall not be considered as being used for commercial purposes as long as the Mortgaged Property has not been altered for commercial purposes and is not storing any chemicals or raw materials other than those commonly used for homeowner repair, maintenance and/or household purposes;

            (j) Valid First Lien. Each Mortgage is a valid, subsisting, enforceable and perfected first lien of record on a single parcel of real estate constituting the Mortgaged Property, including all buildings and improvements on the Mortgaged Property and all additions, alterations and replacements made at any time. The lien of the Mortgage is subject only to:

            (i) the lien of current real property taxes and assessments not yet due and payable;

            (ii) covenants, conditions and restrictions, rights of way, easements and other matters of the public record as of the date of recording acceptable to prudent mortgage lending institutions generally and specifically referred to in the lender's title insurance policy delivered to the originator of the Mortgage Loan and (a) specifically referred to or otherwise considered in the appraisal made for the originator of the Mortgage Loan or (b) which do not adversely affect the Appraised Value of the Mortgaged Property set forth in such appraisal; and

            (iii) other matters to which like properties are commonly subject which do not materially interfere with the benefits of the security intended to be provided by the Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property.

      Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid, subsisting, enforceable and perfected first lien and first priority security interest on the property described therein and the Responsible Party has full right to sell and assign the same to Purchaser;

            (k) Validity of Mortgage Documents. The Mortgage Note and the Mortgage and any other agreement executed and delivered by a Mortgagor or guarantor, if applicable, in connection with a Mortgage Loan are genuine, and each is the legal, valid and binding obligation of the maker thereof enforceable in accordance with its terms (including, without limitation, any provisions therein relating to Prepayment Premiums). All parties to the Mortgage Note, the Mortgage and any other such related agreement had legal capacity to enter into the Mortgage Loan and to execute and deliver the Mortgage Note, the Mortgage and any other related agreement, and the Mortgage Note, the Mortgage and any other such related agreement have been duly and properly executed by other such related parties;

            (l) Full Disbursement of Proceeds. The Mortgage Loan has been closed and the proceeds of the Mortgage Loan have been fully disbursed and there is no requirement for future advances thereunder, and any and all requirements as to completion of any on-site or off-site improvement and as to disbursements of any escrow funds therefor have been complied with. All costs, fees and expenses incurred in making or closing the Mortgage Loan and the recording of the Mortgage were paid, and the Mortgagor is not entitled to any refund of any amounts paid or due under the Mortgage Note or Mortgage;

            (m) Ownership. Excluding any pledge obligation pursuant to the Responsible Party's warehouse lending agreements (which obligation shall have been released on or before the Original Sale Date), on the Original Sale Date, the Responsible Party was the sole owner of record and holder of the Mortgage Loan and the indebtedness evidenced by each Mortgage Note and upon the sale of the Mortgage Loans to the Purchaser, the Responsible Party retained the Mortgage Files or any part thereof with respect thereto not delivered to the Trustee, the Purchaser or the Purchaser's designee, in trust only for the purpose of servicing and supervising the servicing of each Mortgage Loan. Immediately prior to the sale of the Mortgage Loans to the Purchaser on the Original Sale Date, the Mortgage Loan was not assigned or pledged, and the Responsible Party had good, indefeasible and marketable title thereto, and has full right to transfer and sell the Mortgage Loan to the Purchaser free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest, and has full right and authority subject to no interest or participation of, or agreement with, any other party, to sell and assign each Mortgage Loan pursuant to this Agreement and following the sale of each Mortgage Loan to the Purchaser, the Purchaser will own such Mortgage Loan free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest. the Responsible Party intends to relinquish all rights to possess, control and monitor the Mortgage Loan. After the Original Sale Date, the Responsible Party will have no right to modify or alter the terms of the sale of the Mortgage Loan and the Responsible Party will have no obligation or right to repurchase the Mortgage Loan or substitute another Mortgage Loan, except as provided in this Agreement;

            (n) Doing Business. All parties which have had any interest in the Mortgage Loan, whether as mortgagee, assignee, pledgee or otherwise, are (or, during the period in which they held and disposed of such interest, were) (1) in compliance with any and all applicable licensing requirements of the laws of the state wherein the Mortgaged Property is located, and (2) either (i) organized under the laws of such state, or (ii) qualified to do business in such state, or
(iii) a federal savings and loan association, a savings bank or a national bank having a principal office in such state, or (3) not doing business in such state;

            (o) LTV; FICO Score. As of the Original Sale Date, no Mortgage Loan has an LTV greater than 100%. At origination of the Mortgage Loan, the Qualifying FICO Score was not less than 500;

            (p) Title Insurance. The Mortgage Loan is covered by an ALTA lender's title insurance policy or other form of policy or insurance that is generally acceptable to Fannie Mae and Freddie Mac that was issued by a title insurer licensed and qualified to do business in the jurisdiction where the Mortgaged Property is located, insuring the Responsible Party, its successors and assigns, as to the first priority lien of the Mortgage in the original principal amount of the Mortgage Loan, subject only to the exceptions contained in clauses (i), (ii) and (iii) of paragraph (j) of this Schedule III, and in the case of Adjustable Rate Mortgage Loans, against any loss by reason of the invalidity or unenforceability of the lien resulting from the provisions of the Mortgage providing for adjustment to the Mortgage Interest Rate and Scheduled Payment. Where required by state law or regulation, the Mortgagor has been given the opportunity to choose the carrier of the required mortgage title insurance. Additionally, such lender's title insurance policy affirmatively insures ingress and egress, and against encroachments by or upon the Mortgaged Property or any interest therein. The title policy does not contain any special exceptions (other than the standard exclusions) for zoning and uses and has been marked to delete the standard survey exceptions or to replace the standard survey exception with a specific survey reading. The Responsible Party, its successors and assigns, are the sole insureds of such lender's title insurance policy, and such lender's title insurance policy is valid and remains in full force and effect and will be in force and effect upon the consummation of the transactions contemplated by this Agreement. No claims have been made under such lender's title insurance policy, and no prior holder of the related Mortgage, including the Responsible Party, has done, by act or omission, anything which would impair the coverage of such lender's title insurance policy, including without limitation, no unlawful fee, commission, kickback or other unlawful compensation or value of any kind has been or will be received, retained or realized by any attorney, firm or other person or entity, and no such unlawful items have been received, retained or realized by the Responsible Party;

            (q) No Defaults. As of the Original Sale Date there is no default, breach, violation or event which would permit acceleration existing under the Mortgage or the Mortgage Note and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event which would permit acceleration, and neither the Responsible Party nor any of its Affiliates nor any of their respective predecessors, have waived any default, breach, violation or event which would permit acceleration;

            (r) No Mechanics' Liens. There are no mechanics' or similar liens or claims which have been filed for work, labor or material (and no rights are outstanding that under law could give rise to such liens) affecting the related Mortgaged Property which are or may be liens prior to, or equal or coordinate with, the lien of the related Mortgage;

            (s) Location of Improvements; No Encroachments. As of the Original Sale Date, all improvements which were considered in determining the Appraised Value of the Mortgaged Property lay wholly within the boundaries and building restriction lines of the Mortgaged Property, and no improvements on adjoining properties encroach upon the Mortgaged Property. The Mortgaged Property and all improvements located on or being part of the Mortgaged Property are in compliance with all applicable zoning and building laws, ordinances and regulations;

            (t) Origination; Payment Terms. The Mortgage Loan was originated by a mortgagee approved by the Secretary of Housing and Urban Development pursuant to Sections 203 and 211 of the National Housing Act (as amended from time to time) a savings and loan association, a savings bank, a commercial bank, credit union, insurance company or other similar institution which is supervised and examined by a federal or state authority. No Mortgage Loan contains terms or provisions which would result in negative amortization. Principal payments on the Mortgage Loan commenced no more than sixty days after funds were disbursed in connection with the Mortgage Loan. The Mortgage Note is payable in equal monthly installments of principal and interest, with interest calculated and payable in arrears, sufficient to amortize the Mortgage Loan fully by the stated maturity date, over an original term of not more than thirty years from commencement of amortization. Unless otherwise specified on the related Mortgage Loan Schedule, the Mortgage Loan is payable on the first day of each month. There are no Convertible Mortgage Loans;

            (u) Customary Provisions. The Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security provided thereby, including, (i) in the case of a Mortgage designated as a deed of trust, by trustee's sale, and (ii) otherwise by judicial foreclosure. Upon default by a Mortgagor on a Mortgage Loan and foreclosure on, or trustee's sale of, the Mortgaged Property pursuant to the proper procedures, the holder of the Mortgage Loan will be able to deliver good and merchantable title to the Mortgaged Property. There is no homestead or other exemption available to a Mortgagor which would interfere with the right to sell the Mortgaged Property at a trustee's sale or the right to foreclose the Mortgage, subject to applicable federal and state laws and judicial precedent with respect to bankruptcy and right of redemption or similar law;

            (v) Conformance with agency and Underwriting Guidelines. The Mortgage Loan was underwritten in accordance with the Underwriting Guidelines (a copy of which is attached to the related assignment and conveyance agreement as Exhibit C). The Mortgage Note and Mortgage are on forms generally acceptable in the secondary market and no representations have been made to a Mortgagor that are inconsistent with the mortgage instruments used;

            (w) Occupancy of the Mortgaged Property. As of the Original Sale Date, the Mortgaged Property is lawfully occupied under applicable law. All inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property have been made or obtained from the appropriate authorities. The Responsible Party has not received notification from any governmental authority that the Mortgaged Property is in material non-compliance with such laws or regulations, is being used, operated or occupied unlawfully or has failed to have or obtain such inspection, licenses or certificates, as the case may be. The Responsible Party has not received notice of any violation or failure to conform with any such law, ordinance, regulation, standard, license or certificate. Except as indicated on the Mortgage Loan Schedule, the Mortgagor represented at the time of origination of the Mortgage Loan that the Mortgagor would occupy the Mortgaged Property as the Mortgagor's primary residence;

            (x) No Additional Collateral. The Mortgage Note is not and has not been secured by any collateral except the lien of the corresponding Mortgage and the security interest of any applicable security agreement or chattel mortgage referred to in paragraph (j) above;

            (y) Deeds of Trust. In the event the Mortgage constitutes a deed of trust, a trustee, authorized and duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the Mortgage (or in the case of a substitution of trustee, is named in a properly recorded substitution of trustee), and no fees or expenses are or will become payable by the Purchaser, the Trustee or the Servicer to the trustee under the deed of trust, except in connection with a trustee's sale after default by the Mortgagor;

            (z) Transfer of Mortgage Loans. The Assignment of Mortgage with respect to each Mortgage Loan is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located (excepting therefrom mortgage recordation information where such has not been returned by the applicable county recorder's office and the name of the assignee). The transfer, assignment and conveyance of the Mortgage Notes and the Mortgages by the Responsible Party are not subject to the bulk transfer or similar statutory provisions in effect in any applicable jurisdiction;

            (aa) Mortgaged Property Undamaged; No Condemnation Proceedings. As of the Original Sale Date, to the best of the Responsible Party's knowledge, there is no proceeding pending or threatened for the total or partial condemnation of the Mortgaged Property. The Mortgaged Property is undamaged by waste, fire, earthquake or earth movement, windstorm, flood, tornado or other casualty so as to affect adversely the value of the Mortgaged Property as security for the Mortgage Loan or the use for which the premises were intended and each Mortgaged Property is in good repair. There have not been any condemnation proceedings with respect to the Mortgaged Property and the Responsible Party has no knowledge of any such proceedings in the future;

            (bb) No Buydown Provisions; No Graduated Payments or Contingent Interests. The Mortgage Loan does not contain provisions pursuant to which Scheduled Payments are paid or partially paid with funds deposited in any separate account established by the Responsible Party, the Mortgagor, or anyone on behalf of the Mortgagor, or paid by any source other than the Mortgagor nor does it contain any other similar provisions which may constitute a "buydown" provision. The Mortgage Loan is not a graduated payment mortgage loan, and the Mortgage Loan does not have a shared appreciation or other contingent interest feature. The indebtedness evidenced by the Mortgage Note is not convertible to an ownership interest in the Mortgaged Property or the Mortgagor and the Responsible Party has not financed nor does it own directly or indirectly, any equity of any form in the Mortgaged Property or the Mortgagor;

            (cc) No Balloon Mortgage Loans. The Mortgage Loan is not a Balloon Mortgage Loan;

            (dd) Qualified Mortgage. The Mortgage Loan is a qualified mortgage under Section 860G(a)(3) of the Code;

            (ee) Consolidation of Future Advances. Any future advances made to the Mortgagor prior to the applicable Cut-off Date have been consolidated with the outstanding principal amount secured by the Mortgage, and the secured principal amount, as consolidated, bears a single interest rate and single repayment term. The lien of the Mortgage securing the consolidated principal amount is expressly insured as having first lien priority by a title insurance policy, an endorsement to the policy insuring the mortgagee's consolidated interest or by other title evidence in accordance with Accepted Originating Practices. The consolidated principal amount does not exceed the original principal amount of the Mortgage Loan;

            (ff) Collection Practices; Escrow Deposits; Interest Rate Adjustments. As of the Servicing Transfer Date, the origination, servicing and collection practices utilized with respect to the Mortgage Loan have been in all respects in compliance with Accepted Servicing Practices, applicable laws and regulations, and have been in all respects legal and proper. With respect to escrow deposits and Escrow Payments, all such payments are in the possession of the Responsible Party and there exist no deficiencies in connection therewith for which customary arrangements for repayment thereof have not been made. Each Mortgage Loan is covered by a paid in full, life of loan, tax service contract and each of these contracts is assignable to the Purchaser. All Escrow Payments have been collected in full compliance with state and federal law and the provisions of the related voluntary escrow agreement. An escrow of funds is not prohibited by applicable law, and, where requested by the Mortgagor, and has been established in an amount sufficient to pay for every applicable item that remains unpaid and has been assessed but is not yet due and payable. No escrow deposits or Escrow Payments or other charges or payments due the Responsible Party have been capitalized under the Mortgage or the Mortgage Note. If, pursuant to the terms of the Mortgage Note, another index was selected for determining the Mortgage Interest Rate, the same index was used with respect to each Mortgage Note which required a new index to be selected, and such selection did not conflict with the terms of the related Mortgage Note. Any and all notices required under applicable law and the terms of the related Mortgage Note and Mortgage regarding the Mortgage Interest Rate and the Scheduled Payment adjustments have been delivered. Any interest required to be paid pursuant to state, federal and local law has been properly paid and credited;

            (gg) Regarding the Mortgagor. The Mortgagor is one or more natural persons and/or trustees for an Illinois land trust or a trustee under a "living trust" and such "living trust" is in compliance with Fannie Mae guidelines for such trusts;

            (hh) Servicemembers' Civil Relief Act. As of the Original Sale Date, the Mortgagor has not notified the Responsible Party, and the Responsible Party has no knowledge of any relief requested or allowed to the Mortgagor under the Servicemembers' Civil Relief Act of 2003, as amended, or any similar state statute;

            (ii) Appraisal. The Responsible Party has delivered to the Purchaser an appraisal of the Mortgaged Property signed prior to the approval of the Mortgage application by an appraiser qualified under applicable law who (i) is licensed in the state where the Mortgaged Property is located, (ii) has no interest, direct or indirect, in the Mortgaged Property or in any Loan or the security thereof, and (iii) does not receive compensation that is affected by the approval or disapproval of the Mortgage Loan. The appraisal and appraiser both satisfy the requirements of Title XI of the Financial Institutions Reform, Recovery, and Enforcement Act of 1989 and the regulations promulgated thereunder, all as in effect on the date the Mortgage Loan was originated. The appraisal shall have been made within one hundred and eighty (180) days of the origination of the Mortgage Loan and shall be completed in compliance with the Uniform Standards of Professional Appraisal Practice, and all applicable federal and state laws and regulations. If the appraisal was made more than one hundred and twenty (120) days before the origination of the Mortgage Loan, the Responsible Party shall have received and delivered to the Purchaser a recertification of the appraisal;

            (jj) Prepayment Premium. The Mortgage Loan is subject to a Prepayment Premium as provided in the related Mortgage Note except as set forth on the related Mortgage Loan Schedule. With respect to each Mortgage Loan that has a prepayment fee charge, each such Prepayment Premium is enforceable and will be enforced by the Responsible Party for the benefit of Purchaser upon the full and voluntary principal prepayment, and each Prepayment Premium is permitted pursuant to federal, state and local law and is only payable, during the first 3 years of the term of the Mortgage Loan. Each such Prepayment Premium is in an amount equal to the maximum amount permitted under applicable law;

            (kk) Single-premium credit life insurance policy. In connection with the origination of any Mortgage Loan, no proceeds from any Mortgage Loan were used to finance or acquire a single-premium credit life insurance policy; No Mortgagor was required to purchase any credit life, disability, accident or health insurance product as a condition of obtaining the extension of credit. No Mortgagor obtained a prepaid single-premium credit life, disability, accident or health insurance policy in connection with the origination of the Mortgage Loan;

            (ll) Predatory Lending Regulations. None of the Mortgage Loans is
(a) covered by the Home Ownership and Equity Protection Act of 1994 or (b) classified as a "high cost home," "threshold," "covered" (excluding a "covered home loan" as defined in clause (1) of the definition of such term under the New Jersey Home Ownership Security Act of 2002), "high risk home", "predatory" or similar loan under any other applicable federal, state or local law (including without limitation any regulation or ordinance) (or a similarly classified loan using different terminology under a law imposing heightened regulatory scrutiny or additional legal liability for residential mortgage loans having high interest rates, points and/or fees) or (c) a Mortgage Loan categorized as "High Cost" or "Covered" pursuant to Appendix E of the Standard & Poor's Glossary; except for Mortgage Loans secured by Mortgaged Properties originated in Los Angeles, California, as to which this representation set forth solely in this clause (c) is not made;

            (mm) Flood Certification Contract. The Mortgage Loan is covered by a paid in full, life of loan, transferable flood certification contract;

            (nn) Credit Reporting. The Responsible Party has, in its capacity as servicer, for each Mortgage Loan, fully furnished, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (e.g., favorable and unfavorable) on its borrower credit files to Equifax, Experian and Trans Union Credit Information Company (three of the credit repositories), on a monthly basis;

            (oo) No Violation of Environmental Laws. As of the Servicing Transfer Date, the Mortgaged Property is free from any and all toxic or hazardous substances, other than those commonly used for homeowner repair maintenance and/or household purposes, and there exists no pending action or proceeding directly involving the Mortgaged Property in which compliance with any environmental law, rule or regulation is an issue;

            (pp) Georgia Fair Lending Act. As of the applicable Original Sale Date, no Mortgage Loan is a "High-Cost Home Loan" as defined in the Georgia Fair Lending Act, as amended (the "Georgia Act"). No Mortgage Loan subject to the Georgia Act and secured by owner occupied real property or an owner occupied manufactured home located in the State of Georgia was originated (or modified) on or after October 1, 2002 through and including March 6, 2003;

            (qq) Fraud. No fraud was committed in connection with the origination of any Mortgage Loan;

            (rr) HELOC. No Mortgage Loan is an open-ended loan;

            (ss) Fannie Mae Representations. With respect to any Mortgage Loans which are subsequently purchased by Fannie Mae or included in a Fannie Mae securitization for which the related Mortgage Loan Schedule indicated that such Mortgage Loans meet the 5% points and fees cap and conforming limits set by Fannie Mae:

            (i) Each Mortgage Loan is in compliance with the anti-predatory lending eligibility for purchase requirements of Fannie Mae's Selling Guide;

            (ii) (a) No mortgage loan is classified as a high-cost mortgage loan under the Home Ownership and Equity Protection Act of 1994; and (b) no mortgage loan is a "high-cost home," "covered," "high risk home" or "predatory" loan under any other applicable state, federal or local law (or a similarly classified loan using different terminology under a law imposing heightened regulatory scrutiny or additional legal liability for residential mortgage loans having high interest rates, points and/or fees);

            (iii) No Mortgage Loan is a "High-cost Home Loan" as defined in New York Banking Law 6-1.

            (iv) No Mortgage Loan is a "High-cost Home Loan" as defined in the Arkansas Home Loan Protection Act effective July 16, 2003 (Act 1340 of
      2003);

            (v) No Mortgage Loan is a "High-cost Home Loan" as defined in the Kentucky high-cost home loan statute effective June 24, 2003 (Ky. Rev. Stat. Section 360.100);

            (vi) No Mortgage Loan is a "High-Cost Home Loan" as defined in the New Jersey Home Ownership Act effective November 27, 2003 (N.J.S.A. 46:10B-22 et seq.);

            (vii) No Mortgage Loan is a "High-Cost Home Loan" as defined in the New Mexico Home Loan Protection Act effective January 1, 2004 (N.M. Stat. Ann. ss.ss. 58-21A-1 et seq.);

            (viii) No Mortgage Loan is a "High-Risk Home Loan" as defined in the Illinois High-Risk Home Loan Act effective January 1, 2004 (815 Ill. Comp. Stat. 137/1 et seq.);

            (ix) No borrower was encouraged or required to select a Mortgage Loan product offered by the Mortgage Loan's originator which is a higher cost product designed for less creditworthy borrowers, unless at the time of the Mortgage Loan's origination, such borrower did not qualify taking into account credit history and debt to income ratios for a lower cost credit product then offered by the Mortgage Loan's originator. As used herein, "originator" mean the lender funding the loan transaction;

            (x) The methodology used in underwriting the extension of credit for each Mortgage Loan employs objective mathematical principles which relate the borrower's income, assets and liabilities to the proposed payment and such underwriting methodology does not rely on the extent of the borrower's equity in the collateral as the principal determining factor in approving such credit extension. Such underwriting methodology confirmed that at the time of origination (application/approval) the borrower had a reasonable ability to make timely payments on the Mortgage Loan;

            (xi) With respect to any Mortgage Loan that contains a provision permitting imposition of a premium upon a prepayment prior to maturity:
      (i) prior to the loan's origination, the borrower agreed to such premium in exchange for a monetary benefit, including but not limited to a rate or fee reduction, (ii) prior to the loan's origination, the borrower was offered the option of obtaining a mortgage loan that did not require payment of such a premium, (iii) the prepayment premium is disclosed to the borrower in the loan documents pursuant to applicable state and federal law, and (iv) notwithstanding any state or federal law to the contrary, the Servicer shall not impose such prepayment premium in any instance when the mortgage debt is accelerated as the result of the borrower's default in making the loan payments;

            (xii) No borrower was required to purchase any credit life, disability, accident or health insurance product as a condition of obtaining the extension of credit. No borrower obtained a prepaid single premium credit life, disability, accident or health insurance policy in connection with the origination of the Mortgage Loan; No proceeds from any Mortgage Loan were used to purchase single premium credit insurance policies as part of the origination of, or as a condition to closing, such Mortgage Loan;

            (xiii) All points and fees related to each Mortgage Loan were disclosed in writing to the borrower in accordance with applicable state and federal law and regulation. Except in the case of a Mortgage Loan in an original principal amount of less than $60,000 which would have resulted in an unprofitable origination, no borrower was charged "points and fees" (whether or not financed) in an amount greater than 5% of the principal amount of such loan, such 5% limitation is calculated in accordance with Fannie Mae's anti-predatory lending requirements as set forth in the Fannie Mae Guide;

            (xiv) All fees and charges (including finance charges) and whether or not financed, assessed, collected or to be collected in connection with the origination and servicing of each Mortgage Loan has been disclosed in writing to the borrower in accordance with applicable state and federal law and regulation; and

            (xv) The Servicer will transmit full-file credit reporting data for each Mortgage Loan pursuant to Fannie Mae Guide Announcement 95-19 and that for each Mortgage Loan, Servicer agrees it shall report one of the following statuses each month as follows: new origination, current, delinquent (30-, 60-, 90-days, etc.), foreclosed, or charged-off.

            (tt) Delivery of Mortgage Documents. The Mortgage Note, the Mortgage, the Assignment of Mortgage and any other documents constituting the Mortgage File for each Mortgage Loan have been delivered to the Trustee. The Responsible Party is in possession of a complete, true and accurate Mortgage File except for such documents the originals of which have been delivered to the Trustee;

            (uu) Due-On-Sale. With respect to each Fixed Rate Mortgage Loan, the Mortgage contains an enforceable provision for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan in the event that the Mortgaged Property is sold or transferred without the prior written consent of the mortgagee thereunder, and such provision is enforceable. None of the Mortgage Loans are, by their terms, assumable;

            (vv) Construction or Rehabilitation of Mortgaged Property. No Mortgage Loan was made in connection with the construction or rehabilitation of a Mortgaged Property or facilitating the trade-in or exchange of a Mortgaged Property, except for any Mortgage Loans identified in the related Mortgage Loan Schedule as being subject to a escrow holdback;

            (ww) Prior Servicing. Each Mortgage Loan has been serviced in strict compliance with Accepted Servicing Practices;

            (xx) Leaseholds. If the Mortgage Loan is secured by a long-term residential lease, (1) the lessor under the lease holds a fee simple interest in the land; (2) the terms of such lease expressly permit the mortgaging of the leasehold estate, the assignment of the lease without the lessor's consent and the acquisition by the holder of the Mortgage of the rights of the lessee upon foreclosure or assignment in lieu of foreclosure or provide the holder of the Mortgage with substantially similar protections; (3) the terms of such lease do not (a) allow the termination thereof upon the lessee's default without the holder of the Mortgage being entitled to receive written notice of, and opportunity to cure, such default, (b) allow the termination of the lease in the event of damage or destruction as long as the Mortgage is in existence, (c) prohibit the holder of the Mortgage from being insured (or receiving proceeds of insurance) under the hazard insurance policy or policies relating to the Mortgaged Property or (d) permit any increase in rent other than pre-established increases set forth in the lease; (4) the original term of such lease is not less than 15 years; (5) the term of such lease does not terminate earlier than five years after the maturity date of the Mortgage Note; and (6) the Mortgaged Property is located in a jurisdiction in which the use of leasehold estates in transferring ownership in residential properties is a widely accepted practice;

            (yy) Recordation. Each original Mortgage was recorded, or has been delivered to the appropriate public recording office for recordation and all subsequent assignments of the original Mortgage (other than the assignment to the Purchaser) have been delivered to the Purchaser in recordable form, other than the insertion of any necessary Mortgage recording information;

            (zz) Litigation. The Mortgage Loan is not subject to any outstanding litigation for fraud, origination, predatory lending, servicing or closing practices;

            (aaa) Mortgaged Premises Located in New Jersey. All Mortgage Loans originated in New Jersey are ratable by Standard & Poor's, Fitch Ratings and Moody's and comply with the Purchaser's standards for purchasing New Jersey mortgage loans;

            (bbb) Oakland Mortgage Loans. No Mortgage Loan is subject to the Oakland, California Anti-Predatory Lending Ordinance;

            (ccc) South Carolina Mortgage Loans. No Mortgage Loan subject to the South Carolina High Cost and Consumer Home Loan Act is a refinance or non-purchase money Mortgage Loan; and

            (ddd) New York Mortgage Loans. No Mortgage Loan is a "High-cost Home Loan" as defined in New York Banking Law 6-1.

                                   SCHEDULE IV

           Representations and Warranties of the Responsible Party

The Responsible Party hereby makes the representations and warranties set forth in this Schedule IV to the Depositor, the Servicer and the Trustee, as of the Closing Date.

      1. Due Organization and Authority. The Responsible Party is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware and has all licenses necessary to carry on its business as now being conducted and is licensed, qualified and in good standing in each state wherein it owns or leases any material properties or where a Mortgaged Property is located, if the laws of such state require licensing or qualification in order to conduct business of the type conducted by the Responsible Party, and in any event the Responsible Party is in compliance with the laws of any such state to the extent necessary; the Responsible Party has the full corporate power, authority and legal right to execute and deliver this Agreement and to perform its obligations hereunder; the execution, delivery and performance of this Agreement by the Responsible Party and the consummation of the transactions contemplated hereby have been duly and validly authorized; this Agreement and all agreements contemplated hereby have been duly executed and delivered and constitute the valid, legal, binding and enforceable obligations of the Responsible Party, regardless of whether such enforcement is sought in a proceeding in equity or at law; and all requisite corporate action has been taken by the Responsible Party to make this Agreement and all agreements contemplated hereby valid and binding upon the Responsible Party in accordance with their terms;

      2. No Conflicts. Neither the execution and delivery of this Agreement, the consummation of the transactions contemplated hereby, nor the fulfillment of or compliance with the terms and conditions of this Agreement, will conflict with or result in a breach of any of the terms, conditions or provisions of the Responsible Party's charter or by laws or any legal restriction or any agreement or instrument to which the Responsible Party is now a party or by which it is bound, or constitute a default or result in an acceleration under any of the foregoing, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Responsible Party or its property is subject, or result in the creation or imposition of any lien, charge or encumbrance that would have an adverse effect upon any of its properties pursuant to the terms of any mortgage, contract, deed of trust or other instrument;

      3. No Litigation Pending. There is no action, suit, proceeding or investigation pending or threatened against the Responsible Party, before any court, administrative agency or other tribunal asserting the invalidity of this Agreement, seeking to prevent the consummation of any of the transactions contemplated by this Agreement or which, either in any one instance or in the aggregate, may result in any material adverse change in the business, operations, financial condition, properties or assets of the Responsible Party, or in any material impairment of the right or ability of the Responsible Party to carry on its business substantially as now conducted, or in any material liability on the part of the Responsible Party, or which would draw into question the validity of this Agreement or of any action taken or to be taken in connection with the obligations of the Responsible Party contemplated herein, or which would be likely to impair materially the ability of the Responsible Party to perform under the terms of this Agreement;

      4. No Consent Required. No consent, approval, authorization or order of, or registration or filing with, or notice to any court or governmental agency or body including HUD, the FHA or the VA is required for the execution, delivery and performance by the Responsible Party of or compliance by the Responsible Party with this Agreement or the consummation of the transactions contemplated by this Agreement, or if required, such approval has been obtained prior to the Closing Date;

                                    EXHIBIT A

              FORM OF CLASS A, CLASS M AND CLASS B CERTIFICATES

[To be added to the Class B-3 Certificates: IF THIS CERTIFICATE IS A PHYSICAL CERTIFICATE, NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE PROPOSED TRANSFEROR DELIVERS TO THE TRUSTEE A TRANSFEROR LETTER (THE "TRANSFEROR LETTER") IN THE FORM OF EXHIBIT H TO THE AGREEMENT REFERRED TO HEREIN AND EITHER (I) THE TRUSTEE RECEIVES A RULE 144A LETTER (THE "144A LETTER") IN THE FORM OF EXHIBIT I TO THE AGREEMENT REFERRED TO HEREIN OR (II) THE TRUSTEE RECEIVES AN OPINION OF COUNSEL, DELIVERED AT THE EXPENSE OF THE TRANSFEROR, THAT SUCH TRANSFER MAY BE MADE WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED.]

IF THIS CERTIFICATE IS A BOOK-ENTRY CERTIFICATE, THE PROPOSED TRANSFEROR WILL BE DEEMED TO HAVE MADE EACH OF THE CERTIFICATIONS SET FORTH IN THE TRANSFEROR LETTER AND THE PROPOSED TRANSFEREE WILL BE DEEMED TO HAVE MADE EACH OF THE CERTIFICATIONS SET FORTH IN THE RULE 144A LETTER, IN EACH CASE AS IF SUCH CERTIFICATE WERE EVIDENCED BY A PHYSICAL CERTIFICATE.

In the event that a transfer of a Private Certificate which is a Book-Entry Certificate is to be made in reliance upon an exemption from the Securities Act and such laws, in order to assure compliance with the Securities Act and such laws, the Certificateholder desiring to effect such transfer will be deemed to have made as of the transfer date each of the certifications set forth in the Transferor Certificate in respect of such Certificate and the transferee will be deemed to have made as of the transfer date each of the certifications set forth in the Rule 144A Letter in respect of such Certificate, in each case as if such Certificate were evidenced by a Physical Certificate.

Unless this Certificate is presented by an authorized representative of the Depository Trust Company, a New York corporation ("DTC"), to Issuer or its agent for registration of transfer, exchange, or payment, and any certificate issued is registered in the name of Cede & Co. or in such other name as is requested by an authorized representative of DTC (and any payment is made to Cede & Co. or to such other entity as is requested by an authorized representative of DTC), ANY TRANSFER, PLEDGE, OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL inasmuch as the registered owner hereof, Cede & Co., has an interest herein.

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS AN INTEREST IN A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), AND CERTAIN OTHER ASSETS.

[To be added to the Class B-3 Certificates: NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE TRANSFEREE DELIVERS TO THE TRUSTEE EITHER A REPRESENTATION LETTER TO THE EFFECT THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR A PLAN SUBJECT TO SECTION 4975 OF THE CODE, OR A PLAN SUBJECT TO APPLICABLE FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") MATERIALLY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE OR A PERSON INVESTING ON BEHALF OF OR WITH PLAN ASSETS OF SUCH A PLAN, OR, IF THE TRANSFEREE IS AN INSURANCE COMPANY, A REPRESENTATION LETTER THAT IT IS USING THE ASSETS OF ITS GENERAL ACCOUNT AND THAT THE PURCHASE AND HOLDING OF THIS CERTIFICATE ARE COVERED UNDER SECTIONS I AND III OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 OR AN OPINION OF COUNSEL SATISFACTORY TO THE TRUSTEE, TO THE EFFECT THAT THE PURCHASE OR HOLDING OF THIS CERTIFICATE WILL NOT CONSTITUTE OR RESULT IN A NON EXEMPT PROHIBITED TRANSACTION WITHIN THE MEANING OF ERISA,
SECTION 4975 OF THE CODE OR ANY SIMILAR LAW AND WILL NOT SUBJECT THE TRUSTEE OR THE SERVICER TO ANY OBLIGATION IN ADDITION TO THOSE EXPRESSLY UNDERTAKEN IN THIS AGREEMENT OR TO ANY LIABILITY. NOTWITHSTANDING ANYTHING ELSE TO THE CONTRARY HEREIN, ANY PURPORTED TRANSFER OF THIS CERTIFICATE TO OR ON BEHALF OF AN EMPLOYEE BENEFIT PLAN SUBJECT TO TITLE I OF ERISA, SECTION 4975 OF THE CODE OR SIMILAR LAW WITHOUT THE REPRESENTATION LETTER OR OPINION OF COUNSEL SATISFACTORY TO THE TRUSTEE AS DESCRIBED ABOVE SHALL BE VOID AND OF NO EFFECT.]


Certificate No.              :

Cut-off Date                 :     November 1, 2004

First Distribution Date      :     December 27, 2004

Initial Certificate
  Balance of this
  Certificate
  ("Denomination")           :

Initial Certificate
  Balances of all
  Certificates of this
  Class                      :             Class             Principal Amount
                                           Class AV-1         $128,552,000
                                           Class AF-2         $ 83,109,000
                                           Class AF-3         $ 18,644,000
                                           Class AF-4         $ 48,836,000
                                           Class AF-5         $ 31,016,000
                                           Class M-1          $ 14,301,000
                                           Class M-2          $ 10,905,000
                                           Class B-1          $  8,938,000
                                           Class B-2          $  2,682,000
                                           Class B-3          $  4,290,000

CUSIP                        :             Class                CUSIP No.
                                          Class AV-1           36242D MZ 3
                                          Class AF-2           36242D NA 7
                                          Class AF-3           36242D NB 5
                                          Class AF-4           36242D NC 3
                                          Class AF-5           36242D ND 1
                                          Class M-1            36242D NE 9
                                          Class M-2            36242D NF 6
                                          Class B-1            36242D NG 4
                                          Class B-2            36242D NH 2
                                          Class B-3            36242D NJ 8

                                           Class                 ISIN No.
ISIN                         :            Class AV-1           US36242DMZ32
                                          Class AF-2           US36242DNA71
                                          Class AF-3           US36242DNB54
                                          Class AF-4           US36242DNC38
                                          Class AF-5           US36242DND11
                                          Class M-1            US36242DNE93
                                          Class M-2            US36242DNF68
                                          Class B-1            US36242DNG42
                                          Class B-2            US36242DNH25
                                          Class B-3            US36242DNJ80

                          GS MORTGAGE SECURITIES CORP.
                         GSAA HOME EQUITY TRUST 2004-10
                    Asset-Backed Certificates, Series 2004-10
                        [Class A-] [Class M-] [Class B-]

            evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced Class.

            Principal in respect of this Certificate is distributable monthly as set forth herein. Accordingly, the Certificate Balance at any time may be less than the Certificate Balance as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Responsible Party, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

            This certifies that CEDE & CO. is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the denomination of this Certificate by the aggregate of the denominations of all Certificates of the Class to which this Certificate belongs) in certain monthly distributions pursuant to a Pooling and Servicing Agreement, dated as of November 1, 2004 (the "Agreement"), among GS Mortgage Securities Corp., as depositor (the "Depositor"), Countrywide Home Loans Servicing LP, as servicer (the "Servicer"), Ameriquest Mortgage Company, as responsible party (the "Responsible Party"), and Deutsche Bank National Trust Company, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            [To be added to the Class B-3 Certificates: No transfer of a Certificate of this Class shall be made unless such disposition is exempt from the registration requirements of the Securities Act of 1933, as amended (the "1933 Act"), and any applicable state securities laws or is made in accordance with the 1933 Act and such laws. In the event of any such transfer, the Trustee shall require the transferor to execute a transferor certificate (in substantially the form attached to the Pooling and Servicing Agreement) and deliver either (i) a Rule 144A Letter, substantially in the form attached to the Agreement, or (ii) a written Opinion of Counsel to the Trustee that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from the 1933 Act or is being made pursuant to the 1933 Act, which Opinion of Counsel shall be an expense of the transferor.

            No transfer of a Certificate of this Class shall be made unless the Trustee shall have received either (i) a representation letter from the transferee of such Certificate, acceptable to and in form and substance satisfactory to the Trustee, to the effect that such transferee is not an employee benefit plan subject to Section 406 of ERISA or Section 4975 of the Code or any materially similar provisions of applicable Federal, state or local law ("Similar Law") or a person acting on behalf of or investing plan assets of any such plan, which representation letter shall not be an expense of the Trustee, or (ii) if the transferee is an insurance company, a representation letter that it is purchasing such Certificates with the assets of its general account and that the purchase and holding of such Certificates are covered under Sections I and III of PTCE 95-60, or (iii) in the case of a Certificate presented for registration in the name of an employee benefit plan subject to ERISA, or a plan or arrangement subject to Section 4975 of the Code (or comparable provisions of any subsequent enactments) or a plan subject to Similar Law, or a trustee of any such plan or any other person acting on behalf of any such plan or arrangement or using such plan's or arrangement's assets, an Opinion of Counsel satisfactory to the Trustee, which Opinion of Counsel shall not be an expense of the Trustee, the Servicer or the Trust Fund, addressed to the Trustee, to the effect that the purchase or holding of such Certificate will not constitute or result in a non-exempt prohibited transaction within the meaning of ERISA, Section 4975 of the Code or any Similar Law and will not subject the Trustee or the Servicer to any obligation in addition to those expressly undertaken in this Agreement or to any liability.]

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Trustee.

                                    * * *

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                       DEUTSCHE BANK NATIONAL TRUST COMPANY, not
                                          in its individual capacity, but solely
                                          as Trustee

                                       By:___________________________________

Authenticated:

By:_____________________________________
   Authorized Signatory of
   DEUTSCHE BANK NATIONAL TRUST COMPANY,
   not in its individual capacity,
   but solely as Trustee

                          GS MORTGAGE SECURITIES CORP.
                         GSAA HOME EQUITY TRUST 2004-10
                           Asset-Backed Certificates

            This Certificate is one of a duly authorized issue of Certificates designated as GSAA Home Equity Trust 2004-10 Asset-Backed Certificates, of the Series specified on the face hereof (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust Fund created by the Agreement.

            The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

            This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement. The Record Date applicable to each Distribution Date is the close of business on the last day of the Interest Accrual Period immediately preceding such Distribution Date; provided, however, that for any Definitive Certificates, the Record Date shall be the last Business Day of the month preceding the month in which such Distribution Date occurs.

            Distributions on this Certificate shall be made by wire transfer of immediately available funds to the account of the Holder hereof at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have so notified the Trustee in writing at least five Business Days prior to the related Record Date and such Certificateholder shall satisfy the conditions to receive such form of payment set forth in the Agreement, or, if not, by check mailed by first class mail to the address of such Certificateholder appearing in the Certificate Register. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the offices designated by the Trustee for such purposes, or such other location specified in the notice to Certificateholders of such final distribution.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Responsible Party, the Servicer and the Trustee with the consent of the Holders of Certificates affected by such amendment evidencing the requisite Percentage Interest, as provided in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the offices designated by the Trustee for such purposes, accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust Fund will be issued to the designated transferee or transferees.

            The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

            The Depositor, the Servicer, the Responsible Party and the Trustee and any agent of the Depositor or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, nor any such agent shall be affected by any notice to the contrary.

            On any Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans is less than or equal to 10% of the Cut-off Date Pool Principal Balance, the Person specified in Section 9.01 of the Agreement will have the option to repurchase, in whole, from the Trust Fund all remaining Mortgage Loans and all property acquired in respect of the Mortgage Loans at a purchase price determined as provided in the Agreement. The obligations and responsibilities created by the Agreement will terminate as provided in Section
9.01 of the Agreement.

            Any term used herein that is defined in the Agreement shall have the meaning assigned in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

                                   ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _________________________________________________________________________
______________________________________________________________________________
______________________________________________________________________________
______________________________________________________________________________
______________________________________________________________________________
(Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust Fund.

            I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:


______________________________________________________________________________

                                          ____________________________________
                                          Signature by or on behalf of
                                          assignor

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

Distributions shall be made, by wire transfer or otherwise, in immediately available funds to ______, __________________________________________________,
for the account of __________________________________________________________,
account number _____________, or, if mailed by check, to _____________________.
Applicable statements should be mailed to ____________________________________,
______________________________________________________________________________.

This information is provided by ____________________________________________, the assignee named above, or ________________________________________________, as its agent.

                                   EXHIBIT B

                           FORM OF CLASS R CERTIFICATE

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE IS A "RESIDUAL INTEREST" IN TWO "REAL ESTATE MORTGAGE INVESTMENT CONDUITS," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE").

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE PROPOSED TRANSFEREE DELIVERS TO THE TRUSTEE A TRANSFER AFFIDAVIT IN ACCORDANCE WITH THE PROVISIONS OF THE AGREEMENT REFERRED TO HEREIN.

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE TRANSFEREE DELIVERS TO THE TRUSTEE A REPRESENTATION LETTER TO THE EFFECT THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR A PLAN SUBJECT TO SECTION 4975 OF THE CODE OR A PLAN SUBJECT TO MATERIALLY SIMILAR PROVISIONS OF APPLICABLE FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") OR A PERSON INVESTING ON BEHALF OF OR WITH PLAN ASSETS OF SUCH A PLAN. IN THE EVENT THAT SUCH REPRESENTATION IS VIOLATED, OR ANY ATTEMPT IS MADE TO TRANSFER TO A PLAN OR ARRANGEMENT SUBJECT TO SECTION 406 OF ERISA, A PLAN SUBJECT TO SECTION 4975 OF THE CODE OR A PLAN SUBJECT TO SIMILAR LAW, OR A PERSON ACTING ON BEHALF OF ANY SUCH PLAN OR ARRANGEMENT OR USING THE ASSETS OF ANY SUCH PLAN OR ARRANGEMENT, SUCH ATTEMPTED TRANSFER OR ACQUISITION SHALL BE VOID AND OF NO EFFECT.

Certificate No.             :         1

Cut-off Date                :         November 1, 2004

First Distribution Date     :         December 27, 2004

Percentage  Interest  of    :
this Certificate
("Denomination")                      100%

CUSIP                       :         36242D NL 3

ISIN                        :         US36242DNL37

                          GS MORTGAGE SECURITIES CORP.
                         GSAA Home Equity Trust 2004-10
                    Asset-Backed Certificates, Series 2004-10

                                     Class R

            evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced Class.

            Distributions in respect of this Certificate is distributable monthly as set forth herein. This Class R Certificate has no Certificate Balance and is not entitled to distributions in respect of principal or interest. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer, the Responsible Party or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

            This certifies that [_____________________] is the registered owner of the Percentage Interest specified above of any monthly distributions due to the Class R Certificates pursuant to a Pooling and Servicing Agreement dated as of November 1, 2004 (the "Agreement") among GS Mortgage Securities Corp., as depositor (the "Depositor"), Countrywide Home Loans Servicing LP, as servicer (the "Servicer"), Ameriquest Mortgage Company, as responsible party (the "Responsible Party"), and Deutsche Bank National Trust Company, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            Any distribution of the proceeds of any remaining assets of the Trust Fund will be made only upon presentment and surrender of this Class R Certificate at the offices designated by the Trustee for such purposes or such other location specified in the notice to Certificateholders.

            No transfer of a Class R Certificate shall be made unless the Trustee shall have received a representation letter from the transferee of such Certificate, acceptable to and in form and substance satisfactory to the Trustee, to the effect that such transferee is not an employee benefit plan or arrangement subject to Section 406 of ERISA, a plan or arrangement subject to
Section 4975 of the Code or a plan subject to Similar Law, or a person acting on behalf of any such plan or arrangement nor using the assets of any such plan or arrangement to effect such transfer, which representation letter shall not be an expense of the Trustee, the Servicer or the Trust Fund. In the event that such representation is violated, or any attempt is made to transfer to a plan or arrangement subject to Section 406 of ERISA or a plan subject to Section 4975 of the Code or a plan subject to Similar Law, or a person acting on behalf of any such plan or arrangement or using the assets of any such plan or arrangement, such attempted transfer or acquisition shall be void and of no effect.

            Each Holder of this Class R Certificate shall be deemed by the acceptance or acquisition an Ownership Interest in this Class R Certificate to have agreed to be bound by the following provisions, and the rights of each Person acquiring any Ownership Interest in this Class R Certificate are expressly subject to the following provisions: (i) each Person holding or acquiring any Ownership Interest in this Class R Certificate shall be a Permitted Transferee and shall promptly notify the Trustee of any change or impending change in its status as a Permitted Transferee, (ii) no Ownership Interest in this Class R Certificate may be registered on the Closing Date or thereafter transferred, and the Trustee shall not register the Transfer of this Certificate unless, in addition to the certificates required to be delivered to the Trustee under Section 5.02(b) of the Agreement, the Trustee shall have been furnished with a Transfer Affidavit of the initial owner or the proposed transferee in the form attached as Exhibit G to the Agreement, (iii) each Person holding or acquiring any Ownership Interest in this Class R Certificate shall agree (A) to obtain a Transfer Affidavit from any other Person to whom such Person attempts to Transfer its Ownership Interest this Class R Certificate, (B) to obtain a Transfer Affidavit from any Person for whom such Person is acting as nominee, trustee or agent in connection with any Transfer of this Class R Certificate, (C) not to cause income with respect to the Class R Certificate to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of such Person or any other U.S. Person and (D) not to Transfer the Ownership Interest in this Class R Certificate or to cause the Transfer of the Ownership Interest in this Class R Certificate to any other Person if it has actual knowledge that such Person is not a Permitted Transferee and (iv) any attempted or purported Transfer of the Ownership Interest in this Class R Certificate in violation of the provisions herein shall be absolutely null and void and shall vest no rights in the purported Transferee.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Trustee.

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                       DEUTSCHE BANK NATIONAL TRUST COMPANY, not
                                          in its individual capacity, but solely
                                          as Trustee

                                       By:___________________________________

Authenticated:

By:__________________________________________
    Authorized Signatory of
    DEUTSCHE BANK NATIONAL TRUST COMPANY,
    not in its individual capacity,
    but solely as Trustee

                         GSAA Home Equity Trust 2004-10
                            Asset-Backed Certificates

            This Certificate is one of a duly authorized issue of Certificates designated as GSAA Home Equity Trust 2004-10 Asset-Backed Certificates, of the Series specified on the face hereof (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust Fund created by the Agreement.

            The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

            This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement. The Record Date applicable to each Distribution Date is the last Business Day of the month preceding the month in which such Distribution Date occurs.

            Distributions on this Certificate shall be made by wire transfer of immediately available funds to the account of the Holder hereof at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have so notified the Trustee in writing at least five Business Days prior to the related Record Date and such Certificateholder shall satisfy the conditions to receive such form of payment set forth in the Agreement, or, if not, by check mailed by first class mail to the address of such Certificateholder appearing in the Certificate Register. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the offices designated by the Trustee for such purposes or such other location specified in the notice to Certificateholders of such final distribution.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer, the Responsible Party and the Trustee with the consent of the Holders of Certificates affected by such amendment evidencing the requisite Percentage Interest, as provided in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the offices designated by the Trustee for such purposes or such other location specified in the notice to Certificateholders, accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust Fund will be issued to the designated transferee or transferees.

            The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

            The Depositor, the Servicer, the Responsible Party and the Trustee and any agent of the Depositor or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, nor any such agent shall be affected by any notice to the contrary.

            On any Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans is less than or equal to 10% of the Cut-off Date Pool Principal Balance, the Person specified in Section 9.01 of the Agreement will have the option to repurchase, in whole, from the Trust Fund all remaining Mortgage Loans and all property acquired in respect of the Mortgage Loans at a purchase price determined as provided in the Agreement. The obligations and responsibilities created by the Agreement will terminate as provided in Section
9.01 of the Agreement.

            Any term used herein that is defined in the Agreement shall have the meaning assigned in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

                                   ASSIGNMENT

FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto _________________________________________________________________________
______________________________________________________________________________
______________________________________________________________________________
______________________________________________________________________________
______________________________________________________________________________
(Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust Fund.

            I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:


______________________________________________________________________________.

                                          ____________________________________
                                          Signature by or on behalf of
                                          assignor

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to _____________________________________________,
_____________________________________________________________________________,
for the account of __________________________________________________________,
account number ______, or, if mailed by check, to ___________________________
Applicable statements should be mailed to ____________________________________,
______________________________________________________________________________.

            This information is provided by __________________________________, the assignee named above, or _________________________________________________, as its agent.

                                    EXHIBIT C

                           FORM OF CLASS P CERTIFICATE

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE PROPOSED TRANSFEROR DELIVERS TO THE TRUSTEE A TRANSFEROR LETTER IN THE FORM OF EXHIBIT H TO THE AGREEMENT REFERRED TO HEREIN AND EITHER (i) THE TRUSTEE RECEIVES A RULE 144A LETTER IN THE FORM OF EXHIBIT I TO THE AGREEMENT REFERRED TO HEREIN OR (ii) THE TRUSTEE RECEIVES AN OPINION OF COUNSEL, DELIVERED AT THE EXPENSE OF THE TRANSFEROR, THAT SUCH TRANSFER MAY BE MADE WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE TRANSFEREE DELIVERS TO THE TRUSTEE A REPRESENTATION LETTER TO THE EFFECT THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR A PLAN SUBJECT TO SECTION 4975 OF THE CODE OR A PLAN SUBJECT TO APPLICABLE FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") MATERIALLY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE, OR A PERSON INVESTING ON BEHALF OF OR WITH PLAN ASSETS OF SUCH A PLAN. NOTWITHSTANDING ANYTHING ELSE TO THE CONTRARY HEREIN, ANY PURPORTED TRANSFER OF THIS CERTIFICATE TO OR ON BEHALF OF AN EMPLOYEE BENEFIT PLAN SUBJECT TO TITLE I OF ERISA, SECTION 4975 OF THE CODE OR SIMILAR LAW WITHOUT THE REPRESENTATION LETTER SATISFACTORY TO THE TRUSTEE AS DESCRIBED ABOVE SHALL BE VOID AND OF NO EFFECT.

Certificate No.           :           1

Cut-off Date              :           November 1, 2004

First Distribution Date   :           December 27, 2004

Percentage Interest of
this Certificate
("Denomination")          :           100%

CUSIP                     :           36242D NM 1

ISIN                      :           US36242DNM10

                          GS MORTGAGE SECURITIES CORP.,

                         GSAA Home Equity Trust 2004-10
                    Asset-Backed Certificates, Series 2004-10

                                     Class P

            evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced Class.

            Distributions in respect of this Certificate are distributable monthly as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Responsible Party, the Servicer or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

            This certifies that [__________], is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the denomination of this Certificate by the aggregate of the denominations of all Certificates of the Class to which this Certificate belongs) in certain monthly distributions pursuant to a Pooling and Servicing Agreement dated as of November 1, 2004 (the "Agreement") among GS Mortgage Securities Corp., as depositor (the "Depositor"), Countrywide Home Loans Servicing LP, as servicer (the "Servicer"), Ameriquest Mortgage Company, as responsible party (the "Responsible Party"), and Deutsche Bank National Trust Company, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            This Certificate does not have a Pass-Through Rate and will be entitled to distributions only to the extent set forth in the Agreement. In addition, any distribution of the proceeds of any remaining assets of the Trust will be made only upon presentment and surrender of this Certificate at the offices designated by the Trustee for such purposes, or such other location specified in the notice to Certificateholders.

            No transfer of a Certificate of this Class shall be made unless such disposition is exempt from the registration requirements of the Securities Act of 1933, as amended (the "1933 Act"), and any applicable state securities laws or is made in accordance with the 1933 Act and such laws. In the event of any such transfer, the Trustee shall require the transferor to execute a transferor certificate (in substantially the form attached to the Pooling and Servicing Agreement) and deliver either (i) a Rule 144A Letter, in either case substantially in the form attached to the Agreement, or (ii) a written Opinion of Counsel to the Trustee that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from the 1933 Act or is being made pursuant to the 1933 Act, which Opinion of Counsel shall be an expense of the transferor.

            No transfer of a Certificate of this Class shall be made unless the Trustee shall have received a representation letter from the transferee of such Certificate, acceptable to and in form and substance satisfactory to the Trustee, to the effect that such transferee is not an employee benefit plan subject to Section 406 of ERISA, Section 4975 of the Code or any materially similar provisions of applicable federal, state or local law ("Similar Law"), or a person acting on behalf of or investing plan assets of any such plan, which representation letter shall not be an expense of the Trustee.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Trustee.

                                    * * *

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

Dated:

                                       DEUTSCHE BANK NATIONAL TRUST COMPANY,
                                          not in its individual capacity, but
                                          solely as
                                          Trustee

                                       By:___________________________________

Authenticated:

By:_____________________________________________
   Authorized Signatory of
   DEUTSCHE BANK NATIONAL TRUST
   COMPANY, not in its individual capacity,
   but solely as Trustee

                          GS MORTGAGE SECURITIES CORP.
                         GSAA Home Equity Trust 2004-10
                            Asset-Backed Certificates

            This Certificate is one of a duly authorized issue of Certificates designated as GSAA Home Equity Trust 2004-10 Asset-Backed Certificates, of the Series specified on the face hereof (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust Fund created by the Agreement.

            The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

            This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement. The Record Date applicable to each Distribution Date is the last Business Day of the month preceding the month in which such Distribution Date occurs.

            Distributions on this Certificate shall be made by wire transfer of immediately available funds to the account of the Holder hereof at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have so notified the Trustee in writing at least five Business Days prior to the related Record Date and such Certificateholder shall satisfy the conditions to receive such form of payment set forth in the Agreement, or, if not, by check mailed by first class mail to the address of such Certificateholder appearing in the Certificate Register. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the offices designated by the Trustee for such purposes or such other location specified in the notice to Certificateholders of such final distribution.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer, the Responsible Party and the Trustee with the consent of the Holders of Certificates affected by such amendment evidencing the requisite Percentage Interest, as provided in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the offices designated by the Trustee for such purposes or such other location specified in the notice to Certificateholders in New York, New York, accompanied by a written instrument of transfer in form satisfactory to the Trustee duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust Fund will be issued to the designated transferee or transferees.

            The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

            The Depositor, the Servicer, the Responsible Party and the Trustee and any agent of the Depositor or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, nor any such agent shall be affected by any notice to the contrary.

            On any Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans is less than or equal to 10% of the Cut-off Date Pool Principal Balance, the Person specified in Section 9.01 of the Agreement will have the option to repurchase, in whole, from the Trust Fund all remaining Mortgage Loans and all property acquired in respect of the Mortgage Loans at a purchase price determined as provided in the Agreement. The obligations and responsibilities created by the Agreement will terminate as provided in Section
9.01 of the Agreement.

            Any term used herein that is defined in the Agreement shall have the meaning assigned in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

                                   ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto______________________________________________________________
______________________________________________________________________________
______________________________________________________________________________
______________________________________________________________________________
(Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust Fund.

            I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:

______________________________________________________________________________.

Dated:

                                           ____________________________________
                                           Signature by or on behalf of
                                           assignor

                            DISTRIBUTION INSTRUCTIONS

            The assignee should include the following for purposes of distribution:

            Distributions shall be made, by wire transfer or otherwise, in immediately available funds to_______________________________________________,
_____________________________________________________________________________,
for the account of __________________________________________________________,
account number               , or, if mailed by check, to ___________________.
Applicable statements should be mailed to ___________________________________,
_____________________________________________________________________________.
This information is provided by _____________________________________________, the assignee named above, or ________________________________________________, as its agent.

                                    EXHIBIT D

                           FORM OF CLASS X CERTIFICATE

SOLELY FOR U.S. FEDERAL INCOME TAX PURPOSES, THIS CERTIFICATE REPRESENTS A DIRECT OR INDIRECT INTEREST IN A "REGULAR INTEREST" IN A "REAL ESTATE MORTGAGE INVESTMENT CONDUIT," AS THOSE TERMS ARE DEFINED, RESPECTIVELY, IN SECTIONS 860G AND 860D OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), AND CERTAIN OTHER ASSETS.

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE PROPOSED TRANSFEROR DELIVERS TO THE TRUSTEE A TRANSFEROR LETTER IN THE FORM OF EXHIBIT H TO THE AGREEMENT REFERRED TO HEREIN AND EITHER (I) THE TRUSTEE RECEIVES A RULE 144A LETTER IN THE FORM OF EXHIBIT I TO THE AGREEMENT REFERRED TO HEREIN OR (II) THE TRUSTEE RECEIVES AN OPINION OF COUNSEL, DELIVERED AT THE EXPENSE OF THE TRANSFEROR, THAT SUCH TRANSFER MAY BE MADE WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED.

NEITHER THIS CERTIFICATE NOR ANY INTEREST HEREIN MAY BE TRANSFERRED UNLESS THE TRANSFEREE DELIVERS TO THE TRUSTEE EITHER A REPRESENTATION LETTER TO THE EFFECT THAT SUCH TRANSFEREE IS NOT AN EMPLOYEE BENEFIT PLAN SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), OR A PLAN SUBJECT TO SECTION 4975 OF THE CODE, OR A PLAN SUBJECT TO APPLICABLE FEDERAL, STATE OR LOCAL LAW ("SIMILAR LAW") MATERIALLY SIMILAR TO THE FOREGOING PROVISIONS OF ERISA OR THE CODE OR A PERSON INVESTING ON BEHALF OF OR WITH PLAN ASSETS OF SUCH A PLAN, OR, IF THE TRANSFEREE IS AN INSURANCE COMPANY, A REPRESENTATION LETTER THAT IT IS USING THE ASSETS OF ITS GENERAL ACCOUNT AND THAT THE PURCHASE AND HOLDING OF THIS CERTIFICATE ARE COVERED UNDER SECTIONS I AND III OF PROHIBITED TRANSACTION CLASS EXEMPTION 95-60 OR AN OPINION OF COUNSEL SATISFACTORY TO THE TRUSTEE, TO THE EFFECT THAT THE PURCHASE OR HOLDING OF THIS CERTIFICATE WILL NOT CONSTITUTE OR RESULT IN A NON EXEMPT PROHIBITED TRANSACTION WITHIN THE MEANING OF ERISA, SECTION 4975 OF THE CODE OR ANY SIMILAR LAW AND WILL NOT SUBJECT THE TRUSTEE OR THE SERVICER TO ANY OBLIGATION IN ADDITION TO THOSE EXPRESSLY UNDERTAKEN IN THIS AGREEMENT OR TO ANY LIABILITY. NOTWITHSTANDING ANYTHING ELSE TO THE CONTRARY HEREIN, ANY PURPORTED TRANSFER OF THIS CERTIFICATE TO OR ON BEHALF OF AN EMPLOYEE BENEFIT PLAN SUBJECT TO TITLE I OF ERISA, SECTION 4975 OF THE CODE OR SIMILAR LAW WITHOUT THE REPRESENTATION LETTER OR OPINION OF COUNSEL SATISFACTORY TO THE TRUSTEE AS DESCRIBED ABOVE SHALL BE VOID AND OF NO EFFECT.

Certificate No.              :

Cut-off Date                 :        November 1, 2004

First Distribution Date      :        December 27, 2004

Percentage  Interest of this
Certificate ("Denomination") :        100%

CUSIP                        :        36242D NK 5

ISIN:                        :        36242DNK53

                          GS MORTGAGE SECURITIES CORP.
                         GSAA Home Equity Trust 2004-10
                    Asset-Backed Certificates, Series 2004-10

                                     Class X

            evidencing a percentage interest in the distributions allocable to the Certificates of the above-referenced Class.

            Distributions in respect of this Certificate are distributable monthly as set forth herein. This Certificate does not evidence an obligation of, or an interest in, and is not guaranteed by the Depositor, the Servicer the Responsible Party or the Trustee referred to below or any of their respective affiliates. Neither this Certificate nor the Mortgage Loans are guaranteed or insured by any governmental agency or instrumentality.

            This certifies that [_______________________] is the registered owner of the Percentage Interest evidenced by this Certificate (obtained by dividing the denomination of this Certificate by the aggregate of the denominations of all Certificates of the Class to which this Certificate belongs) in certain monthly distributions pursuant to a Pooling and Servicing Agreement dated as of November 1, 2004 (the "Agreement") among GS Mortgage Securities Corp., as depositor (the "Depositor"), Ameriquest Mortgage Company, as responsible party (the "Responsible Party"), Countrywide Home Loans Servicing LP, as servicer (the "Servicer"), and Deutsche Bank National Trust Company, as trustee (the "Trustee"). To the extent not defined herein, the capitalized terms used herein have the meanings assigned in the Agreement. This Certificate is issued under and is subject to the terms, provisions and conditions of the Agreement, to which Agreement the Holder of this Certificate by virtue of the acceptance hereof assents and by which such Holder is bound.

            This Certificate will be entitled to distributions only to the extent set forth in the Agreement. In addition, any distribution of the proceeds of any remaining assets of the Trust will be made only upon presentment and surrender of this Certificate at the offices designated by the Trustee for such purposes or such other location specified in the notice to Certificateholders.

            No transfer of a Certificate of this Class shall be made unless such disposition is exempt from the registration requirements of the Securities Act of 1933, as amended (the "1933 Act"), and any applicable state securities laws or is made in accordance with the 1933 Act and such laws. In the event of any such transfer, the Trustee shall require the transferor to execute a transferor certificate (in substantially the form attached to the Pooling and Servicing Agreement) and deliver either (i) a Rule 144A Letter, in either case substantially in the form attached to the Agreement, or (ii) a written Opinion of Counsel to the Trustee that such transfer may be made pursuant to an exemption, describing the applicable exemption and the basis therefor, from the 1933 Act or is being made pursuant to the 1933 Act, which Opinion of Counsel shall be an expense of the transferor.

            No transfer of a Certificate of this Class shall be made unless the Trustee shall have received either (i) a representation letter from the transferee of such Certificate, acceptable to and in form and substance satisfactory to the Trustee, to the effect that such transferee is not an employee benefit plan subject to Section 406 of ERISA or Section 4975 of the Code or any materially similar provisions of applicable Federal, state or local law ("Similar Law") or a person acting on behalf of or investing plan assets of any such plan, which representation letter shall not be an expense of the Trustee, or (ii) if the transferee is an insurance company, a representation letter that it is purchasing such Certificates with the assets of its general account and that the purchase and holding of such Certificates are covered under Sections I and III of PTCE 95-60, or (iii) in the case of a Certificate presented for registration in the name of an employee benefit plan subject to ERISA, or a plan or arrangement subject to Section 4975 of the Code (or comparable provisions of any subsequent enactments) or a plan subject to Similar Law, or a trustee of any such plan or any other person acting on behalf of any such plan or arrangement or using such plan's or arrangement's assets, an Opinion of Counsel satisfactory to the Trustee, which Opinion of Counsel shall not be an expense of the Trustee, the Servicer or the Trust Fund, addressed to the Trustee, to the effect that the purchase or holding of such Certificate will not constitute or result in a non-exempt prohibited transaction within the meaning of ERISA, Section 4975 of the Code or any Similar Law and will not subject the Trustee or the Servicer to any obligation in addition to those expressly undertaken in this Agreement or to any liability.

            Reference is hereby made to the further provisions of this Certificate set forth on the reverse hereof, which further provisions shall for all purposes have the same effect as if set forth at this place.

            This Certificate shall not be entitled to any benefit under the Agreement or be valid for any purpose unless manually authenticated by an authorized signatory of the Trustee.

                                     ***

            IN WITNESS WHEREOF, the Trustee has caused this Certificate to be duly executed.

                                       DEUTSCHE BANK NATIONAL TRUST COMPANY, not
                                          in its individual capacity, but solely
                                          as Trustee

                                       By:____________________________________

Authenticated:

By:_____________________________________________
   Authorized Signatory of
   DEUTSCHE BANK NATIONAL TRUST
   COMPANY, not in its individual capacity,
   but solely as Trustee

                          GS MORTGAGE SECURITIES CORP.
                         GSAA Home Equity Trust 2004-10
                            Asset-Backed Certificates

            This Certificate is one of a duly authorized issue of Certificates designated as GSAA Home Equity Trust 2004-10 Asset-Backed Certificates, of the Series specified on the face hereof (herein collectively called the "Certificates"), and representing a beneficial ownership interest in the Trust Fund created by the Agreement.

            The Certificateholder, by its acceptance of this Certificate, agrees that it will look solely to the funds on deposit in the Distribution Account for payment hereunder and that the Trustee is not liable to the Certificateholders for any amount payable under this Certificate or the Agreement or, except as expressly provided in the Agreement, subject to any liability under the Agreement.

            This Certificate does not purport to summarize the Agreement and reference is made to the Agreement for the interests, rights and limitations of rights, benefits, obligations and duties evidenced thereby, and the rights, duties and immunities of the Trustee.

            Pursuant to the terms of the Agreement, a distribution will be made on the 25th day of each month or, if such 25th day is not a Business Day, the Business Day immediately following (the "Distribution Date"), commencing on the first Distribution Date specified on the face hereof, to the Person in whose name this Certificate is registered at the close of business on the applicable Record Date in an amount equal to the product of the Percentage Interest evidenced by this Certificate and the amount required to be distributed to Holders of Certificates of the Class to which this Certificate belongs on such Distribution Date pursuant to the Agreement. The Record Date applicable to each Distribution Date is the last Business Day of the month preceding the month in which such Distribution Date occurs.

            Distributions on this Certificate shall be made by wire transfer of immediately available funds to the account of the Holder hereof at a bank or other entity having appropriate facilities therefor, if such Certificateholder shall have so notified the Trustee in writing at least five Business Days prior to the related Record Date and such Certificateholder shall satisfy the conditions to receive such form of payment set forth in the Agreement, or, if not, by check mailed by first class mail to the address of such Certificateholder appearing in the Certificate Register. The final distribution on each Certificate will be made in like manner, but only upon presentment and surrender of such Certificate at the offices designated by the Trustee for such purposes or such other location specified in the notice to Certificateholders of such final distribution.

            The Agreement permits, with certain exceptions therein provided, the amendment thereof and the modification of the rights and obligations of the Trustee and the rights of the Certificateholders under the Agreement at any time by the Depositor, the Servicer, the Responsible Party and the Trustee with the consent of the Holders of Certificates affected by such amendment evidencing the requisite Percentage Interest, as provided in the Agreement. Any such consent by the Holder of this Certificate shall be conclusive and binding on such Holder and upon all future Holders of this Certificate and of any Certificate issued upon the transfer hereof or in exchange therefor or in lieu hereof whether or not notation of such consent is made upon this Certificate. The Agreement also permits the amendment thereof, in certain limited circumstances, without the consent of the Holders of any of the Certificates.

            As provided in the Agreement and subject to certain limitations therein set forth, the transfer of this Certificate is registrable in the Certificate Register of the Trustee upon surrender of this Certificate for registration of transfer at the offices designated by the Trustee for such purposes or such other location specified in the notice to Certificateholders, accompanied by a written instrument of transfer in form satisfactory to the Trustee and the Certificate Registrar duly executed by the holder hereof or such holder's attorney duly authorized in writing, and thereupon one or more new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest in the Trust Fund will be issued to the designated transferee or transferees.

            The Certificates are issuable only as registered Certificates without coupons in denominations specified in the Agreement. As provided in the Agreement and subject to certain limitations therein set forth, Certificates are exchangeable for new Certificates of the same Class in authorized denominations and evidencing the same aggregate Percentage Interest, as requested by the Holder surrendering the same.

            No service charge will be made for any such registration of transfer or exchange, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.

            The Depositor, the Servicer, the Responsible Party and the Trustee and any agent of the Depositor or the Trustee may treat the Person in whose name this Certificate is registered as the owner hereof for all purposes, and neither the Depositor, the Trustee, nor any such agent shall be affected by any notice to the contrary.

            On any Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans is less than or equal to 10% of the Cut-off Date Pool Principal Balance, the Person specified in Section 9.01 of the Agreement will have the option to repurchase, in whole, from the Trust Fund all remaining Mortgage Loans and all property acquired in respect of the Mortgage Loans at a purchase price determined as provided in the Agreement. The obligations and responsibilities created by the Agreement will terminate as provided in Section
9.01 of the Agreement.

            Any term used herein that is defined in the Agreement shall have the meaning assigned in the Agreement, and nothing herein shall be deemed inconsistent with that meaning.

                                   ASSIGNMENT

            FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto______________________________________________________________
______________________________________________________________________________
______________________________________________________________________________
______________________________________________________________________________
(Please print or typewrite name and address including postal zip code of assignee)

the Percentage Interest evidenced by the within Certificate and hereby authorizes the transfer of registration of such Percentage Interest to assignee on the Certificate Register of the Trust Fund.

            I (We) further direct the Trustee to issue a new Certificate of a like denomination and Class, to the above named assignee and deliver such Certificate to the following address:
______________________________________________________________________________.


                                       _____________________________________
                                       Signature by or on behalf of assignor

                                    EXHIBIT E
                    FORM OF INITIAL CERTIFICATION OF TRUSTEE

                                     [date]

[Depositor]

[Servicer]
_____________________

            Re: Pooling and Servicing Agreement among GS Mortgage Securities Corp., as Depositor, Countrywide Home Loans Servicing LP, as servicer, Ameriquest Mortgage Company, as responsible party, and Deutsche Bank National Trust Company, as Trustee, GSAA Trust, 2004-10

Gentlemen:

            In accordance with Section 2.02 of the above-captioned Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), the undersigned, as Trustee, for each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan listed in the attached schedule of exceptions) certifies that it has received:

            (i) the original Mortgage Note, endorsed as provided in the following form: "Pay to the order of ________, without recourse"; and

            (ii) a duly executed Assignment of Mortgage (which may be included in a blanket assignment or assignments).

            Based on its review and examination and only as to the foregoing documents, such documents appear regular on their face and related to such Mortgage Loan.

            The Trustee has made no independent examination of any documents contained in each Mortgage File beyond the review specifically required in the Pooling and Servicing Agreement. The Trustee makes no representations as to: (i) the validity, legality, sufficiency, enforceability, recordability or genuineness of any of the documents contained in each Mortgage File of any of the Mortgage Loans identified on the Mortgage Loan Schedule, or (ii) the collectability, insurability, effectiveness or suitability of any such Mortgage Loan or the perfection or priority of any Mortgage. Notwithstanding anything herein to the contrary, the Trustee has made no determination and makes no representations as to whether (i) any endorsement is sufficient to transfer all right, title and interest of the party so endorsing, as Noteholder or assignee thereof, in and to that Mortgage Note or (ii) any assignment is in recordable form or sufficient to effect the assignment of and transfer to the assignee thereof, under the Mortgage to which the assignment relates.

            Capitalized words and phrases used herein shall have the respective meanings assigned to them in the Pooling and Servicing Agreement.

                                       DEUTSCHE BANK NATIONAL TRUST COMPANY,
                                          as Trustee

                                       By:___________________________________
                                       Name:_________________________________
                                       Title:________________________________

                                  EXHIBIT F

                         FORM OF DOCUMENT CERTIFICATION
                         AND EXCEPTION REPORT OF TRUSTEE

                                     [date]

[Depositor]

[Servicer]

[Responsible Party]
_____________________

            Re: Pooling and Servicing Agreement among GS Mortgage Securities Corp., as Depositor, Countrywide Home Loans Servicing LP, as servicer, Ameriquest Mortgage Company, as responsible party, and Deutsche Bank National Trust Company, as Trustee

Gentlemen:

            In accordance with Section 2.02 of the above-captioned Pooling and Servicing Agreement (the "Pooling and Servicing Agreement"), the undersigned, as Trustee, hereby certifies that as to each Mortgage Loan listed in the Mortgage Loan Schedule (other than any Mortgage Loan paid in full or listed on the attached Document Exception Report) it has received:

                  (i) The original Mortgage Note, endorsed in the form provided in Section 2.01 of the Pooling and Servicing Agreement, with all intervening endorsements showing a complete chain of endorsement from the originator to the last endorsee.

                  (ii) The original recorded Mortgage.

                  (iii) A duly executed Assignment of Mortgage in the form
            provided in Section 2.01 of the Pooling and Servicing Agreement; or, if the Responsible Party has certified or the Trustee otherwise knows that the related Mortgage has not been returned from the applicable recording office, a copy of the Assignment of Mortgage (excluding information to be provided by the recording office).

                  (iv) The original or duplicate original recorded assignment or assignments of the Mortgage showing a complete chain of assignment from the originator to the last endorsee.

                  (v) The original or duplicate original lender's title policy and all riders thereto or, any one of an original title binder, an original preliminary title report or an original title commitment, or a copy thereof certified by the title company.

            Based on its review and examination and only as to the foregoing documents, (a) such documents appear regular on their face and related to such Mortgage Loan, and (b) the information set forth in items (1), (2), (3), (6) (solely with respect to original months to maturity), (8) (solely as of origination, not as of the Cut-off Date) and (13) of the Mortgage Loan Schedule and the Data Tape Information accurately reflects information set forth in the Custodial File.

            The Trustee has made no independent examination of any documents contained in each Mortgage File beyond the review of the Custodial File specifically required in the Pooling and Servicing Agreement. The Trustee makes no representations as to: (i) the validity, legality, sufficiency, enforceability, recordability or genuineness of any of the documents contained in each Mortgage File of any of the Mortgage Loans identified on the Mortgage Loan Schedule or (ii) the collectability, insurability, effectiveness or suitability of any such Mortgage Loan or the perfection or priority of any Mortgage. Notwithstanding anything herein to the contrary, the Trustee has made no determination and makes no representations as to whether (i) any endorsement is sufficient to transfer all right, title and interest of the party so endorsing, as Noteholder or assignee thereof, in and to that Mortgage Note or
(ii) any assignment is in recordable form or sufficient to effect the assignment of and transfer to the assignee thereof, under the Mortgage to which the assignment relates.

Capitalized words and phrases used herein shall have the respective meanings assigned to them in the Pooling and Servicing Agreement.

                                       DEUTSCHE BANK NATIONAL TRUST COMPANY,
                                          as Trustee

                                       By:___________________________________
                                       Name:_________________________________
                                       Title:________________________________

                                    EXHIBIT G
                           RESIDUAL TRANSFER AFFIDAVIT

                         GSAA Home Equity Trust 2004-10
                            Asset-Backed Certificates

STATE OF                )
                        ) ss.:
COUNTY OF               )

                        The undersigned, being first duly sworn, deposes and says as follows:

            1. The undersigned is an officer of ___________________, the proposed Transferee of an Ownership Interest in a Class R Certificate (the "Certificate") issued pursuant to the Pooling and Servicing Agreement dated as of November 1, 2004 (the "Agreement"), among GS Mortgage Securities Corp., as depositor (the "Depositor"), Countrywide Home Loans Servicing, as servicer, Ameriquest Mortgage Company, as responsible party (the "Responsible Party"), and Deutsche Bank National Trust Company, as trustee (the "Trustee"). Capitalized terms used, but not defined herein or in Exhibit 1 hereto, shall have the meanings ascribed to such terms in the Agreement. The Transferee has authorized the undersigned to make this affidavit on behalf of the Transferee for the benefit of the Depositor and the Trustee.

            2. The Transferee is, as of the date hereof, and will be, as of the date of the Transfer, a Permitted Transferee. The Transferee is acquiring its Ownership Interest in the Certificate for its own account. The Transferee has no knowledge that any such affidavit is false.

            3. The Transferee has been advised of, and understands that (i) a tax will be imposed on Transfers of the Certificate to Persons that are not Permitted Transferees; (ii) such tax will be imposed on the transferor, or, if such Transfer is through an agent (which includes a broker, nominee or middleman) for a Person that is not a Permitted Transferee, on the agent; and
(iii) the Person otherwise liable for the tax shall be relieved of liability for the tax if the subsequent Transferee furnished to such Person an affidavit that such subsequent Transferee is a Permitted Transferee and, at the time of Transfer, such Person does not have actual knowledge that the affidavit is false.

            4. The Transferee has been advised of, and understands that a tax will be imposed on a "pass-through entity" holding the Certificate if at any time during the taxable year of the pass-through entity a Person that is not a Permitted Transferee is the record holder of an interest in such entity. The Transferee understands that such tax will not be imposed for any period with respect to which the record holder furnishes to the pass-through entity an affidavit that such record holder is a Permitted Transferee and the pass-through entity does not have actual knowledge that such affidavit is false. (For this purpose, a "pass-through entity" includes a regulated investment company, a real estate investment trust or common trust fund, a partnership, trust or estate, and certain cooperatives and, except as may be provided in Treasury Regulations, persons holding interests in pass-through entities as a nominee for another Person.)

            5. The Transferee has reviewed the provisions of Section 5.02(c) of the Agreement and understands the legal consequences of the acquisition of an Ownership Interest in the Certificate including, without limitation, the restrictions on subsequent Transfers and the provisions regarding voiding the Transfer and mandatory sales. The Transferee expressly agrees to be bound by and to abide by the provisions of Section 5.02(c) of the Agreement and the restrictions noted on the face of the Certificate. The Transferee understands and agrees that any breach of any of the representations included herein shall render the Transfer to the Transferee contemplated hereby null and void.

            6. The Transferee agrees to require a Transfer Affidavit from any Person to whom the Transferee attempts to Transfer its Ownership Interest in the Certificate, and in connection with any Transfer by a Person for whom the Transferee is acting as nominee, trustee or agent, and the Transferee will not Transfer its Ownership Interest or cause any Ownership Interest to be Transferred to any Person that the Transferee knows is not a Permitted Transferee. In connection with any such Transfer by the Transferee, the Transferee agrees to deliver to the Trustee a certificate substantially in the form set forth as Exhibit H to the Agreement (a "Transferor Certificate") to the effect that such Transferee has no actual knowledge that the Person to which the Transfer is to be made is not a Permitted Transferee.

            7. The Transferee has historically paid its debts as they have come due, intends to pay its debts as they come due in the future, and understands that the taxes payable with respect to the Certificate may exceed the cash flow with respect thereto in some or all periods and intends to pay such taxes as they become due. The Transferee does not have the intention to impede the assessment or collection of any tax legally required to be paid with respect to the Certificate.

            8. The Transferee's taxpayer identification number is __________.

            9. The Transferee is a U.S. Person as defined in Code Section 7701(a)(30).

            10. The Transferee is aware that the Certificate may be a "noneconomic residual interest" within the meaning of proposed Treasury regulations promulgated pursuant to the Code and that the transferor of a noneconomic residual interest will remain liable for any taxes due with respect to the income on such residual interest, unless no significant purpose of the transfer was to impede the assessment or collection of tax.

            11. The Transferee will not cause income from the Certificate to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of the Transferee or any other U.S. person.

            12. Check one of the following:

[] The present value of the anticipated tax liabilities associated with holding the Certificate, as applicable, does not exceed the sum of:

                  (i) the present value of any consideration given to the
            Transferee to acquire such Certificate;

                  (ii) the present value of the expected future distributions on such Certificate; and

                  (iii) the present value of the anticipated tax savings
            associated with holding such Certificate as the related REMIC generates losses.

            For purposes of this calculation, (i) the Transferee is assumed to pay tax at the highest rate currently specified in Section 11(b) of the Code (but the tax rate in Section 55(b)(1)(B) of the Code may be used in lieu of the highest rate specified in Section 11(b) of the Code if the Transferee has been subject to the alternative minimum tax under Section 55 of the Code in the preceding two years and will compute its taxable income in the current taxable year using the alternative minimum tax rate) and (ii) present values are computed using a discount rate equal to the short-term Federal rate prescribed by Section 1274(d) of the Code for the month of the transfer and the compounding period used by the Transferee.

[] The transfer of the Certificate complies with U.S. Treasury Regulations Sections 1.860E-1(c)(5) and (6) and, accordingly,

                  (i) the Transferee is an "eligible corporation," as defined in
            U.S. Treasury Regulations Section 1.860E-1(c)(6)(i), as to which income from the Certificate will only be taxed in the United States;

                  (ii) at the time of the transfer, and at the close of the
            Transferee's two fiscal years preceding the year of the transfer, the Transferee had gross assets for financial reporting purposes (excluding any obligation of a person related to the Transferee within the meaning of U.S. Treasury Regulations Section 1.860E-1(c)(6)(ii)) in excess of $100 million and net assets in excess of $10 million;

                  (iii) the Transferee will transfer the Certificate only to another "eligible corporation," as defined in U.S. Treasury Regulations Section 1.860E-1(c)(6)(i), in a transaction that satisfies the requirements of Sections 1.860E-1(c)(4)(i), (ii) and
            (iii) and Section 1.860E-1(c)(5) of the U.S. Treasury Regulations;
            and

                  (iv) the Transferee determined the consideration paid to it to acquire the Certificate based on reasonable market assumptions (including, but not limited to, borrowing and investment rates, prepayment and loss assumptions, expense and reinvestment assumptions, tax rates and other factors specific to the Transferee) that it has determined in good faith.

[]    None of the above.

            13. The Transferee is not an employee benefit plan that is subject to Title I of ERISA or a plan that is subject to Section 4975 of the Code or a plan subject to any Federal, state or local law that is substantially similar to Title I of ERISA or Section 4975 of the Code, and the Transferee is not acting on behalf of or investing plan assets of such a plan.

            IN WITNESS WHEREOF, the Transferee has caused this instrument to be executed on its behalf, pursuant to authority of its Board of Directors, by its duly authorized officer and its corporate seal to be hereunto affixed, duly attested, this __ day of __, 20__.

                                          ___________________________________
                                          Print Name of Transferee

                                       By:___________________________________
                                          Name:
                                          Title:

[Corporate Seal]

ATTEST:

______________________________________
[Assistant] Secretary

            Personally appeared before me the above-named __________, known or proved to me to be the same person who executed the foregoing instrument and to be the ___________ of the Transferee, and acknowledged that he executed the same as his free act and deed and the free act and deed of the Transferee.

            Subscribed and sworn before me this ____ day of ________ , 20__.

NOTARY PUBLIC

                                       My Commission expires the __ day
                                          of _________, 20__

                                    EXHIBIT H

                         FORM OF TRANSFEROR CERTIFICATE

                                                                __________, 20__

GS Mortgage Securities Corp.
85 Broad Street
New York, New York 10004
Attention:

Deutsche Bank National Trust Company,
as Trustee,
1761 East St. Andrew Place
Santa Ana, California 92705-4934

Re:   GSAA Home Equity Trust 2004-10, Asset-Backed Certificates, Class [____]

Ladies and Gentlemen:

            In connection with our disposition of the above Certificates we certify that (a) we understand that the Certificates have not been registered under the Securities Act of 1933, as amended (the "Act"), and are being disposed by us in a transaction that is exempt from the registration requirements of the Act, (b) we have not offered or sold any Certificates to, or solicited offers to buy any Certificates from, any person, or otherwise approached or negotiated with any person with respect thereto, in a manner that would be deemed, or taken any other action which would result in, a violation of Section 5 of the Act and
(c) to the extent we are disposing of a Residual Certificate, (A) we have no knowledge the Transferee is not a Permitted Transferee and (B) after conducting a reasonable investigation of the financial condition of the Transferee, we have no knowledge and no reason to believe that the Transferee will not pay all taxes with respect to the Residual Certificates as they become due and (iii) we have no reason to believe that the statements made in paragraphs 7, 10 and 11 of the Transferee's Residual Transfer Affidavit are false.

                                       Very truly yours,

                                          ___________________________________
                                          Print Name of Transferor

By:__________________________________
   Authorized Officer

                                    EXHIBIT I
                            FORM OF RULE 144A LETTER

                                                              ____________, 20__

GS Mortgage Securities Corp.
85 Broad Street
New York, New York 10004
Attention:

Deutsche Bank National Trust Company,
as Trustee,
1761 East St. Andrew Place
Santa Ana, California 92705-4934

            Re: GSAA Home Equity Trust 2004-10, Asset-Backed Certificates, Class [ ]

Ladies and Gentlemen:

            In connection with our acquisition of the above Certificates we certify that (a) we understand that the Certificates are not being registered under the Securities Act of 1933, as amended (the "Act"), or any state securities laws and are being transferred to us in a transaction that is exempt from the registration requirements of the Act and any such laws, (b) we have such knowledge and experience in financial and business matters that we are capable of evaluating the merits and risks of investments in the Certificates,
(c) we have had the opportunity to ask questions of and receive answers from the Depositor concerning the purchase of the Certificates and all matters relating thereto or any additional information deemed necessary to our decision to purchase the Certificates, (d) either we are not an employee benefit plan that is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), or a plan or arrangement that is subject to Section 4975 of the Internal Revenue Code of 1986, as amended (the "Code"), or a plan subject to any Federal, state or local law materially similar to the foregoing provisions of ERISA or the Code, nor are we acting on behalf of any such plan or arrangement nor using the assets of any such plan or arrangement to effect such acquisition, or, with respect to a Class B-3 or Class X Certificate, the purchaser is an insurance company that is purchasing this certificate with funds contained in an "insurance company general account" (as such term is defined in Section V(e) of Prohibited Transaction Class Exemption 95-60 ("PTCE 95-60")) and that the purchase and holding of such Certificates are covered under Sections I and III of PTCE 95-60, (e) we have not, nor has anyone acting on our behalf offered, transferred, pledged, sold or otherwise disposed of the Certificates, any interest in the Certificates or any other similar security to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Certificates, any interest in the Certificates or any other similar security from, or otherwise approached or negotiated with respect to the Certificates, any interest in the Certificates or any other similar security with, any person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action, that would constitute a distribution of the Certificates under the Securities Act or that would render the disposition of the Certificates a violation of Section 5 of the Securities Act or require registration pursuant thereto, nor will act, nor has authorized or will authorize any person to act, in such manner with respect to the Certificates, and (f) we are a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act and have completed either of the forms of certification to that effect attached hereto as Annex 1 or Annex 2. We are aware that the sale to us is being made in reliance on Rule 144A. We are acquiring the Certificates for our own account or for resale pursuant to Rule 144A and further, understand that such Certificates may be resold, pledged or transferred only (i) to a person reasonably believed to be a qualified institutional buyer that purchases for its own account or for the account of a qualified institutional buyer to whom notice is given that the resale, pledge or transfer is being made in reliance on Rule 144A, or (ii) pursuant to another exemption from registration under the Securities Act.

                                                          ANNEX 1 TO EXHIBIT I

           QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

[For Transferees Other Than Registered Investment Companies]

The undersigned (the "Buyer") hereby certifies as follows to the parties listed in the Rule 144A Transferee Certificate to which this certification relates with respect to the Certificates described therein:

            1. As indicated below, the undersigned is the President, Chief Financial Officer, Senior Vice President or other executive officer of the Buyer.

            2. In connection with purchases by the Buyer, the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A"), because (i) the Buyer owned and/or invested on a discretionary basis $____(1) in securities (except for the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A and (ii) the Buyer satisfies the criteria in the category marked below.

      ____ Corporation, etc. The Buyer is a corporation (other than a bank, savings and loan association or similar institution), Massachusetts or similar business trust, partnership, or charitable organization described in Section 501(c)(3) of the Internal Revenue Code of 1986, as amended.

      ____ Bank. The Buyer (a) is a national bank or banking institution organized under the laws of any State, territory or the District of Columbia, the business of which is substantially confined to banking and is supervised by the State or territorial banking commission or similar official or is a foreign bank or equivalent institution, and
            (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

      ____ Savings and Loan. The Buyer (a) is a savings and loan association, building and loan association, cooperative bank, homestead association or similar institution, which is supervised and examined by a State or Federal authority having supervision over any such institutions or is a foreign savings and loan association or equivalent institution and (b) has an audited net worth of at least $25,000,000 as demonstrated in its latest annual financial statements, a copy of which is attached hereto.

      ____ Broker-dealer. The Buyer is a dealer registered pursuant to Section 15 of the Securities Exchange Act of 1934.

      ____ Insurance Company. The Buyer is an insurance company whose primary and predominant business activity is the writing of insurance or the reinsuring of risks underwritten by insurance companies and which is subject to supervision by the insurance commissioner or a similar official or agency of a State, territory or the District of Columbia.

      ____ State or Local Plan. The Buyer is a plan established and maintained by a State, its political subdivisions, or any agency or instrumentality of the State or its political subdivisions, for the benefit of its employees.

      ____ ERISA Plan. The Buyer is an employee benefit plan within the meaning of Title I of the Employee Retirement Income Security Act of 1974.

      ____ Investment Advisor. The Buyer is an investment advisor registered under the Investment Advisors Act of 1940.

      ____ Small Business Investment Company. Buyer is a small business investment company licensed by the U.S. Small Business Administration under Section 301(c) or (d) of the Small Business Investment Act of 1958.

      ____ Business Development Company. Buyer is a business development company as defined in Section 202(a)(22) of the Investment Advisors Act of 1940.

            3. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Buyer, (ii) securities that are part of an unsold allotment to or subscription by the Buyer, if the Buyer is a dealer, (iii) securities issued or guaranteed by the U.S. or any instrumentality thereof, (iv) bank deposit notes and certificates of deposit,
(v) loan participations, (vi) repurchase agreements, (vii) securities owned but subject to a repurchase agreement and (viii) currency, interest rate and commodity swaps.

            4. For purposes of determining the aggregate amount of securities owned and/or invested on a discretionary basis by the Buyer, the Buyer used the cost of such securities to the Buyer and did not include any of the securities referred to in the preceding paragraph, except (i) where the Buyer reports its securities holdings in its financial statements on the basis of their market value, and (ii) no current information with respect to the cost of those securities has been published. If clause (ii) in the preceding sentence applies, the securities may be valued at market. Further, in determining such aggregate amount, the Buyer may have included securities owned by subsidiaries of the Buyer, but only if such subsidiaries are consolidated with the Buyer in its financial statements prepared in accordance with generally accepted accounting principles and if the investments of such subsidiaries are managed under the Buyer's direction. However, such securities were not included if the Buyer is a majority-owned, consolidated subsidiary of another enterprise and the Buyer is not itself a reporting company under the Securities Exchange Act of 1934, as amended.

            5. The Buyer acknowledges that it is familiar with Rule 144A and understands that the seller to it and other parties related to the Certificates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer may be in reliance on Rule 144A.

            6. Until the date of purchase of the Rule 144A Securities, the Buyer will notify each of the parties to which this certification is made of any changes in the information and conclusions herein. Until such notice is given, the Buyer's purchase of the Certificates will constitute a reaffirmation of this certification as of the date of such purchase. In addition, if the Buyer is a bank or savings and loan is provided above, the Buyer agrees that it will furnish to such parties updated annual financial statements promptly after they become available.

                                          ___________________________________
                                          Print Name of Transferee

                                       By:____________________________________
                                          Name:
                                          Title:

                                       Date:_________________________________

--------

(1) Buyer must own and/or invest on a discretionary basis at least $100,000,000 in securities unless Buyer is a dealer, and, in that case, Buyer must own and/or invest on a discretionary basis at least $10,000,000 in securities.

                                                          ANNEX 2 TO EXHIBIT I

            QUALIFIED INSTITUTIONAL BUYER STATUS UNDER SEC RULE 144A

           [For Transferees That are Registered Investment Companies]

The undersigned (the "Buyer") hereby certifies as follows to the parties listed in the Rule 144A Transferee Certificate to which this certification relates with respect to the Certificates described therein:

            1. As indicated below, the undersigned is the President, Chief Financial Officer or Senior Vice President of the Buyer or, if the Buyer is a "qualified institutional buyer" as that term is defined in Rule 144A under the Securities Act of 1933, as amended ("Rule 144A"), because Buyer is part of a Family of Investment Companies (as defined below), is such an officer of the Adviser.

            2. In connection with purchases by Buyer, the Buyer is a "qualified institutional buyer" as defined in SEC Rule 144A because (i) the Buyer is an investment company registered under the Investment Company Act of 1940, as amended and (ii) as marked below, the Buyer alone, or the Buyer's Family of Investment Companies, owned at least $100,000,000 in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year. For purposes of determining the amount of securities owned by the Buyer or the Buyer's Family of Investment Companies, the cost of such securities was used, except (i) where the Buyer or the Buyer's Family of Investment Companies reports its securities holdings in its financial statements on the basis of their market value, and (ii) no current information with respect to the cost of those securities has been published. If clause (ii) in the preceding sentence applies, the securities may be valued at market.

            ____ The Buyer owned $__ in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

            ____ The Buyer is part of a Family of Investment Companies which owned in the aggregate $__ in securities (other than the excluded securities referred to below) as of the end of the Buyer's most recent fiscal year (such amount being calculated in accordance with Rule 144A).

            3. The term "Family of Investment Companies" as used herein means two or more registered investment companies (or series thereof) that have the same investment adviser or investment advisers that are affiliated (by virtue of being majority owned subsidiaries of the same parent or because one investment adviser is a majority owned subsidiary of the other).

            4. The term "securities" as used herein does not include (i) securities of issuers that are affiliated with the Buyer or are part of the Buyer's Family of Investment Companies, (ii) securities issued or guaranteed by the U.S. or any instrumentality thereof, (iii) bank deposit notes and certificates of deposit, (iv) loan participations, (v) repurchase agreements,
(vi) securities owned but subject to a repurchase agreement and (vii) currency, interest rate and commodity swaps.

            5. The Buyer is familiar with Rule 144A and understands that the parties listed in the Rule 144A Transferee Certificate to which this certification relates are relying and will continue to rely on the statements made herein because one or more sales to the Buyer will be in reliance on Rule 144A. In addition, the Buyer will only purchase for the Buyer's own account.

            6. Until the date of purchase of the Certificates, the undersigned will notify the parties listed in the Rule 144A Transferee Certificate to which this certification relates of any changes in the information and conclusions herein. Until such notice is given, the Buyer's purchase of the Certificates will constitute a reaffirmation of this certification by the undersigned as of the date of such purchase.

                                          ____________________________________
                                          Print Name of Transferee

                                       By:____________________________________
                                          Name:
                                          Title:

                                       IF AN ADVISER:

                                          ___________________________________
                                          Print Name of Buyer

                                       Date:_________________________________

                                    EXHIBIT J

                           FORM OF REQUEST FOR RELEASE
                                  (for Trustee)

To:  [Address]

       Re:

            In connection with the administration of the Mortgage Loans held by you as the Trustee on behalf of the Certificateholders, we request the release, and acknowledge receipt, of the (Custodial File/[specify documents]) for the Mortgage Loan described below, for the reason indicated.

Mortgagor's Name, Address & Zip Code:

Mortgage Loan Number:

Send Custodial File to:

Reason for Requesting Documents (check one)

      ____1. Mortgage Loan Paid in Full. (The Company hereby certifies that all amounts received in connection therewith have been credited to the Collection Account as provided in the Pooling and Servicing Agreement.)

      ____2. Mortgage Loan Repurchase Pursuant to Section 2.03 of the Pooling and Servicing Agreement. (The Company hereby certifies that the repurchase price has been credited to the Collection Account as provided in the Pooling and Servicing Agreement.)

      ____3. Mortgage Loan Liquidated by _________________. (The Company hereby certifies that all proceeds of foreclosure, insurance, condemnation or other liquidation have been finally received and credited to the Collection Account pursuant to the Pooling and Servicing Agreement.)

      ____4.      Mortgage Loan in Foreclosure.

      ____5.      Other (explain).

            If box 1, 2 or 3 above is checked, and if all or part of the Custodial File was previously released to us, please release to us our previous request and receipt on file with you, as well as any additional documents in your possession relating to the specified Mortgage Loan. If box 4 or 5 above is checked, upon our return of all of the above documents to you as the Trustee, please acknowledge your receipt by signing in the space indicated below, and returning this form, if requested.

Address to which Trustee should
Deliver the Trustee's Mortgage File:      _________________________
                                          _________________________
                                          _________________________

                                       COUNTRYWIDE HOME LOANS SERVICING LP,
                                          as Servicer

                                          By:  COUNTRYWIDE GP, INC.

                                       By:____________________________________
                                          Name:
                                          Title:

ACKNOWLEDGED AND AGREED:

DEUTSCHE BANK NATIONAL TRUST
   COMPANY, as Trustee

By:____________________________________
   Name:
   Title:
   Date:

                                    EXHIBIT K

                         CONTENTS OF EACH MORTGAGE FILE

            With respect to each Mortgage Loan, the Mortgage File shall include each of the following items, which shall be available for inspection by the Purchaser and which shall be retained by the Servicer or delivered to and retained by the Trustee, as applicable:

1. the original Mortgage Note bearing all intervening endorsements, endorsed "Pay to the order of _____________, without recourse" and signed in the name of the last endorsee. To the extent that there is no room on the face of the Mortgage Notes for endorsements, the endorsement may be contained on an allonge unless the Trustee is advised by the Responsible Party that state law does not so allow for the use of allonge. If the Mortgage Loan was acquired by the Responsible Party in a merger, the endorsement must be by "[last endorsee], successor by merger to [name of predecessor]". If the Mortgage Loan was acquired or originated by the last endorsee while doing business under another name, the endorsement must be by "[last endorsee], formerly known as [previous name]"

2.    The original of any guaranty executed in connection with the Mortgage
      Note.

3. the original Mortgage with evidence of recording thereon or a certified true copy of such Mortgage submitted for recording. If in connection with any Mortgage Loan, the Responsible Party cannot deliver or cause to be delivered the original Mortgage with evidence of recording thereon on or prior to the Closing Date because of a delay caused by the public recording office where such Mortgage has been delivered for recordation or because such Mortgage has been lost or because such public recording office retains the original recorded Mortgage, the Responsible Party shall deliver or cause to be delivered to the Trustee, a photocopy of such Mortgage, together with (i) in the case of a delay caused by the public recording office, an Officer's Certificate of the Responsible Party (or certified by the title company, escrow agent, or closing attorney) stating that such Mortgage has been dispatched to the appropriate public recording office for recordation and that the original recorded Mortgage or a copy of such Mortgage certified by such public recording office to be a true and complete copy of the original recorded Mortgage will be promptly delivered to the Trustee upon receipt thereof by the Responsible Party; or
      (ii) in the case of a Mortgage where a public recording office retains the original recorded Mortgage or in the case where a Mortgage is lost after recordation in a public recording office, a copy of such Mortgage certified by such public recording office to be a true and complete copy of the original recorded Mortgage.

4. The originals of all assumption, modification, consolidation or extension agreements, with evidence of recording thereon or a certified true copy of such agreement submitted for recording.

5. Except with respect to each MERS Designated Mortgage Loan, the original Assignment of Mortgage for each Mortgage Loan endorsed in blank and in recordable form.

6. Originals of all intervening Assignments of Mortgage (if any) evidencing a complete chain of assignment from the applicable originator (or MERS with respect to each MERS Designated Mortgage Loan) to the last endorsee with evidence of recording thereon or a certified true copy of such intervening Assignments of Mortgage submitted for recording, or if any such intervening assignment has not been returned from the applicable recording office or has been lost or if such public recording office retains the original recorded Assignments of Mortgage, the Responsible Party shall deliver or cause to be delivered to the Trustee, a photocopy of such intervening assignment, together with (i) in the case of a delay caused by the public recording office, an Officer's Certificate of the Responsible Party or a certificate from an escrow company, a title company or a closing attorney stating that such intervening Assignment of Mortgage has been dispatched to the appropriate public recording office for recordation and that such original recorded intervening Assignment of Mortgage or a copy of such intervening Assignment of Mortgage certified by the appropriate public recording office to be a true and complete copy of the original recorded intervening Assignment of Mortgage will be promptly delivered to the Trustee upon receipt thereof by the Responsible Party; or
      (ii) in the case of an intervening assignment where a public recording office retains the original recorded intervening assignment or in the case where an intervening assignment is lost after recordation in a public recording office, a copy of such intervening assignment certified by such public recording office to be a true and complete copy of the original recorded intervening assignment.

7. The original mortgagee title insurance policy or attorney's opinion of title and abstract of title or, in the event such original title policy is unavailable, a certified true copy of the related policy binder or commitment for title certified to be true and complete by the title insurance company.

8. The original of any security agreement, chattel mortgage or equivalent document executed in connection with the Mortgage (if provided).

            Evidence of payment of taxes and insurance, insurance claim files, correspondence, current and historical computerized data files (which include records of tax receipts and payment history from the date of origination), and all other processing, underwriting and closing papers and records which are customarily contained in a mortgage loan file and which are required to document the Mortgage Loan or to service the Mortgage Loan.

                                    EXHIBIT L

                      [COUNTRYWIDE REPORTING REQUIREMENTS]

                                Data File Layout

              GOLDMAN SACHS LOAN SERVICER INFORMATION REQUEST LIST

                                     Legend:
                            A=Available at Inception
                             T=Tech staff to resolve
                         B=Best efforts to provide data
                                 N=Not available

FIELD NAME                    FIELD DESCRIPTION                        FORMAT
-----------------             ---------------------------              -------
ONE TIME, STATIC    Legend
FIELDS

Loan Number              A    Loan Number currently being used to      Text
                              service this loan.

Prior Loan Number        A    Prior Loan Number (if any).  If          Text
                              servicing has transferred this should
                              contain the Loan Number used by the
                              previous servicer.

Trustee File Number      T    Trustee ID used to file documents.       Text
                              This can be the Trustee's only id or a
                              category used to arrange documents into
                              proper pools.

Trustee Loan Number      T    Trustee secondary ID used to file        Text
                              documents.  Often this is used in
                              conjunction with Trustee File Number to
                              uniquely identify loans.

Origination Date         A    Origination Date shown on loan           Date
                              documents.

Original Balance         A    Original amount of loan granted to       Numeric
                              borrower.  In the case of construction
                              loans this should be the full amount
                              extended on which the monthly payments
                              are based.

First Payment Date       A    This is the contractual date when the first
                              payment was to be made. If the loan has been modified this should be the first scheduled payment date following the modification.

Original Maturity        A    This is the contractual date when the    Date
Date                          last payment on the loan is scheduled
                              to be made.  For balloons it should be
                              the balloon date.  For modified loans
                              it should not be the modified maturity
                              date.

Original Term            A    The number of months from First Payment  Number
                              Date to Maturity Date inclusive.

Balloon Flag             A    Code/literal to identify balloon         Text
                              loans.  Example:  Y, N.

Loan Type                A    Code/literal to identify the loan        Text
                              type.  See Enumerations worksheet.

Amortization Type        A    Generic category to describe loan        Text
                              type.  See Enumerations worksheet.

Original                 A    Original Amortization Term of the loan   Number
Amortization Term             in number of months.  For fully
                              amortizing loans would be the same as
                              Original Term.  For balloon loans this
                              would exceed Original Term.  For IO
                              loans this would have no value.

Interest Calculation     A    The basis on which interest is
Method                        calculated.  See Enumerations worksheet.

Daily Simple             T    Flag to identify loans where interest is due is
Interest Flag                 calculated based on the date that each payment is
                              actually received.

Original Principal       A    Original contractual principal and       Number
and Interest                  interest payment amount.

Original Interest        A    Original contractual interest rate for
Rate                          loan.

Negative                 A    Code/literal to identify loans where     Text
Amortization Flag             negative amortization is allowed.
                              Example:  Y=neg am allowed, N=no neg am
                              allowed.

Negam Percent Cap        A    Maximum percentage of original balance   Number
                              that a loan may negatively amortize
                              by.  Example:  1.25, 1,10.

Servicing Fee            A    Servicing Fee rate due servicer.         Number
                              Example:  0.25%.

Property Type            A    Code/literal that identifies the type    Text
                              of property securing the loan.  See
                              Enumerations worksheet.

Property Address         A    Property address, not billing address.   Text

Property City            A    Property city.                           Text

Property State           A    Property state.                          Text

Property Zip             A    Property zip.                            Number

Borrower Name            A    Name of borrower.  Preferably in a       Text
                              fixed format.
                              Example:  SMITH
                              JOHN   W.

CoBorrower Name          A    Name of Co borrower.  Preferably in a    Text
                              fixed format.
                              Example:  SMITH
                              JOHN   W.

Borrower Social          A    Eleven character ID.  Example:           Number
Security Number/TIN           111-22-3333.

CoBorrower Social        A    Eleven character ID.  Example:           Number
Security Number/TIN           111-22-3333.

Original FICO score      A    Credit bureau score obtained at          Number
                              application.

Original Credit Grade    A    Internal credit grade assigned at        Text
                              origination.

Original Loan To         A    Ratio representing the Original Loan Balance to
Value Ratio                   the lower of the Original Appraised Value or
                              Original Purchase Price.  Example:  80.00.

Original Appraised       A    Appraised value at time of application.  Number
Value

Original Appraisal       A    Date of the original Appraisal           Date
Date

Original Appraisal       A    Name of the Appraisal firm               Text
Firm

Original Purchase        A    Price paid for home.                     Number
Price

Purchase BPO             A    BPO at the time of Purchase by GS.       Number

Purchase BPO Date        A    Date of the Purchase BPO                 Date

Lien Position            A    Number used to identify the lien         Number
                              position in effect at the time of
                              application.  Example:  1, 2, 3

PMI Provider             A    Name or code for company providing
                              private mortgage insurance.

PMI Coverage             A    Percentage of insurance provided by PMI
Percentage                    agreement.

PMI Certificate ID       A    Unique ID to identify PMI insurance
                              certificate.

Occupancy Type           A    Occupancy status at time of              Text
                              application.  See Enumerations
                              worksheet.

Purpose of Loan          A    Code/literal used to identify the        Text
                              original purpose of the loan.   See
                              Enumerations worksheet.

Prepayment Flag          A    Code/Flag to determine if loan was       Text
                              originated with a prepayment penalty.

Prepayment Penalty       T    Code/literal to identify                 Text
Type                          characteristics of penalty.  Example:
                              6 MO INT ON 80% OBAL, 5/4/3/2/1, 3%.

Prepayment Term          A    Original number of months that penalty   Number
                              was imposed.

Front Ratio              T    Front End Ratio at time of               Number
                              application.  Mortgage debt to borrower
                              income.

Back Ratio               T    Back End Ratio at time of application.   Number
                              Total debt to borrower income.


MONTHLY LOAN DATA
UPDATES

As Of Date               A    As Of Date for data sent.                Date

Loan Number              A    Loan Number currently being used to      Number
                              service this loan.

Investor Number          A    This is the servicer assigned number     Number
                              for reporting purposes.

Investor Category        A    This is the servicer assigned category
                              for reporting purposes.

Current Maturity Date    A    This is the actual date when the last    Date
                              payment on the loan is scheduled to be
                              made.  For balloons it should be the
                              balloon date.  For modified loans it
                              should be the modified maturity date.

Remaining Term           A    The Remaining Term of the loan           Number

Current Principal &      A    Principal & Interest in effect for       Number
Interest Payment              currently outstanding payment.

Current Interest Rate    A    Interest Rate in effect for currently    Number
                              outstanding payment.

Next Due Date            A    Date next payment is due.

Interest Paid To Date    A    Date interest is paid to.  Typically for 30/360
                              loans it is one month prior to Next Due Date.

Last Payment Date        A    Date last payment was made.              Date

Current Balance          A    Actual outstanding balance of loan.      Number

Current Balance Net      T    The net present value of the current     Number
Present Value                 balance

Days Past Due            A    Number of days loan is past due.

Delinquency                   Indicates if ABS or MBS method for
Convention                    reporting delinquencies is used.

Delinquency Status       A    Indicates delinquency reported.          Number
                              Example:  30, 60, 90.

Status of Loan           A    Code/literal used to identify loan       Text
                              status.  See Enumerations worksheet.

12 Month Pay String      T    12 character string representing the timing of
                              payments received on a rolling 12 month basis.
                              String should begin with January and end with December.

Time 30 Days             A    Indicates the number of times a loan payment has
Delinquent in Past            been made 30 or more days delinquent in the past
12 Months                     12 months.

Time 60 Days             A    Indicates the number of times a loan payment has
Delinquent in Past            been made 60 or more days delinquent in the past
12 Months                     12 months.

Time 90 Days             A    Indicates the number of times a loan payment has
Delinquent in Past            been made 90 or more days delinquent in the past
12 Months                     12 months.

Last Modification        B    Date that loan was last modified.
Date

Last Extension Date      B    Date loan term was last extended.

Total Extension          B    Number of months loan has been extended
Months                        in total.

Restructured Interest    B    Total amount of restructured interest.

Property Sale Date       A    Date property sold.                      Date

Debt To Income Ratio     A    Debt To Income Ratio                     Number

Senior Lien Amount       A    Most recently recorded senior lien       Number
                              amount.

Recent Property          A    Most recent appraised value or BPO       Number
Valuation                     value.

Recent Property          A    Date of most recent valuation.           Date
Valuation Date

Valuation Method         A    Identify method used to obtain new       Text
                              valuation.  See Enumerations worksheet.

Valuation Firm           T    Name of the Firm who appraised the       Text
                              property

Current FICO             T    Current FICO score.                      Number

FICO Date                T    FICO Date.                               Date


MONTHLY SERVICING
UPDATES

Borrower Payments

Total Monthly Payment    A    Total cash received from borrower.       Number

Total Monthly            A    Cash applied to principal.               Number
Payment Principal

Total Monthly            A    Cash applied to interest.                Number
Payment Interest

Total Monthly            A    Cash applied to fees.                    Text
Payment Penalties / Fee

Total Monthly Escrow     A    Cash applied to escrow account.          Number
Payment

Total Monthly            T    Total amount borrower prepaid            Number
Prepayment Amount

Payment Date             A    Date the payment was made.               Date

Scheduled P&I            A    Borrower Scheduled P&I payment for the   Number
                              month

REO Rent Collection      A    Collection of rent on an REO Property

Servicer Payments

Monthly Escrow           A    Net escrow advances made or recovered    Number
Advances                      by servicer.  Positive value denotes
                              payments made by servicer.

Monthly Corporate        A    Net corporate advances made or           Number
Advances                      recovered by servicer.  Positive value
                              denotes payments made by servicer.

Monthly Non              A    Net Non Recoverable Corporate Advances   Number
Recoverable                   made or recovered by Servicer.
Corporate Advances            Positive value denotes payments made by
                              Servicer.

Principal Advances       A    Total outstanding principal advances     Number
                              made by servicer.

Interest Advances        A    Total outstanding interest advances      Number
                              made by servicer.

LPMI Flag                A    Code/Flag to determine if PMI is paid    Text
                              by owner of loan

LPMI Rate                A    Rate per annum of LPMI premiums          Number

Account Balances

Beginning Scheduled      A    Beginning scheduled loan balance.  If    Number
Balance                       the loan is serviced on a scheduled
                              balance basis

Ending Scheduled         A    Ending scheduled loan balance.  If the
Balance                       loan is serviced on a scheduled balance
                              basis

Escrow Balance           A    Current balance of escrow account        Number
                              (borrower's positive funds).

Escrow Advance           A    Total outstanding escrow advance         Number
Balance                       balance.

Recoverable              A    Total outstanding Recoverable corporate  Number
Corporate Advance             advance balance amount.
Balance

Non Recoverable          A    Total outstanding Non Recoverable        Number
Corporate Advance             corporate advance balance amount.
Balance

Suspense Account         A    Total suspense account balance           Number
Balance

Accrued Interest         A    Total Accrued Interest on loan.          Number

Account Management
Statistics

Forced Placed            T    Code indicating loan is on forced
Insurance Flag                placed insurance.

Annual Forced Placed     T    Amount of forced placed policy.
Insurance


Stop Advance Flag        B    Code indicating loan has been placed in  Text
                              a stop advance status.  Example:
                              Y=Stop Advance.

Stop Advance             B    Amount of principal and interest
Recovered                     advances recovered at stop date.

Stop Advance Start       B    Date loan was initially placed on a      Date
Date                          stop advance status.

Stop Advance             B    Date stop advance status was reversed.   Date
Reversal Date

Stop Advance             B    Amount of advances reversed.             Number
Reversal Amount

Last Contact Date        A    Date of Servicer's last contact with     Date
                              the borrower.

Last Attempt Date        A    Date of the Servicer's last attempt to   Date
                              contact the borrower.

Bankruptcy Flag          A    Flag indicating loan is in bankruptcy.   Text

Bankruptcy Chapter       A    Chapter of bankruptcy (7, 11, 12, 13).   Text

Bankruptcy Start Date    A    Bankruptcy filing date.                  Date

Bankruptcy End Date      A    Dismissal/Discharge date.                Date

Bankruptcy Post          A    Payment due date of Bankruptcy payment   Date
Petition Due Date             plan.  In essence the new due date.

Motion for Relief        A    Motion for Relief Request Date.          Date
Request Date

Motion for Relief        A                                             Date
Filing Date

Motion for Relief        A    Motion for Relief Hearing Date.          Date
Hearing Date

Motion for Relief        A    Motion for Relief Granted Date.          Date
Granted Date

Motion for Relief        N    Date the motion was Denied (if           Date
Denied Date                   applicable)

In Demand Flag           T    Code indicating demand letter has been   Text
                              sent.

In Demand Start Date     T    Date demand letter was sent.             Date

In Demand End Date       T    Expiration of demand letter.             Date

Foreclosure Start        A    Date foreclosure flag placed on loan.    Date
Date

Due Date At Referral     T    The revised due date on any payment      Date
                              modification.

Foreclosure              T    On loans that are in Foreclosure the Servicer's
Estimated End Date            estimate of when the FCL will be completed.

Foreclosure Sale Date    A    Date of actual foreclosure sale.         Date

Foreclosure end date     T    Date of recording of foreclosure deed.   Date

First Legal Date         A    Date of first legal action taken on      Date
                              foreclosure.

Foreclosure              B    Indicates if the loan has moved out of   Number
Resolution Flag               foreclosure (i.e. Did not go to REO).

Foreclosure              B    Method used by the servicer to prevent the
Resolution Type               foreclosed loan from moving into REO (i.e.
                              Reinstated, Paid Off, Worked out Repayment plan...).

Foreclosure On Hold      B    Flag indicating that the loan is in
                              foreclosure but on hold.

Foreclosure Hold         B    Date indicating when the loan's          Date
Start Date                    foreclosure proceedings were put on
                              hold.

Bankruptcy Cash          B    Number of days an active foreclosure has been in
Delays                        BK subsequent to its initial foreclosure start
                              date.

Forbearance Cash         B    Number of days an active foreclosure has been in
Delays                        forbearance subsequent to its initial foreclosure
                              start date.

Non - Cash Delays        B    Number of allowable days that a loan's
                              foreclosure proceedings have been on hold due to a non cash delay (i.e. Title problem...) [again as per Fannie time line]

Forbearance Start        A    Date forbearance plan was initiated.     Date
Date

Forbearance Payment      A    Amount of payment under Forbearance      Number
                              plan.

Forbearance End Date     A    Date forbearance plan scheduled to be    Date
                              complete.

Eviction Start Date      A    Date eviction flag placed on loan.       Date

Eviction End Date        A    Date property is vacated.                Date

REO Start Date           A    Date REO flag placed on loan (including  Date
                              any redemption periods).

REO End Date             A    Date property is sold.                   Date

REO Sub Status           A    Status while within REO.  See
                              Enumerations worksheet.

Not Acquired Date        T    Date that the REO enters "Not Acquired"  Date
                              sub status

Eviction Date            A    Date that the REO enters "Eviction" sub  Date
                              status

Possession Date          T    Date that the REO enters "Possession"    Date
                              sub status

Listed Date              A    Date that the REO enters "Listed" sub    Date
                              status

Under Contract Date      T    Date that the REO enters "Under          Date
                              Contract" sub status

Estimated Sale Date      A    Servicer estimated closing date on loan  Date

Days In REO              A    Number of Days from the REO becomes      Number
                              marketable to the As of Date

Estimated Sales Price    A    Servicer estimated REO Sales Price       Number

Possession Date          A    Date when the servicer takes possession of the
                              property. Date we have full access to the property, eviction completed

Redemption End Date      A    Legal time period, determined by State, when
                              borrower can redeem their property. Property not available for sale until redemption completed (no beginning date, just an end date)

Initial Listing Price    A    First listing price of property.         Number

Initial Listing Date     A    Date of the first listing price of       Date
                              property

Current List Price       A    Most recent listing price of property.   Number

Current List Date        A    Date of the most recent listing price    Date
                              of property.

Reason For Default       A    Servicer Code representing the Reason for
                              Default.  See Enumerations worksheet.


LIQUIDATED LOANS (Liquidated and Paid Off loans)

Termination Type         A    Type of liquidation.  See Enumerations   Text
                              worksheet.

Balance at               A    Actual Principal balance at time of      Number
Termination                   termination.

Scheduled Sale Date      A    Dates of planned sales for properties    Date
                              in Foreclosure

Property Sales Price     A    Sales price if liquidation was           Number
                              short sale or REO sale.

Liquidation Date         A    Date property liquidated.                Date

Gross Total Proceeds     A    Gross Total Proceeds.                    Number

Net Total Proceeds       A    Gross total proceeds less expenses.

Principal Advanced       A    Total of principal advanced at time of   Number
                              liquidation.

Interest Advanced        A    Total of interest advanced at time of    Number
                              liquidation.

Deferred Interest        T    Amount of deferred interest on the       Number
                              loan @ liquidation

Accrued Servicing        T    Servicing fee recovered at time of       Number
Fee Recovered                 liquidation.

Corporate Advances       A    The amount of the Total Corporate        Number
Recovered at                  Advance balance recovered at termination
Termination

Escrow Advances          A    The amount of the Total Escrow Advance   Number
Recovered at                  balance recovered at termination
Termination

Commission               A    The broker commission amount on          Number
                              liquidation

Seller Concession        A    The dollar amt of seller concessions     Number
                              upon liquidation.

Taxes                    A    Taxes paid on liquidation                Number

Repairs                  A    Cost of Repairs to property              Number

Water and Sewer          A    Water & Sewer costs                      Number

Expenses Recovered       A    The amount of the Total Expenses         Number
at Termination                recovered at termination

Corporate Advances       A    Corporate advance balance at time of     Number
at Termination                liquidation.

Escrow Advances at       T    Escrow advance balance at time of        Number
Termination                   liquidation.

Days from                A    Days from Acquisition to Close           Number
Acquisition to Close

Days from Possession     A    Days from Possession to Close            Number
to Close

Charge-off amount        A    Loss amount.                             Number

Severity                 A    Severity percentage.

Severity Formula         A    Formula for calculating Severity         Text
                              percentage.

Potential Deficiency     N    Flag indicating loan is referred for     Text
Judgment Flag                 deficiency collections.

Potential Deficiency     N    Deficiency balance reported to           Number
Amount                        borrower/IRS.

Deficiency Proceeds      N    Deficiency proceeds collected in         Number
(this period)                 current month.

Deficiency Proceeds      N    Deficiency proceeds collected to date.   Number
Total (to date)

Deficiency Vendor        N    Deficiency vendor out of pocket          Number
Expense                       expenses.

Deficiency Servicer      N    Deficiency vendor collection fee         Number
Expense

Hazard Insurance         B    Date hazard claim filed.                 Date
Claim Date

Hazard Insurance         B    Date hazard claim due.                   Number
Claim Due Date

Hazard Insurance         B    Amount of hazard claim.                  Date
Claim Amount

Hazard Insurance         B    Amount of hazard claim paid to           Number
Claim Paid Amount             investor.

MI Insurance Claim       A    Date MI claim filed.
Date

MI Insurance Claim       A    Date MI claim is due to be paid.
Due Date

MI Insurance Claim       A    Expected MI proceeds.
Amount

MI Insurance Claim       A    Actual MI proceeds received.
Paid Amount

Servicer Hold Back       B    Amount servicer withholds for future
Amount                        trailing expenses.


Interest
Calculation Method
------------------------------------------------------
3360                 30/360
A360                 Actual/360
A365                 Actual/365
AA                   Actual/Actual


Loan Type
------------------------------------------------------
COMI                 Conventional, with mi.
                     Collecting a premium from the
                     borrower for mortgage insurance
                     and is FHA and is VA
CONV                 Conventional, no mi
FHA                  FHA Mortgage
HEL                  Home Equity Line of credit
CC                   Credit Card
A                    Auto
B                    Boats
RV                   RV's
MFG                  Manufactured Housing
ATV                  ATV
VA                   VA Mortgage
OTH                  Other


Occupancy Type
------------------------------------------------------
2ND                  2nd Home
NOO                  Non Owner Occupied
OO                   Owner Occupied
VA                   Vacant


Property Type
------------------------------------------------------
2F                   2 Family
3F                   3 Family
4F                   4 Family
2-4F                 2-4 Family
AUTO                 Automobile
BOAT                 Boat
COND                 Condominium
COOP                 Cooperative
HR-CONDO             High Rise Condo
HVAC                 HVAC
MF                   Multi Family
MH                   Manufactured Housing
MX                   Mixed Use
OF                   Office
OTH                  Other
PUDA                 PUD - Attached
PUDD                 PUD - Detached
PWR                  PowerSports
RT                   Retail
RV                   Recreational Vehicle
SF                   Single Family
TH                   TownHouse


Purpose of Loan
------------------------------------------------------
PUR                  Purchase
RELO                 Relocation
REFI                 Rate/Term Refinance
CASH                 Cash Out Refinance
DEBT                 Cash Out Debt Consolidation
IMPR                 Cash Out Home Improvement
EDUC                 Cash Out Medical or Educational
                     Expense
TIT1                 Title One Home Improvement
CONST                New Construction
REO                  Facilitate REO


Status of Loan
------------------------------------------------------
BU                   Bankrupt - Unknown Status
C                    Current
DISP                 Dispute
F                    Foreclosure
NE                   Non Equity (NPV of current
                     balance < $7,500)
FB                   Forbearance
ID                   In Demand
LIT                  Litigation
NLS                  No Longer Serviced
PO                   Paid Off- Borrower paid down
                     entire balance
REO                  Real Estate Owned - MUST Include
                     a REO sub status
RSLD                 Resolved
LIQ                  Liquidated - MUST include a
                     Termination Type
U                    Unknown


Termination Type
------------------------------------------------------
CO                   Charge Off
COC                  Charge Off with cash possible
NLPO                 Negotiated Loan Payoff
NS                   Negotiated Sale
PO                   Paid Off
PPOC                 PPO with More Cash Possible
REOS                 REO Sale
TPPO                 Third Party Paid Off


Valuation Method
------------------------------------------------------
DB                   Drive By
WT                   Walk Through
OTH                  Other
APPR                 Appraisal
DISTRIBUTION DATE    Due Diligence
PRFC                 Pre Foreclosure
SUPP                 Supplemental
RR                   Re-review


REO Sub Status
------------------------------------------------------
Class A*1A,          Acquired
Class A*1B,
Class A*2A,
Class A*2B,
Class A-2C, and
Class A-2D
PROSPECTUS           Possession
SUPPLEMENT
EV                   Eviction
LS                   Listed
UC                   Under Contract


Reason For Default
------------------------------------------------------
ABP                  Abandonment of Property
BF                   Business Failure
CI                   Curtailment Of Income
D                    Death
EO                   Excessive Obligations
ILL                  Illness
ITR                  Inability To Rent
Midland Loan         Marital Difficulties
Servicer, Inc.
Master Servicer      Military Service
MI                   Mortgagor Incarcerated
N                    No Reason
PD                   Payment Dispute
PRINCIPAL            Property Problem
 [____], 2004        Servicing Problems
TOP                  Transfer Of Ownership Pen
UC                   Unable To Contact
UEMP                 Unemployment

                                    EXHIBIT M

               FORM OF CERTIFICATION TO BE PROVIDED WITH FORM 10-K


      Re: GSAA Home Equity Trust 2004-10 (the "Trust") Asset-Backed Certificates, Series 2004-10, issued pursuant to the Pooling and Servicing Agreement, dated as of November 1, 2004 (the "Pooling and Servicing Agreement"), among GS Mortgage Securities Corp., Deutsche Bank National Trust Company, as trustee (the "Trustee"), Ameriquest Mortgage Company, as responsible party, and Countrywide Home Loans Servicing LP, as servicer (the "Servicer")

I, [identify the certifying individual], certify that:

1. I have reviewed this annual report on Form 10-K (the "Annual Report"), and all reports on Form 8-K containing distribution reports (collectively with this Annual Report, the "Reports") filed in respect of periods included in the year covered by this Annual Report, of the Trust;

2. Based on my knowledge, the information in the Reports, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by this Annual Report;

3. Based on my knowledge, the distribution or servicing information required to be provided to the Trustee by the Servicer under the Pooling and Servicing Agreement for inclusion in the Reports is included in the Reports;

4. Based on my knowledge and upon the annual compliance statement included in this Annual Report and required to be delivered to the Trustee in accordance with the terms of the Pooling and Servicing Agreement, and except as disclosed in the Reports, the Servicer has fulfilled its obligations under the Pooling and Servicing Agreement; and

5. The Reports disclose all significant deficiencies relating to the Servicer's compliance with the minimum servicing standards based upon the report provided by an independent public accountant, after conducting a review in compliance with the Uniform Single Attestation Program for Mortgage Bankers or similar procedure, as set forth in the Pooling and Servicing Agreement, that is included in the Reports.

            In giving the certifications above, I have reasonably relied on information provided to me by the following unaffiliated parties: the Trustee and the Servicer.

Dated:      _____________________
_______________________________
[Signature]
[Title]

                                   EXHIBIT N

           FORM OF TRUSTEE CERTIFICATION TO BE PROVIDED TO DEPOSITOR

      Re: GSAA Home Equity Trust 2004-10 (the "Trust") Asset-Backed Certificates, Series 2004-10, issued pursuant to the Pooling and Servicing Agreement, dated as of November 1, 2004 (the "Pooling and Servicing Agreement"), among GS Mortgage Securities Corp. (the "Depositor"), Deutsche Bank National Trust Company, as trustee (the "Trustee"), Ameriquest Mortgage Company, as responsible party, and Countrywide Home Loans Servicing LP, as servicer (the "Servicer")

I, [identify the certifying individual], a [title] of Deutsche Bank National Trust Company, certify to the Depositor and its officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

1. I have reviewed the annual report on Form 10-K (the "Annual Report") for the fiscal year [___], and all reports on Form 8-K containing distribution reports filed in respect of periods included in the year covered by the Annual Report (collectively with the Annual Report, the "Reports"), of the Trust;

2. Based on my knowledge, the information in the Reports, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading as of the last day of the period covered by the Annual Report; and

3. Based on my knowledge, the distribution or servicing information required to be provided to the Trustee by the Servicer under the Pooling and Servicing Agreement for inclusion in the Reports is included in the Reports.

Date: _________________________
_______________________________
[Signature] [Title]

                                    EXHIBIT O

          FORM OF SERVICER CERTIFICATION TO BE PROVIDED TO DEPOSITOR

      Re: GSAA Home Equity Trust 2004-10 (the "Trust") Asset-Backed Certificates Series 2004-10, issued pursuant to the Pooling and Servicing Agreement, dated as of November 1, 2004 (the "Pooling and Servicing Agreement"), among GS Mortgage Securities Corp. (the "Depositor"), Deutsche Bank National Trust Company, as trustee (the "Trustee"), Ameriquest Mortgage Company, as responsible party, and Countrywide Home Loans Servicing LP, as servicer (the "Servicer")

I, [identify the certifying individual], certify to the Depositor, the Trustee, and their respective officers, directors and affiliates, and with the knowledge and intent that they will rely upon this certification, that:

1. Based on our knowledge, the information prepared by the Servicer and relating to the mortgage loans serviced by the Servicer pursuant to the Pooling And Servicing Agreement and provided by the Servicer to the Trustee in its reports to the Trustee is accurate and complete in all material respects as of the last day of the period covered by such report;

2. Based on our knowledge, the servicing information required to be provided to the Trustee by the Servicer pursuant to the Pooling and Servicing Agreement has been provided to the Trustee;

3. Based upon the review required under the Pooling and Servicing Agreement, and except as disclosed in its annual compliance statement required to be delivered pursuant to the Pooling and Servicing Agreement, the Servicer as of the last day of the period covered by such compliance statement has fulfilled its obligations under the Pooling and Servicing Agreement; and

4. The Servicer has disclosed to its independent auditor, who issues the independent auditor's report on the Uniform Single Attestation Program for Mortgage Bankers for it, any significant deficiencies relating to the Servicer's compliance with the minimum servicing standards.

Date: _________________________
_______________________________
[Signature] [Title]

                                    EXHIBIT P

                             FIRST NEVADA AGREEMENTS



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                        MASTER MORTGAGE LOAN PURCHASE AND
                           INTERIM SERVICING AGREEMENT

                         GOLDMAN SACHS MORTGAGE COMPANY
                                    Purchaser

                                       and

                          FIRST NATIONAL BANK OF NEVADA
                                     Company

                           Dated as of March 24, 2004

                     Fixed and Variable Rate Mortgage Loans

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             MORTGAGE LOAN PURCHASE AND INTERIM SERVICING AGREEMENT

            This MORTGAGE LOAN PURCHASE AND INTERIM SERVICING AGREEMENT (the "Agreement"), is dated as of March 24, 2004, by and between Goldman Sachs Mortgage Company, having an office at 85 Broad Street, New York, New York 10004(the "Purchaser") and First National Bank of Nevada, having an office at 17600 N. Perimeter Drive, Scottsdale, Arizona 85255 (the "Company").

                             W I T N E S S E T H :

            WHEREAS, the Company desires to sell to the Purchaser, and the Purchaser desires to purchase from the Company, from time to time, certain conventional fixed and variable rate residential first lien mortgage loans as described herein, including all Servicing Rights (as defined below) related thereto (the "Mortgage Loans") which shall be delivered as whole loans;

            WHEREAS, each Mortgage Loan is secured by a mortgage, deed of trust or other security instrument creating a first lien on a residential dwelling located in the jurisdiction indicated on the related Mortgage Loan Schedule, which is annexed to the related Term Sheet;

            WHEREAS, the Purchaser and the Company wish to prescribe the manner of the conveyance, interim servicing and control of the Mortgage Loans.

            NOW, THEREFORE, in consideration of the premises and mutual agreements set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Purchaser and the Company agree as follows:

            SECTION 1. Definitions: For purposes of this Agreement the following capitalized terms shall have the respective meanings set forth below.

            Accepted Servicing Practices: With respect to any Mortgage Loan, those mortgage servicing practices (including collection procedures) of prudent mortgage banking institutions which service mortgage loans of the same type as the Mortgage Loans in the jurisdiction where the related Mortgaged Property is located.

            Adjustment Date: With respect to each adjustable rate Mortgage Loan, the date set forth in the related Mortgage Note on which the Mortgage Interest Rate on the Mortgage Loan is adjusted in accordance with the terms of the Mortgage Note.

            Agreement: This Mortgage Loan Purchase and Interim Servicing Agreement including all exhibits, schedules, amendments and supplements hereto.

            Appraised Value: With respect to any Mortgaged Property, the lesser of (i) the value thereof as determined by an appraisal made for the originator of the Mortgage Loan at the time of origination of the Mortgage Loan by a Qualified Appraiser, and (ii) the purchase price paid for the related Mortgaged Property by the Mortgagor with the proceeds of the Mortgage Loan, provided, however, in the case of a Refinanced Mortgage Loan, such value of the Mortgaged Property is based solely upon the value determined by an appraisal made for the originator of such Refinanced Mortgage Loan at the time of origination of such Refinanced Mortgage Loan by a Qualified Appraiser.

            Assignment of Mortgage: An individual assignment of Mortgage, notice of transfer or equivalent instrument in recordable form, sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to give record notice of the sale of the Mortgage to the Purchaser. None of the assignments of Mortgage will be "blanket" assignments of Mortgage.

            Business Day: Any day other than a Saturday or Sunday, or a day on which banking and savings and loan institutions in the State of New York or in the State of Arizona are authorized or obligated by law or executive order to be closed.

            Cash-Out Refinancing: A Refinanced Mortgage Loan the proceeds of which were in excess of the principal balance of any existing first mortgage on the related Mortgaged Property and related closing costs, and were used to pay any such existing first mortgage, related closing costs and subordinate mortgages on the related Mortgaged Property.

            Closing Date: With respect to any Mortgage Loan, the date stated on the related Term Sheet.

            Closing Documents: The documents required pursuant to Section 9.

            Company: First National Bank of Nevada, their successors in interest and assigns, as permitted by this Agreement.

            Company's Officer's Certificate: A certificate signed by the Chairman of the Board, President, any Vice President or Treasurer of the Company stating the date by which Company expects to receive any missing documents sent for recording from the applicable recording office.

            Condemnation Proceeds: All awards, compensation and settlements in respect of a taking of all or part of a Mortgaged Property by exercise of the power of condemnation or the right of eminent domain.

            Confirmation: The Trade Confirmation Letter between the Purchaser and the Company which relates to the Mortgage Loans.

            Current Appraised Value: With respect to any Mortgaged Property, the value thereof as determined by an appraisal made for the Company (by a Qualified Appraiser) at the request of a Mortgagor for the purpose of canceling a Primary Mortgage Insurance Policy in accordance with federal, state and local laws and regulations.

            Current LTV: The ratio of the Stated Principal Balance of a Mortgage Loan to the Current Appraised Value of the Mortgaged Property.

            Custodial Account: Each separate account or accounts, each of which shall be an Eligible Account, created and maintained pursuant to this Agreement, which shall be entitled "First National Bank of Nevada, in trust for the [Purchaser], Owner of Mortgage Loans, P&I Account," and shall be established in an Eligible Account, in the name of the Person that is the "Purchaser" with respect to the related Mortgage Loans.

            Cut-off Date: With respect to any Mortgage Loan, the date stated on the related Term Sheet.

            Due Date: The day on which the Monthly Payment is due on a Mortgage Loan, exclusive of any days of grace which day is the first day of the month.

            Eligible Account: An account established and maintained: (i) within FDIC insured accounts created or (ii) as a trust account with the corporate trust department of a depository institution or trust company organized under the laws of the United States of America or any one of the states thereof or the District of Columbia which is not affiliated with the Company (or any sub-servicer).

            Escrow Account: Each separate trust account or accounts created and maintained pursuant to this Agreement which shall be entitled "First National Bank of Nevada, in trust for the [Purchaser], Owner of Mortgage Loans, and various Mortgagors, T&I Account," and shall be established in an Eligible Account, in the name of the Person that is the "Purchaser" with respect to the related Mortgage Loans.

            Escrow Payments: The amounts constituting ground rents, taxes, assessments, water charges, sewer rents, mortgage insurance premiums, fire and hazard insurance premiums and other payments as may be required to be escrowed by the Mortgagor with the Mortgagee pursuant to the terms of any Mortgage Note or Mortgage.

            Event of Default: Any one of the events enumerated in Subsection 13.01.

            Fannie Mae: Fannie Mae or any successor thereto.

            Fannie Mae Guide(s): The Fannie Mae Selling Guide and the Fannie Mae Servicing Guide and all amendments or additions thereto.

            FDIC: The Federal Deposit Insurance Corporation or any successor thereto.

            Freddie Mac: The Federal Home Loan Mortgage Corporation or any successor thereto.

            Freddie Mac Guide: The Freddie Mac Single Family Seller/Servicer Guide and all amendments or additions thereto.

            FIRREA: The Financial Institutions Reform, Recovery, and Enforcement act of 1989, as amended and in effect from time to time.

            GAAP: Generally accepted accounting principles, consistently applied.

            Gross Margin: With respect to each adjustable rate Mortgage Loan, the fixed percentage amount set forth in the related Mortgage Note and the related Mortgage Loan Schedule that is added to the Index on each Adjustment Date in accordance with the terms of the related Mortgage Note to determine the new Mortgage Interest Rate for such Mortgage Loan.

            High Cost Loan: A Mortgage Loan classified as (a) a "high cost" loan under the Home Ownership and Equity Protection Act of 1994 ("HOEPA") or (b) a "high cost," "threshold," "high risk home," "covered" (other than New Jersey or North Carolina "covered" loans), "predatory" or similar loan under any other applicable state, federal or local law, including any predatory or abusive lending laws (or a similarly classified loan using different terminology under a law imposing heightened regulatory scrutiny or additional legal liability for residential mortgage loans having high interest rates, points and/or fees, or
(c) in violation of any state or local law or ordinance similar to HOEPA.

            HMDA:  The Home Mortgage Disclosure Act, as amended.

            Index: With respect to each adjustable rate Mortgage Loan, the index identified on the related Mortgage Loan Schedule and set forth in the related Mortgage Note for the purpose of calculating the interest rate thereon.

            Initial Rate Cap: With respect to each adjustable rate Mortgage Loan and the first Adjustment Date after the Origination Date, a number of percentage points per annum that is set forth in the related Mortgage Loan Schedule and in the related Mortgage Note, which is the maximum amount by which the Mortgage Interest Rate for such Mortgage Loan may increase (without regard to the Maximum Mortgage Interest Rate) or decrease (without regard to the Minimum Mortgage Interest Rate) on such Adjustment Date from the Mortgage Interest Rate in effect immediately prior to such Adjustment Date.

            Insurance Proceeds: With respect to each Mortgage Loan, proceeds of any insurance policy insuring the Mortgage Loan or the related Mortgaged Property.

            Interest Paid to Date: With respect to a Mortgage Loan, the last date to which interest has been paid on such Mortgage Loan, as shown on the books and records of Company as of the related Cut-off Date.

            Interim Servicing Period: With respect to any Mortgage Loan, the period during which the Company shall service the Mortgage Loans in accordance with the provisions of this Agreement, commencing on the related Closing Date and ending on the related Servicing Transfer Date.

            Lifetime Rate Cap: As to each adjustable rate Mortgage Loan, the maximum Mortgage Interest Rate over the term of such Mortgage Loan.

            Liquidation Proceeds: Amounts, other than Insurance Proceeds and Condemnation Proceeds, received in connection with the liquidation of a defaulted Mortgage Loan through trustee's sale, foreclosure sale or otherwise, other than amounts received following the acquisition of REO Property.

            Loan-to-Value Ratio or LTV: With respect to any Mortgage Loan as of origination, the ratio on such date of the outstanding principal amount of the Mortgage Loan to the lesser of the Appraised Value of the Mortgaged Property as of the Origination Date or the purchase price of the Mortgaged Property.

            Maximum Mortgage Interest Rate: With respect to each adjustable rate Mortgage Loan, a rate that is set forth on the related Mortgage Loan Schedule and in the related Mortgage Note and is the maximum interest rate to which the Mortgage Interest Rate on such Mortgage Loan may be increased on any Adjustment Date.

            MERS: Mortgage Electronic Registration Systems, Inc., a corporation organized and existing under the laws of the State of Delaware, or any successor thereto.

            MERS Mortgage Loan: Any Mortgage Loan registered with MERS on the MERS(R) System.

            MERS(R) System: The system of recording transfers of mortgages electronically maintained by MERS.

            MIN: The Mortgage Identification Number for any MERS Mortgage Loan.

            MOM Loan: Any Mortgage Loan as to which MERS is acting as mortgagee, solely as nominee for the originator of such Mortgage Loan and its successors and assigns.

            Minimum Mortgage Interest Rate: With respect to each adjustable rate Mortgage Loan, a rate that is set forth on the related Mortgage Loan Schedule and in the related Mortgage Note and is the minimum interest rate to which the Mortgage Interest Rate on such Mortgage Loan may be decreased on any Adjustment Date.

            Monthly Payment: With respect to any Mortgage Loan, the scheduled combined payment of principal and interest payable by a Mortgagor under the related Mortgage Note on each Due Date.

            Mortgage: The mortgage, deed of trust or other instrument securing a Mortgage Note which creates a first lien on an unsubordinated estate in fee simple in real property securing the Mortgage Note.

            Mortgagee: The mortgagee or beneficiary named in the Mortgage and the successors and assigns of such mortgagee or beneficiary.

            Mortgage File: With respect to each Mortgage Loan, the file consisting of the Mortgage Loan Documents and originals of all other documents referred to in Exhibit 2 annexed hereto and any additional documents related to the origination of a particular Mortgage Loan and all documents, files and other information necessary to service the Mortgage Loans.

            Mortgage Interest Rate: With respect to each Mortgage Loan, the annual rate at which interest accrues on such Mortgage Loan from time to time in accordance with the provisions of the related Mortgage Note.

            Mortgage Loan: Each mortgage loan sold, assigned and transferred to the Purchaser pursuant to this Agreement and identified on the related Mortgage Loan Schedule attached to the related Term Sheet, which Mortgage Loan includes without limitation the Servicing Rights, the Mortgage File, the Monthly Payments, Principal Prepayments, Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds, REO Disposition proceeds, and all other rights, benefits, proceeds and obligations arising from or in connection with such mortgage loan.

            Mortgage Loan Documents: The documents listed in Subsection 6.03 pertaining to any Mortgage Loan.

            Mortgage Loan Schedule: The schedule of Mortgage Loans annexed to the related Term Sheet (which shall also be provided in an electronic format acceptable to Purchaser), such schedule setting forth the following information with respect to each Mortgage Loan: (1) the Company's Mortgage Loan identifying number; (2) the Mortgagor's first and last name; (3) the street address of the Mortgaged Property including the city, state and zip code; (4) a code indicating whether the Mortgaged Property is owner-occupied, a second home or investor property; (5) the type of Residential Dwelling constituting the Mortgaged Property; (6) a code indicating the purpose of the loan (i.e., purchase financing, Rate/Term Refinancing, Cash-Out Refinancing); (7) the original principal amount of the Mortgage Loan; (8) the Mortgage Interest Rate at origination; (9) the date on which the first Monthly Payment was due on the Mortgage Loan; (10) the stated maturity date; (11) the amount of the Monthly Payment at origination; (12) the original months to maturity; (13) the Origination Date of the Mortgage Loan and the remaining months to maturity from the Cut-off Date, based on the original amortization schedule; (14) the last Due Date on which a Monthly Payment was actually applied to the unpaid Stated Principal Balance; (15) the Mortgage Interest Rate in effect immediately following the Cut-off Date; (16) the Stated Principal Balance of the Mortgage Loan as of the Cut-off Date; (17) the amount of the Monthly Payment as of the Cut-off Date; (18) the sales price of the Mortgaged Property, if applicable, the Appraised Value and the Loan-to-Value Ratio at origination; (19) the Current Appraised Value and Current LTV, if applicable; (20) a code indicating the documentation type; (21) credit score and/or mortgage score, each if applicable;
(22) a code indicating whether or not the Mortgage Loan is the subject of Primary Mortgage Insurance Policy and the name of the related; (23) loan type (i.e. fixed, adjustable, 3/1 ARM, etc.); (24) whether the Mortgage Loan is classified as a high cost loan under Section 32 of the Home Ownership and Equity Protection Act of 1994; (25) for any adjustable rate Mortgage Loan, the first Adjustment Date after the Origination Date, the Adjustment Date next following the Cut-off Date, the Index, the Gross Margin, the Initial Rate Cap, if any, the Periodic Rate Cap, if any, the Lifetime Rate Cap, if any, the Minimum Mortgage Interest Rate and the Maximum Mortgage Interest Rate; (26) a code indicating whether or not each Mortgage Loan has a prepayment penalty and if so, the amount and duration of such penalty; (27) reserved; (28) the debt-to-income ratio; (29) a code indicating whether or not the Mortgage Loan is a buydown loan; (30) a code indicating whether or not the Mortgage Loan has "balloon features"; (31) a code indicating whether the Mortgage Loan is a MERS Mortgage Loan; and (32) points and fees. With respect to the Mortgage Loans in the aggregate, the related Mortgage Loan Schedule attached to the related Term Sheet shall set forth the following information, as of the related Cut-off Date: (1) the number of Mortgage Loans; (2) the current principal balance of the Mortgage Loans; (3) the weighted average Mortgage Interest Rate of the Mortgage Loans; and (4) the weighted average maturity of the Mortgage Loans.

            Mortgage Note: The note or other evidence of the Mortgage Loan indebtedness of a Mortgagor.

            Mortgaged Property: The underlying real property securing repayment of a Mortgage Note, consisting of a single parcel of real estate considered to be real estate under the laws of the state in which such real property is located which may include condominium units and planned unit developments, improved by a Residential Dwelling.

            Mortgagor: The obligor on a Mortgage Note, the owner of the Mortgaged Property and the grantor or mortgagor named in the related Mortgage and such grantor's or mortgagor's successor(s) in title to the Mortgaged Property.

            Net Escrow Payments: Escrow Payment balances remaining after advances by the Company for taxes and insurance to the extent documented under a detailed statement provided to the Purchaser.

            Officer's Certificate: A certificate signed by the Chairman of the Board or the Vice Chairman of the Board or a President or a Vice President and by the Treasurer or the Secretary or one of the Assistant Treasurers or Assistant Secretaries of the Person on behalf of whom such certificate is being delivered.

            Opinion of Counsel: A written opinion of counsel, who may be salaried counsel for the Person on behalf of whom the opinion is being given, reasonably acceptable to each Person to whom such opinion is addressed.

            Origination Date:  The date on which a Mortgage Loan funded.

            Periodic Rate Cap: With respect to each adjustable rate Mortgage Loan and any Adjustment Date (other than the first Adjustment Date) therefor, a number of percentage points per annum that is set forth in the related Mortgage Loan Schedule and in the related Mortgage Note, which is the maximum amount by which the Mortgage Interest Rate for such Mortgage Loan may increase (without regard to the Maximum Mortgage Interest Rate) or decrease (without regard to the Minimum Mortgage Interest Rate) on such Adjustment Date from the Mortgage Interest Rate in effect immediately prior to such Adjustment Date.

            Person: An individual, corporation, partnership, joint venture, association, joint-stock company, limited liability company, trust, unincorporated organization or government or any agency or political subdivision thereof.

            Primary Mortgage Insurance Policy or PMI Policy: Each primary policy of mortgage insurance issued by a Qualified Insurer and represented to be in effect pursuant to Section 7.02.

            Principal Prepayment: Any payment or other recovery of principal on a Mortgage Loan, full or partial, which is received in advance of its scheduled Due Date, which is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

            Purchase Price: The price paid by the Purchaser in exchange for the Mortgage Loans (including the Servicing Rights thereon) purchased on the related Closing Date, calculated as provided in Section 4.

            Purchase Price Percentage: That certain purchase price percentage specified in the related Term Sheet with respect to the Mortgage Loans, as adjusted as provided for therein.

            Purchaser: Goldman Sachs Mortgage Company, a New York limited partnership, its successors in interest and assigns.

            Qualified Appraiser: An appraiser, duly appointed by the Company, who had no interest, direct or indirect in the Mortgaged Property or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan, and such appraiser and the appraisal made by such appraiser both satisfy the requirements of Title XI of FIRREA and the regulations promulgated thereunder and the requirements of Fannie Mae or Freddie Mac.

            Qualified Insurer: An insurance company duly qualified as such under the laws of the states in which the Mortgaged Properties are located, duly authorized and licensed in such states to transact the applicable insurance business and to write the insurance provided, approved as an insurer by Fannie Mae or Freddie Mac, and whose claims paying ability is rated in the two highest rating categories by each applicable Rating Agency with respect to primary mortgage insurance and in the two highest rating categories in Best's Key Rating Guide with respect to hazard and flood insurance.

            Rate/Term Refinancing: A Refinanced Mortgage Loan, the proceeds of which are limited to the sum of the unpaid principal balance of the existing first mortgage, closing costs (including all prepaid items), points, the amount required to satisfy any subordinate mortgage liens that are more than one year old (if the borrower plans to satisfy them), and other funds for the borrower's use (as long as the amount does not exceed 2% of the principal amount of the new mortgage or $2,000). A property that has subordinate liens that have been in existence for one year or less also may be treated as a rate/term refinance transaction as long as the proceeds of the subordinate lien were used to make documented home improvements.

            Rating Agency: Standard & Poor's, Moody's, Fitch Ratings or, in the event that some or all of the ownership of the Mortgage Loans is evidenced by mortgage-backed securities, the nationally recognized rating agencies issuing ratings with respect to such securities, if any.

            Refinanced Mortgage Loan: A Mortgage Loan the proceeds of which were not used to purchase the related Mortgaged Property.

            REO Disposition: The final sale by the Company of any REO Property.

            REO Property: A Mortgaged Property acquired as a result of the liquidation of a Mortgage Loan.

            Repurchase Price: With respect to any Mortgage Loan, a price equal to (w) the product of the Purchase Price Percentage multiplied by the Stated Principal Balance of such Mortgage Loan on the repurchase date, plus (x) up to ninety (90) days' accrued interest on such Stated Principal Balance at the Mortgage Interest Rate from the last interest paid to date through which interest has been paid by or on behalf of the Mortgagor through the date prior to the date of repurchase, less (y) amounts received in respect of such repurchased Mortgage Loan which are being held in the Custodial Account for distribution in connection with such Mortgage Loan plus (z) any costs and damages incurred by the related trust with respect to any securitization of the Mortgage Loan in connection with any violation by such Mortgage Loan of any predatory- or abusive-lending law up to the time of such repurchase or substitution that was actually incurred and paid out of or on behalf of the related trust fund, and that directly resulted from such violation.

            Residential Dwelling: Any one of the following: (i) a detached single family dwelling, (ii) a two-to-four family dwelling, (iii) a unit in a condominium project, or (iv) a detached single family dwelling in a planned unit development. Mortgaged Properties that consist of the following property types are not eligible for sale to the Purchaser: (a) co-operative units, (b) log homes, (c) earthen homes, (d) underground homes, (e) mobile homes, (f) homes which are situated on more than ten acres of property and (g) homes which are secured by a leasehold estate.

            SAIF: The Savings Association Insurance Fund, or any successor thereto.

            Servicing Addendum: The terms and conditions attached hereto as
Exhibit 5 which will govern the servicing of the Mortgage Loans by the Company during the Interim Servicing Period.

            Servicing Rights: With respect to each Mortgage Loan, any and all of the following: (a) all rights to service the Mortgage Loan; (b) all rights to receive servicing fees, additional servicing compensation (including without limitation any late fees, assumption fees, prepayment penalties or premiums due in connection with a Principal Prepayment, other penalties, fees or similar payments with respect to the Mortgage Loan, and income on escrow accounts or other receipts on or with respect to the Mortgage Loan), reimbursements or indemnification for servicing the Mortgage Loan, and any payments received in respect of the foregoing and proceeds thereof; (c) the right to collect, hold and disburse Escrow Payments or other similar payments with respect to the Mortgage Loans, Escrow Accounts and any amounts actually collected with respect thereto and to receive interest income on such amounts to the extent permitted by applicable law; (d) all accounts and other rights to payment related to any of the property described in this paragraph; (e) possession and use of any and all Mortgage Files pertaining to the Mortgage Loans or pertaining to the past, present or prospective servicing of the Mortgage Loans; (f) all rights and benefits relating to the direct solicitation of the related Mortgagors for refinance or modification of the Mortgage Loans and attendant right, title and interest in and to the list of such Mortgagors and data relating to their respective Mortgage Loans; (g) all rights, powers and privileges incident to any of the foregoing; and (h) all agreements or documents creating, defining or evidencing any of the foregoing rights to the extent they relate to such rights and all rights of the Company thereunder including, but not limited to, any clean-up calls and termination options.

            Servicing Rights Owner: The Person to whom the Servicing Rights are transferred at any time, which Person may or may not be the Purchaser of the Mortgage Loans hereunder, and which Person will, on the related Closing Date, be the Purchaser.

            Servicing Transfer Date: As set forth in the related Term Sheet; provided however, if a Mortgage Loan is 60 or more days delinquent or subject to a foreclosure proceeding, then with respect to the Servicing Rights to such Mortgage Loan the related Servicing Transfer Date shall be the close of business on the next Business Day if so requested by the Purchaser.

            Stated Principal Balance: As to each Mortgage Loan (i) the principal balance of such Mortgage Loan as of the related Cut-off Date after application of payments actually received on the Mortgage Loans prior to the related Cut-off Date, minus (ii) all amounts thereafter distributed to the Purchaser with respect to the related Mortgage Loan representing payments or recoveries of principal.

            Successor Servicer: A servicer designated by the Purchaser pursuant to Section 12.01 which is entitled to the benefits of the indemnifications set forth in such Section.

            Term Sheet: A supplemental agreement in the form attached hereto as
Exhibit 1 which shall be executed and delivered by the Company and the Purchaser to provide for the sale pursuant to the terms of this Agreement of the Mortgage Loans including all Servicing Rights related thereto listed on Schedule I attached thereto, which supplemental agreement shall contain certain specific information relating to such sale of such Mortgage Loans and may contain additional covenants relating to such sale of such Mortgage Loans.

            SECTION 2. Agreement to Purchase. The Company agrees to sell, and the Purchaser agrees to purchase, Mortgage Loans, together with the Servicing Rights, having an actual aggregate unpaid principal balance on the related Cut-off Date in an amount set forth on the related Term Sheet or in such other amount as agreed by the Purchaser and the Company as evidenced by the actual aggregate principal balance of the Mortgage Loans accepted by the Purchaser on the related Closing Date.

            SECTION 3. Mortgage Loan Schedule. The Company shall deliver the related Mortgage Loan Schedule to the Purchaser at least two (2) Business Days prior to the related Closing Date.

            SECTION 4. Purchase Price; Near-term Principal Prepayments.

            Subsection 4.01. Purchase Price.

            The Purchase Price for the Mortgage Loans and Servicing Rights listed on the related Mortgage Loan Schedule shall be the Purchase Price Percentage, multiplied by the Stated Principal Balance as of the related Cut-off Date.

            In addition to the Purchase Price as described above, the Purchaser shall pay to the Company, on the related Closing Date, accrued interest on each Mortgage Loan at the Mortgage Interest Rate net of the Interim Servicing Fee from the related last Interest Paid to Date through the day prior to the related Closing Date, inclusive; provided, however, with respect to those Mortgage Loans for which interest has been paid through a date beyond the related Cut-off Date, such accrued interest owing to Company shall be reduced by the amount of interest accruing on the Stated Principal Balance of each such Mortgage Loan at a rate equal to the Mortgage Interest Rate of such Mortgage Loan, from the related Closing Date to the day prior to the interest paid through date for such Mortgage Loan, inclusive.

            With respect to each Mortgage Loan purchased, the Purchaser shall own and be entitled to receive (except as otherwise described in this Agreement during the related Interim Servicing Period): all payments and/or recoveries of principal collected on or after the related Cut-off Date, all payments of interest on the Mortgage Loans and all fees, prepayment penalties or premiums.

            Subsection 4.02. Near-term Principal Prepayments.

            In the event any Principal Prepayment is made by a Mortgagor on or prior to the date which is 30 days after the related Closing Date occurs, the Company shall remit to the Purchaser an amount equal to (a) with respect to any Mortgage Loan for which there is no prepayment penalty, the excess, if any, of the Purchase Price Percentage for such Mortgage Loan over par multiplied by the amount of such Principal Prepayment (the "Premium") and (b) with respect to any Mortgage Loan which has a prepayment penalty, an amount equal to the Premium for such Mortgage Loan minus the amount of the prepayment penalty received. Such remittance shall be made by the Company to Purchaser no later than the third Business Day following receipt of notice of such Principal Prepayment by the Company. If demand for payment of any amount described in this paragraph is not made prior to ninety (90) days after the date of any Principal Prepayment, the Company shall have no obligation to pay the amount described in this paragraph.

            SECTION 5. Examination of Mortgage Files. With regard to the examination of the Mortgage Loans and Mortgage Files prior to the related Closing Date, Purchaser and Company shall have such rights as are set forth in the related Confirmation. If Purchaser declines, in accordance with its rights under the related Confirmation, to purchase a Mortgage Loan, such Mortgage Loan shall be deleted from the related Mortgage Loan Schedule. The Purchaser may, at its option and without notice to Company, purchase all or a portion of the Mortgage Loans without conducting any partial or complete examination.

            SECTION 6.  Conveyance from Company to Purchaser.

            Subsection 6.01.  Conveyance of Mortgage Loans; Possession of
                              Mortgage Files.

            On the related Closing Date, the Company, simultaneously with the payment of the related Purchase Price, does hereby sell, transfer, assign, set over and convey to the Purchaser, without recourse, but subject to the terms of this Agreement, all rights, title and interest of the Company in and to the Mortgage Loans (including the Servicing Rights thereon) listed on the related Mortgage Loan Schedule attached to the related Term Sheet, together with the related Mortgage Files and all rights and obligations arising under the documents contained therein. Pursuant to Subsection 6.03 of the Agreement, the Company shall deliver to the Purchaser (or upon Purchaser's request, its designee) the Mortgage Loan Documents. The contents of each related Mortgage File required to be retained by the Company to interim service the Mortgage Loans pursuant to the Agreement and the related Term Sheet and thus not delivered to the Purchaser prior to the related Closing Date are, and shall be, held in trust by the Company for the benefit of the Purchaser as the owner thereof. The Company's possession of any portion of each such Mortgage File is at the will of the Purchaser for the sole purpose of facilitating interim servicing of the related Mortgage Loan pursuant to the Agreement and the related Term Sheet, and such retention and possession by the Company shall be in a custodial capacity only. The ownership of each Mortgage Note, Mortgage, and the contents of the Mortgage File is vested in the Purchaser and the ownership of all records and documents with respect to the related Mortgage Loan and Servicing Rights prepared by or which come into the possession of the Company shall immediately vest in the Purchaser and shall be retained and maintained, in trust, by the Company at the will of the Purchaser in such custodial capacity only.

            The Mortgage File retained by the Company with respect to each Mortgage Loan pursuant to this Agreement and the related Term Sheet shall be appropriately identified in the Company's computer system to reflect clearly the sale of such related Mortgage Loan to the Purchaser. The Company shall release from its custody the contents of any Mortgage File retained by it only in accordance with this Agreement.

            Subsection 6.02.  Books and Records.

            Record title to each Mortgage and the related Mortgage Note as of the related Closing Date shall be in the name of the Company in trust for the benefit of the Purchaser or one or more designees of the Purchaser, as the Purchaser shall designate, solely for the purpose of facilitating the interim servicing of the Mortgage Loans as described herein. Upon Purchaser's request, the Company shall transfer, or cause to be transferred, record title to each Mortgage and the related Mortgage Note to the Purchaser. Notwithstanding the foregoing, beneficial ownership of each Mortgage, the related Mortgage Note and the related Servicing Rights shall be vested solely in the Purchaser or the appropriate designee of the Purchaser, as the case may be. All rights arising out of the Mortgage Loans including, but not limited to, all funds received by the Company to which Purchaser is entitled as provided in Section 4 shall be vested in the Purchaser or one or more designees of the Purchaser; provided, however, that all such funds shall be received and held by the Company in trust for the benefit of the Purchaser or the assignee of the Purchaser, as the case may be, as the owner of the Mortgage Loans pursuant to the terms of this Agreement.

            It is the express intention of the parties that the transactions contemplated by this Agreement and the related Term Sheet be, and be construed as, a sale of the Mortgage Loans, and the Servicing Rights by the Company and not a pledge of the Mortgage Loans or the Servicing Rights by the Company to the Purchaser to secure a debt or other obligation of the Company. Consequently, the sale of each Mortgage Loan and the Servicing Rights shall be reflected as a sale on the Company's business records, tax returns and financial statements.

            Subsection 6.03.  Delivery of Mortgage Loan Documents.

            No later than five Business Days prior to the related Closing Date, the Company shall deliver to the Purchaser or its agent the following Mortgage Loan Documents with respect to each Mortgage Loan to be purchased and sold on the related Closing Date and set forth on the related Mortgage Loan Schedule attached to the related Term Sheet:

                  (a) The original Mortgage Note endorsed "Pay to the order of [________________], without recourse," and signed via original signature in the name of the Company by an authorized officer, with all intervening endorsements showing a complete chain of title from the originator to the Company, together with any applicable riders, or an original lost note affidavit executed by Company in a form reasonably acceptable to Purchaser. In no event may an endorsement be a facsimile endorsement. If the Mortgage Loan was acquired by the Company in a merger, the endorsement must be by "[Company], successor by merger to the [name of predecessor]". If the Mortgage Loan was acquired or originated by the Company while doing business under another name, the endorsement must be by "[Company] formerly known as [previous name]";

                  (b) In the case of each Mortgage Loan that is not a MERS Mortgage Loan, the original Assignment of Mortgage, from the Company to blank, or otherwise in accordance with Purchaser's instructions, which assignment of mortgage shall, but for any blanks requested by Purchaser, be in form and substance acceptable for recording. If the Mortgage Loan was acquired or originated by the Company while doing business under another name, the Assignment must be by "[Company] formerly known as [previous name]". If the Mortgage Loan was acquired by the Company in a merger, the endorsement must be by "[Company], successor by merger to the [name of predecessor]". None of the Assignments are blanket assignments of mortgage;

                  (c) The original of any guarantee executed in connection with the Mortgage Note;

                  (d) Except as provided below and for each Mortgage Loan that is not a MERS Mortgage Loan, the original Mortgage with evidence of recording thereon; provided, that if the mortgage has been delivered to the applicable recording office for recordation, Seller may deliver a copy together with (i) in the case of a delay caused by the public recording office, an Officer's Certificate of the Seller (or certified by the title company, escrow agent, or closing attorney) stating that such Mortgage has been dispatched to the appropriate public recording office for recordation and that the original recorded Mortgage or a copy of such Mortgage certified by such public recording office to be a true and complete copy of the original recorded Mortgage will be promptly delivered to the Custodian upon receipt thereof by the Seller; or (ii) in the case of a Mortgage where a public recording office retains the original recorded Mortgage or in the case where a Mortgage is lost after recordation in a public recording office, a copy of such Mortgage certified by such public recording office to be a true and complete copy of the original recorded Mortgage, and deliver the original upon receipt from the appropriate recording office within 180 days of the Closing Date. With respect to each MERS Mortgage Loan, the original Mortgage, noting the presence of the MIN of the Mortgage Loans and either language indicating that the Mortgage Loan is a MOM Loan or if the Mortgage Loan was not a MOM Loan at origination, the original Mortgage and the assignment thereof to MERS, with evidence of recording indicated thereon, or a copy of the Mortgage certified by the public recording office in which such Mortgage has been recorded;

                  (e) Originals, or copies thereof certified by the public recording office in which such documents have been recorded, of each assumption, extension, modification, written assurance or substitution agreements, if applicable, or if the original of such document has not been returned from the applicable public recording office, a true certified copy, certified by the Company;

                  (f) In the case of each Mortgage Loan that is not a MERS Mortgage Loan, the originals of all intervening assignments of mortgage with evidence of recording thereon, or if any such intervening assignment of mortgage has not been returned from the applicable recording office or has been lost or if such public recording office retains the original recorded assignment of mortgage, the Company shall deliver or cause to be delivered to the Purchaser, a photocopy of such intervening assignment of mortgage together with (i) in the case of a delay caused by the public recording office, an Officer's Certificate of the title insurer insuring the Mortgage stating that such intervening assignment of mortgage has been delivered to the appropriate public recording office for recordation and that such original recorded intervening assignment of mortgage or a copy of such intervening assignment of mortgage certified by the appropriate public recording office to be a true and complete copy of the original recorded intervening assignment of mortgage will be promptly delivered to the Purchaser upon receipt thereof by the Company; or (ii) in the case of an intervening assignment of mortgage where a public recording office retains the original recorded intervening assignment of mortgage or in the case where an intervening assignment of mortgage is lost after recordation in a public recording office, a copy of such intervening assignment of mortgage with recording information thereon certified by such public recording office to be a true and complete copy of the original recorded intervening assignment of mortgage;

                  (g) The original mortgagee policy of title insurance, including riders and endorsements thereto, or if the policy has not yet been issued, (a) a written commitment or interim binder for title issued by the title insurance or escrow company dated as of the date the Mortgage Loan was funded, with a statement by the title insurance company or closing attorney that the priority of the lien of the related Mortgage during the period between the date of the funding of the related Mortgage Loan and the date of the related title policy (which title policy shall be dated the date of recording of the related Mortgage) is insured or (b) a preliminary title report issued by a title insurer in anticipation of issuing a title insurance policy which evidences existing liens and gives a preliminary opinion as to the absence of any encumbrance on title to the Mortgaged Property, except liens to be removed on or before purchase by the Mortgagor or which constitute customary exceptions acceptable to lenders generally; the original policy of title insurance shall be delivered promptly upon receipt thereof by the Company;

                  (h) The original of any security agreement, chattel mortgage or equivalent document executed in connection with the Mortgage;

                  (i) If the Mortgage Note or Mortgage or any other material document or instrument relating to the Mortgage Loan has been signed by a person on behalf of the Mortgagor, the original or copy of power of attorney or other instrument that authorized and empowered such person to sign bearing evidence that such instrument has been recorded, if so required in the appropriate jurisdiction where the Mortgaged Property is located, or a copy thereof certified by the public recording office in which such instrument has been recorded or, if the original instrument has not been returned from the applicable public recording office, a true certified copy, certified by the Company; and

                  (j) The original Primary Mortgage Insurance Policy, if applicable.

            If the Company cannot deliver the original recorded Mortgage Loan Documents on the related Closing Date, the Company shall, promptly upon receipt thereof and in any case not later than 120 days from the related Closing Date, deliver such original documents, including original recorded documents, to the Purchaser (unless the Company is delayed in making such delivery by reason of the fact that such documents shall not have been returned by the appropriate recording office). If delivery is not completed within 120 days of the related Closing Date, solely due to delays in making such delivery by reason of the fact that such documents shall not have been returned by the appropriate recording office, Company shall deliver such document to Purchaser within such time period as specified in a Company's Officer's Certificate or, if delivery is not made by the expiration of such time period, Company shall use commercially reasonable efforts to cause delivery as soon as possible thereafter.

            The Company shall forward to the Purchaser original documents evidencing an assumption, modification, consolidation or extension of any Mortgage Loan entered into in accordance with this Agreement within two (2) weeks of their execution, provided, however, that the Company shall provide the Purchaser with a certified true copy of any such document submitted for recordation within two (2) weeks of its execution, and shall provide the original of any document submitted for recordation or a copy of such document certified by the appropriate public recording office to be a true and complete copy of the original within ninety (90) days of its submission for recordation.

            Company shall provide an original or duplicate original of the title insurance policy to Purchaser within ninety (90) days of the receipt of the recorded documents (required for issuance of such policy) from the applicable recording office.

            In addition, in connection with the assignment of any MERS Mortgage Loan, the Company agrees that it will cause, at its own expense, the MERS(R) System to indicate that such Mortgage Loans have been assigned by the Company to the Purchaser in accordance with this Agreement by including (or deleting, in the case of Mortgage Loans which are repurchased in accordance with this Agreement) in such computer files the information required by the MERS(R) System to identify the Purchaser of such Mortgage Loans. The Company further agrees that it will not alter the information referenced in this paragraph with respect to any Mortgage Loan during the term of this Agreement unless and until such Mortgage Loan is repurchased in accordance with the terms of this Agreement.

            For any Mortgage Loan that is not a MERS Mortgage Loan, the Company shall prepare the Assignments of Mortgage and shall pay to the Purchaser any recording fees or costs in transferring all original documents to the Purchaser.

            On the date which is two days prior to the related Closing Date (the "Scheduled Delivery Date",) the Seller shall deliver to the Purchaser the Mortgage Loan Schedule.

            SECTION 7. Representations, Warranties and Covenants of the Company; Remedies for Breach.

            Subsection 7.01.  Representations  and Warranties  Respecting the
                              Company.

            The Company hereby represents and warrants to the Purchaser and the Servicing Rights Owner as of the related Closing Date that:

         (i) The Company is a national association duly organized, validly existing and in good standing under the laws of the United States of America and is and will remain in compliance with the laws of each state in which any Mortgaged Property is located to the extent necessary to ensure the enforceability of each Mortgage Loan and the servicing of the Mortgage Loan in accordance with the terms of this Agreement. The Company has all licenses necessary to carry out its business as now being conducted, and is licensed and qualified to transact business in and is in good standing under the laws of each state in which any Mortgaged Property is located or is otherwise exempt under applicable law from such licensing or qualification or is otherwise not required under applicable law to effect such licensing or qualification, and in any event the Company is in compliance with the laws of any such state to the extent necessary to ensure the enforceability of each Mortgage Loan and the sale of the Mortgage Loans and Servicing Rights in accordance with the terms of this Agreement and the related Term Sheet;

         (ii) The Company has the full power and authority and legal right to hold, transfer and convey each Mortgage Loan (including the Servicing Rights), to sell each Mortgage Loan and the Servicing Rights, and to execute, deliver and perform, and to enter into and consummate, all transactions contemplated by this Agreement and the related Term Sheet and to conduct its business as presently conducted. The Company has duly authorized the execution, delivery and performance of this Agreement and any agreements contemplated hereby, has duly executed and delivered this Agreement, and any agreements contemplated hereby, and this Agreement and the related Term Sheet, assuming due authorization, execution and delivery by the Purchaser, and each Assignment of Mortgage and any agreements contemplated hereby, constitutes a legal, valid and binding obligation of the Company, enforceable against it in accordance with its terms and all requisite corporate action has been taken by the Company to make this Agreement and all agreements contemplated hereby valid and binding upon the Company in accordance with their terms;

         (iii) Neither the execution and delivery of this Agreement or the related Term Sheet by the Company, nor the origination or purchase of the Mortgage Loans by the Company, the sale of the Mortgage Loans or the Servicing Rights to the Purchaser, the consummation of the transactions contemplated hereby, or the performance of or compliance with the terms and conditions of this Agreement or the related Term Sheet will conflict with any of the terms, conditions or provisions of the Company's articles of incorporation or by-laws, or constitute a default under or result in a breach or acceleration of, any material contract, agreement or other instrument to which the Company is a party or which may be applicable to the Company or its assets, or result in the material violation of any law, rule, regulation, order, judgment or decree to which the Company or its properties are subject, or impair the ability of the Purchaser to realize on the Mortgage Loans;

         (iv) The Company is not in violation of, and the execution and delivery of this Agreement or the related Term Sheet by the Company and its performance and compliance with the terms of this Agreement will not constitute a violation with respect to, any order or decree of any court or any order or regulation of any federal, state, municipal or governmental agency having jurisdiction over the Company or its assets, which violation might have consequences that would materially and adversely affect the condition (financial or otherwise) or the operation of the Company or its assets or might have consequences that would materially and adversely affect the performance of its obligations and duties hereunder;

         (v) The Company does not believe, nor does it have any reason or cause to believe, that it cannot perform each and every covenant contained in this Agreement or the related Term Sheet. The Company is solvent and the sale of the Mortgage Loans and the Servicing Rights will not cause the Company to become insolvent. The sale of the Mortgage Loans and Servicing Rights is not undertaken with the intent to hinder, delay or defraud any of the Company's creditors;

         (vi) The Company is properly qualified to service the Mortgage Loans and has been servicing the Mortgage Loans prior to the related Closing Date;

         (vii) Immediately prior to the payment of the related Purchase Price for each Mortgage Loan and the Servicing Rights thereto, the Company was the owner of the related Mortgage and the indebtedness evidenced by the related Mortgage Note and the related Servicing Rights and upon the payment of the related Purchase Price by the Purchaser, in the event that the Company retains record title, the Company shall retain such record title to each Mortgage, each related Mortgage Note and the related Mortgage Files with respect thereto in trust for the Purchaser as the owner thereof and only for the purpose of interim servicing and supervising the interim servicing of each Mortgage Loan;

         (viii) There are no actions or proceedings against, or, to Company's knowledge, investigations of, the Company before any court, administrative or other tribunal (A) that might prohibit its entering into this Agreement or the related Term Sheet, (B) seeking to prevent the sale of the Mortgage Loans, the sale of the Servicing Rights or the consummation of the transactions contemplated by this Agreement, (C) that might prohibit or materially and adversely affect the performance by the Company of its obligations under, or the validity or enforceability of, this Agreement or (D) that is reasonably likely to have a material adverse effect on the financial condition of the Company;

         (ix) No consent, approval, authorization or order of any court or governmental agency or body is required for the execution, delivery and performance by the Company of, or compliance by the Company with, this Agreement or the sale of the Mortgage Loans and Servicing Rights and delivery of the Mortgage Files to the Purchaser or the consummation of the transactions contemplated by this Agreement, except for such consents, approvals, authorizations or orders, if any, that have been obtained prior to the related Closing Date;

         (x) The consummation of the transactions contemplated by this Agreement and the related Term Sheet are in the ordinary course of business of the Company, and the transfer, assignment and conveyance of the Mortgage Notes, the Mortgages and/or the Servicing Rights by the Company pursuant to this Agreement are not subject to the bulk transfer or any similar statutory provisions in effect in any applicable jurisdiction;

         (xi) In the opinion of Company, the consideration received by Company upon the sale of the Mortgage Loans and the Servicing Rights to Purchaser under this Agreement and the related Term Sheet constitutes fair consideration for the Mortgage Loans and Servicing Rights under current market conditions. The Company will treat the sale of the Mortgage Loans and the Servicing Rights to the Purchaser as a sale for reporting and accounting purposes and, to the extent appropriate, for federal income tax purposes;

         (xii) The Company has delivered to the Purchaser financial statements for its last two complete fiscal years. All such financial information fairly presents the pertinent results of operations and financial position for the period identified and has been prepared in accordance with GAAP consistently applied throughout the periods involved, except as set forth in the notes thereto. There has been no change in the business, operations, financial condition, properties or assets of the Company since the date of the Company's financial information that would have a material adverse effect on its ability to perform its obligations under this Agreement and the related Term Sheet;

         (xiii) The Company has not dealt with any broker, investment banker, agent or other person that may be entitled to any commission or compensation in connection with the sale of the Mortgage Loans or the Servicing Rights; and

            Subsection 7.02.  Representations and Warranties Regarding
                              Individual Mortgage Loans.

      The Company hereby represents and warrants to the Purchaser and the Servicing Rights Owner, with respect to each Mortgage Loan, as of the related Closing Date or such other date specified herein:

            i The information set forth in the related Mortgage Loan Schedule is complete, true and correct;

            ii No payment under any Mortgage Loan is delinquent as of the related Closing Date nor has any scheduled payment been delinquent for more than thirty (30) days at any time prior to the related Closing Date. The Mortgage Loan has not been dishonored. There are no material defaults under the terms of the Mortgage Loan. Each Mortgage Loan has a monthly Due Date of the first day of each month. For purposes of this paragraph, a Mortgage Loan will be deemed delinquent if any payment due thereunder was not paid by the Mortgagor in the month such payment was due;

            iii There is no valid offset, right of rescission, defense or counterclaim of any obligor under any Mortgage Note or Mortgage, including the obligation of the Mortgagor to pay the unpaid principal of or interest on such Mortgage Note, and any applicable right of rescission has expired, nor will the operation of any of the terms of such Mortgage Note or Mortgage, or the exercise of any right thereunder, render either the Mortgage Note or the Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, recoupment, counterclaim or defense, including, without limitation, the defense of usury, and no such right of rescission, set-off, recoupment, counterclaim or defense has been asserted with respect thereto. No Mortgage Loan is subject to any pending bankruptcy, insolvency, reorganization or moratorium;

            iv There are no mechanics' liens or similar liens or claims for work, labor or material affecting any Mortgaged Property which have been filed (and no rights are outstanding that under law could give rise to such liens), which are or may be a lien prior to, or equal with, the lien of such Mortgage, except those which are insured against by the title insurance policy referred to in clause (ix) below;

            v As of the date of origination of the Mortgage Loan, there was no damage to any Mortgaged Property. At origination of the Mortgage Loan there was not any proceeding pending for the total or partial condemnation of the Mortgaged Property. The Company has not received notification that any such proceedings are scheduled to commence at a future date.

            vi Each Mortgage is a valid, subsisting, enforceable and perfected first lien on the Mortgaged Property securing the related Mortgage Note, including all buildings on the Mortgaged Property and all installations and mechanical, electrical, plumbing, heating and air conditioning systems affixed to such buildings, and all additions, alterations and replacements made at any time with respect to the foregoing securing the Mortgage Note's original principal balance subject to principles of equity, bankruptcy, insolvency and other laws of general application affecting the rights of creditors. The Mortgage and the Mortgage Note do not contain any evidence of any security interest or other interest or right thereto. Each Mortgaged Property is owned by the Mortgagor in fee simple and is free and clear of all adverse claims, encumbrances and liens having priority over the first lien of the Mortgage, subject only to (1) the lien of nondelinquent current real property taxes and assessments not yet due and payable, (2) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such Mortgage, such exceptions appearing of record being acceptable to mortgage lending institutions generally and specifically reflected in the appraisal made in connection with the origination of the related Mortgage Loan or referred to in the lender's title insurance policy delivered to the originator of the related Mortgage Loan, and (3) other matters to which like properties are commonly subject which do not individually or in the aggregate materially interfere with the benefits of the security intended to be provided by such Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property. Any security agreement, chattel mortgage or equivalent document related to and delivered in connection with the Mortgage Loan establishes and creates a valid, subsisting enforceable, and perfected first lien and first priority security interest on the property described therein, and immediately prior to the sale of such Mortgage Loan to the Purchaser pursuant to this Agreement and the related Term Sheet, the Company had full right to sell and assign the same to the Purchaser;

            vii Each Mortgage Loan complies with, and the Company has complied with, applicable local, state and federal laws, regulations and other requirements including, without limitation, usury, equal credit opportunity, real estate settlement procedures, the Federal Truth-In-Lending Act, all applicable predatory and abusive lending laws, all applicable unfair and deceptive practices laws and disclosure laws and the consummation of the transactions contemplated hereby, including without limitation, the receipt of interest by the owner of such Mortgage Loan, will not involve the violation of any such laws, rules or regulations. Each Mortgage Loan is being (and has been) serviced in accordance with Accepted Servicing Practices and applicable state and federal laws, including, without limitation, the Federal Truth-In-Lending Act and other consumer protection laws, real estate settlement procedures, usury, equal credit opportunity and disclosure laws.

            viii Neither the Company nor any prior holder of any Mortgage Loan has impaired, waived, altered or modified the Mortgage or Mortgage Note (except that a Mortgage Loan may have been modified by a written instrument (a copy of which is in the Mortgage File and the terms of which are reflected on the Mortgage Loan Schedule) which has been recorded, if necessary to protect the interests of the owner of such Mortgage Loan; the substance of any such waiver, alteration or modification has been approved by the issuer of any related Primary Mortgage Insurance Policy and title insurance policy, to the extent required by the related policies); satisfied, canceled, rescinded or subordinated such Mortgage in whole or in part; released the applicable Mortgaged Property in whole or in part from the lien of such Mortgage; or executed any instrument of cancellation, rescission or satisfaction with respect thereto. No instrument of release or waiver has been executed in connection with any Mortgage Loan, and no Mortgagor has been released, in whole or in part from its obligations in connection with a Mortgage Loan. No Mortgage Loan has been modified so as to restructure the payment obligations or re-age the Mortgage Loan;

            ix Each Mortgage Loan is covered by an ALTA lender's title insurance policy or equivalent form of policy or insurance acceptable to Fannie Mae or Freddie Mac in a form acceptable to, and issued by a title insurer acceptable to, Fannie Mae or Freddie Mac, together with all applicable ALTA endorsements, including without limitation, an adjustable rate mortgage loan endorsement, if applicable, a condominium endorsement, a planned unit development endorsement, an extended coverage endorsement, and an 8.1 ALTA or equivalent environmental endorsement, insuring the Company, its successors and assigns, as to the first lien priority of the Mortgage (subject to the exceptions contained in (vi) (1), (2), and (3) above), in an amount at least equal to the original principal balance of each such Mortgage Loan and against any loss by reason of the invalidity or unenforceability of the lien resulting from the provisions of the Mortgage providing for adjustment in the Mortgage Interest Rate and Monthly Payment. Each title insurance policy affirmatively insures ingress and egress and insures against encroachments by or upon the Mortgaged Property and each such policy was issued on the date of the origination of each related Mortgage Loan by a title insurer qualified to do business in the jurisdiction where the Mortgaged Property is located. The Company, its successors and assigns, are the sole insured of such lender's title insurance policy, such title insurance policy has been duly and validly endorsed to the Purchaser or the assignment to the Purchaser of the Company's interest therein does not require the consent of or notification to the insurer and such lender's title insurance policy is in full force and effect and will be in full force and effect upon the consummation of the transactions contemplated by this Agreement. Where required by law or regulation, the Mortgagor has been given the opportunity to choose the carrier of the required mortgage title insurance. No claims have been made under such lender's title insurance policy, and no prior holder of the related Mortgage, including the Company, nor any Mortgagor, has done, by act or omission, anything which would materially impair the coverage of such lender's title insurance policy;

            x All of the improvements which were included for the purpose of determining the Appraised Value of the Mortgaged Property lie wholly within the boundaries and building restriction lines of such property (and wholly within the project with respect to a condominium unit), and no improvements on adjoining properties encroach upon the Mortgaged Property;

            xi No improvement located on or being part of the Mortgaged Property is in violation of any applicable zoning law or regulation, subdivision law or ordinance. All inspections, licenses and certificates required to be made or issued with respect to all occupied portions of the Mortgaged Property and, with respect to the use and occupancy of the same, including but not limited to certificates of occupancy and fire underwriting certificates, have been made or obtained from the appropriate authorities, and the Mortgaged Property is lawfully occupied under applicable law;

            xii Each Mortgage Note and the applicable Mortgage are original and genuine, and each is the legal, valid and binding obligation of the maker thereof, enforceable in accordance with its terms, except as limited by bankruptcy, insolvency, reorganization, moratorium, receivership and other similar laws relating to creditors' rights generally or by equitable principles (regardless of whether such enforcement is considered in a proceeding in equity or at law) and the Company has taken all action necessary to transfer such rights of enforceability to the Purchaser. All parties to the Mortgage Note and the Mortgage had legal capacity to execute the Mortgage Note and the Mortgage and each Mortgage Note and Mortgage has been duly and properly executed by such parties. The Mortgage Loan Documents are on forms acceptable to Fannie Mae or Freddie Mac. Either the Mortgagor or the guarantor of a Mortgage Loan is a natural person;

            xiii The proceeds of the Mortgage Loan have been fully disbursed; there is no requirement for future advances thereunder and any and all requirements as to completion of any on-site or off-site improvements and as to disbursement of any escrow funds therefor have been complied with. All costs, fees and expenses incurred in making, closing or recording the Mortgage Loan were paid and the Mortgagor is not entitled to any refund of amounts paid or due under the Mortgage Note or Mortgage;

            xiv Each Mortgage contains customary and enforceable provisions that render the rights and remedies of the holder thereof adequate for the realization against the Mortgaged Property of the benefits of the security, including (i) in the case of a Mortgage designated as a deed of trust, by trustee's sale, and (ii) otherwise by judicial foreclosure or if applicable, non-judicial foreclosure. Upon default by a Mortgagor on a Mortgage Loan and foreclosure on, or trustee's sale of, the Mortgaged Property pursuant to the proper procedures, the holder of the Mortgage Loan will be able to deliver good and merchantable title to the property. There is no homestead or other exemption available to the Mortgagor which would interfere with such right to foreclose;

            xv With respect to each Mortgage constituting a deed of trust, either a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in such Mortgage or if no duly qualified trustee has been properly designated and so serves, the Mortgage contains satisfactory provisions for the appointment of such trustee by the holder of the Mortgage at no cost or expense to such holder, and no fees or expenses are or will become payable by the Purchaser to the trustee under the deed of trust, except in connection with a trustee's sale after default by the Mortgagor;

            xvi There are no defaults by Company in complying with the terms of the Mortgage, and all taxes, governmental assessments, insurance premiums, water, sewer and municipal charges, leasehold payments or ground rents or other outstanding charges affecting the Mortgaged Property which previously became due and owing have been paid, or escrow funds have been established in an amount sufficient to pay for every such escrowed item which remains unpaid and which has been assessed but is not yet due and payable. There exist no deficiencies with respect to escrow deposits and payments, if such are required, for which customary arrangements for repayment thereof have not been made, and no escrow deficits or payments of other charges or payments due the Company have been capitalized under the Mortgage or the applicable Mortgage Note;

            xvii The Mortgage Note is not and has not been secured by any collateral, pledged account or other security other than the lien of the corresponding Mortgage and the security interest of any applicable security agreement or chattel mortgage referred to above and such collateral does not serve as security for any other obligation and no Mortgage Loan is secured by more than one Mortgaged Property;

            xviii The buildings and improvements upon each Mortgaged Property are insured by a Qualified Insurer pursuant to a standard, valid and existing hazard insurance policy acceptable to Fannie Mae or Freddie Mac which policy insures against loss by fire, hazards of extended coverage and such other hazards as are provided for in the Fannie Mae Guides or Freddie Mac Guide representing coverage in an amount not less than the lesser of (A) the maximum insurable value of the improvements securing such Mortgage Loan and (B) the outstanding principal balance of the related Mortgage Loan, but in no event an amount less than an amount that is required to prevent the Mortgagor from being deemed to be a co-insurer thereunder. If the Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, a flood insurance policy in a form meeting the requirements of the current guidelines of the Flood Insurance Administration (which policy conforms to Fannie Mae or Freddie Mac requirements) is in effect with respect to such Mortgaged Property with a Qualified Insurer in an amount representing coverage not less than the least of (A) the outstanding Stated Principal Balance of the Mortgage Loan, (B) the maximum insurable value of the improvements securing such Mortgage Loan or (C) the maximum amount of insurance that is available under federal law. All individual insurance policies contain a standard mortgagee clause naming the Company or the original holder of the Mortgage, and its successors in interest, as loss payee, and all of the premiums due and payable thereon have been paid; the Mortgage obligates the Mortgagor thereunder to maintain all such insurance at the Mortgagor's cost and expense, and upon the Mortgagor's failure to do so, authorizes the holder of the Mortgage to obtain and maintain such insurance at the Mortgagor's cost and expense and to seek reimbursement therefor from the Mortgagor. Neither the Company (nor any prior originator or servicer of any of the Mortgage Loans) nor any Mortgagor has engaged in any act or omission which has impaired or would impair the coverage of any such policy, the benefits of the endorsement provided for herein, or the validity and binding effect of either; All such insurance policies contain a clause that the insurer will notify the named mortgagee at least ten
      (10) days prior to any reduction in coverage or cancellation of the policy;

            xix There is no default, breach or event of acceleration existing under the Mortgage or the applicable Mortgage Note; and no event which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration, and none of (i) the Company and any of its affiliates (ii) any servicer or subservicer and (iii) any prior mortgagee, of any Mortgage Loan has waived any default, breach or event of acceleration; no foreclosure action is threatened or has been commenced with respect to the Mortgage Loan;

            xx The Company has caused or will cause to be performed any and all acts required to preserve the rights and remedies of the Purchaser in any insurance policies applicable to the Mortgage Loans including, without limitation, any necessary notifications of insurers, assignments of policies or interests therein, and establishments of coinsured, joint loss payee and mortgagee rights in favor of the Purchaser;

            xxi The Company has not advanced funds, or induced, solicited or knowingly received any advance of funds by a party other than the Mortgagor, directly or indirectly, for the payment of any amount required by the Mortgage Loan;

            xxii The Mortgage File contains an appraisal of the Mortgaged Property signed prior to the final approval of the mortgage loan application by a Qualified Appraiser, approved by the Company, who had no interest, direct or indirect, in the Mortgaged Property or in any loan made on the security thereof, and whose compensation is not affected by the approval or disapproval of the Mortgage Loan, and the appraisal and appraiser both satisfy the requirements of Fannie Mae or Freddie Mac and Title XI of the Federal Institutions Reform, Recovery, and Enforcement Act of 1989 and the regulations promulgated thereunder, all as in effect on the date the Mortgage Loan was originated and conforms to the underwriting requirements of the Company. The appraisal is in a form acceptable to Fannie Mae or Freddie Mac and was made by a Qualified Appraiser;

            xxiii Each of the Mortgaged Properties consists of a single parcel of real property with a detached single-family residence erected thereon, or a two- to four-family dwelling, or a townhouse, or an individual condominium unit in a condominium project, or an individual unit in a planned unit development. No Mortgaged Property consists of cooperative housing or stock in a cooperative housing corporation. Any condominium unit or planned unit development either conforms with applicable Fannie Mae or Freddie Mac requirements regarding such dwellings or is covered by a waiver confirming that such condominium unit or planned unit development is acceptable to Fannie Mae or Freddie Mac or is otherwise "warrantable" with respect thereto or "nonwarrantable" if underwritten in accordance with the Company's underwriting guidelines attached hereto. No such residence is a mobile home. Any residence that is a manufactured dwelling was underwritten in accordance with Fannie Mae guidelines. No Mortgage Loan is a manufactured, modular, or row-house loan in Baltimore or Philadelphia or New Mexico. None of the Mortgage Loans are considered agricultural loans. No Mortgaged Property consists of a log home, earthen home, underground home or a home which is situated on more than ten acres of property. Any Mortgage Property which is secured by a leasehold estate was underwritten in accordance with Fannie Mae guidelines. No Mortgaged Property (and no portion of a Mortgaged Property) is being used for commercial purposes. None of the Mortgage Loans are made for the purchase of land only;

            xxiv None of the Mortgage Loans provide for deferred interest or negative amortization. None of the Mortgage Loans are simple interest Mortgage Loans; No Mortgaged Property is a timeshare;

            xxv No Mortgage Loan contains any provisions currently in effect which may constitute a "buydown" provision. The Mortgage Loan is not a graduated payment Mortgage Loan. Any Mortgage Loan containing a "balloon" feature is marked as such on the related Mortgage Loan Schedule;

            xxvi Company is the sole owner of record and is the holder of the Mortgage Loan and the indebtedness evidenced by the Mortgage Note and the related Servicing Rights thereto. Upon the sale of the Mortgage Loan to the Purchaser, and prior to the transfer of Servicing Rights to the Purchaser, the Company will retain the Mortgage File or any part thereof with respect thereto not delivered to the Purchaser or if requested by the Purchaser, it's designee, in trust only for the purpose of servicing and supervising the servicing of the Mortgage Loan. Immediately prior to the transfer and assignment to the Purchaser, the Mortgage Loan, including the Mortgage Note and the Mortgage, were not subject to an assignment sale or pledge to any person other than Purchaser and the Company had good and marketable title to and was the sole owner thereof and had full right to transfer and sell the Mortgage Loan to the Purchaser free and clear of any encumbrance, equity, lien, pledge, charge, claim or security interest and has the full right and authority subject to no interest or participation of, or agreement with, any other party, to sell and assign the Mortgage Loan pursuant to this Agreement and the related Term Sheet and following the sale of the Mortgage Loan, the Purchaser will own such Mortgage Loan free and clear of any encumbrance, equity, participation interest, lien, pledge, charge, claim or security interest. The Company intends to relinquish all rights to possess, control and monitor the Mortgage Loan, except for the purposes of interim servicing the Mortgage Loan as set forth in this Agreement. After the related Closing Date, the Company will not have any right to modify or alter the terms of the sale of the Mortgage Loan and the Company will not have any obligation or right to repurchase the Mortgage Loan or substitute another Mortgage Loan, except as provided in this Agreement or the related Term Sheet, or as otherwise agreed to by the Company and the Purchaser. The Company acquired any right, title and interest in and to the Mortgage Loans in good faith and without notice of any adverse claim;

            xxvii The Mortgage Note is payable on the first day of each month. Principal payments on the Mortgage Loan commenced no more than sixty (60) days after the funds were disbursed in connection with the Mortgage Loan. Monthly payments of interest are calculated on the basis of a year comprised of twelve 30-day months;

            xxviii The Mortgage contains a provision for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan in the event that the Mortgaged Property is sold or transferred without the prior written consent of the mortgagee thereunder, at the option of the mortgagee and such provision is enforceable;

            xxix Each of the Mortgage and the Assignment of Mortgage (for each Mortgage Loan that is not a MERS Mortgage Loan) is in recordable form and is acceptable for recording under the laws of the jurisdiction in which the Mortgaged Property is located;

            xxx The Mortgagor has not notified the Company, and the Company has no knowledge of any relief requested or allowed to the Mortgagor under the Servicemembers' Civil Relief Act;

            xxxi There exists no violation of any local, state, or federal environmental law, rule or regulation with respect to the Mortgaged Property which violation has or could have a material adverse effect on the market value of such Mortgaged Property. The Company has no knowledge of any pending action or proceeding directly involving the related Mortgaged Property in which compliance with any environmental law, rule or regulation is an issue; and nothing further remains to be done to satisfy in full all requirements of each such law, rule or regulation constituting a prerequisite to the use and enjoyment of such Mortgaged Property;

            xxxii For each Mortgage Loan, the related Mortgage File is complete and contains a true, accurate and correct copy of each of the documents and instruments specified to be included therein;

            xxxiii Each Mortgage Note, each Mortgage, each Assignment of Mortgage and any other documents required pursuant to this Agreement to be delivered by the Company hereunder has been delivered to the Purchaser or its agent;

            xxxiv No Mortgage Loan was originated based on an appraisal of the related Mortgaged Property made prior to completion of construction of the improvements thereon. No Mortgage Loan was made in connection with the construction or rehabilitation of a Mortgaged Property or facilitating the trade-in or exchange of a Mortgaged Property;

            xxxv The Company used no selection procedures that identified the Mortgage Loans as being less desirable or valuable than other comparable mortgage loans in the Company's portfolio; No statement, tape, diskette, form, report or other document furnished or to be furnished by Company pursuant to this Agreement or the related Term Sheet or in connection with the transactions contemplated hereby contains or will contain any statement that is or will be inaccurate or misleading in any material respect or omits to state a material fact required to be stated therein or necessary to make the information and statements therein not misleading;

            xxxvi No error, omission, misrepresentation, negligence, fraud or similar occurrence with respect to a Mortgage Loan has taken place on the part of the Company or the Mortgagor or any other party, including, without limitation, the Mortgagor, any appraiser, any builder or developer, or any other party involved in the origination or servicing of the Mortgage Loan or in the application of any insurance in relation to such Mortgage Loan; no predatory or deceptive lending practices, including, without limitation, the extension of credit without regard to the ability of the borrower to repay and the extension of credit which has no apparent benefit to the borrower, were employed in the origination of the Mortgage Loan;

            xxxvii The Mortgagor has received and has executed, where applicable, prior to origination of the Mortgage Loan, all disclosure and rescission materials required by applicable law with respect to the making of the Mortgage Loan;

            xxxviii Each Mortgage Loan was originated by or for the Company pursuant to, and conforms with, the Company's underwriting guidelines attached as Exhibit 9 hereto;

            xxxix None of the Mortgage Loans are High Cost Loans. No predatory or deceptive lending practices, including, without limitation, the extension of credit without regard to the ability of the Mortgagor to repay and the extension of credit which has no apparent benefit to the Mortgagor, were employed in the origination of the Mortgage Loan;

            xl All Mortgage Loans originated in New Jersey comply with the Purchaser's standards for purchasing New Jersey mortgage loans, set forth on Exhibit 11 hereto.

            xli No Mortgage Loan (a) is secured by property located in the state of New York; (b) had an original principal balance of $300,000 or less, and (c) has an application date on or after April 1, 2003, the terms of which Mortgage Loan equal or exceed either the APR or the points and fees threshold for "high-cost home loans," as defined in Section 6-L of the New York State Banking Law;

            xlii No Mortgage Loan secured by property located in the State of Georgia was originated on or after October 1, 2002 and on or prior to March 7, 2003. There is no Mortgage Loan that was originated on or after March 7, 2003 that is a "high cost home loan" as defined under the Georgia Fair Lending Act;

            xliii The Mortgage Loan is not subject to any outstanding litigation for fraud, origination, predatory lending, servicing or closing practices;

            xliv No Mortgage Loan secured by property located in the State of New Mexico is a home improvement loan or manufactured home loan subject to the provisions of New Mexico's Home Loan Protection Act closed on or after January 1, 2004;

            xlv No Mortgage Loan secured by property located in the State of South Carolina and subject to the South Carolina High Cost and Consumer Home Loan Act is a refinance or non-purchase money Mortgage Loan;

            xlvi Each Mortgage Loan has been serviced in all material respects in strict compliance with Accepted Servicing Practices and the Interim Servicer has reported the Mortgagor credit files to each of the three credit repositories in a timely manner;

            xlvii As to each consumer report (as defined in the Fair Credit Reporting Act, Public Law 91-508) or other credit information furnished by the Company to the Purchaser, that Company has full right and authority and is not precluded by law or contract from furnishing such information to the Purchaser and the Purchaser is not precluded from furnishing the same to any subsequent or prospective purchaser of such Mortgage, subject to Purchaser's and the subsequent or prospective purchaser's adherence to applicable federal and state credit reporting and privacy laws and regulations, including, but not limited to the Fair Credit Reporting Act and the Gramm Leach Bliley Act. The Company shall hold the Purchaser harmless from any and all damages, losses, costs and expenses (including attorney's fees actually incurred) arising from disclosure of credit information in connection with the Purchaser's secondary marketing operations and the purchase and sale of mortgages or Servicing Rights thereto, unless such damage, loss, cost and expense arises out of Purchaser's noncompliance with applicable federal or state credit reporting and privacy laws and regulations. The Company has or has caused the related servicer to, for each Mortgage Loan, fully furnish, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (e.g., favorable and unfavorable) on its borrower credit files to Equifax, Experian and Trans Union Credit Information Company (three of the credit repositories), on a monthly basis;

            xlviii With respect to each Mortgage Loan for which the related Mortgage Loan Schedule indicates there is a prepayment penalty feature (a "Prepayment Penalty Mortgage Loan"), the Prepayment Penalty Mortgage Loan is subject to a prepayment penalty as provided in the related Mortgage Note. With respect to each Prepayment Penalty Mortgage Loan, each such prepayment penalty is enforceable and will be enforced by the Company for the benefit of the Purchaser, and each prepayment penalty is permitted pursuant to federal, state and local law. Each such prepayment penalty is in an amount equal to the maximum amount permitted under applicable law and no such prepayment penalty may be imposed for a term in excess of five
      (5) years;

            xlix The LTV of the Mortgage Loan either is not more than 80% or the excess over 75% of the Appraised Value is and will be insured as to payment defaults by a PMI Policy until the LTV of such Mortgage Loan is reduced to 80%. All provisions of such PMI Policy have been and are being complied with, such policy is in full force and effect, and all premiums due thereunder have been paid. No action, inaction, or event has occurred and no state of facts exists that has, or will result in the exclusion from, denial of, or defense to coverage. Any Mortgage Loan subject to a PMI Policy (other than a lender paid PMI Policy) obligates the Mortgagor thereunder to maintain the PMI Policy and to pay all premiums and charges in connection therewith. The Mortgage Interest Rate for the Mortgage Loans as set forth on the Mortgage Loan Schedule accurately reflects the Mortgage Interest Rate of the Mortgage Loans, net of any such insurance premium;

            xl The Company represents and warrants to the Purchaser that as of the related Closing Date or as of such date specifically provided herein:

                  (1) No Mortgage Loan is a "High Cost Home Loan" as defined in the Arkansas Home Loan Protection Act effective July
            16, 2003 (Act 1340 of 2003);

                  (2) No Mortgage Loan is a "High Cost Home Loan" as defined in the Kentucky high-cost home loan statute effective June 24, 2003 (Ky. Rev. Stat. Section 360.100);

                  (3) No borrower was encouraged or required to select a
            Mortgage Loan product offered by the Mortgage Loan's originator which is a higher cost product designed for less creditworthy borrowers, unless at the time of the Mortgage Loan's origination, such borrower did not qualify taking into account credit history and debt to income ratios for a lower cost credit product then offered by the Mortgage Loan's originator or any affiliate of the Mortgage Loan's originator. If, at the time of loan application, the borrower may have qualified for a for a lower cost credit product then offered by any mortgage lending affiliate of the Mortgage Loan's originator, the Mortgage Loan's originator referred the borrower's application to such affiliate for underwriting consideration;

                  (4) The methodology used in underwriting the extension of
            credit for each Mortgage Loan employs objective mathematical principles which relate the borrower's income, assets and liabilities to the proposed payment and/or the borrower's past credit history and such underwriting methodology does not rely solely on the extent of the borrower's equity in the collateral as the principal determining factor in approving such credit extension. Such underwriting methodology confirmed that at the time of origination (application/approval) the borrower had a reasonable ability to make timely payments on the Mortgage Loan;

                  (5) With respect to any Mortgage Loan that contains a
            provision permitting imposition of a premium upon a prepayment prior to maturity: (i) prior to the loan's origination, the borrower agreed to such premium in exchange for a monetary benefit, including but not limited to a rate or fee reduction, (ii) prior to the loan's origination, the borrower was offered the option of obtaining a mortgage loan that did not require payment of such a premium, (iii) the prepayment premium is disclosed to the borrower in the loan documents pursuant to applicable state and federal law, and (iv) notwithstanding any state or federal law to the contrary, the Company shall not impose such prepayment premium in any instance when the mortgage debt is accelerated as the result of the borrower's default in making the loan payments;

                  (6) No borrower was required to purchase any credit life,
            disability, accident or health insurance product as a condition of obtaining the extension of credit. No borrower obtained a prepaid single premium credit life, disability, accident or health insurance policy in connection with the origination of the Mortgage Loan; No proceeds from any Mortgage Loan were used to purchase single premium credit insurance policies as part of the origination of, or as a condition to closing, such Mortgage Loan;

                  (7) All points and fees related to each Mortgage Loan were disclosed in writing to the borrower in accordance with applicable state and federal law and regulation. Except in the case of a Mortgage Loan in an original principal amount of less than $60,000 which would have resulted in an unprofitable origination, no borrower was charged "points and fees" (whether or not financed) in an amount greater than 5% of the principal amount of such loan.

                  (8) All fees and charges (including finance charges) and
            whether or not financed, assessed, collected or to be collected in connection with the origination and servicing of each Mortgage Loan has been disclosed in writing to the borrower in accordance with applicable state and federal law and regulation; and

                  (9) The Company will transmit full-file credit reporting data for each Mortgage Loan and that for each Mortgage Loan, Company agrees it shall report one of the following statuses each month as follows: new origination, current, delinquent (30-, 60-, 90-days, etc.), foreclosed, or charged-off.

            xli No Mortgage Loan is subject to Oakland's Anti-Predatory Lending Ordinance.

            Subsection 7.03. Remedies for Breach of Representations and Warranties; Post-Closing Due Diligence.

            It is understood and agreed that the covenants, representations and warranties of Company set forth in this Agreement and the related Term Sheet shall survive the sale of the Mortgage Loans and the Servicing Rights to the Purchaser and shall inure to the benefit of the Purchaser for a period of ten
(10) years after the applicable Closing Date, notwithstanding any restrictive or qualified endorsement on any Mortgage Note or Assignment of Mortgage or the examination or lack of examination of any Mortgage File. Upon discovery by either the Company or the Purchaser of a breach of any of the foregoing representations and warranties which materially and adversely affects the value of the Mortgage Loans (or the Servicing Rights) or the interest of the Purchaser therein (or which materially and adversely affects the value of a Mortgage Loan (or related Servicing Rights) or the interests of the Purchaser in the related Mortgage Loan (including the Servicing Rights thereon)) in the case of a representation and warranty relating to a particular Mortgage Loan), the party discovering such breach shall give prompt written notice to the other.

            Within sixty (60) days after the earlier of either discovery by or notice to the Company of any breach of a representation or warranty which materially and adversely affects the value of a Mortgage Loan or the Mortgage Loans, or the interest of the Purchaser therein, the Company shall use its best efforts promptly to cure such breach in all material respects and, if such breach cannot be cured, the Company shall, at the Purchaser's or Servicing Right's Owner's option, repurchase such Mortgage Loan (including the related Servicing Rights) at the Repurchase Price. Any repurchase of a Mortgage Loan or Mortgage Loans (including the corresponding Servicing Rights) pursuant to the foregoing provisions of this Subsection 7.03 shall occur on a date designated by the Purchaser or the Servicing Right's Owner and shall be accomplished by wire transfer of immediately available funds on the repurchase date to an account designated by the Purchaser in writing; provided that the Company is given adequate notice of such information to comply with such instructions.

            If pursuant to the foregoing provisions the Company repurchases a Mortgage Loan that is a MERS Mortgage Loan, the Company shall either (a) cause MERS to execute and deliver an assignment of the Mortgage in recordable form to transfer the Mortgage from MERS to the Company and shall cause such Mortgage to be removed from registration on the MERS(R) System in accordance with MERS' rules and regulations or (b) cause MERS to designate on the MERS(R) System the Company as the beneficial holder of such Mortgage Loan.

            At the time of repurchase, the Purchaser, the Servicing Rights Owner, as applicable, and the Company shall arrange for the reassignment of the repurchased Mortgage Loan and/or the related Servicing Rights, as applicable, to the Company and the delivery to the Company of any documents held by the Purchaser and/or the Servicing Rights Owner and their respective designees relating to the repurchased Mortgage Loan or Servicing Rights, as applicable. Upon the repurchase of a Mortgage Loan, the Mortgage Loan Schedule shall be amended to reflect the withdrawal of the repurchased Mortgage Loan from this Agreement.

            Any cause of action against the Company relating to or arising out of the breach of any representations and warranties made in Subsections 7.01 or
7.02 shall accrue as to any Mortgage Loan or Servicing Rights upon (i) discovery of such breach by the Purchaser or notice thereof by the Company to the Purchaser and Servicing Rights Owner, (ii) failure by the Company to cure such breach or repurchase such Mortgage Loan and/or Servicing Rights as specified above, and (iii) demand upon the Company by the Purchaser or Servicing Rights Owner for compliance with the relevant provisions of this Agreement.

            In the event that any Mortgage Loan prepays in full on or prior to the date which is thirty days after the related Closing Date occurs, the Seller shall pay the Purchaser, within three Business Days of such prepayment in full,
(a) with respect to any Mortgage Loan without a prepayment penalty, the difference between the Purchase Price for such Mortgage Loan and the outstanding principal balance of such Mortgage Loan as of the Cut-off Date (the "Premium") and (b) with respect to any Mortgage Loan with a prepayment penalty, the difference between the Premium and the amount of the prepayment penalty collected with respect to the Mortgage Loan.

            SECTION 8. Closing. The closing for the Mortgage Loans shall take place on the related Closing Date. At the Purchaser's option, the closing shall be either by telephone and facsimile, confirmed by letter or wire as the parties shall agree, or conducted in person, at such place as the parties shall agree.

            Subsection 8.1    Conditions to Purchaser's Obligations.

            The obligation of Purchaser to purchase the Mortgage Loans and the Servicing Rights on the related Closing Date is subject to the satisfaction at or prior to the related Closing Date of each of the following conditions (any or all of which may be waived by Purchaser):

            (a) Representations and Warranties Correct. Each of the representations and warranties of Company contained in this Agreement and the related Term Sheet shall be true and correct in all material respects as of the related Closing Date.

            (b) Compliance with Covenants. Company shall have performed and be in compliance with, in all material respects, all of its respective covenants, acts, and obligations to be performed on or prior to the related Closing Date under this Agreement and the related Term Sheet.

            (c) Closing Documents. Company shall have executed and delivered this Agreement and the related Term Sheet and all other Closing Documents and all other documents required to be delivered by Company hereunder.

            (d) Corporate Actions. All corporate, partnership and other acts necessary to authorize the execution, delivery, and performance of this Agreement and the related Term Sheet and the consummation of the transactions contemplated hereunder shall have been taken by Company.

            (e) Mortgage File. The Company shall have delivered to the Purchaser or its designee all of the Mortgage Loan Documents in accordance with
      Section 6.03 and a complete Mortgage File with respect to each Mortgage Loan.

            (f) Material Adverse Effect. There is no pending action, suit, proceeding or governmental investigation or inquiry against the Company, which would have a material adverse effect on the business, operations, financial condition, properties or assets of the Company, the mortgage loans contemplated herein, or would likely impair materially the ability of the Company to perform under the terms of this Agreement.

            Subsection 8.2    Conditions to Company's Obligations.

            The obligation of Company to sell the Mortgage Loans and the Servicing Rights on the related Closing Date is subject to the satisfaction at or prior to the related Closing Date of each of the following conditions (any or all of which may be waived by Company):

            (a) Purchase Price. The related Purchase Price, plus accrued interest pursuant to Section 4, shall have been delivered to Company by wire transfer of immediately available funds pursuant to Company's reasonable instructions.

            (b) Compliance with Covenants. Purchaser shall have performed and be in compliance with, in all material respects, all of its respective covenants, acts, and obligations to be performed under this Agreement and the related Term Sheet.

            (c) Closing Documents. Purchase shall have executed and delivered this Agreement and the related Term Sheet.

            (d) Corporate Actions. All corporate and other acts necessary to authorize the execution, delivery, and performance of this Agreement and the related Term Sheet and the consummation of the transactions contemplated hereunder shall have been taken by Purchaser.

            SECTION 9.  Closing Documents.

            The Closing Documents for the Mortgage Loans and the Servicing Rights to be purchased on the related Closing Date shall consist of fully executed originals of the following documents:

            1. this Agreement (which shall only be required on the initial Closing Date), in two (2) counterparts;

            2. upon the request of Purchaser, a Custodial Account Letter Agreement in the form attached as Exhibit 3 hereto;

            3. Upon the request of Purchaser, an Escrow Account Letter Agreement in the form attached as Exhibit 4 hereto;

            4. the related Mortgage Loan Schedule, one copy to be attached to the related Term Sheet;

            5.    the related Term Sheet; and

            6. such other documents related to the purchase and sale of the Mortgage Loans and the Servicing Rights as the Purchaser may reasonably request.

            SECTION 10. Costs; Assignments. The Purchaser shall pay any commissions due its salesmen, the expenses of its accountants and attorneys and the expenses and fees of any broker retained by the Purchaser with respect to the transaction covered by this Agreement. All other costs and expenses incurred in connection with the transfer and delivery of the Mortgage Loans and related Servicing Rights including, without limitation, fees for the preparation of intervening assignments of Mortgage and Assignments of Mortgage, any termination fees owed to Company's document custodian, any costs relating to transfer of the Mortgage File, and other Mortgage Loan records to Purchaser, the costs of delivering complete master file tape information and other electronically stored information to the Purchaser, the costs of notifying the Mortgagors, hazard and flood insurance companies and other third parties as required, the costs of transferring "lifetime" tax service contracts (as described in Section 14.01) to the Purchaser, the costs of transferring "lifetime" flood certification contracts (as described in Section 14.02) to the Purchaser, and the legal fees and expenses of its attorneys shall be paid by the Company.

            SECTION 11. Company's Interim Servicing Obligations. Company, as independent contract servicer, shall service and administer the Mortgage Loans during the related Interim Servicing Period in accordance with the terms and provisions set forth in this Agreement, the related Term Sheet and in the Servicing Addendum attached hereto as Exhibit 5, which Servicing Addendum is incorporated herein by reference. The Company shall not take, or fail to take, any action which would result in the Purchaser's interest in the Mortgage Loans being adversely affected.

            SECTION 12. The Company.

            Subsection 12.01  Indemnification

            (a) The Company agrees to indemnify the Purchaser, the Successor Servicer and the Servicing Rights Owner and hold them harmless from and against any and all claims, losses, damages, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, fees and expenses (including, without limitation, reasonable attorney's fees and expenses) that the Purchaser, the Successor Servicer or the Servicing Rights Owner may sustain in any way related to (i) any act, negligence or omission on the part of the Company or its designees in receiving, processing, funding or servicing any Mortgage Loan prior to the related Servicing Transfer Date or otherwise arising from the transfer of the Servicing Rights provided for in this Agreement; (ii) any negligence, act or omission by Company or its designees to cause the transfer of the Mortgage Loans or Servicing Rights to Purchaser unless such inability is the sole result of any act or omission of the Purchaser; (iii) the failure of the Company to perform in any way its duties and interim service the Mortgage Loans in strict compliance with the terms of this Agreement; and (iv) for breach of any covenant, representation or warranty of the Company contained herein. In addition to the obligations of the Company set forth in this Subsection 12.01(a), the Purchaser, the Successor Servicer and Servicing Rights Owner may pursue any and all remedies otherwise available at law or in equity, including, but not limited to, the right to seek damages. The Company shall immediately notify the Purchaser and Servicing Rights Owner if a claim is made by a third party with respect to this Agreement or the Mortgage Loans, assume (with the consent of the Purchaser and Servicing Rights Owner and with counsel reasonably satisfactory to the Purchaser and Servicing Rights Owner) the defense of any such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or the Purchaser or Servicing Rights Owner in respect of such claim but failure to so notify the Purchaser and Servicing Rights Owner shall not limit its obligations hereunder. The Company agrees that it will not enter into any settlement of any such claim without the consent of the Purchaser and Servicing Rights Owner, as applicable. The provisions of this Section 12.01 shall survive termination of this Agreement. For purposes of this paragraph, "Purchaser" shall mean the Person then acting as the Purchaser under this Agreement and any and all Persons who previously were "Purchasers" under this Agreement and "Successor Servicer" shall mean the Person then acting as the Successor Servicer under this Agreement and any and all Persons who previously were "Successor Servicers" under this Agreement. Upon the request of the Purchaser, the Company hereby agrees to execute a recognition agreement recognizing the servicer designated by the Purchaser therein as the Successor Servicer.

            (b) The Purchaser agrees to indemnify the Company and hold it harmless from and against any and all claims, losses, damages, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, fees and expenses (including, without limitation, reasonable attorney's fees and expenses) that the Company may sustain in any way related to (i) the breach of any covenant, representation or warranty of the Purchaser contained herein; (ii) any negligence, act or omission on the part of Purchaser or its designees in receiving, processing, funding or servicing any Mortgage Loan after the Servicing Transfer Date; and (iii) any negligence, act or omission of the Purchaser or its designees to cause the transfer of the Mortgage Loans or the Servicing Rights unless such inability is the sole result of any act or omission of the Company. In addition to the obligations of the Purchaser set forth in this Subsection 12.01(b), the Company may pursue any and all remedies otherwise available at law or in equity, including, but not limited to, the right to seek damages. The Purchaser shall immediately notify the Company if a claim is made by a third party with respect to this Agreement or the Mortgage Loans, assume (with the consent of the Company and with counsel reasonably satisfactory to the Company) the defense of any such claim and pay all expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree which may be entered against it or the Company in respect of such claim but failure to so notify the Company shall not limit its obligations hereunder. The Purchaser agrees that it will not enter into any settlement of any such claim without the consent of the Company. The provisions of this
Section 12.01 shall survive termination of this Agreement.

            Subsection 12.02. Merger or Consolidation of the Company.

            The Company shall keep in full force and effect its existence, rights and franchises as a national association under the laws of its formation except as permitted herein, and shall obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement or any of the Mortgage Loans, and to enable the Company to perform its duties under this Agreement.

            Any Person into which the Company may be merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Company shall be a party, or any Person succeeding to the business of the Company, shall be the successor of the Company hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, that the successor or surviving Person shall satisfy any requirements of Section 15 with respect to the qualifications of a successor to the Company.

            Subsection 12.03. Limitation on Liability of the Company and
Others.

            Neither the Company nor any of the officers, employees or agents of the Company shall be under any liability to the Purchaser for any action taken, or for refraining from the taking of any action, in good faith in connection with the interim servicing of the Mortgage Loans pursuant to this Agreement, or for errors in judgment in connection with the interim servicing of the Mortgage Loans; provided, however, that this provision shall not protect the Company or any such person against any breach of warranties or representations made herein, or failure to perform its obligations materially in compliance with any standard of care set forth in this Agreement, or any liability which would otherwise be imposed by reason of any breach of the terms and conditions of this Agreement. The Company and any officer, employee or agent of the Company may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder. The Company shall not be under any obligation to appear in, prosecute or defend any legal action which is not incidental to its obligation to sell, or duty to interim service, the Mortgage Loans in accordance with this Agreement and which in its opinion may involve it in any expenses or liability; provided, however, that the Company may, with the consent of the Purchaser, undertake any such action which it may deem necessary or desirable in respect to this Agreement and the rights and duties of the parties hereto. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities for which the Purchaser shall be liable, the Company shall be entitled to reimbursement therefor from the Purchaser upon written demand except when such expenses, costs and liabilities are subject to the Company's indemnification under Subsections 7.03 or 12.01.

            Subsection 12.04  Company Not to Resign.

            The Company shall not assign this Agreement or resign from the obligations and duties hereby imposed on it except by mutual consent of the Company and the Purchaser or upon the determination that its servicing duties hereunder are no longer permissible under applicable law and such incapacity cannot be cured by the Company in which event the Company may resign as interim servicer. Any such determination permitting the resignation of the Company as interim servicer shall be evidenced by an Opinion of Counsel to such effect delivered to the Purchaser which Opinion of Counsel shall be in form and substance reasonably acceptable to the Purchaser. No such resignation shall become effective until a successor shall have assumed the Company's responsibilities and obligations hereunder in the manner provided in Section 15.

            Subsection 12.05. No Transfer of Servicing.

            With respect to the retention of the Company to service the Mortgage Loans during the Interim Servicing Period, the Company acknowledges that the Purchaser has acted in reliance upon the Company's independent status, the adequacy of its servicing facilities, plant, personnel, records and procedures, its integrity, reputation and financial standing and the continuance thereof. Without in any way limiting the generality of this Section, during the Interim Servicing Period, the Company shall not either assign this Agreement or the servicing hereunder or delegate its rights or duties hereunder or any portion thereof, or sell or otherwise dispose of all or substantially all of its property or assets, without the prior written approval of the Purchaser, which consent will not be unreasonably withheld.

            SECTION 13. Default

            Subsection 13.01. Events of Default.

            In case one or more of the following Events of Default by the Company shall occur and be continuing, that is to say:

                  (i) any failure by the Company to remit to the Purchaser any payment required to be made under the terms of this Agreement which continues unremedied for a period of two (2) Business Days after the date in which written notice of such failure, requiring the same to be remedied, shall have been given to the Company by the Purchaser or the Servicing Rights Owner; or

                  (ii) failure on the part of the Company duly to observe or perform in any material respect any other of the covenants or agreements on the part of the Company set forth in this Agreement or the related Term Sheet which continues unremedied for a period of thirty (30) days (except that such number of days shall be fifteen (15) in the case of a failure to pay any premium for any insurance policy required to be maintained under this Agreement) after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Company by the Purchaser; or

                  (iii) a decree or order of a court or agency or supervisory authority having jurisdiction for the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Company and such decree or order shall have remained in force undischarged or unstayed for a period of sixty (60) days; or

                  (iv) the Company shall consent to the appointment of a conservator or receiver or liquidator in any insolvency, bankruptcy, readjustment of debt, marshalling of assets and liabilities or similar proceedings of, or relating to, the Company or of, or relating to, all or substantially all of its property; or

                  (v) the Company shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

                  (vi) failure by the Company to be in compliance with the "doing business" or licensing laws of any jurisdiction where a Mortgaged Property is located; or

                  (vii) the Company ceases to be approved by either Fannie Mae or Freddie Mac as a mortgage loan seller or servicer for more than thirty days; or

                  (viii) the Company attempts to assign, sell, pledge or hypothecate its right to servicing compensation hereunder.

then, and in each and every such case, so long as an Event of Default shall not have been remedied, the Purchaser, by notice in writing to the Company may, in addition to whatever rights the Purchaser may have at law or equity to damages, including injunctive relief and specific performance, terminate all the rights and obligations of the Company as interim servicer under this Agreement. On or after the receipt by the Company of such written notice, all authority and power of the Company to interim service the Mortgage Loans under this Agreement shall on the date set forth in such notice pass to and be vested in the successor appointed pursuant to Section 15.

            If any of the Mortgage Loans are MERS Mortgage Loans, in connection with the termination or resignation (as described in Subsection 12.04) of the Company hereunder, either (i) the successor to the Company shall represent and warrant that it is a member of MERS in good standing and shall agree to comply in all material respects with the rules and procedures of MERS in connection with the servicing of the Mortgage Loans that are registered with MERS, or (ii) the predecessor Company shall cooperate with the successor either (x) in causing MERS to execute and deliver an assignment of Mortgage in recordable form to transfer the Mortgage from MERS to the Purchaser and to execute and deliver such other notices, documents and other instruments as may be necessary or desirable to effect a transfer of such Mortgage Loan or servicing of such Mortgage Loan on the MERS(R) System to the successor or (y) in causing MERS to designate on the MERS(R) System the successor as the servicer of such Mortgage Loan.

            Subsection 13.02. Waiver of Defaults. The Purchaser may waive any default by the Company in the performance of its obligations hereunder and its consequences. Upon any such waiver of a past default, such default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been remedied for every purpose of this Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.

            SECTION 14. Termination; Servicing Transfer. With respect to a Mortgage Loan, the respective obligations and responsibilities of the Company, as interim servicer, shall terminate at the expiration of the related Interim Servicing Period unless earlier terminated in accordance with the terms of this Agreement or the related Term Sheet, without the payment of any termination fee. Upon request from the Purchaser in connection with any such termination, the Company shall prepare, execute and deliver, any and all documents and other instruments, place in the Purchaser's possession all Mortgage Files, and do or accomplish all other acts or things necessary or appropriate to effect the purposes of such notice of termination, whether to complete the transfer and endorsement or assignment of the Mortgage Loans and related documents, to prepare notices to the mortgagors and related insurance companies, or otherwise, at the Company's sole expense. The Company agrees to cooperate with the Purchaser and such successor in effecting the termination of the Company's responsibilities and rights hereunder as interim servicer, including, without limitation, the transfer to such successor for administration by it of all cash amounts which shall at the time be credited by the Company to the Custodial Account or Escrow Account or thereafter received with respect to the Mortgage Loans. The Company shall follow the servicing transfer instructions of the Purchaser contained herein and attached hereto as Exhibit 7 with respect to servicing transfer procedures. Company and Purchaser will each, at the request of the other, execute and deliver to each other all such documents that either may reasonably request in order to perfect the transfer, assignment and delivery to Purchaser of the Servicing Rights to be sold, transferred, assigned and delivered as of the consummation of this Agreement. The Company shall not be entitled to any transfer fee.

            Subsection 14.01. Obligations of the Company Prior to the Servicing Transfer Date.

            The Company shall take, or cause to be taken, the following actions with respect to the Mortgage Loans prior to the related Servicing Transfer Date (or within such time as may otherwise be specified below) in order to effect the transfer of the Servicing Rights to the Purchaser on the related Servicing Transfer Date:

            (a) Preliminary Test Tape. On or prior to the related Closing Date, the Company shall forward to the Purchaser a preliminary test tape (including master file, escrow file, payee file, ARM master file, ARM history, all HMDA data required by the Agencies, etc.) containing all of the Mortgage Loans as of the date mutually agreed upon by the Company and the Purchaser. The preliminary test tape shall include all field descriptions and record layouts;

            (b) Notice to Hazard Insurers. The Company shall inform by written notice all hazard insurance companies and/or their agents of the transfer and request a change in the loss payee mortgage endorsement clause to the Purchaser's name. The Company shall provide the Purchaser with a copy of the notification letter and an officer's written certification that all hazard insurance companies have been notified by an identical letter;

            (c) Notice to Mortgage Insurance Companies. The Company shall inform by written notice all mortgage insurance companies providing any Primary Mortgage Insurance Policy of the change in insured's name on each such policy to the Purchaser's name. The Company shall provide the Purchaser with a copy of one notification letter and an officer's written certification that all such mortgage insurance companies have been notified by an identical letter;

            (d) Tax Service Contracts. The Company shall have obtained a life of loan, transferable real estate tax service contract with a tax service company reasonably acceptable to the Purchaser on all of the Mortgage Loans and shall assign all such contracts to the Purchaser or, in the alternative, the Company shall notify the Purchaser as to any Mortgage Loans for which it has not procured the requisite contract and shall pay to the Purchaser a fee for each such Mortgage Loan equal to the fee or premium that is customarily charged for each such contract, as determined by the Purchaser in its reasonable discretion;

            (e) Flood Certifications. The Company shall have obtained a life of loan, transferable flood certification contract for each Mortgage Loan and shall assign all such contracts to the Purchaser or, in the alternative, the Company shall notify the Purchaser as to any Mortgage Loans for which it has not procured the flood certification referenced above and shall pay to the Purchaser a fee for each such Mortgage Loan equal to the fee that is customarily charged for each such contract, as determined by the Purchaser in its reasonable discretion;

            (f) Notice to Mortgagors. The Company shall, no later than fifteen
(15) days prior to the related Servicing Transfer Date, inform in writing all Mortgagors of the change in servicer from the Company to the Purchaser, all in accordance with applicable law. The Company shall obtain the Purchaser's approval of the form of such notifications prior to their mailing. The Company acknowledges that the Purchaser's review of this notice shall not be a review for statutory or regulatory compliance purposes, and that the Company shall have the sole responsibility for such compliance. The Company shall provide the Purchaser with a copy of one notification letter and an officer's written certification that all Mortgagors have been notified by an identical letter;

            (g) Payment of Real Estate Taxes. The Company shall make or cause to be made all payments of all real estate taxes on the Mortgage Loans which (i) will be delinquent on or prior to the related Servicing Transfer Date, (ii) are required to be paid within thirty (30) days after the related Servicing Transfer Date to receive a discount, or (iii) will be delinquent within thirty (30) days after the related Servicing Transfer Date. If tax bills have not been received by the Company by the related Servicing Transfer Date on any Mortgage Loans subject to this subsection, the Company shall obtain and pay all tax bills subsequent to the related Servicing Transfer Date and the Purchaser will promptly reimburse the Company upon receipt from the Company of documentation evidencing such payment. On non-impounded accounts, the Company shall ensure that all taxes which would otherwise be delinquent by the related Servicing Transfer Date, if not paid by such date, have been paid. With respect to each of the Mortgage Loans which do not have an impound or escrow account maintained for the payment of taxes and insurance, the Company shall hold harmless and indemnify the Purchaser against any and all costs, expenses, penalties, fines, damages and judgments of whatever kind arising from the Company's failure to pay, or cause to be paid, any delinquent taxes or tax penalties outstanding as of the related Servicing Transfer Date;

            (h) Payment of Insurance Premiums. The Company shall pay all hazard and flood insurance and Primary Mortgage Insurance Policy premiums required to be paid prior to the related Servicing Transfer Date or within thirty (30) days after the related Servicing Transfer Date on all impounded accounts relating to the Mortgage Loans and shall ensure that all premiums required to be paid prior to the related Servicing Transfer Date by the Mortgagors on non-impounded accounts have been paid. With respect to each of the Mortgage Loans which do not have an impound or escrow account maintained for the payment of taxes and insurance, the Company shall hold harmless and indemnify the Purchaser against any and all costs, expenses, penalties, fines, damages and judgments of whatever kind arising from the Company's failure to ensure that the related Mortgagor is maintaining adequate insurance coverage on the Mortgaged Property at all times prior to the related Servicing Transfer Date in accordance with the terms of any document contained in the Mortgage File or any applicable law or regulation including, without limitation, adequate flood insurance coverage for all Mortgaged Properties located within an "A" or "V" flood hazard area;

            (i) ARM Adjustments. With respect to each adjustable rate Mortgage Loan whose index value for any Interest Adjustment Date is available on or prior to the related Servicing Transfer Date, the Company shall make all such adjustments and shall inform the related Mortgagors of such adjustments; and

            (j) Notice to Sub-servicers. On or prior to the related Closing Date, the Company shall inform by written notice all sub-servicers who perform servicing obligations with respect to the Mortgage Loans of the sale of the Mortgage Loans to the Purchaser and of the transfer of the Servicing Rights to the Purchaser on the related Servicing Transfer Date. The Company shall provide the Purchaser with a copy of the notification letter and an officer's certification that all sub-servicers have been notified by an identical letter.

            Subsection 14.02 Obligations of the Company after the Servicing Transfer Date.

            Without limiting the generality of Section 14., the Company shall take, or cause to be taken, the following actions with respect to the Mortgage Loans within three (3) Business Days following the related Servicing Transfer Date (or within such time as may otherwise be specified below):

            (a) Tape. The Company shall furnish to the Purchaser all available computer or like records requested by the Purchaser reflecting the status of payments, balances and other pertinent information with respect to the Mortgage Loans as of the related Servicing Transfer Date (including, without limitation, (i) master file, (ii) escrow file, (iii) payee file, which includes comprehensive tax and insurance information identifying payee, payee address, next payment due date, next amount payable and policy number/parcel number, (iv) ARM master file, (v) ARM history, and (vi) all HMDA data required by the Agencies). Such records shall include magnetic tapes reflecting all computer files maintained on the Mortgage Loans and shall include reports in electronic format as specifically requested by the Purchaser;

            (b) Mortgage File. If the Company has not already done so, the Company shall have forwarded a complete Mortgage File with respect to each Mortgage Loan;

            (c) Accounting Reports. The Company shall furnish to the Purchaser copies of all accounting reports relating to the Mortgage Loans as of the related Servicing Transfer Date including, without limitation, a trial balance and reports of collections, delinquencies, prepaids, curtailments, escrow payments, escrow balances, partial payments, partial payment balances and other like information with respect to the Mortgage Loans;

            (d) Other Documentation. The Company shall provide the Purchaser any and all further documents reasonably required by the Purchaser in order to fully transfer to the Purchaser possession of all tangible evidence of the Servicing Rights and escrow, impound and trust funds transferred hereunder;

            (e) Transfer of Escrow Funds and Other Proceeds. The Company shall transfer to the Purchaser, by wire transfer to the account designated by the Purchaser, an amount equal to the sum of (i) the Net Escrow Payments, (ii) all undistributed insurance loss draft funds, (iii) all unapplied funds received by the Company, (iv) all unapplied interest on escrow balances accrued through the related Servicing Transfer Date, (v) all buydown funds held by the Company as of the related Servicing Transfer Date, and (vi) all other amounts held by the Company with respect to the Mortgage Loans as of the related Servicing Transfer Date for which the Company is not entitled to retain (collectively, the "Escrow Proceeds"). Within five (5) Business Days following the Purchaser's receipt of the Escrow Proceeds, the Company and the Purchaser shall resolve any discrepancies between the Company's accounting statement and the Purchaser's reconciliation with respect thereto. No later than ten (10) Business Days following the related Servicing Transfer Date, the Company or the Purchaser, as the case may be, shall transfer to the other, by wire transfer to the designated account, any amounts to which the other party is entitled; and

            (f) Mortgage Payments Received After Servicing Transfer Date. The Company shall promptly forward to the Purchaser any payment received by it after the related Servicing Transfer Date with respect to any of the Mortgage Loans, whether such payment is in the form of principal, interest, taxes, insurance, loss drafts, insurance refunds, etc., in the original form received, unless such payment has been received in cash or by the Company's lock box facility, in which case the Company shall forward such payment in a form acceptable to the Purchaser. The Company shall notify the Purchaser of the particulars of the payment, which notification shall set forth sufficient information to permit timely and appropriate processing of the payment by the Purchaser.

            Subsection 14.03. Limited Power of Attorney. If requested by Purchaser, Company shall furnish to Purchaser a limited power of attorney in the form attached here as Exhibit 10 appointing Purchaser and any of its employees to act as Company's attorney in fact to execute documents pertaining to the discharge and satisfaction of Mortgages which were recorded in Company's name and to endorse checks received by the Purchaser from Mortgagor after the related Servicing Transfer Date in the Company's name.

            Subsection 14.04. Supplementary Information. From time to time prior to the related Servicing Transfer Date for the servicing of any given Mortgage Loan, Company shall furnish to Purchaser such information supplementary to the information contained in the documents and schedules delivered pursuant hereto and file such reports as purchaser may reasonably request.

            Subsection 14.06. Reasonable Access. Between the date of this Agreement and the related Servicing Transfer Date, Company shall give Purchaser its authorized representatives reasonable access to all documents, files, books, records, accounts, offices and other facilities of Company related to the Mortgage Loans and Servicing Rights transferred hereby, and permit Purchaser to make such inspections thereof as Purchaser may reasonably request during normal business hours, provided, however, that such investigation or inspection shall be conducted in such a manner as to not interfere unreasonably with Company's business operations.

            SECTION 15. Successor to the Company. Prior to termination of the Company's responsibilities and duties as interim servicer under this Agreement pursuant to Section 13 or 14, the Purchaser shall (i) succeed to and assume all of the Company's responsibilities, rights, duties and obligations as interim servicer under this Agreement, or (ii) appoint a successor which shall succeed to all rights and assume all of the responsibilities, duties and liabilities of the Company as interim servicer under this Agreement provided, however, that the successor or surviving Person shall have a net worth of at least $25,000,000. In connection with such appointment and assumption, the Purchaser may make such arrangements for the compensation of such successor out of payments on Mortgage Loans as it and such successor shall agree. In the event that the Company's duties, responsibilities and liabilities as interim servicer under this Agreement should be terminated pursuant to the aforementioned Sections, the Company shall discharge such duties and responsibilities during the period from the date it acquires knowledge of such termination until the effective date thereof with the same degree of diligence and prudence which it is obligated to exercise under this Agreement, and shall take no action whatsoever that might impair or prejudice the rights or financial condition of the Purchaser or such successor. The termination of the Company as interim servicer pursuant to the aforementioned Sections shall not become effective until a successor shall be appointed pursuant to this Section 15 and shall in no event relieve the Company of the representations and warranties made pursuant to Subsections 7.01 and 7.02 and the remedies available to the Purchaser under Subsection 7.03 or 12.01, it being understood and agreed that the provisions of such Subsections 7.01, 7.02,
7.03 or 12.01 shall be applicable to the Company notwithstanding any such resignation or termination of the Company, or the termination of this Agreement. The Successor Servicer shall be an intended third party beneficiary of this Agreement to the same extent as if it were a party hereto, and shall have the right to enforce the provisions of this Agreement.

            SECTION 16. Notices. All demands, notices and communications hereunder shall be in writing and shall be deemed to have been duly given if mailed, by registered or certified mail, return receipt requested, or by overnight courier or facsimile, when received by the other party at the address as follows:

               (i)      if to the Company:

                        First National Bank of Nevada
                        17600 N. Perimeter Drive,
                        Scottsdale, Arizona 85255
                        Attention:  Secondary Marketing
                        Facsimile: (480) 609-5695

                        with a copy to

                        First National Bank of Nevada
                        17600 N. Perimeter Drive,
                        Scottsdale, Arizona 85255
                        Attention:  General Counsel
                        Facsimile: (480) 609-7078

              (ii)      if to the Purchaser:

                        Goldman Sachs Mortgage Company
                        85 Broad Street
                        New York, NY  10004
                        Attention:  Michelle Gill
                        Facsimile: (212) 902-3000

or such other address as may hereafter be furnished to the other party by like notice. Any such demand, notice or communication hereunder shall be deemed to have been received on the date delivered to or received at the premises of the addressee (as evidenced, in the case of registered or certified mail, by the date noted on the return receipt, by signed receipt if by overnight courier, or by written electronic confirmation if by facsimile).

            SECTION 17. Severability Clause. Any part, provision, representation or warranty of this Agreement which is prohibited or which is held to be void or unenforceable shall be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof. Any part, provision, representation or warranty of this Agreement which is prohibited or unenforceable or is held to be void or unenforceable in any jurisdiction shall be ineffective, as to such jurisdiction, to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction as to any Mortgage Loan shall not invalidate or render unenforceable such provision in any other jurisdiction. To the extent permitted by applicable law, the parties hereto waive any provision of law which prohibits or renders void or unenforceable any provision hereof. If the invalidity of any part, provision, representation or warranty of this Agreement shall deprive any party of the economic benefit intended to be conferred by this Agreement, the parties shall negotiate, in good-faith, to develop a structure the economic effect of which is nearly as possible the same as the economic effect of this Agreement without regard to such invalidity.

            SECTION 18. Counterparts. This Agreement and each Term Sheet may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original, and all such counterparts shall constitute one and the same instrument.

            SECTION 19. Governing Law. This Agreement shall be construed in accordance with the laws of the State of New York without regard to any conflicts of laws provisions.

            SECTION 20. Intention of the Parties. It is the intention of the parties that the Purchaser is purchasing, and the Company is selling the Mortgage Loans and the Servicing Rights, and not a debt instrument of the Company or another security. Accordingly, the parties hereto each intend to treat the transaction for federal income tax purposes as a sale by the Company, and a purchase by the Purchaser, of the Mortgage Loans and the Servicing Rights. The Purchaser shall have the right to review the Mortgage Loans and the related Mortgage Loan Files to determine the characteristics of the Mortgage Loans which shall affect the federal income tax consequences of owning the Mortgage Loans and the Servicing Rights and the Company shall cooperate with all reasonable requests made by the Purchaser in the course of such review.

            SECTION 21. Successors and Assigns. This Agreement shall bind and inure to the benefit of and be enforceable by the Company and the Purchaser and the respective successors and assigns of the Company and the Purchaser. The Purchaser may assign this Agreement to any Person to whom any Mortgage Loan is transferred whether pursuant to a sale or financing and to any Person to whom the servicing or master servicing of any Mortgage Loan is sold or transferred. Upon any such assignment, the Person to whom such assignment is made shall succeed to all rights and obligations of the Purchaser under this Agreement. A form of such assignment is attached as Exhibit 8 hereto. This Agreement shall not be assigned, pledged or hypothecated by the Company to a third party without the consent of the Purchaser.

            SECTION 22. Waivers. No term or provision of this Agreement and a Term Sheet may be waived or modified unless such waiver or modification is in writing and signed by the party against whom such waiver or modification is sought to be enforced.

            SECTION 23. Exhibits. The exhibits to this Agreement are hereby incorporated and made a part hereof and are an integral part of this Agreement.

            SECTION 24. General Interpretive Principles. For purposes of this Agreement, except as otherwise expressly provided or unless the context otherwise requires:

            (a) the terms defined in this Agreement have the meanings assigned to them in this Agreement and include the plural as well as the singular, and the use of any gender herein shall be deemed to include the other gender;

            (b) accounting terms not otherwise defined herein have the meanings assigned to them in accordance with GAAP;

            (c) references herein to "Articles," "Sections," "Subsections," "Paragraphs," and other subdivisions without reference to a document are to designated Articles, Sections, Subsections, Paragraphs and other subdivisions of this Agreement;

            (d) reference to a Subsection without further reference to a Section is a reference to such Subsection as contained in the same Section in which the reference appears, and this rule shall also apply to Paragraphs and other subdivisions;

            (e) the words "herein," "hereof," "hereunder" and other words of similar import refer to this Agreement as a whole and not to any particular provision;

            (f) the term "include" or "including" shall mean without limitation by reason of enumeration; and

            (g) the headings used in this Agreement are for reference purposes only and shall not have any effect on the substantive interpretation of the provisions of this Agreement.

            SECTION 25. Reproduction of Documents. This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications which may hereafter be executed, (b) documents received by any party at the closing, and (c) financial statements, certificates and other information previously or hereafter furnished, may be reproduced by any photographic, photostatic, microfilm, micro-card, miniature photographic or other similar process. The parties agree that any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding, whether or not the original is in existence and whether or not such reproduction was made by a party in the regular course of business, and that any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence.

            SECTION 26. Nonsolicitation. From and after the Closing Date, the Company agrees that it will not take any action or permit or cause any action to be taken by any of its agents or affiliates, or by any independent contractors on the Company's behalf, to personally, by telephone or mail, solicit the borrower or obligor under any Mortgage Loan to refinance a Mortgage Loan, in whole or in part, without (i) the prior written consent of the Purchaser; or
(ii) written notice from the related borrower or obligor under a Mortgage Loan of such party's intention to refinance such Mortgage Loan. It is understood and agreed that all rights and benefits relating to the solicitation of any mortgagors to refinance any Mortgage Loans shall be transferred to the Purchaser pursuant to this Purchase Agreement on the Closing Date and the Company shall take no action to undermine these rights and benefits. The Company shall (a) not sell the name of any Mortgagor, and (b) use its best efforts to prevent the sale of the name of any Mortgagor by the Company's wholly owned subsidiaries and affiliates, to any person or entity for the direct or indirect purpose of allowing such person or entity to solicit the refinancing of any Mortgage Loan. Notwithstanding the foregoing, it is understood and agreed that promotions undertaken by the Company or any affiliate of the Company which are directed to the general public at large, including, without limitation, mass mailing, internet, and email solicitations based, in all instances, on commercially acquired mailing lists (which may not be specifically targeted at the Mortgagors,) and newspaper, radio and television advertisements shall not constitute solicitation under this Section 26.

            SECTION 27. Survival. All covenants, agreements, representations and warranties made herein shall survive the execution and delivery of this Agreement.

            SECTION 28. Integration. This Agreement and the applicable Term Sheet contain the entire understanding and agreement of the parties hereto with respect to the subject matter hereof and supercede any prior or contemporaneous understandings, agreements, covenants, statements, representations or warranties, if any, with regard to the subject matter hereof. If there is any conflict between the terms of this Agreement and any Term Sheet dated subsequent to this Agreement, the provisions of such Term Sheet shall control with respect to Mortgage Loans sold pursuant to such Term Sheet.

            SECTION 29. Availability of Information. The Purchaser agrees to make available, or to cause any servicer of the Mortgage Loans to make available, to the Company on a monthly basis, any information relating to the performance of the Mortgage Loans, including, without limitation, delinquency, default and prepayment information. Such information may be provided in a form convenient to Purchaser or servicer, as the case may be.

            SECTION 30. Loan Sales and Securitization. With respect to the Mortgage Loans, the Company and the Purchaser acknowledge and agree that the Purchaser or any prospective purchaser may sell or transfer from time to time some or all of the Mortgage Loans or the related Servicing Rights to one or more purchasers in connection with whole loan sales, servicing rights sales and/or securitizations of the Mortgage Loans (each, a "Transaction). With respect to any such Transaction, the Company shall use its reasonable best efforts to assist the Purchaser, and any prospective purchaser, if the Purchaser or such prospective purchaser so requests, in connection with each Transaction, which assistance shall include, but not be limited to, (i) providing any information relating to the Mortgage Loans necessary to assist in the preparation of any disclosure documents, and (ii) restating certain representations and warranties as set forth in the Purchase Agreement as to the Company and the Mortgage Loans on the date of the Transaction as of the related Closing Date. The Company agrees to enter into an assignment, assumption and recognition agreement pursuant to which the Company assigns the certain restated representations and warranties and remedies to the Transaction as of the related Closing Date. The Company shall indemnify the Purchaser, each Affiliate of the Purchaser participating in any such Transaction, each person who controls the Purchaser or such Affiliate, and the successor servicer and hold them harmless against any losses, damages, penalties, fines, forfeitures, reasonable and necessary legal fees and related costs, judgments, and any other costs, fees and expenses that the Purchaser or the successor servicer may sustain in any way related to the provision by the Company of any information regarding the Company, the Mortgage Loans, or the servicing thereof, or the Company's Underwriting Guidelines attached hereto in connection with any Transaction. For purposes of the previous sentence, "Purchaser" shall mean the Person then acting as the Purchaser under this Agreement and any and all Persons who previously were "Purchasers" under this Agreement.

            SECTION 31. Confidential Information. The Company understands and agrees that this Agreement, any other agreements executed in connection with the sale contemplated hereunder, any agreements executed in connection with the securitization of the Mortgage Loans, and any offering circulars or other disclosure documents produced in connection with such securitization are confidential and proprietary to the Purchaser, and the Company agrees to hold such documents confidential and not to divulge such documents to anyone except
(a) to the extent required by law or judicial order or to enforce its rights or remedies under this letter agreement or the Agreements, (b) to the extent such information enters into the public domain other than through the wrongful act of the Seller, or (c) as is necessary in working with legal counsel, auditors, agents, taxing authorities or other governmental agencies. The rights and obligations set forth in this paragraph shall survive the Closing Date and shall not merge into the closing documents but shall be independently enforceable by the parties hereto.

            IN WITNESS WHEREOF, the Company and the Purchaser have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the date first above written.

                                    FIRST NATIONAL BANK OF NEVADA
                                    Company

                                    By:_________________________________
                                       Name:  Clay Minich
                                       Title:    Senior Vice President

                                    GOLDMAN SACHS MORTGAGE COMPANY
                                    Purchaser

                                    By:________________________________
                                       Name:  Janet Bell
                                       Title:    Vice President

                                    EXHIBIT 1

                               FORM OF TERM SHEET

      This TERM SHEET (the "Term Sheet") dated _____________, between First National Bank of Nevada, a national association, located at 14635 N. Kierland Boulevard, Suite 201, Scottsdale, Arizona 85254 (the "Company") and ____________________, a _________corporation, located at ______________________
______________________ (the "Purchaser") is made pursuant to the terms and conditions of that certain Mortgage Loan Purchase and Interim Servicing Agreement (the "Agreement") dated as of _________, 2001, between the Company and the Purchaser, the provisions of which are incorporated herein as if set forth in full herein, as such terms and conditions may be modified or supplemented hereby. All initially capitalized terms used herein unless otherwise defined shall have the meanings ascribed thereto in the Agreement.

      The Purchaser hereby purchases from the Company and the Company hereby sells to the Purchaser, all of the Company's right, title and interest in and to the Mortgage Loans described on the Mortgage Loan Schedule annexed hereto as
Schedule I, pursuant to and in accordance with the terms and conditions set forth in the Agreement, as same may be supplemented or modified hereby. Hereinafter, the Company shall service the Mortgage Loans for the benefit of the Purchaser and all subsequent transferees of the Mortgage Loans pursuant to and in accordance with the terms and conditions set forth in the Agreement.

1.    Definitions

      For purposes of the Mortgage Loans to be sold pursuant to this Term Sheet, the following terms shall have the following meanings:

Aggregate Principal Balance
(as of the Cut-Off Date):                $[________]

Closing Date:                             [__________]

Cut-off Date:                             [__________]

Initial Weighted Average
Mortgage Loan Remittance Rate:            [__________]

Mortgage Loan:                            [__________]

Purchase Price Percentage:                [__________]

Servicing Transfer Date:                  [__________]

Additional Closing Conditions:

In addition to the conditions specified in the Agreement, the obligation of each of the Company and the Purchaser is subject to the fulfillment, on or prior to the applicable Closing Date, of the following additional conditions: [None].

Additional Loan Documents:

In addition to the contents of the Mortgage File specified in the Agreement, the following documents shall be delivered with respect to the Mortgage
Loans:   [None]

[Additional] [Modification] of Representations and Warranties:

[In addition to the representations and warranties set forth in the Agreement, as of the date hereof, the Company makes the following additional representations and warranties with respect to the Mortgage Loans: [None]. [Notwithstanding anything to the contrary set forth in the Agreement, with respect to each Mortgage Loan to be sold on the Closing Date, the representation and warranty set forth in Section ______ of the Agreement shall be modified to read as follows:]

[(a) As of the related Closing Date, all of the Mortgage Loans will have an actual paid-to-date of [____________] (or later) and will be due for the [__________] scheduled monthly payment (or later).]

Except as modified herein, Section ______ of the Agreement shall remain in full force and effect as of the date hereof.

IN WITNESS WHEREOF, the parties hereto have caused their names to be signed hereto by their respective duly authorized officers as of the date first above written.

                        FIRST NATIONAL BANK OF NEVADA

                        By:__________________________
                        Name:________________________
                        Title:_______________________

                        GOLDMAN SACHS MORTGAGE COMPANY

                        By:__________________________
                        Name:________________________
                        Title:_______________________

                                  SCHEDULE I

                             MORTGAGE LOAN SCHEDULE

                                  EXHIBIT 2

                         CONTENTS OF EACH MORTGAGE FILE

With respect to each Mortgage Loan, the Mortgage File shall include each of the following items, which shall be available for inspection by the Purchaser and which shall be delivered to the Purchaser or upon Purchaser's request its designee:

      1.    Mortgage Loan Documents.

      2.    Residential loan application.

      3.    Mortgage Loan closing statement.

      4.    Verification of employment and income, if applicable.

      5. Verification of acceptable evidence of source and amount of down payment, if applicable.

      6.    Credit report on Mortgagor.

      7.    Residential appraisal report.

      8.    Photograph of the Mortgaged Property.

      9.    Survey of the Mortgaged Property.

      10. Copy of each instrument necessary to complete identification of any exception set forth in the exception schedule in the title policy, i.e., map or plat, restrictions, easements, sewer agreements, home association declarations, etc.

      11. All required disclosure statements and statement of Mortgagor confirming receipt thereof.

      12. If available, termite report, structural engineer's report, water portability and septic certification.

      13.   Sales Contract, if applicable.

      14.   Hazard insurance policy.

      15. Tax receipts, insurance premium receipts, ledger sheets, payment history from date of origination, insurance claim files, correspondence, current and historical computerized data files, and all other processing, underwriting and closing papers and records which are customarily contained in a mortgage loan file and which are required to document the Mortgage Loan or to service the Mortgage Loan.

      16.   Amortization schedule, if available.

      17.   Payment history for each of the Mortgage Loans.

                                  EXHIBIT 3

                   FORM OF CUSTODIAL ACCOUNT LETTER AGREEMENT

                                             ________________________ __, 2004

To:__________________________

            (the "Depository")

            As the Company under the Mortgage Loan Purchase and Interim Servicing Agreement, dated as of March 24, 2004, we hereby authorize and request you to establish an account, as a Custodial Account, to be designated as "__________, in trust for the Purchaser and various Mortgagors, Mortgage Loans, P&I Account." All deposits in the account shall be subject to withdrawal therefrom by order signed by the Company. You may refuse any deposit which would result in violation of the requirement that the account be fully insured as described below. This letter is submitted to you in duplicate. Please execute and return one original to us.

                                    _____________

                                    By:________________________________
                                    Name:______________________________
                                    Title______________________________
                                    Date:______________________________

            The undersigned, as Depository, hereby certifies that the above-described account has been established under Account Number ___________ at the office of the Depository indicated above, and agrees to honor withdrawals on such account as provided above.

                                    Depository

                                    By:________________________________
                                    Name:______________________________
                                    Title______________________________
                                    Date:______________________________

                                    EXHIBIT 4

                     FORM OF ESCROW ACCOUNT LETTER AGREEMENT

                                                          ________ ____, 2004

To:__________________________

      (the "Depository")

            As the Company under the Mortgage Loan Purchase and Interim Servicing Agreement, dated as of March 24, 2004, we hereby authorize and request you to establish an account, as an Escrow Account, to be designated as "_____________, in trust for the Purchaser and various Mortgagors, Mortgage Loans, T&I Account." All deposits in the account shall be subject to withdrawal therefrom by order signed by the Company. You may refuse any deposit which would result in violation of the requirement that the account be fully insured as described below. This letter is submitted to you in duplicate. Please execute and return one original to us.

                                    ________________

                                    By:________________________________
                                    Name:______________________________
                                    Title______________________________
                                    Date:______________________________

            The undersigned, as Depository, hereby certifies that the above-described account has been established under Account Number ___________ at the office of the Depository indicated above, and agrees to honor withdrawals on such account as provided above.

                                    Depository

                                    By:________________________________
                                    Name:______________________________
                                    Title______________________________
                                    Date:______________________________

                                  EXHIBIT 5

                               SERVICING ADDENDUM

            SECTION 11. Servicing.

            Subsection 11.00 Additional Definitions.

            Ancillary Income: Additional servicing compensation in the form of assumption fees, late payment charges and other miscellaneous fees. Prepayment penalties or premiums due in connection with a Principal Prepayment shall not constitute Ancillary Income and shall be deposited in the Custodial Account as set forth in Subsection 11.04. The Company's right to Ancillary Income shall terminate on the Servicing Transfer Date.

            BIF: The Bank Insurance Fund, or any successor thereto.

            Code: The Internal Revenue Code of 1986, or any successor statute thereto.

            Determination Date: With respect to each Distribution Date, the close of business of the last day of the month preceding the month in which such Distribution Date occurs.

            Distribution Date: The fifth (5th) Business Day of each month, commencing on the fifth (5th) Business Day of the month next following the month in which the Cut-off Date occurs.

            Final Recovery Determination: With respect to any defaulted Mortgage Loan or any REO Property (other than a Mortgage Loan or REO Property purchased by the Company pursuant to this Agreement), a determination made by the Company that all Insurance Proceeds, Liquidation Proceeds and other payments or recoveries which the Company, in its reasonable good faith judgment, expects to be finally recoverable in respect thereof have been so recovered. The Company shall maintain records, prepared by a servicing officer of the Company, of each Final Recovery Determination.

            Interim Servicing Fee: With respect to each Mortgage Loan, the amount of the servicing fee the Purchaser shall pay to the Company, which shall, for each month, be equal to $12.00 per Mortgage Loan per month plus. Such fee shall be payable monthly. If the Interim Servicing Period includes any partial calendar month, the Interim Servicing Fee for such month shall be pro rated at a per diem rate based upon a 30-day month. For each Mortgage Loan, such servicing fee will be payable solely from amounts representing interest actually received by the Company from the related Mortgagor.

            Permitted Investments: Any one or more of the following obligations or securities:

                  (i) direct obligations of, and obligations fully guaranteed by the United States of America or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America;

                  (ii) (a) demand or time deposits, federal funds or bankers'
            acceptances issued by any depository institution or trust company incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by federal and/or state banking authorities, provided that the commercial paper and/or the short-term deposit rating and/or the long-term unsecured debt obligations or deposits of such depository institution or trust company at the time of such investment or contractual commitment providing for such investment are rated in one of the two highest rating categories by each Rating Agency and (b) any other demand or time deposit or certificate of deposit that is fully insured by the FDIC;

                  (iii) repurchase obligations with a term not to exceed thirty
            (30) days and with respect to (a) any security described in clause
            (i) above and entered into with a depository institution or trust company (acting as principal) described in clause (ii)(a) above;

                  (iv) securities bearing interest or sold at a discount issued by any corporation incorporated under the laws of the United States of America or any state thereof that are rated in one of the two highest rating categories by each Rating Agency at the time of such investment or contractual commitment providing for such investment; provided, however, that securities issued by any particular corporation will not be Permitted Investments to the extent that investments therein will cause the then outstanding principal amount of securities issued by such corporation and held as Permitted Investments to exceed 10% of the aggregate outstanding principal balances of all of the Mortgage Loans and Permitted Investments;

                  (v) commercial paper (including both non-interest-bearing
            discount obligations and interest-bearing obligations payable on demand or on a specified date not more than one year after the date of issuance thereof) which are rated in one of the two highest rating categories by each Rating Agency at the time of such investment;

                  (vi) any other demand, money market or time deposit,
            obligation, security or investment as may be acceptable to each Rating Agency as evidenced in writing by each Rating Agency; and

                  (vii) any money market funds the collateral of which consists of obligations fully guaranteed by the United States of America or any agency or instrumentality of the United States of America the obligations of which are backed by the full faith and credit of the United States of America (which may include repurchase obligations secured by collateral described in clause (i)) and other securities and which money market funds are rated in one of the two highest rating categories by each Rating Agency.

provided, however, that no instrument or security shall be a Permitted Investment if such instrument or security evidences a right to receive only interest payments with respect to the obligations underlying such instrument or if such security provides for payment of both principal and interest with a yield to maturity in excess of 120% of the yield to maturity at par or if such investment or security is purchased at a price greater than par.

            Prime Rate: The prime rate announced to be in effect from time to time as published as the average rate in the Wall Street Journal (Northeast Edition).

            Qualified Depository: A depository, the accounts of which are insured by the FDIC through the BIF or the SAIF and the short term debt ratings and the long term deposit ratings of which are rated in the highest rating category by each Rating Agency.

            REMIC: A "real estate mortgage investment conduit" as such term is defined in the Code, as amended.

            Servicing Advances: All customary, reasonable and necessary "out of pocket" costs and expenses (including reasonable attorneys' fees and disbursements) incurred in the performance by the Company of its interim servicing obligations, including, but not limited to, the cost of (a) the preservation, restoration and protection of the Mortgaged Property, (b) any enforcement, administrative or judicial proceedings, or any legal work or advice specifically related to servicing the Mortgage Loans, including but not limited to, foreclosures, bankruptcies, condemnations, drug seizures, elections, foreclosures by subordinate or superior lienholders, and other legal actions incidental to the interim servicing of the Mortgage Loans (provided that such expenses are reasonable and that the Company specifies the Mortgage Loan(s) to which such expenses relate and, upon Purchaser's request, provides documentation supporting such expense (which documentation would be acceptable to Fannie Mae or Freddie Mac), and provided further that any such enforcement, administrative or judicial proceeding does not arise out of a breach of any representation, warranty or covenant of the Company hereunder), (c) the management and liquidation of the Mortgaged Property if the Mortgaged Property is acquired in full or partial satisfaction of the Mortgage, (d) taxes, assessments, water rates, sewer rates and other charges which are or may become a lien upon the Mortgaged Property, and Primary Mortgage Insurance Policy premiums and fire and hazard insurance coverage, (e) any expenses reasonably sustained by the Company with respect to the liquidation of the Mortgaged Property in accordance with the terms of this Agreement and (f) compliance with the obligations under this Agreement.

            Subsection 11.01 Company to Act as Servicer.

Company, as independent contract servicer, shall interim service and administer the Mortgage Loans in accordance with Accepted Servicing Practices and this Agreement and shall have full power and authority, acting alone, to do or cause to be done any and all things in connection with such servicing and administration which the Company may deem necessary or desirable and consistent with the terms of this Agreement. Without limiting the generality of the foregoing, the Company shall not take, or fail to take, any action which would result in the Purchaser's interest in the Mortgage Loans being adversely affected.

            Consistent with the terms of this Agreement and Accepted Servicing Practices, the Company may waive, modify or vary any term of any Mortgage Loan or consent to the postponement of strict compliance with any such term or in any manner grant indulgence to any Mortgagor if in the Company's reasonable and prudent determination such waiver, modification, postponement or indulgence is not materially adverse to the Purchaser; provided, however, that unless the Company has obtained the prior written consent of the Purchaser, the Company shall not permit any modification with respect to any Mortgage Loan that would change the Mortgage Interest Rate, defer or forgive the payment thereof or of any principal or interest payments, reduce the outstanding principal amount (except for actual payments of principal), make additional advances of additional principal or extend the final maturity date on such Mortgage Loan. Without limiting the generality of the foregoing, during the Interim Servicing Period the Company shall continue, and is hereby authorized and empowered, to execute and deliver on behalf of itself, and the Purchaser, all instruments of satisfaction or cancellation, or of partial or full release, discharge and all other comparable instruments, with respect to the Mortgage Loans and with respect to the Mortgaged Property. If required by the Company, the Purchaser shall furnish the Company with powers of attorney at the Purchaser's option and other documents necessary or appropriate to enable the Company to carry out its servicing and administrative duties under this Agreement.

            In interim servicing and administering the Mortgage Loans, the Company shall employ procedures including collection procedures and exercise the same care that it customarily employs and exercises in servicing and administering mortgage loans for its own account giving due consideration to Accepted Servicing Practices. If Company elects to utilize a subservicer to perform any or all of Company's duties hereunder, Company shall remain liable as though such duties were performed directly by Company and Company shall be responsible for the payment of any and all fees of any such subservicer.

            Subsection 11.02 Collection of Mortgage Loan Payments.

            Continuously from the related Closing Date until the related Servicing Transfer Date, the Company shall proceed diligently to collect all payments due under each Mortgage Loan when the same shall become due and payable and shall, to the extent such procedures shall be consistent with this Agreement and the terms and provisions of any related Primary Mortgage Insurance Policy, follow such collection procedures as it follows with respect to mortgage loans comparable to the Mortgage Loans and held for its own account. Further, the Company shall take special care in ascertaining and estimating annual ground rents, taxes, assessments, water rates, fire and hazard insurance premiums, mortgage insurance premiums, and all other charges that, as provided in the Mortgage, will become due and payable to the end that the installments payable by the Mortgagors will be sufficient to pay such charges as and when they become due and payable.

      Subsection 11.03  Realization Upon Defaulted Mortgage Loans.

            (a) The Company shall use its best efforts, consistent with the procedures that the Company would use in servicing loans for its own account, to foreclose upon or otherwise comparably convert the ownership of such Mortgaged Properties as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments pursuant to Subsection 11.01. The Company shall use its best efforts to realize upon defaulted Mortgage Loans in such a manner as will maximize the receipt of principal and interest by the Purchaser, taking into account, among other things, the timing of foreclosure proceedings. The foregoing is subject to the provisions that, in any case in which Mortgaged Property shall have suffered damage, the Company shall not be required to expend its own funds toward the restoration of such property unless it shall determine in its discretion (i) that such restoration will increase the proceeds of liquidation of the related Mortgage Loan to the Purchaser after reimbursement to itself for such expenses, and (ii) that such expenses will be recoverable by the Company through Insurance Proceeds or Liquidation Proceeds from the related Mortgaged Property, as contemplated in Subsection 11.05. In the event that any payment due under any Mortgage Loan is not paid when the same becomes due and payable, or in the event the Mortgagor fails to perform any other covenant or obligation under the Mortgage Loan and such failure continues beyond any applicable grace period, the Company shall take such action as it shall deem to be in the best interest of the Purchaser. If a Mortgage Loan becomes sixty (60) or more days delinquent or subject to a foreclosure proceeding, then with respect to the Servicing Rights to such Mortgage Loan the related Servicing Transfer Date shall be the close of business on the next Business Day if so requested by the Purchaser. In the event that any payment due under any Mortgage Loan remains delinquent for a period of ninety (90) days or more, and the Purchaser has not exercised its right to accelerate the related Servicing Transfer Date as described in the previous sentence, the Company shall commence foreclosure proceedings, provided that prior to commencing foreclosure proceedings, the Company shall notify the Purchaser in writing of the Company's intention to do so, and the Company shall not commence foreclosure proceedings if the Purchaser objects to such action within ten (10) Business Days of receiving such notice. The Company shall notify the Purchaser in writing of the commencement of foreclosure proceedings. In such connection, the Company shall be responsible for all costs and expenses incurred by it in any such proceedings; provided, however, that it shall be entitled to reimbursement thereof from the related Mortgaged Property, as contemplated in Subsection 11.05.

            (b) Notwithstanding the foregoing provisions of this Subsection 11.03, with respect to any Mortgage Loan as to which the Company has received actual notice of, or has actual knowledge of, the presence of any toxic or hazardous substance on the related Mortgaged Property, the Company shall not either (i) obtain title to such Mortgaged Property as a result of or in lieu of foreclosure or otherwise, or (ii) otherwise acquire possession of, or take any other action, with respect to, such Mortgaged Property if, as a result of any such action, the Purchaser would be considered to hold title to, to be a mortgagee-in-possession of, or to be an owner or operator of such Mortgaged Property within the meaning of the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time, or any comparable law, unless the Company has received approval from the Purchaser and has also previously determined, based on its reasonable judgment and a prudent report prepared by a Person who regularly conducts environmental audits using customary industry standards, that:

                (1) such Mortgaged Property is in compliance with applicable environmental laws or, if not, that it would be in the best economic interest of the Purchaser to take such actions as are necessary to bring the Mortgaged Property into compliance therewith; and

                (2) there are no circumstances present at such Mortgaged
            Property relating to the use, management or disposal of any hazardous substances, hazardous materials, hazardous wastes, or petroleum-based materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any federal, state or local law or regulation, or that if any such materials are present for which such action could be required, that it would be in the best economic interest of the Purchaser to take such actions with respect to the affected Mortgaged Property.

            The cost of the environmental audit report contemplated by this Subsection 11.03 shall be advanced by the Company, subject to the Company's right to be reimbursed therefor from the Custodial Account as provided in Subsection 11.05(vii).

            If the Company determines, in consultation with the Purchaser, as described above, that it is in the best economic interest of the Purchaser to take such actions as are necessary to bring any such Mortgaged Property into compliance with applicable environmental laws, or to take such action with respect to the containment, clean-up or remediation of hazardous substances, hazardous materials, hazardous wastes, or petroleum-based materials affecting any such Mortgaged Property, then the Company shall take such action as it deems to be in the best economic interest of the Purchaser. The cost of any such compliance, containment, cleanup or remediation shall be advanced by the Company, subject to the Company's right to be reimbursed therefor from the Custodial Account as provided in Subsection 11.05(vii).

            (c) The Company shall also promptly notify the Purchaser upon learning of any state insolvency or federal bankruptcy proceedings in which any Mortgagor is seeking relief or is the defendant debtor, or of the death or incapacity or any Mortgagor or guarantor.

            Subsection 11.04  Establishment of Custodial Accounts; Deposits in
                              Custodial Accounts.

            The Company shall segregate and hold all funds collected and received pursuant to each Mortgage Loan separate and apart from any of its own funds and general assets and shall establish and maintain one or more Custodial Accounts, with a Qualified Depository, in the form of time deposit or demand accounts. Funds deposited in the Custodial Account shall at all times be insured by the FDIC up to the FDIC insurance limits, or must be invested in Permitted Investments for the benefit of the Purchaser. Upon the request of the Purchaser, the Company shall deliver to the Purchaser a Custodial Account Letter Agreement in the form of Exhibit 3.

            The Company shall deposit in the Custodial Account on a daily basis within two Business Days of receipt, and retain therein the following payments and collections received by it subsequent to the related Cut-off Date:

            (i) all payments on account of principal including Principal Prepayments (and any prepayment penalty fees collected from Mortgagors for any Principal Prepayments) on the Mortgage Loans;

            (ii) all payments on account of interest on the Mortgage Loans;

            (iii) all Liquidation Proceeds;

            (iv) all Insurance Proceeds including amounts required to be deposited pursuant to Subsections 11.10 and 11.11, other than proceeds to be held in the Escrow Account and applied to the restoration or repair of the Mortgaged Property or released to the Mortgagor in accordance with Accepted Servicing Practices, the loan documents or applicable law;

            (v) all Condemnation Proceeds affecting any Mortgaged Property which are not released to the Mortgagor in accordance with Accepted Servicing Practices, the loan documents or applicable law;

            (vi) all proceeds of any Mortgage Loan repurchased in accordance with Subsection 7.03;

            (vii) any amounts required to be deposited by the Company pursuant to Subsection 11.11 in connection with the deductible clause in any blanket hazard insurance policy. Such deposit shall be made from the Company's own funds, without reimbursement therefor;

            (viii) any amounts required to be deposited by the Company in connection with any REO Property pursuant to Subsection 11.13; and

            (ix) any amounts required to be deposited in the Custodial Account pursuant to Subsections 11.19 or 11.20.

            The foregoing requirements for deposit in the Custodial Account shall be exclusive, it being understood and agreed that, without limiting the generality of the foregoing, Ancillary Income need not be deposited by the Company in the Custodial Account. Such Custodial Account shall be an Eligible Account. Any interest or earnings on funds deposited in the Custodial Account by the depository institution shall accrue to the benefit of the Company and the Company shall be entitled to retain and withdraw such interest from the Custodial Account pursuant to Subsection 11.05(iv). The Company shall give notice to the Purchaser of the location of the Custodial Account when established and prior to any change thereof.

            Subsection 11.05 Permitted Withdrawals From the Custodial Account.

            The Company may, from time to time, withdraw from the Custodial Account for the following purposes:

            (i) to make distributions to the Servicing Rights Owner in the amounts and in the manner provided for in Subsection 11.14;

            (ii) to reimburse itself for unreimbursed Servicing Advances, the Company's right to reimburse itself pursuant to this subclause (ii) with respect to any Mortgage Loan being limited to related Liquidation Proceeds, Condemnation Proceeds, Insurance Proceeds and such other amounts as may be collected by the Company from the Mortgagor or otherwise relating to the Mortgage Loan, it being understood that, in the case of such reimbursement, the Company's right thereto shall be prior to the rights of the Purchaser, except that, where the Company is required to repurchase a Mortgage Loan, pursuant to Subsection 7.03, the Company's right to such reimbursement shall be subsequent to the payment to the Purchaser of the Repurchase Price pursuant to Subsection 7.03 and all other amounts required to be paid to the Purchaser with respect to such Mortgage Loans;

            (iii) to pay to itself pursuant to Subsection 11.21 as servicing compensation (a) any interest earned on funds in the Custodial Account (all such interest to be withdrawn monthly not later than each Distribution Date), and (b) the Interim Servicing Fee;

            (iv) to pay to itself with respect to each Mortgage Loan that has been repurchased pursuant to Subsection 7.03, all amounts received thereon and not distributed as of the date on which the related Repurchase Price is determined;

            (v) to pay, or to reimburse the Company for advances in respect of, expenses incurred in connection with any Mortgage Loan pursuant to Subsection 11.03(b), but only to the extent of amounts received in respect of the Mortgage Loans to which such expense is attributable;

            (vi) to reimburse itself for any expenses that are reimbursable pursuant to Subsection 11.03; and (vii) to clear and terminate the Custodial Account on the termination of this Agreement.

            The Company shall keep and maintain separate accounting, on a Mortgage Loan by Mortgage Loan basis, for the purpose of justifying any withdrawal from the Custodial Account pursuant to such subclauses (ii), (iv),
(v) and (vi) above. The Company shall provide written notification in the form of an Officers' Certificate to the Purchaser, on or prior to the next succeeding Distribution Date, upon making any withdrawals from the Custodial Account pursuant to subclause (v) above.

            Subsection 11.06  Establishment of Escrow Accounts; Deposits in
                              Escrow Accounts.

            The Company shall segregate and hold all funds collected and received pursuant to each Mortgage Loan which constitute Escrow Payments separate and apart from any of its own funds and general assets and shall establish and maintain one or more Escrow Accounts, with a Qualified Depository, in the form of time deposit or demand accounts. Upon the request of the Purchaser, the Company shall deliver to the Purchaser an Escrow Account Letter Agreement in the form of Exhibit 4.

            The Company shall deposit in the Escrow Account or Accounts on a daily basis, and retain therein, (i) all Escrow Payments collected on account of the Mortgage Loans, for the purpose of effecting timely payment of any such items as required under the terms of this Agreement, and (ii) all Insurance Proceeds which are to be applied to the restoration or repair of any Mortgaged Property. The Company shall make withdrawals therefrom only to effect such payments as are required under this Agreement, and for such other purposes as shall be as set forth or in accordance with Subsection 11.08. The Company shall be entitled to retain any interest paid on funds deposited in the Escrow Account by the depository institution other than interest on escrowed funds required by law to be paid to the Mortgagor and, to the extent required by law, the Company shall pay interest on escrowed funds to the Mortgagor notwithstanding that the Escrow Account is non-interest bearing or that interest paid thereon is insufficient for such purposes.

            Subsection 11.07 Permitted Withdrawals From Escrow Account.

            Withdrawals from the Escrow Account may be made by the Company (i) to effect timely payments of ground rents, taxes, assessments, water rates, hazard insurance premiums, Primary Mortgage Insurance Policy premiums, if applicable, and comparable items, (ii) to reimburse the Company for any Servicing Advance made by the Company with respect to a related Mortgage Loan but only from amounts received on the related Mortgage Loan which represent late payments or collections of Escrow Payments thereunder, (iii) to refund to the Mortgagor any funds as may be determined to be overages, (iv) for transfer to the Custodial Account in accordance with the terms of this Agreement, (v) for application to the restoration or repair of the Mortgaged Property, (vi) to pay to the Company, or to the Mortgagor to the extent required by law, any interest paid on the funds deposited in the Escrow Account, or (vii) to clear and terminate the Escrow Account on the termination of this Agreement.

            Subsection 11.08  Payment of Taxes, Insurance and Other Charges.

            With respect to each Mortgage Loan, the Company shall maintain accurate records reflecting the status of ground rents, taxes, assessments, water rates and other charges which are or may become a lien upon the Mortgaged Property and the status of Primary Mortgage Insurance Policy premiums and fire and hazard insurance coverage and shall obtain, from time to time, all bills for the payment of such charges, including insurance renewal premiums and shall effect payment thereof prior to the applicable penalty or termination date and at a time appropriate for securing maximum discounts allowable, employing for such purpose deposits of the Mortgagor in the Escrow Account which shall have been estimated and accumulated by the Company in amounts sufficient for such purposes, as allowed under the terms of the Mortgage and applicable law. To the extent that the Mortgage does not provide for Escrow Payments, the Company shall determine that any such payments are made by the Mortgagor at the time they first become due. The Company assumes full responsibility for the timely payment of all such bills and shall effect timely payments of all such bills irrespective of the Mortgagor's faithful performance in the payment of same or the making of the Escrow Payments and shall make advances from its own funds to effect such payments.

            Subsection 11.09  Transfer of Accounts.

            The Company may transfer the Custodial Account or the Escrow Account to a different Qualified Depository institution from time to time. Such transfer shall be made only upon obtaining the prior written consent of the Purchaser.. In any case, the Custodial Account and Escrow Account shall be Eligible Accounts.

            Subsection 11.10  Maintenance of Hazard Insurance.

            The Company shall cause to be maintained for each Mortgage Loan fire, and hazard insurance with extended coverage as is customary in the area where the Mortgaged Property is located in an amount which is at least equal to the lesser of (i) the amount necessary to fully compensate for any damage or loss to the improvements which are a part of such property on a replacement cost basis or (ii) the outstanding principal balance of the Mortgage Loan, in each case in an amount not less than such amount as is necessary to prevent the Mortgagor and/or the Mortgagee from becoming a co-insurer. If the Mortgaged Property is in an area identified on a Flood Hazard Boundary Map or Flood Insurance Rate Map issued by the Flood Emergency Management Agency as having special flood hazards and such flood insurance has been made available, the Company will cause to be maintained a flood insurance policy meeting the requirements of the current guidelines of the Federal Insurance Administration with a generally acceptable insurance carrier, in an amount representing coverage not less than the lesser of (i) the outstanding principal balance of the Mortgage Loan or (ii) the maximum amount of insurance which is available under the National Flood Insurance Act of 1968 or the Flood Disaster Protection Act of 1973, as amended. The Company also shall maintain on any REO Property, fire and hazard insurance with extended coverage in an amount which is at least equal to the lesser of (i) the maximum insurable value of the improvements which are a part of such property and (ii) the outstanding principal balance of the related Mortgage Loan at the time it became an REO Property plus accrued interest at the Mortgage Interest Rate and related Servicing Advances, liability insurance and, to the extent required and available under the National Flood Insurance Act of 1968 or the Flood Disaster Protection Act of 1973, as amended, flood insurance in an amount as provided above. Pursuant to Subsection 11.04, any amounts collected by the Company under any such policies other than amounts to be deposited in the Escrow Account and applied to the restoration or repair of the Mortgaged Property or REO Property, or released to the Mortgagor in accordance with the Company's normal servicing procedures, shall be deposited in the Custodial Account, subject to withdrawal pursuant to Subsection 11.05. Any cost incurred by the Company in maintaining any such insurance shall not, for the purpose of calculating distributions to the Purchaser, be added to the unpaid principal balance of the related Mortgage Loan, notwithstanding that the terms of such Mortgage Loan so permit. It is understood and agreed that no earthquake or other additional insurance need be required by the Company of the Mortgagor or maintained on property acquired in respect of the Mortgage Loan, other than pursuant to such applicable laws and regulations as shall at any time be in force and as shall require such additional insurance. All such policies shall be endorsed with standard mortgagee clauses with loss payable to the Company, or upon request to the Purchaser, and shall provide for at least thirty
(30) days' prior written notice of any cancellation, reduction in the amount of, or material change in, coverage to the Company. The Company shall not interfere with the Mortgagor's freedom of choice in selecting either his insurance carrier or agent, provided, however, that the Company shall not accept any such insurance policies from insurance companies unless such companies currently reflect a General Policy Rating of A:VI or better in Best's Key Rating Guide and are licensed to do business in the state wherein the property subject to the policy is located.

            Subsection 11.11  Maintenance of Mortgage Impairment Insurance
                              Policy.

            In the event that the Company shall obtain and maintain a mortgage impairment or blanket policy issued by an issuer that has an A.M. Best rating of A:VI or better insuring against hazard losses on all of Mortgaged Properties securing the Mortgage Loans, then, to the extent such policy provides coverage in an amount equal to the amount required pursuant to Subsection 11.10 and otherwise complies with all other requirements of Subsection 11.10, the Company shall conclusively be deemed to have satisfied its obligations as set forth in Subsection 11.10, it being understood and agreed that such policy may contain a deductible clause, in which case the Company shall, in the event that there shall not have been maintained on the related Mortgaged Property or REO Property a policy complying with Subsection 11.10, and there shall have been one or more losses which would have been covered by such policy, deposit in the Custodial Account the amount not otherwise payable under the blanket policy because of such deductible clause. In connection with its activities as servicer of the Mortgage Loans, the Company agrees to prepare and present, on behalf of the Purchaser, claims under any such blanket policy in a timely fashion in accordance with the terms of such policy. Upon request of the Purchaser, the Company shall cause to be delivered to the Purchaser a certified true copy of such policy and a statement from the insurer thereunder that such policy shall in no event be terminated or materially modified without thirty (30) days' prior written notice to the Purchaser.

            Subsection 11.12 Fidelity Bond, Errors and Omissions Insurance.

            The Company shall maintain, at its own expense, a blanket fidelity bond and an errors and omissions insurance policy, with broad coverage with responsible companies that would meet the requirements of Fannie Mae or Freddie Mac on all officers, employees or other persons acting in any capacity with regard to the Mortgage Loans to handle funds, money, documents and papers relating to the Mortgage Loans. The fidelity bond and errors and omissions insurance shall be in the form of the Mortgage Banker's Blanket Bond and shall protect and insure the Company against losses, including forgery, theft, embezzlement, fraud, errors and omissions and negligent acts of such persons. Such fidelity bond shall also protect and insure the Company against losses in connection with the failure to maintain any insurance policies required pursuant to this Agreement and the release or satisfaction of a Mortgage Loan without having obtained payment in full of the indebtedness secured thereby. No provision of this Subsection 11.12 requiring the fidelity bond and errors and omissions insurance shall diminish or relieve the Company from its duties and obligations as set forth in this Agreement. The minimum coverage under any such bond and insurance policy shall be at least equal to the corresponding amounts required by Fannie Mae in the Fannie Mae Servicing Guide or by Freddie Mac in the Freddie Mac Seller's and Servicers' Guide. Upon request of the Purchaser, the Company shall cause to be delivered to the Purchaser a certified true copy of the fidelity bond and insurance policy and a statement from the surety and the insurer that such fidelity bond or insurance policy shall in no event be terminated or materially modified without thirty (30) days' prior written notice to the Purchaser.

            Subsection 11.13 Title, Management and Disposition of REO Property.

            In the event that title to the Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale shall be taken in the name of the Purchaser or its designee. Any Person or Persons holding such title other than the Purchaser shall acknowledge in writing that such title is being held as nominee for the benefit of the Purchaser.

            The Company shall either itself or through an agent selected by the Company, manage, conserve, protect and operate each REO Property (and may temporarily rent the same) in the same manner that it manages, conserves, protects and operates other foreclosed property for its own account, and in the same manner that similar property in the same locality as the REO Property is managed. If a REMIC election is or is to be made with respect to the arrangement under which the Mortgage Loans and any REO property are held, the Company shall manage, conserve, protect and operate each REO Property in a manner which does not cause such REO Property to fail to qualify as "foreclosure property" within the meaning of Section 860G(a)(8) of the Code or result in the receipt by such REMIC of any "income from non-permitted assets" within the meaning of Section 860F(a)(2)(B) of the Code or any "net income from foreclosure property" within the meaning of Section 860G(c)(2) of the Code. The Company shall cause each REO Property to be inspected promptly upon the acquisition of title thereto and shall cause each REO Property to be inspected at least annually thereafter. The Company shall make or cause to be made a written report of each such inspection. Such reports shall be retained in the Mortgage File and copies thereof shall be forwarded by the Company to the Purchaser. The Company shall use its best efforts to dispose of the REO Property as soon as possible and shall sell such REO Property in any event within three (3) years after title has been taken to such REO Property, unless the Company determines, and gives appropriate notice to the Purchaser, that a longer period is necessary for the orderly liquidation of such REO Property. If a period longer than three years is necessary to sell any REO property, (i) the Company shall report monthly to the Purchaser as to the progress being made in selling such REO Property and (ii) if, with the written consent of the Purchaser, a purchase money mortgage is taken in connection with such sale, such purchase money mortgage shall name the Company as mortgagee, and a separate servicing agreement among the Company and the Purchaser shall be entered into with respect to such purchase money mortgage. Notwithstanding the foregoing, if a REMIC election is made with respect to the arrangement under which the Mortgage Loans and the REO Property are held, such REO Property shall be disposed of within three (3) years or such other period as may be permitted under Section 860G(a)(8) of the Code.

            With respect to each REO Property, the Company shall segregate and hold all funds collected and received in connection with the operation of the REO Property separate and apart from its own funds or general assets and shall deposit or cause to be deposited, on a daily basis within one Business Day of receipt in the Custodial Account all revenues received with respect to the related REO Property and shall withdraw therefrom funds necessary for the proper operation, management and maintenance of the REO Property, including the cost of maintaining any hazard insurance pursuant to Subsection 11.10 hereof and the fees of any managing agent acting on behalf of the Company.

            The Company shall furnish to the Purchaser on each Distribution Date, an operating statement for each REO Property covering the operation of each REO Property for the previous month. Such operating statement shall be accompanied by such other information as the Purchaser shall reasonably request.

            Each REO Disposition shall be carried out by the Company at such price and upon such terms as the Purchaser shall direct. If as of the date title to any REO Property was acquired by the Company there were outstanding unreimbursed Servicing Advances with respect to the REO Property, the Company, upon an REO Disposition of such REO Property, shall be entitled to reimbursement for any related unreimbursed Servicing Advances from proceeds received in connection with such REO Disposition. The proceeds from the REO Disposition, net of any payment to the Company as provided above, shall be deposited in the Custodial Account within one Business Day of receipt.

            Subsection 11.14 Distributions.

            On each Distribution Date, the Company shall distribute to the Servicing Rights Owner all amounts credited to the Custodial Account as of the close of business on the preceding Determination Date, net of charges against or withdrawals from the Custodial Account pursuant to Subsection 11.05.

            All distributions made to the Purchaser on each Distribution Date shall be based on the Mortgage Loans owned and held by the Purchaser, and shall be made by wire transfer of immediately available funds to the account of the Purchaser at a bank or other entity having appropriate facilities therefor, if the Purchaser shall have so notified the Company or by check mailed to the address of the Purchaser.

            With respect to any remittance received by the Purchaser on or after the second Business Day following the Business Day on which such payment was due, the Company shall pay to the Purchaser interest on any such late payment at an annual rate equal to Prime Rate, adjusted as of the date of each change, plus three percentage points, but in no event greater than the maximum amount permitted by applicable law. Such interest shall be paid by the Company to the Purchaser on the date such late payment is made and shall cover the period commencing with the day following such second Business Day and ending with the Business Day on which such payment is made, both inclusive. Such interest shall be remitted along with such late payment. The payment by the Company of any such interest shall not be deemed an extension of time for payment or a waiver of any Event of Default by the Company.

            Subsection 11.15 Remittance Reports.

            No later than the fifth Business Day each month, the Company shall furnish to the Purchaser or its designee a computer tape and a hard copy of the monthly data, together with such other information with respect to the Mortgage Loans as the Purchaser may reasonably require to allocate distributions made pursuant to this Agreement and provide appropriate statements with respect to such distributions. On the same date, the Company shall forward to the Purchaser by overnight mail a computer readable magnetic tape containing the information set forth in the remittance report with respect to the related Distribution Date.

            Subsection 11.16 Statements to the Purchaser.

            No later than the Distribution Date, the Company shall forward to the Purchaser or its designee a statement prepared by the Company setting forth the status of the Custodial Account as of the close of business on such Distribution Date and showing, for the period covered by such statement, the aggregate amount of deposits into and withdrawals from the Custodial Account of each category of deposit specified in Subsection 11.04 and each category of withdrawal specified in Subsection 11.05.

            Upon the request of the Purchaser, in connection with any Transaction, the Company shall furnish to the Purchaser a complete, true and correct Mortgage Loan Schedule with respect to the related Mortgage Loans.

            In addition, not more than ninety (90) days after the end of each calendar year, the Company shall furnish to each Person who was the Purchaser at any time during such calendar year, (i) as to the aggregate of remittances for the applicable portion of such year, an annual statement in accordance with the requirements of applicable federal income tax law, and (ii) listing of the principal balances of the Mortgage Loans outstanding at the end of such calendar year.

            The Company shall prepare and file any and all tax returns, information statements or other filings required to be delivered to any governmental taxing authority or to any Purchaser pursuant to any applicable law with respect to the Mortgage Loans and the transactions contemplated hereby. In addition, the Company shall provide the Purchaser with such information concerning the Mortgage Loans as is necessary for the Purchaser to prepare its federal income tax return as any Purchaser may reasonably request from time to time.

            Subsection 11.17 Real Estate Owned Reports.

            Together with the statement furnished pursuant to Subsection 11.13, with respect to any REO Property, the Company shall furnish to the Purchaser a statement covering the Company's efforts in connection with the sale of such REO Property and any rental of such REO Property incidental to the sale thereof for the previous month, together with the operating statement. Such statement shall be accompanied by such other information as the Purchaser shall reasonably request.

            Subsection 11.18 Liquidation Reports.

            Upon the foreclosure sale of any Mortgaged Property or the acquisition thereof by the Purchaser pursuant to a deed-in-lieu of foreclosure, the Company shall deliver to the Purchaser within three Business Days after completion of the foreclosure sale a liquidation report with respect to such Mortgaged Property.

            Subsection 11.19 Assumption Agreements.

            The Company shall, to the extent it has knowledge of any conveyance or prospective conveyance by any Mortgagor of the Mortgaged Property (whether by absolute conveyance or by contract of sale, and whether or not the Mortgagor remains or is to remain liable under the Mortgage Note and/or the Mortgage), exercise its rights to accelerate the maturity of such Mortgage Loan under any "due-on-sale" clause applicable thereto; provided, however, that the Company shall not exercise any such rights if prohibited by law from doing so or if the exercise of such rights would impair or threaten to impair any recovery under the related Primary Mortgage Insurance Policy, if any. If the Company reasonably believes it is unable under applicable law to enforce such "due-on-sale" clause, the Company, upon prior Purchaser consent, shall enter into an assumption agreement with the person to whom the Mortgaged Property has been conveyed or is proposed to be conveyed, pursuant to which such person becomes liable under the Mortgage Note and, to the extent permitted by applicable state law, the Mortgagor remains liable thereon. Where an assumption is allowed pursuant to this Subsection 11.19, the Company, with the prior written consent of the insurer under the Primary Mortgage Insurance Policy, if any, is authorized to enter into a substitution of liability agreement with the person to whom the Mortgaged Property has been conveyed or is proposed to be conveyed pursuant to which the original Mortgagor is released from liability and such Person is substituted as Mortgagor and becomes liable under the related Mortgage Note. Any such substitution of liability agreement shall be in lieu of an assumption agreement.

            In connection with any such assumption or substitution of liability, the Company shall follow the underwriting guidelines of Company attached as
Exhibit 9 hereto. With respect to an assumption or substitution of liability, the Mortgage Interest Rate, the amount of the Monthly Payment, and the final maturity date of such Mortgage Note may not be changed. The Company shall notify the Purchaser that any such substitution of liability or assumption agreement has been completed by forwarding to the Purchaser the original of any such substitution of liability or assumption agreement, which document shall be added to the related Mortgage File and shall, for all purposes, be considered a part of such Mortgage File to the same extent as all other documents and instruments constituting a part thereof.

            Notwithstanding the foregoing paragraphs of this Subsection or any other provision of this Agreement, the Company shall not be deemed to be in default, breach or any other violation of its obligations hereunder by reason of any assumption of a Mortgage Loan by operation of law or any assumption which the Company may be restricted by law from preventing, for any reason whatsoever. For purposes of this Subsection 11.19, the term "assumption" is deemed to also include a sale of the Mortgaged Property subject to the Mortgage that is not accompanied by an assumption or substitution of liability agreement.

            Subsection 11.20  Satisfaction of Mortgages and Release of Mortgage
                              Files.

            Upon the payment in full of any Mortgage Loan, or the receipt by the Company of a notification that payment in full will be escrowed in a manner customary for such purposes, the Company will immediately notify the Purchaser by a certification of a servicing officer of the Company (a "Servicing Officer"), which certification shall include a statement to the effect that all amounts received or to be received in connection with such payment which are required to be deposited in the Custodial Account pursuant to Subsection 11.04 have been or will be so deposited, and shall request execution of any document necessary to satisfy the Mortgage Loan and delivery to it of the portion of the Mortgage File held by the Purchaser or the Purchaser's designee. Upon receipt of such certification and request, the Purchaser, shall promptly release the related mortgage documents to the Company and the Company shall prepare and process any satisfaction or release. No expense incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to the Custodial Account or the Purchaser.

            In the event the Company satisfies or releases a Mortgage without having obtained payment in full of the indebtedness secured by the Mortgage or should it otherwise prejudice any right the Purchaser may have under the mortgage instruments, the Company, upon written demand, shall remit to the Purchaser the then outstanding principal balance of the related Mortgage Loan by deposit thereof in the Custodial Account. The Company shall maintain the fidelity bond insuring the Company against any loss it may sustain with respect to any Mortgage Loan not satisfied in accordance with the procedures set forth herein.

            From time to time and as appropriate for the interim servicing or foreclosure of any Mortgage Loan, including for this purpose collection under any Primary Mortgage Insurance Policy, the Purchaser shall, upon request of the Company and delivery to the Purchaser of a servicing receipt signed by a Servicing Officer, release the requested portion of the related Mortgage File held by the Purchaser to the Company. Such servicing receipt shall obligate the Company to return the related Mortgage documents to the Purchaser when the need therefor by the Company no longer exists, unless the Mortgage Loan has been liquidated and the Liquidation Proceeds relating to the Mortgage Loan have been deposited in the Custodial Account or the Mortgage File or such document has been delivered to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially, and the Company has delivered to the Purchaser a certificate of a Servicing Officer certifying as to the name and address of the Person to which such Mortgage File or such document was delivered and the purpose or purposes of such delivery. Upon receipt of a certificate of a Servicing Officer stating that such Mortgage Loan was liquidated, the servicing receipt shall be released by the Purchaser to the Company.

            Subsection 11.21  Servicing Compensation.

            As compensation for its services hereunder, the Company shall be entitled to receive on the Mortgage Loans the amounts provided for as the Company's Interim Servicing Fee and Ancillary Income. Ancillary Income shall be retained by the Company to the extent not required to be deposited in the Custodial Account. The Company shall be required to pay all expenses incurred by it in connection with its servicing activities hereunder and shall not be entitled to reimbursement therefor except as specifically provided for.

            Subsection 11.22  Notification of Adjustments.

            On each Adjustment Date, the Company shall make interest rate adjustments for each Mortgage Loan in compliance with the requirements of the related Mortgage and Mortgage Note. The Company shall execute and deliver the notices required by each Mortgage and Mortgage Note regarding interest rate adjustments. The Company also shall provide timely notification to the Purchaser of all applicable data and information regarding such interest rate adjustments and the Company's methods of implementing such interest rate adjustments. Upon the discovery by the Company or the Purchaser that the Company has failed to adjust a Mortgage Interest Rate or a Monthly Payment pursuant to the terms of the related Mortgage Note and Mortgage, the Company shall immediately deposit in the Custodial Account from its own funds the amount of any interest loss caused thereby without reimbursement therefor.

            Subsection 11.23  Access to Certain Documentation.

            The Company shall provide to any federal or state banking or insurance regulatory authority that may exercise authority over the Purchaser access to the documentation regarding the Mortgage Loans interim serviced by the Company required by applicable laws and regulations. Such access shall be afforded without charge, but only upon reasonable request and during normal business hours at the offices of the Company.

            Subsection 11.24 Reports and Returns to be Filed by the Company.

            The Company shall file information reports with respect to the receipt of mortgage interest received in a trade or business, reports of foreclosures and abandonments of any Mortgaged Property and information returns relating to cancellation of indebtedness income with respect to any Mortgaged Property as required by Sections 6050H, 6050J and 6050P of the Code. Such reports shall be in form and substance sufficient to meet the reporting requirements imposed by such Sections 6050H, 6050J and 6050P of the Code.

            Subsection 11.25 Compliance with REMIC Provisions.

            If a REMIC election has been made with respect to the arrangement under which the Mortgage Loans and REO Property are held, the Company shall not take any action, cause the REMIC to take any action or fail to take (or fail to cause to be taken) any action that, under the REMIC Provisions, if taken or not taken, as the case may be, could (i) endanger the status of the REMIC as a REMIC or (ii) result in the imposition of a tax upon the REMIC (including but not limited to the tax on "prohibited transactions" as defined in Section 860F(a)(2) of the Code and the tax on "contributions" to a REMIC set forth in Section 860G(d) of the Code) unless the Company has received an Opinion of Counsel (at the expense of the party seeking to take such action) to the effect that the contemplated action will not endanger such REMIC status or result in the imposition of any such tax.

                                    EXHIBIT 6

                                   [RESERVED]

                                    EXHIBIT 7

                         SERVICING TRANSFER INSTRUCTIONS

                                    EXHIBIT 8

            FORM OF ASSIGNMENT, ASSUMPTION AND RECOGNITION AGREEMENT

            This Assignment, Assumption and Recognition Agreement (the "Agreement") is made and entered into as of [___________], 200[_] (the "Closing Date"), among [__________________________], a [__________] corporation, having an address at [___________________] (the "Assignor"),
[_____________________________], a [___________________] corporation, having an address at [_________________________________] (the "Assignee"), and
[__________________], a [___________] corporation, having an address at
[_________________] (the "Company"). Any capitalized term used and not otherwise defined herein shall have the meaning assigned to such term in the Purchase Agreement (as defined below).

            In consideration of the mutual promises and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Assignment and Assumption. Except as expressly provided for herein, the Assignor hereby grants, transfers and assigns to the Assignee (a) all of its right, title and interest as "Purchaser" in, to and under that certain Mortgage Loan Purchase and Interim Servicing Agreement dated as of [_______________], 200[__] and duly executed by the Company and [ ] ("Purchaser") (the "Purchase Agreement") attached hereto as Exhibit A, only with respect to the Mortgage Loans, and (b) all of its right, title and interest in and to each of the mortgage loans identified in Exhibit B hereto (the "Mortgage Loans"). Notwithstanding anything to the contrary contained herein, the Assignor is not assigning to the Assignee any of its right, title and interest as "Purchaser" in, to and under the Purchase Agreement with respect to any other mortgage loan other than those set forth on Exhibit B and furthermore, the Assignor is not assigning to the Assignee, but instead is expressly reserving for the Servicing Rights Owner's exclusive right and benefit only, the following:

      a) any of the Servicing Rights relating to the Mortgage Loans, as the term "Servicing Rights" is defined in the Purchase Agreement and further described herein;

      b) all rights and benefits accorded the Servicing Rights Owner under the Purchase Agreement;

      Except as is otherwise expressly provided herein, the Assignor makes no representations, warranties or covenants to the Assignee and the Assignee acknowledges that the Assignor has no obligations to the Assignee under the terms of the Purchase Agreement, or otherwise relating to the transaction contemplated herein (including, but not limited to, any obligation to repurchase any of the Mortgage Loans or to indemnify the Assignee), and that all such obligations are assumed by the Company.

      The Assignor acknowledges and agrees that upon execution of this Agreement, [____________] shall become the "Purchaser" under the Purchase Agreement, and all representations, warranties and covenants by the "Company" to the "Purchaser" under such Purchase Agreement including, but not limited to, the rights to require repurchase of any Mortgage Loan and to receive indemnification, shall accrue to Assignee by virtue of this Agreement.

2. Consideration. In consideration for the sale of the Mortgage Loans to the Assignee, the Assignee agrees to pay to the Assignor the amount referenced in that certain trade confirmation dated as of [____________], 200[__] (the "Confirmation"), and duly executed by the Assignor and the Assignee (the "Purchase Price"). The Assignee shall pay the Purchase Price to the Assignor by wire transfer of immediately available funds to the account designated by the Assignor on or before the Closing Date, as defined in this Confirmation.

3. Servicing of the Mortgage Loans. [From and after the related Servicing Transfer Date, the Servicing Rights Owner shall service the Mortgage Loans for the Assignee in accordance with that certain Servicing Agreement dated as of [________________] , by and between the Servicing Rights Owner and the Assignee (the "Servicing Agreement").] Prior to the related Servicing Transfer Date, the Company shall service the Mortgage Loans on an interim basis on behalf of the Assignee and the Servicing Rights Owner in accordance with the Purchase Agreement. The address of the "Purchaser" set forth in Section 16 of the Purchase Agreement shall be changed to read as follows:

                        [___________________]
                        [___________________]
                        [___________________]
                        Attention: [___________]

      The wire transfer instructions for distributions to the Assignee on each Distribution Date shall be as follows:

                        Bank:
                        ABA Routing Number:
                        For Credit to:
                        Attn:

4.    Status of Purchase Agreement. The Assignor represents and warrants that
      (a) the Purchase Agreement attached hereto as Exhibit A is a true, complete and accurate copy of the Purchase Agreement, (b) the Purchase Agreement with respect to each of the Mortgage Loans is in full force and effect as of the date hereof, (c) the Purchase Agreement has not been amended or modified in any respect, (d) there has been no waiver or modification or any agreement to waive or modify any provision, nor has any notice of termination been given, under the Purchase Agreement, (e) the Assignor is not in default, and has received no notice of default, under the Purchase Agreement, and, to the best of the Assignor's knowledge, the Company is not in default under the Purchase Agreement, and
      (f) to the best of the Assignor's knowledge, there are no offsets, claims or defenses available to the Company with respect to the Purchase Agreement or Mortgage Loans.

5. Covenants, Representations and Warranties of the Assignor. The Assignor represents and warrants to, and covenants with, the Assignee that:

      a. The Assignor is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and has all requisite corporate power and authority to acquire, own and sell the Mortgage Loans;

      b. The Assignor has full corporate power and authority to execute, deliver and perform under this Agreement, and to consummate the transactions set forth herein. The execution, delivery and performance of the Assignor of this Agreement, and the consummation by it of the transactions contemplated hereby, have been duly authorized by all necessary corporate action of the Assignor. This Agreement has been fully executed and delivered by the Assignor and constitutes the valid and legally binding obligation of the Assignor enforceable against the Assignor in accordance with its respective terms, subject to the effect of bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights and to the application of equitable principles in any proceeding, whether at law or in equity;

      c. No material consent, approval, order or authorization of, or declaration, filing or registration with, any governmental entity is required to be obtained or made by the Assignor in connection with the execution, delivery or performance by the Assignor of this Agreement, or the consummation by it of the transactions contemplated hereby;

      d. There is no action, suit, proceeding, investigation or litigation pending or, to the Assignor's knowledge, threatened, which either in any instance or in the aggregate, if determined adversely to the Assignor, would adversely affect the sale of the Mortgage Loans to the Assignee, the execution, delivery or enforceability of this Agreement, or the Assignor's ability to perform its obligations under this Agreement;

      e. Immediately prior to payment of the Purchase Price for the Mortgage Loans, the Assignor is the lawful owner of the Mortgage Loans with the full right to transfer the Mortgage Loans free from any and all claims and encumbrances whatsoever.

      f. The Assignor shall use its reasonable commercial efforts to cause to be delivered to the Assignee all of the Mortgage Loan Documents in accordance with Section 6.03 of the Purchase Agreement.

      g. Each of the terms and conditions set forth in the Purchase Agreement which are required to be satisfied on or before the Closing Date by the Assignor in order for the Assignor to acquire title to the Mortgage Loans has been satisfied unless waived by the prejudiced party(ies).

      h. The Assignor shall deliver to the Assignee on or before the Closing Date the following documents:

                 (1) a fully executed Agreement and Purchase Agreement; and

                 (2) the Mortgage Loan Schedule;

6. Covenants, Representations and Warranties of the Company. The Company represents and warrants to, and covenants with, the Assignee that:

      a. The representations and warranties made by the Company under Subsection 7.01 and Subsection 7.02 of the Purchase Agreement are true and correct in all material respects as of the related Closing Date and no event has occurred which, with notice or the passage of time, would constitute a default under the Purchase Agreement.

      b. The Company acknowledges and agrees that upon execution of this Agreement, [___________] shall become the "Purchaser" under the Purchase Agreement but not the Servicing Rights Owner, and all representations, warranties and covenants by the Company as the "Seller" thereunder, including, but not limited to, the representations, warranties and covenants to repurchase any Mortgage Loan and to indemnify the "Purchaser", shall accrue to [__________] by virtue of this Agreement.

7. Covenants, Representations and Warranties of Assignee. The Assignee agrees to be bound, as "Purchaser", by all of the terms, covenants and conditions of the Agreement and the Mortgage Loans, and from and after the date hereof, the Assignee assumes for the benefit of each of the Company and the Assignor all of the Assignor's obligations as "Purchaser" thereunder, with respect to the Mortgage Loans (except for any obligations relating to the Servicing Rights);

8. Governing Law. This Agreement shall be construed in accordance with the laws of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with the laws of [________________], except to the extent preempted by federal law.

9. Conflict with Purchase Agreement. To the extent there is any conflict between the terms of the Purchase Agreement and this Agreement, the latter shall be controlling, notwithstanding anything to the contrary contained in the Purchase Agreement.

10. Capitalized Terms. All capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Purchase Agreement.

11. Counterparts. This Agreement may be executed in any number of counterparts. Each counterpart shall be deemed to be an original and all such counterparts shall constitute one and the same instrument.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.

[Assignor_______________________]         [Assignee ______________________]
the Assignor                               the Assignee

BY:_____________________________          BY:____________________________

ITS:______________________________        ITS:____________________________

[Company_______________________]
the Company

BY:_____________________________

ITS:_____________________________

                                    EXHIBIT 9

                        COMPANY'S UNDERWRITING GUIDELINES

                                   EXHIBIT 10

                            FORM OF POWER OF ATTORNEY

KNOW ALL MEN BY THESE PRESENTS:

      WHEREAS, pursuant to the terms of the Mortgage Loan Purchase and Interim Servicing Agreement dated as of ________, 200_ (the "Agreement"), between __________ ("Company") and [ ] ("Purchaser"), Company is selling certain mortgage loans (the "Mortgage Loans") to Purchaser;

      AND WHEREAS, Company is providing this Limited Power of Attorney pursuant to the Agreement;

      NOW, THEREFORE, ______ does hereby make, constitute and appoint Purchaser, Company's true and lawful agent and attorney-in-fact with respect to each Mortgage Loan in Company's name, place and stead: (i) to complete (to the extent necessary) and to cause to be submitted for filing or recording in the appropriate public filing or recording offices, all assignments of mortgage, deeds of trust or similar documents, assignments or reassignments of rents, leases and profits, in each case in favor of Purchaser, and all Form UCC-2 or UCC-3 assignments of financing statements and all other comparable instruments or documents with respect to the Mortgage Loans which are customarily and reasonably necessary or appropriate to assign agreements, documents and instruments pertaining to the Mortgage Loans, and to evidence, provide notice of and perfect such assignments and conveyances in favor of Purchaser in the public records of the appropriate filing and recording offices; (ii) to file or record in the appropriate public filing or recording offices, all other Mortgage Loan documents to be recorded under the terms of the Agreement or any such Mortgage Loan which have not been submitted for filing or recordation by Company on or before the date hereof or which have been so submitted but are subsequently lost or returned unrecorded or unfiled as a result of actual or purported defects therein, in order to evidence, provide notice of and perfect such documents in the public records of the appropriate filing and recording offices; and (iii) to do and perform all acts in connection with the servicing, administration and management of the Mortgage Loans, including but not limited to:

(1) execute and deliver customary consents or waivers and other instruments and documents,

(2) consent to transfers of any Mortgaged Property and assumptions of the Mortgage Notes and related Mortgages,

(3)   collect any insurance proceeds and other liquidation proceeds,

(4) effectuate foreclosure or other conversion of the ownership of the Mortgaged Property securing any Mortgage Loan,

(5) execute and deliver any and all instruments of satisfaction or cancellation or of partial or full release or discharge and all other comparable instruments, with respect to the Mortgage Loans, and with respect to the Mortgaged Properties, and

(6) execute all documents customarily and reasonably necessary and appropriate for the transfer post-foreclosure of the previously Mortgaged Properties to third parties, and then to collect the sales proceeds from that transfer.

      The enumeration of particular powers herein is not intended in any way to limit the grant to Purchaser as Company's attorney-in-fact of full power and authority with respect to the Mortgage Loans to complete (to the extent necessary), file and record any documents, instruments or other writings referred to above as fully, to all intents and purposes, as Company might or could do if personally present, hereby ratifying and confirming whatsoever such attorney-in-fact shall and may do by virtue hereof; and Company agrees and represents to those dealing with such attorney-in-fact that they may rely upon this Limited Power of Attorney until termination thereof under the provisions of
Article III below. Any and all third parties dealing with Purchaser as Company's attorney-in-fact may rely completely, unconditionally and conclusively on the authority of Purchaser, as applicable, and need not make any inquiry about whether Purchaser is acting pursuant to the Agreement. Any purchaser, title insurance company or other third party may rely upon a written statement by Purchaser that any particular Mortgage Loan or related mortgaged real property in question is subject to and included under this Limited Power of Attorney and the Agreement.

      Any act or thing lawfully done hereunder by Purchaser shall be binding on Company and Company's successors and assigns.

      This Limited Power of Attorney shall continue in full force and effect until the earliest occurrence of any of the following events:

      (i) the transfer by Purchaser of its servicing obligations under the Agreement to another servicer;

      (ii) with respect to any Mortgage Loan, such Mortgage Loan is no longer a part of the Agreement; and

      (iii) the termination of the Agreement in accordance with its terms.

      Nothing herein shall be deemed to amend or modify the Agreement or the respective rights, duties or obligations of Company under the Agreement, and nothing herein shall constitute a waiver of any rights or remedies thereunder.

      Capitalized terms used but not defined herein have the respective meanings assigned thereto in the Agreement.

      IN WITNESS WHEREOF, Company has caused this instrument to be executed and its corporate seal to be affixed hereto by its officer duly authorized as of _____ ___, 200_.

                                       _______________________________________

                                       By:____________________________________
                                       Name: _________________________________
                                       Title:_________________________________

                               ACKNOWLEDGEMENT

STATE OF_______________)
                        )  ss:
COUNTY OF ____________  )

      On this ___ day of __________, 200__, before me appeared _______________________, to me personally known, who, being by me duly sworn did say that he/she is the _____________________ of _____________, and that the seal affixed to the foregoing instrument is the corporate seal of said corporation, and that said instrument was signed and sealed in behalf of said corporation by authority of its board of directors, and said ____________ acknowledged said instrument to be the free act and deed of said corporation.

                                       Name:__________________________________
                                             Notary  Public  in  and  for  said
                                             County and State

My Commission Expires:

___________________

                                  EXHIBIT 11

                          NEW JERSEY LOAN STIPULATIONS

Goldman will purchase the following loans subject to the New Jersey Home Ownership Act of 2002 ("Act"), predicated upon the acceptance of the below outlined stipulations:

Home Loans

Purchase Money

Rate-term refinances

Cash-out refinances

Junior Liens

Rate-term refinances

Cash-out refinances

Stipulations:

-- No Mortgage Loan is a `high cost home loan', `home improvement loan', `manufactured home loan', or junior lien `covered loan' as defined under the Act.

-- `Covered' Rate-term refinances and `Covered' Cash-out refinances do not comprise more than 5% of the pool, in the aggregate.

-- The points and fees threshold calculations under the Act include yield-spread premiums.

-- All loans originated under the Act will be subject to up to 100% due diligence subject to the 20% due diligence maximum.

-- Mortgage Loan files must contain tangible net benefit and high-cost worksheets.

-- Seller will make the Representation that all Mortgage Loans subject to New Jersey's `flipping' prohibition, as defined under the Act, are in compliance with the `reasonable, tangible net benefit' standard, as defined under the Act.

                                                                  EXECUTION COPY
                                                                  --------------


                ASSIGNMENT, ASSUMPTION AND RECOGNITION AGREEMENT

            This Assignment, Assumption and Recognition Agreement ("Agreement") is made and entered into as of November 24, 2004, among Goldman Sachs Mortgage Company, a New York limited partnership, having an address at 85 Broad Street, New York, NY 10004 (the "Assignor"), GS Mortgage Securities Corp., a Delaware corporation, having an address at 85 Broad Street, New York, NY 10004 (the "Assignee"), and First National Bank of Nevada, a national banking association, having an address at 6275 Neil Road, Reno, Nevada 89511 (the "Company"). Any capitalized term used and not otherwise defined herein shall have the meaning assigned to such term in the Purchase Agreement (as defined below).

            In consideration of the mutual promises and agreements contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

1. Assignment and Assumption. Except as expressly provided for herein, the Assignor hereby grants, transfers and assigns to the Assignee (a) all of its right, title and interest as "Purchaser" in, to and under that certain Master Mortgage Loan Purchase and Interim Servicing Agreement, dated as of March 24, 2004, (the "Purchase Agreement") and duly executed by the Company and the Assignor, as purchaser (in such capacity the "Purchaser") attached hereto as Exhibit A, only with respect to the Mortgage Loans (as defined below), and (b) all of its right, title and interest in and to each of the mortgage loans identified in Exhibit B hereto (the "Mortgage Loans"). Notwithstanding anything to the contrary contained herein, the Assignor is not assigning to the Assignee any of its right, title and interest as "Purchaser" in, to and under the Purchase Agreement with respect to any other mortgage loan other than those set forth on Exhibit B and furthermore, the Assignor is not assigning to the Assignee, but instead is expressly reserving for the Servicing Rights Owner's exclusive right and benefit only, the following:

      a) any of the Servicing Rights relating to the Mortgage Loans, as the term "Servicing Rights" is defined in the Purchase Agreement and further described herein; and

      b) all rights and benefits accorded the Servicing Rights Owner under the Purchase Agreement.

      Except as is otherwise expressly provided herein, the Assignor makes no representations, warranties or covenants to the Assignee and the Assignee acknowledges that the Assignor has no obligations to the Assignee under the terms of the Purchase Agreement, or otherwise relating to the transaction contemplated herein (including, but not limited to, any obligation to repurchase any of the Mortgage Loans or to indemnify the Assignee), and that all such obligations are assumed by the Company.

      The Assignor acknowledges and agrees that upon execution of this Agreement, the Assignee shall become the "Purchaser" under the Purchase Agreement, and all representations, warranties and covenants by the "Company" to the "Purchaser" under such Purchase Agreement including, but not limited to, the rights to require repurchase of any Mortgage Loan and to receive indemnification, shall accrue to Assignee by virtue of this Agreement.

      The Assignee hereby assumes all of the Assignor's obligations under the Mortgage Loans, and the Purchase Agreement and the solely insofar as such obligations relate to the Mortgage Loans.

2. Consideration. For and in consideration of good and valuable consideration the receipt and sufficiency of which hereby are acknowledged, and of the mutual covenants herein contained, the parties hereto hereby agree as set forth herein.

3. Recognition of the Company. From and after the date hereof, the Company shall and does hereby recognize that the Assignee will transfer the Mortgage Loans and assign its rights under the Purchase Agreement (solely to the extent set forth herein) and this Agreement to Deutsche Bank National Trust Company, as trustee (including its successors in interest and any successor trustees under the Pooling Agreement, the "Trustee") for GSAA Home Equity Trust 2004-10 (the "Trust") created pursuant to a Pooling and Servicing Agreement, dated as of November 1, 2004 (the "Pooling Agreement"), among the Assignee, Countrywide Home Loans Servicing LP, as servicer (including its successors in interest and any successor servicer of the Mortgage Loans under the Pooling Agreement, the "Servicer"), the Trustee and Ameriquest Mortgage Company, as responsible party. The Company hereby acknowledges and agrees that from and after the date hereof (i) the Trust will be the owner of the Mortgage Loans and the Servicer will be the servicer of the Mortgage Loans pursuant to the terms set forth in the Pooling Agreement, (ii) the Company shall look solely to the Trust for performance of any obligations of the Assignor insofar as they relate to the enforcement of the representations, warranties and covenants with respect to the Mortgage Loans, (iii) the Trust (including the Trustee and the Servicer acting on the Trust's behalf), the Assignee and the Assignor shall have all the rights and remedies available to the Assignor, insofar as they relate to the Mortgage Loans, under the Purchase Agreement, including, without limitation, the enforcement of the document delivery requirements set forth in Subsection 6.03 of the Purchase Agreement, and shall be entitled to enforce all of the obligations of the Company thereunder insofar as they relate to the Mortgage Loans, and (iv) all references to the Purchaser (insofar as they relate to the rights, title and interest and, with respect to obligations of the Purchaser, only insofar as they relate to the enforcement of the representations, warranties and covenants of the Company) under the Purchase Agreement insofar as they relate to the Mortgage Loans, shall be deemed to refer to the Trust (including the Trustee and the Servicer acting on the Trust's behalf). Neither the Company nor the Assignor shall amend or agree to amend, modify, waiver, or otherwise alter any of the terms or provisions of the Purchase Agreement which amendment, modification, waive or other alteration would in any way affect the Mortgage Loans or the Company's performance under the Purchase Agreement with respect to the Mortgage Loans without the prior written consent of the Trustee.

4.    Status of Purchase Agreement. The Assignor represents and warrants that
      (a) the Purchase Agreement attached hereto as Exhibit A is a true, complete and accurate copy of the Purchase Agreement, (b) the Purchase Agreement with respect to each of the Mortgage Loans is in full force and effect as of the date hereof, (c) the Purchase Agreement has not been amended or modified in any respect, (d) there has been no waiver or modification or any agreement to waive or modify any provision, nor has any notice of termination been given, under the Purchase Agreement, (e) the Assignor is not in default, and has received no notice of default, under the Purchase Agreement, and, to the best of the Assignor's knowledge, the Company is not in default under the Purchase Agreement, and
      (f) to the best of the Assignor's knowledge, there are no offsets, claims or defenses available to the Company with respect to the Purchase Agreement or Mortgage Loans.

5. Covenants, Representations and Warranties of the Assignor. The Assignor warrants and represents to the Assignee and the Trust as of date hereof that:

      a. With respect to the Mortgage Loans, at origination, the requirements of any federal, state or local law including, without limitation, usury, truth-in-lending, real estate settlement procedures, equal credit opportunity and disclosure laws applicable to the Mortgage Loan have been complied with, including, but not limited to, all applicable anti-predatory and abusive lending laws;

      b. With respect to the Mortgage Loans, at origination, none of the Mortgage Loans are categorized as "High Cost" or "Covered" pursuant to Appendix E of the Standard & Poor's Glossary;

      c. Except for approximately 5.67% of the First Nevada Mortgage Loans by Stated Principal Balance as of the Cut-off Date that were 30 to 59 days delinquent, to the Assignor's knowledge, no event has occurred from and after the applicable Closing Date with respect to any Mortgage Loan set forth in such Purchase Agreement to the date hereof that would render any of the representations and warranties relating to such Mortgage Loan set forth in Subsection 7.02 of the Purchase Agreement to be untrue in any material respect as of the date hereof as if made on the date hereof;

      d. No event has occurred since the Original Sale Date which would cause there to be a valid offset, right of rescission, defense or counterclaim of any obligor under any Mortgage Note or Mortgage, including the obligation of the Mortgagor to pay the unpaid principal of or interest on such Mortgage Note, and any applicable right of rescission has expired, or that would render either the Mortgage Note or the Mortgage unenforceable, in whole or in part, or subject to any right of rescission, set-off, recoupment, counterclaim or defense, including, without limitation, the defense of usury, and no such right of rescission, set-off, recoupment, counterclaim or defense has been asserted with respect thereto. No Mortgage Loan is subject to any pending bankruptcy, insolvency, reorganization or moratorium;

      e. There are no mechanics' liens or similar liens or claims for work, labor or material affecting any Mortgaged Property which have been filed (and no rights are outstanding that under law could give rise to such liens), which are or may be a lien prior to, or equal with, the lien of such Mortgage, except those which are insured against by the title insurance policy referred to in Section 7.02, paragraph (ix) of the Purchase Agreement;

      f. There is no damage to any Mortgaged Property. There is no proceeding pending for the total or partial condemnation of the Mortgaged Property. GSMC has not received notification that any such proceedings are scheduled to commence at a future date;

      g. There are no defaults by GSMC or any servicer acting on its behalf in complying with the terms of the Mortgage, and all taxes, governmental assessments, insurance premiums, water, sewer and municipal charges, leasehold payments or ground rents or other outstanding charges affecting the Mortgaged Property which previously became due and owing have been paid, or escrow funds have been established in an amount sufficient to pay for every such escrowed item which remains unpaid and which has been assessed but is not yet due and payable. There exist no deficiencies with respect to escrow deposits and payments, if such are required, for which customary arrangements for repayment thereof have not been made, and no escrow deficits or payments of other charges or payments due to GSMC or any servicer acting on its behalf have been capitalized under the Mortgage or the applicable Mortgage Note; and

      h. In the event the Repurchase Price paid by the Company to repurchase a Mortgage Loan is less than the sum of (i) the unpaid principal balance of such Mortgage Loan as of the date of repurchase, (ii) interest on such unpaid principal balance of such Mortgage Loan at the Mortgage Interest Rate from the last date through which interest has been paid to the date of such repurchase, (iii) all unreimbursed servicing advances and (iv) all expenses incurred in respect of a breach or defect, including, without limitation, (A) expenses arising out of enforcement of the Company's repurchase obligation, to the extent not included in clause (iii), and (B) any costs and damages incurred by the Assignee in connection with any violation by such Mortgage Loan of any predatory lending law or abusive lending law, the Assignor shall remit to the Assignee the amount of such shortfall.

6. Remedies for Breach of Representations and Warranties of the Assignor. The Assignor hereby acknowledges and agrees that in the event of any breach of the representations and warranties made by the Assignor set forth in
      Section 5 hereof that materially and adversely affects the value of the Mortgage Loans or the interest of the Assignee or the Trust therein, within 60 days of the earlier of either discovery by or notice to the Assignor of such breach of a representation or warranty, the Assignor shall cure or repurchase the applicable Mortgage Loan. Any such cure or repurchase of a Mortgage Loan shall be done in accordance with the provisions of Subsection 7.03 of the Purchase Agreement (but without regard to the 10-year time limitation set forth therein). In the event that the Company's obligations with respect to its representations and warranties relating to the Mortgage Loans terminate pursuant to the 10-year time limitation set forth in Subsection 7.03 of the Purchase Agreement, the Assignor shall assume the repurchase obligations of the Company for breaches of representations and warranties relating to the Mortgage Loans in the same manner as set forth in the Purchase Agreement. Notwithstanding anything to the contrary contained herein or in the Purchase Agreement, it is understood and agreed that the obligation of Assignor set forth in this Section 6 to repurchase a Mortgage Loan in breach of a representation or warranty shall constitute the sole remedy of the Assignee, the Trust or any other Person with respect to such breach.

7. Covenants, Representations and Warranties of the Company. The Company represents and warrants to, and covenants with, the Assignee that:

      a. The Company is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation;

      b. The Company has full power and authority to execute, deliver and perform its obligations under this Agreement, and has full power and authority to perform its obligations under the Purchase Agreement. The execution by the Company of this Agreement is in the ordinary course of the Company's business and will not conflict with, or result in a breach of, any of the terms, conditions or provisions of the Company's charter or bylaws or any legal restriction, or any material agreement or instrument to which the Company is now a party or by which it is bound, or result in the violation of any law, rule, regulation, order, judgment or decree to which the Company or its property is subject. The execution, delivery and performance by the Company of this Agreement have been duly authorized by all necessary corporate action on part of the Company. This Agreement has been duly executed and delivered by the Company, and, upon the due authorization, execution and delivery by the Assignor and the Assignee, will constitute the valid and legally binding obligation of the Company, enforceable against the Company in accordance with its terms except as enforceability may be limited by bankruptcy, reorganization, insolvency, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and by general principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law;

      c. No consent, approval, order or authorization of, or declaration, filing or registration with, any governmental entity is required to be obtained or made by the Company in connection with the execution, delivery or performance by the Company of this Agreement;

      d. There is no action, suit, proceeding or investigation pending or threatened against the Company, before any court, administrative agency or other tribunal, which would draw into question the validity of this Agreement or the Purchase Agreement, or which, either in any one instance or in the aggregate, would result in any material adverse change in the ability of the Company to perform its obligations under this Agreement or the Purchase Agreement, and the Company is solvent;

      e. The representations and warranties made by the Company under Subsection
      7.01 are true and correct in all material respects as of the date hereof and the representations and warranties made by the Company under Subsection 7.02 of the Purchase Agreement are true and correct in all material respects as of the related Closing Date and no event has occurred which, with notice or the passage of time, would constitute a default under the Purchase Agreement;

      f. The Company acknowledges and agrees that upon execution of this Agreement, the Assignee shall become the "Purchaser" under the Purchase Agreement, and all representations, warranties and covenants by the Company as the "Seller" thereunder, including, but not limited to, the representations, warranties and covenants to repurchase any Mortgage Loan and to indemnify the "Purchaser", shall accrue to the Assignee by virtue of this Agreement; and

      g. The Company hereby acknowledges and agrees that the remedies available to the Assignor, the Assignee and the Trust (including the Trustee and the Servicer acting on the Trust's behalf) shall be as set forth in the Purchase Agreement as if they were set forth herein (including without limitation the repurchase and indemnity obligations set forth therein).

8. Covenants, Representations and Warranties of Assignee. The Assignee agrees to be bound, as "Purchaser", by all of the terms, covenants and conditions of the Agreement and the Mortgage Loans, and from and after the date hereof, the Assignee assumes for the benefit of each of the Company and the Assignor all of the Assignor's obligations as "Purchaser" thereunder, with respect to the Mortgage Loans.

9. Governing Law. This Agreement shall be construed in accordance with the laws of the state of New York, without regard to conflicts of law principles, and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

10. Conflict with Purchase Agreement. To the extent there is any conflict between the terms of the Purchase Agreement and this Agreement, the latter shall be controlling, notwithstanding anything to the contrary contained in the Purchase Agreement.

11. Counterparts. This Agreement may be executed in any number of counterparts. Each counterpart shall be deemed to be an original and all such counterparts shall constitute one and the same instrument.

12. No Waiver. No term or provision of this Agreement may be waived or modified unless such waiver or modification is in writing and signed by the party against whom such waiver or modification is sought to be enforced, with the prior written consent of the Trustee.

13. Successors and Assigns. This Agreement shall inure to the benefit of (i) the parties hereto and the successors and assigns of the parties hereto and (ii) the Trust (including the Trustee and the Servicer acting on the Trust's behalf). Any entity into which the Assignor, Assignee or Company may be merged or consolidated shall, without the requirement for any further writing, be deemed Assignor, Assignee or Company, respectively, hereunder.

14. Survival. Each of this Agreement and the Purchase Agreement shall survive the conveyance of the Mortgage Loans and the assignment of the Purchase Agreement (to the extent assigned hereunder) by the Assignor to the Assignee and by the Assignee to the Trust and nothing contained herein shall supersede or amend the terms of the Purchase Agreement.

                            [SIGNATURE PAGE FOLLOWS]

            IN WITNESS WHEREOF, the parties hereto have executed this Agreement on the date first above written.

                                          GS MORTGAGE SECURITIES CORP.
                                          the Assignee



                                          BY:___________________________________


                                          ITS:__________________________________

                                          GOLDMAN SACHS MORTGAGE
                                          COMPANY,
                                          a New York limited partnership
                                          the Assignor

                                          By:  Goldman Sachs Real Estate
                                          Funding Corp., a New York corporation,
                                          as general partner



                                          BY:___________________________________


                                          ITS:__________________________________

                                          FIRST NATIONAL BANK OF NEVADA
                                          the Company



                                          BY:___________________________________


                                          ITS:__________________________________